FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-259741-04

BANK 2022-BNK44

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,026,241,849

(Approximate Total Mortgage Pool Balance)

$866,468,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Wells Fargo Bank, National Association

Bank of America, National Association

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2022-BNK44

November 3, 2022

MORGAN STANLEY	BofA SECURITIES	WELLS FARGO SECURITIES
Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager

Academy Securities, Inc.		Drexel Hamilton
Co-Manager		Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-259741) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$14,500,000	30.000%	(7)	2.74	1 – 59	20.4%	35.9%
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	$82,100,000	30.000%	(7)	4.93	59 – 60	20.4%	35.9%
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$23,200,000	30.000%	(7)	7.28	60 – 112	20.4%	35.9%
Class A-4(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	20.4%	35.9%
Class A-5(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	20.4%	35.9%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$682,450,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	AA-sf/AAA(sf)/NR	$141,365,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/AAA(sf)/Aa1(sf)	$97,493,000(8)	20.000%	(7)(8)	9.90	119 – 120	17.9%	41.0%
Class B(8)	AA-sf/AA(sf)/NR	$43,872,000(8)	15.500%	(7)(8)	9.98	120 – 120	16.9%	43.3%
Class C(8)	A-sf/A-(sf)/NR	$42,653,000(8)	11.125%	(7)(8)	9.98	120 – 120	16.1%	45.6%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/BBB-(sf)/NR	$42,653,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BBsf/BB-(sf)/NR	$21,936,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	Bsf/B-(sf)/NR	$9,750,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR	$34,122,756(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB(sf)/NR	$25,592,000	8.500%	(7)	9.98	120 – 120	15.6%	46.9%
Class E	BBB-sf/BBB-(sf)/NR	$17,061,000	6.750%	(7)	9.98	120 – 120	15.3%	47.8%
Class F	BBsf/BB-(sf)/NR	$21,936,000	4.500%	(7)	9.98	120 – 120	15.0%	49.0%
Class G	Bsf/B-(sf)/NR	$9,750,000	3.500%	(7)	9.98	120 – 120	14.8%	49.5%
Class H	NR/NR/NR	$34,122,756	0.000%	(7)	9.98	120 – 120	14.3%	51.3%

Non-Offered Eligible Vertical Interest(12)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
RR Interest	NR/NR/NR	$51,312,092.43	N/A	(13)	9.23	1 – 120	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Non-Retained Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate or principal balance of all the principal balance certificates, and the denominator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “RR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the sum of the aggregate initial certificate or principal balance of all the principal balance certificates (other than the RR Interest).

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage, and the denominator of which is the aggregate initial certificate or principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.

(9)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $562,650,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component. In the event that the Class A-5 trust component is issued with an initial certificate balance of $562,650,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.

Trust Components	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 – $250,000,000	N/A – 9.57	N/A / 112 – 117
Class A-5	$312,650,000 – $562,650,000	9.72 – 9.84	112 – 119 / 117 – 119

(10)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S and Class B trust components. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

Issue Characteristics

Offered Certificates:	$866,468,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 18 principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and National Cooperative Bank, N.A.
Rating Agencies:	Fitch, KBRA and Moody’s
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	KeyBank National Association and National Cooperative Bank, N.A.
Certificate Administrator/Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	LD III Sub X, LLC or an affiliate thereof
Risk Retention Consultation Party:	Morgan Stanley Mortgage Capital Holdings LLC
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Morgan Stanley Mortgage Capital Holdings LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2022 (or, in the case of any mortgage loan that has its first due date after November 2022, the date that would have been its due date in November 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of November 7, 2022
Expected Closing Date:	November 22, 2022
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in December 2022.
Rated Final Distribution Date:	The distribution date in November 2055
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2022-BN44<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:

The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates (other than the Class V and Class R Certificates), referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-2 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1, Class A-2 and Class A-SB certificates, the Class A-4 and Class A-5 trust components and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F, Class G and Class H certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”
Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (9) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%
Class A-S	$97,493,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$43,872,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$42,653,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursement of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (a) with respect to KeyBank National Association, the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $3,500, and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $1,000 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) to such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of Non-Retained Certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1,  Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and (2) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium. All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Concord Mills, Millennium Boston Retail, Pacific View and Tanger Outlets Columbus. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). There will be no servicing shift mortgage loans related to the trust as of the Closing Date.

Non-Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Constitution Center, One Campus Martius and High Street. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.”  Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement.  Servicing of each non-serviced whole loan will generally

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

Directing Certificateholder/Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class F certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2022-BNK44 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party or the holder of the majority of the RR Interest, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint each initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK 2022-BNK44 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. For avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a Borrower Party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Structural Overview

mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	15	17	$488,898,991	47.6%
Wells Fargo Bank, National Association	12	27	$273,150,000	26.6%
Bank of America, National Association	7	9	$208,388,866	20.3%
National Cooperative Bank, N.A.(2)	22	22	$55,803,992	5.4%
Total:	56	75	$1,026,241,849	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,026,241,849
Number of Mortgage Loans:	56
Average Cut-off Date Balance per Mortgage Loan:	$18,325,747
Number of Mortgaged Properties:	75
Average Cut-off Date Balance per Mortgaged Property:	$13,683,225
Weighted Average Mortgage Rate:	5.7681%
% of Pool Secured by 5 Largest Mortgage Loans:	31.1%
% of Pool Secured by 10 Largest Mortgage Loans:	51.7%
% of Pool Secured by ARD Loans(3):	0.0%
Weighted Average Original Term to Maturity (months)(3):	115
Weighted Average Remaining Term to Maturity (months)(3):	113
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	12.3%
% of Pool Secured by Refinance Loans:	74.9%
% of Pool Secured by Acquisition Loans:	21.0%
% of Pool Secured by Recapitalization Loans:	4.1%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	37.1%
% of Pool with Subordinate Debt(4):	5.8%
% of Pool with Mezzanine Mortgage Debt:	0.0%

Credit Statistics(5)(6)

Weighted Average UW NOI DSCR:	2.37x
Weighted Average UW NOI Debt Yield:	14.3%
Weighted Average UW NCF DSCR:	2.25x
Weighted Average UW NCF Debt Yield:	13.5%
Weighted Average Cut-off Date LTV Ratio(7):	51.3%
Weighted Average Maturity Date LTV Ratio(3)(7):	49.5%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(8):	367
Weighted Average Remaining Amortization Term (months)(8):	366
% of Pool Interest Only through Maturity:	64.6%
% of Pool Amortizing Balloon:	21.5%
% of Pool Interest Only, Amortizing Balloon:	13.9%

Lockboxes

% of Pool with Hard Lockboxes:	70.9%
% of Pool with Springing Lockboxes:	16.0%
% of Pool with Soft Lockboxes:	7.6%
% of Pool with No Lockboxes:	5.4%

Reserves

% of Pool Requiring Tax Reserves:	52.8%
% of Pool Requiring Insurance Reserves:	26.6%
% of Pool Requiring Replacement Reserves:	65.2%
% of Pool Requiring TI/LC Reserves(9):	80.7%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	71.7%
% of Pool with lockout period, followed by greater of a prepayment premium and yield maintenance until open period:	7.9%
% of Pool with lockout period, then the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	5.8%
% of Pool with no lockout period, then greater of a prepayment premium and yield maintenance followed by prepayment premium until open period:	5.4%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	5.3%
% of Pool with lockout period, then the greater of a prepayment premium and yield maintenance, followed by defeasance until open period:	3.9%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to November 2022.

(2)	Nineteen (19) of the twenty-two (22) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(4)	Eighteen (18) of the mortgage loans, each of which is secured by a residential cooperative property, currently have subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(5)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(6)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(7)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(8)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(9)	Excludes multifamily, self storage, manufactured housing, and hospitality properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Concord Mills	Concord	NC	Retail	$100,000,000	9.7%	1,318,651	$178.21	2.02x	16.0%	39.8%	34.3%
2	MSMCH	Constitution Center	Washington	DC	Office	$60,000,000	5.8%	1,410,049	$282.26	4.30x	14.1%	43.5%	43.5%
3	MSMCH	Millennium Boston Retail	Boston	MA	Retail	$59,954,991	5.8%	272,652	$329.84	1.47x	11.7%	44.5%	38.3%
4	MSMCH	10 Java Street	Brooklyn	NY	Industrial	$50,000,000	4.9%	106,440	$469.75	1.47x	8.4%	41.7%	41.7%
5	MSMCH	Crossways Shopping Center	Chesapeake	VA	Retail	$49,500,000	4.8%	355,669	$139.17	1.42x	10.5%	65.1%	60.6%
6	MSMCH	Allendale Corporate Center	Allendale	NJ	Industrial	$44,000,000	4.3%	377,748	$116.48	1.41x	9.0%	62.9%	62.9%
7	MSMCH	Colonial Commons	Harrisburg	PA	Retail	$44,000,000	4.3%	410,432	$107.20	1.64x	10.7%	66.7%	66.7%
8	MSMCH	Pacific View	Ventura	CA	Retail	$42,000,000	4.1%	577,762	$124.62	2.17x	15.4%	42.7%	37.3%
9	MSMCH	One Campus Martius	Detroit	MI	Office	$41,000,000	4.0%	1,356,325	$160.73	1.74x	11.5%	60.1%	60.1%
10	WFB	Sabre Headquarters	Southlake	TX	Office	$40,000,000	3.9%	265,942	$150.41	1.56x	12.1%	51.7%	51.7%
		Total/Wtd. Avg.				$530,454,991	51.7%			1.98x	12.4%	50.1%	47.5%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA	Concord Mills	$100,000,000	$135,000,000	$235,000,000	BANK 2022-BNK44	Wells Fargo	KeyBank	BANK 2022-BNK44	2.02x	16.0%	39.8%
2	MSMCH	Constitution Center	$60,000,000	$338,000,000	$398,000,000	MSC 2022-L8	Midland	LNR	(2)	4.30x	14.1%	43.5%
3	MSMCH	Millennium Boston Retail	$59,954,991	$29,977,495	$89,932,486	BANK 2022-BNK44	Wells Fargo	KeyBank	BANK 2022-BNK44	1.47x	11.7%	44.5%
8	MSMCH	Pacific View	$42,000,000	$30,000,000	$72,000,000	BANK 2022-BNK44	Wells Fargo	KeyBank	BANK 2022-BNK44	2.17x	15.4%	42.7%
9	MSMCH	One Campus Martius	$41,000,000	$177,000,000	$218,000,000	BMARK 2022-B36	Midland	Midland	BMARK 2022-B36	1.74x	11.5%	60.1%
12	WFB	Tanger Outlets Columbus	$39,050,000	$31,950,000	$71,000,000	BANK 2022-BNK44	Wells Fargo	KeyBank	BANK 2022-BNK44	1.90x	13.1%	58.5%
13	WFB	High Street	$38,395,000	$100,000,000	$138,395,000	BANK 2022-BNK43	Wells Fargo	Greystone	BANK 2022-BNK43	1.61x	8.8%	71.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

(2)	The initial directing holder will be the holders of the related B notes collectively until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(2)	Whole Loan UW NOI Debt Yield(2)	Whole Loan Cut-off Date LTV(2)
2	MSMCH	Constitution Center	$60,000,000	$282.26	$52,000,000	4.30x	14.1%	43.5%	3.68x	12.5%	49.2%

(1)	In addition, eighteen (18) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($82,100,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	MSMCH	10 Java Street	NY	Industrial	$50,000,000	4.9%	$50,000,000	60.9%	106,440	$469.75	1.47x	8.4%	41.7%	41.7%	59	59
14	WFB	ExchangeRight 59	Various	Various	$36,000,000	3.5%	$36,000,000	43.8%	256,336	$140.44	2.25x	13.1%	40.8%	40.8%	60	60
		Total/Wtd. Avg.			$86,000,000	8.4%	$86,000,000	104.8%			1.80x	10.4%	41.3%	41.3%	59	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
1	BANA	Concord Mills	Concord	NC	Retail	$100,000,000	9.7%	1,318,651	$178.21	2.02x	16.0%	39.8%	34.3%	WFRBS 2012-C10, WFRBS 2013-C11
3	MSMCH	Millennium Boston Retail	Boston	MA	Retail	$59,954,991	5.8%	272,652	$329.84	1.47x	11.7%	44.5%	38.3%	MSBAM 2013-C7
4	MSMCH	10 Java Street	Brooklyn	NY	Industrial	$50,000,000	4.9%	106,440	$469.75	1.47x	8.4%	41.7%	41.7%	CCUBS 2017-C1
5	MSMCH	Crossways Shopping Center	Chesapeake	VA	Retail	$49,500,000	4.8%	355,669	$139.17	1.42x	10.5%	65.1%	60.6%	UBSBB 2012-C3
6	MSMCH	Allendale Corporate Center	Allendale	NJ	Industrial	$44,000,000	4.3%	377,748	$116.48	1.41x	9.0%	62.9%	62.9%	MSBAM 2014-C19
9	MSMCH	One Campus Martius	Detroit	MI	Office	$41,000,000	4.0%	1,356,325	$160.73	1.74x	11.5%	60.1%	60.1%	JPMBB 2015-C28
13	WFB	High Street	Phoenix	AZ	Mixed Use	$38,395,000	3.7%	630,083	$219.65	1.61x	8.8%	71.5%	71.5%	TRTX 2018-FL1
15	BANA	Traverse City Hotel Portfolio	Traverse City	MI	Hospitality	$23,500,000	2.3%	204	$115,196.08	1.93x	16.0%	55.6%	55.6%	COMM 2014-CR16
19	WFB	Gateway I Office	Chula Vista	CA	Office	$19,160,000	1.9%	100,618	$190.42	2.34x	15.3%	46.1%	46.1%	MSBAM 2013-C11
21	MSMCH	535 Springfield Ave	Summit	NJ	Office	$18,100,000	1.8%	43,657	$414.60	1.75x	9.2%	66.3%	66.3%	COMM 2012-CR1
22	WFB	Rooney Ranch	Oro Valley	AZ	Retail	$18,070,000	1.8%	134,358	$134.49	1.58x	11.3%	65.0%	60.4%	WFCM 2012-LC5
24	BANA	US Storage Center – Montrose, CA	Montrose	CA	Self Storage	$16,000,000	1.6%	55,057	$290.61	1.97x	10.4%	48.4%	48.4%	WFCM 2015-NXS2
26	WFB	Del Ray II MHP	Longview	WA	Manufactured Housing	$13,000,000	1.3%	114	$114,035.09	1.16x	8.2%	59.6%	55.7%	FNA 2019-M7
27	WFB	Old Barn Self Storage	Grass Valley	CA	Self Storage	$12,000,000	1.2%	71,261	$168.40	1.70x	9.4%	60.0%	60.0%	BANK 2017-BNK9
31	NCB	Harway Terrace, Inc.	Brooklyn	NY	Multifamily	$7,992,221	0.8%	360	$22,200.61	10.31x	71.1%	6.2%	5.2%	WFCM 2016-LC25
32	WFB	National Self Storage - ELP	Various	TX	Self Storage	$7,475,000	0.7%	128,515	$58.16	2.05x	14.0%	51.9%	51.9%	CD 2016-CD1
34	NCB	230 Garth Road Owners, Inc.	Scarsdale	NY	Multifamily	$6,991,005	0.7%	344	$20,322.69	13.63x	77.6%	7.0%	6.3%	WFCM 2015-C29
35	NCB	1523 Central Park Avenue Owners, Inc.	Yonkers	NY	Multifamily	$6,796,352	0.7%	134	$50,719.04	6.07x	35.1%	23.8%	21.6%	WFRBS 2013-C13
40	NCB	Capitol House Tenants Corp.	East Rockaway	NY	Multifamily	$2,698,757	0.3%	86	$31,380.90	8.63x	52.7%	13.2%	12.1%	WFRBS 2014-C19
45	NCB	Fountain Gardens Owners Corp.	Bronx	NY	Multifamily	$1,749,127	0.2%	57	$30,686.44	9.57x	56.8%	10.5%	9.5%	WFRBS 2013-C13
		Total				$536,382,453	52.3%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

(2)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	23	$438,027,491	42.7%	5.9445%	1.83x	13.0%	51.8%	48.5%
Anchored	6	$222,243,991	21.7%	5.8007%	1.60x	11.1%	59.5%	56.4%
Super Regional Mall	1	$100,000,000	9.7%	6.5480%	2.02x	16.0%	39.8%	34.3%
Regional Mall	1	$42,000,000	4.1%	5.2900%	2.17x	15.4%	42.7%	37.3%
Outlet	1	$39,050,000	3.8%	6.2515%	1.90x	13.1%	58.5%	58.5%
Single Tenant	14	$34,733,500	3.4%	5.5730%	2.25x	13.1%	40.8%	40.8%
Office	11	$223,451,500	21.8%	5.3260%	2.38x	12.2%	54.4%	53.9%
CBD	3	$105,775,000	10.3%	4.3381%	3.18x	12.9%	50.8%	50.8%
Suburban	6	$97,250,000	9.5%	6.2751%	1.53x	10.9%	60.2%	58.9%
Urban	1	$19,160,000	1.9%	5.9460%	2.34x	15.3%	46.1%	46.1%
Medical	1	$1,266,500	0.1%	5.5730%	2.25x	13.1%	40.8%	40.8%
Industrial	2	$94,000,000	9.2%	5.7706%	1.44x	8.7%	51.6%	51.6%
Special Purpose	1	$50,000,000	4.9%	5.5600%	1.47x	8.4%	41.7%	41.7%
Flex	1	$44,000,000	4.3%	6.0100%	1.41x	9.0%	62.9%	62.9%
Hospitality	6	$81,388,866	7.9%	6.6725%	2.16x	16.4%	55.2%	53.4%
Limited Service	5	$60,388,866	5.9%	6.8090%	2.05x	16.2%	59.1%	56.8%
Full Service	1	$21,000,000	2.0%	6.2800%	2.48x	17.1%	43.8%	43.8%
Mixed Use	4	$71,095,000	6.9%	5.4171%	1.66x	9.3%	62.2%	62.2%
Office/Retail/Multifamily	1	$38,395,000	3.7%	5.3520%	1.61x	8.8%	71.5%	71.5%
Office/Retail	2	$16,700,000	1.6%	5.8944%	1.79x	11.0%	52.2%	52.2%
Multifamily/Retail	1	$16,000,000	1.6%	5.0750%	1.64x	8.6%	50.5%	50.5%
Multifamily	22	$55,803,992	5.4%	5.1653%	7.89x	48.9%	10.9%	9.9%
Cooperative	22	$55,803,992	5.4%	5.1653%	7.89x	48.9%	10.9%	9.9%
Self Storage	5	$38,475,000	3.7%	5.6222%	1.96x	11.3%	51.3%	51.3%
Self Storage	5	$38,475,000	3.7%	5.6222%	1.96x	11.3%	51.3%	51.3%
Manufactured Housing	2	$24,000,000	2.3%	6.2616%	1.37x	9.6%	58.5%	56.4%
Manufactured Housing	2	$24,000,000	2.3%	6.2616%	1.37x	9.6%	58.5%	56.4%
Total/Wtd. Avg.	75	$1,026,241,849	100.0%	5.7681%	2.25x	14.3%	51.3%	49.5%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	25	$131,503,992	12.8%	5.2948%	4.26x	25.8%	30.1%	29.7%
California	7	$116,048,866	11.3%	5.7533%	1.98x	13.4%	49.6%	46.4%
California – Southern(2)	4	$94,048,866	9.2%	5.6772%	2.04x	14.0%	48.3%	44.4%
California – Northern(2)	3	$22,000,000	2.1%	6.0787%	1.74x	11.0%	55.4%	55.4%
North Carolina	2	$102,798,000	10.0%	6.5215%	2.03x	15.9%	39.8%	34.5%
Virginia	2	$89,500,000	8.7%	5.4012%	1.64x	10.7%	65.5%	63.1%
Michigan	4	$64,500,000	6.3%	6.4353%	1.81x	13.1%	58.5%	58.5%
New Jersey	2	$62,100,000	6.1%	5.6894%	1.51x	9.1%	63.9%	63.9%
Texas	6	$61,298,500	6.0%	6.8691%	1.70x	12.6%	51.5%	51.5%
District of Columbia	1	$60,000,000	5.8%	3.0494%	4.30x	14.1%	43.5%	43.5%
Massachusetts	1	$59,954,991	5.8%	6.3700%	1.47x	11.7%	44.5%	38.3%
Arizona	2	$56,465,000	5.5%	5.3590%	1.60x	9.6%	69.4%	67.9%
Pennsylvania	2	$46,708,500	4.6%	5.8339%	1.68x	10.8%	65.2%	65.2%
Ohio	2	$40,827,000	4.0%	6.2220%	1.92x	13.1%	57.7%	57.7%
Idaho	1	$21,000,000	2.0%	6.2800%	2.48x	17.1%	43.8%	43.8%
Nevada	1	$20,300,000	2.0%	5.9900%	1.27x	9.9%	67.0%	60.6%
Alaska	1	$20,000,000	1.9%	6.3830%	2.71x	19.7%	58.8%	58.8%
Kansas	3	$18,850,000	1.8%	6.1000%	1.51x	11.0%	65.0%	65.0%
Illinois	2	$18,598,500	1.8%	5.5730%	2.25x	13.1%	40.8%	40.8%
Washington	2	$17,775,000	1.7%	5.8823%	1.24x	8.6%	60.6%	57.7%
Utah	1	$11,000,000	1.1%	6.8000%	1.62x	11.3%	57.3%	57.3%
Georgia	1	$1,622,000	0.2%	5.5730%	2.25x	13.1%	40.8%	40.8%
Louisiana	2	$1,319,000	0.1%	5.5730%	2.25x	13.1%	40.8%	40.8%
Indiana	2	$1,311,000	0.1%	5.5730%	2.25x	13.1%	40.8%	40.8%
New Hampshire	1	$1,266,500	0.1%	5.5730%	2.25x	13.1%	40.8%	40.8%
Kentucky	1	$813,000	0.1%	5.5730%	2.25x	13.1%	40.8%	40.8%
Maryland	1	$682,000	0.1%	5.5730%	2.25x	13.1%	40.8%	40.8%
Total/Wtd. Avg.	75	$1,026,241,849	100.0%	5.7681%	2.25x	14.3%	51.3%	49.5%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
999,658 - 5,000,000	21	41,799,415	4.1
5,000,001 - 15,000,000	10	92,673,577	9.0
15,000,001 - 25,000,000	11	207,868,866	20.3
25,000,001 - 40,000,000	5	193,445,000	18.8
40,000,001 - 60,000,000	8	390,454,991	38.0
60,000,001 - 100,000,000	1	100,000,000	9.7
Total:	56	$1,026,241,849	100.0%
Min: $999,658	Max: $100,000,000 Avg: $18,325,747

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	25	131,503,992	12.8
California	7	116,048,866	11.3
California – Southern(2)	4	94,048,866	9.2
California – Northern(2)	3	22,000,000	2.1
North Carolina	2	102,798,000	10.0
Virginia	2	89,500,000	8.7
Michigan	4	64,500,000	6.3
New Jersey	2	62,100,000	6.1
Texas	6	61,298,500	6.0
District of Columbia	1	60,000,000	5.8
Massachusetts	1	59,954,991	5.8
Arizona	2	56,465,000	5.5
Pennsylvania	2	46,708,500	4.6
Ohio	2	40,827,000	4.0
Idaho	1	21,000,000	2.0
Nevada	1	20,300,000	2.0
Alaska	1	20,000,000	1.9
Kansas	3	18,850,000	1.8
Illinois	2	18,598,500	1.8
Washington	2	17,775,000	1.7
Utah	1	11,000,000	1.1
Georgia	1	1,622,000	0.2
Louisiana	2	1,319,000	0.1
Indiana	2	1,311,000	0.1
New Hampshire	1	1,266,500	0.1
Kentucky	1	813,000	0.1
Maryland	1	682,000	0.1
Total	75	$1,026,241,849	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	23	438,027,491	42.7
Anchored	6	222,243,991	21.7
Super Regional Mall	1	100,000,000	9.7
Regional Mall	1	42,000,000	4.1
Outlet	1	39,050,000	3.8
Single Tenant	14	34,733,500	3.4
Office	11	223,451,500	21.8
CBD	3	105,775,000	10.3
Suburban	6	97,250,000	9.5
Urban	1	19,160,000	1.9
Medical	1	1,266,500	0.1
Industrial	2	94,000,000	9.2
Special Purpose	1	50,000,000	4.9
Flex	1	44,000,000	4.3
Hospitality	6	81,388,866	7.9
Limited Service	5	60,388,866	5.9
Full Service	1	21,000,000	2.0
Mixed Use	4	71,095,000	6.9
Office/Retail/Multifamily	1	38,395,000	3.7
Office/Retail	2	16,700,000	1.6
Multifamily/Retail	1	16,000,000	1.6
Multifamily	22	55,803,992	5.4
Cooperative	22	55,803,992	5.4
Self Storage	5	38,475,000	3.7
Self Storage	5	38,475,000	3.7
Manufactured Housing	2	24,000,000	2.3
Manufactured Housing	2	24,000,000	2.3
Total.	75	$1,026,241,849	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.0494 - 4.9999	9	100,875,547	9.8
5.0000 - 5.4999	20	267,293,787	26.0
5.5000 - 6.2499	13	297,384,658	29.0
6.2500 - 7.1600	14	360,687,857	35.1
Total:	56	$1,026,241,849	100.0%
Min: 3.0494%	Max: 7.1600% Wtd Avg: 5.7681%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	86,000,000	8.4
120	54	940,241,849	91.6
Total:	56	$1,026,241,849	100.0%
Min: 60 mos.	Max: 120 mos. Wtd Avg: 115 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 60	2	86,000,000	8.4
112 - 119	43	718,622,849	70.0
120 - 120	11	221,619,000	21.6
Total:	56	$1,026,241,849	100.0%
Min: 59 mos.	Max: 120 mos. Wtd Avg: 113 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	662,474,000	64.6
360	19	343,384,764	33.5
480	6	20,383,084	2.0
Total:	56	$1,026,241,849	100.0%
Min: 360 mos.	Max: 480 mos. Wtd Avg: 367 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	662,474,000	64.6
357 - 360	19	343,384,764	33.5
361 - 479	6	20,383,084	2.0
Total:	56	$1,026,241,849	100.0%
Min: 357 mos.	Max: 479 mos. Wtd Avg: 366 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	15	488,898,991	47.6
WFB	12	273,150,000	26.6
BANA	7	208,388,866	20.3
NCB	22	55,803,992	5.4
Total:	56	$1,026,241,849	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	662,474,000	64.6
Amortizing Balloon	20	220,897,849	21.5
Interest Only, Amortizing Balloon	5	142,870,000	13.9
Total	56	1,026,241,84	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.5 - 10.0	13	33,212,840	3.2
10.1 - 20.0	8	15,794,800	1.5
20.1 - 40.0	3	109,796,352	10.7
40.1 - 50.0	9	313,814,991	30.6
50.1 - 60.0	11	199,744,000	19.5
60.1 - 71.5	12	353,878,866	34.5
Total:	56	$1,026,241,849	100.0%
Min: 3.5%	Max: 71.5%	Wtd Avg: 51.3%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.9 - 10.0	14	34,961,967	3.4
10.1 - 20.0	7	14,045,673	1.4
20.1 - 40.0	5	211,751,343	20.6
40.1 - 50.0	7	211,860,000	20.6
50.1 - 60.0	12	216,632,866	21.1
60.1 - 71.5	11	336,990,000	32.8
Total:	56	$1,026,241,849	100.0%
Min: 2.9%	Max: 71.5%	Wtd Avg: 49.5%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.16 - 1.49	9	265,418,857	25.9
1.50 - 1.74	9	239,315,000	23.3
1.75 - 1.99	6	147,369,000	14.4
2.00 - 2.24	4	159,175,000	15.5
2.25 - 2.44	2	55,160,000	5.4
2.45 - 13.63	26	159,803,992	15.6
Total:	56	$1,026,241,849	100.0%
Min: 1.16x	Max: 13.63x	Wtd Avg: 2.25x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.2 - 9.0	5	161,395,000	15.7
9.1 - 11.0	10	230,525,000	22.5
11.1 - 12.0	5	139,724,991	13.6
12.1 - 14.0	6	150,132,866	14.6
14.1 - 16.0	5	244,660,000	23.8
16.1 - 87.5	25	99,803,992	9.7
Total:	56	$1,026,241,849	100.0%
Min: 8.2%	Max: 87.5%	Wtd Avg: 14.3%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Super Regional Mall	Loan # 1	Cut-off Date Balance:	$100,000,000
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.8%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.0%

7
amc
CONCORD MILLS
SEA LIFE
AQUARIUM

amc

COACH
FACTORY

2

No Grease!
SIMON GUEST SERVICES

STARBUCKS COFFEE

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Super Regional Mall	Loan # 1	Cut-off Date Balance:	$100,000,000
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.8%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Super Regional Mall	Loan # 1	Cut-off Date Balance:	$100,000,000
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.8%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.0%

Kannapolis
Rowan-Cabarrus Community College
Davidson Hwy
Kannapolis Pkwy
North Concord
International Dr NW
Afton Ridge
Poplar Tent Rd
Weddington Rd
Cabarrus Country Club
Concord
Concord-Padgett Regional Airport
Highland Creek Golf Course
Christenbury Pkwy
Eastfield Rd
Prosperity Village Square
Ridge Rd
Highland Creek
Odell School Rd
Concord Mills Blvd
Pitts School Rd NW
Concord Pkwy
Prosperity Shopping Plaza
De Armon Rd
Mallard Creek Park
Concord Marketplace
Rocky River Golf Club at Concord
zMAX Dragway
The Dirt Track
Charlotte Motor Speedway
West Concord
Roberta Rd
MECKLENBURG COUNTY
Concord Mills
8201 Concord Mills Boulevard
Concord, NC 28027
Mallard Crossing Shopping Ctr.
Prosperity Church Road
Cochran Commons
Valspar Corp.
Tryon St
Morehead Rd
CABARRUS COUNTY
Cheshire Place
CHARLOTTE
PNC Music Pavilion
Harrisburg
West Sugar Creek
University Research Park
Fox Sports Studios
Wells Fargo Business Center
The Shoppes University Place
Jerry Richardson Stadium
Northeast Recr. Field Complex
University City Blvd
AMTRAK
Pepsi Bottling Ventures
Innovation Park
University Executive Park
Atrium Health Univ. City
University of North Carolina-Charlotte
AXA Corp. Office
Sugar Creek Rd
Belgate Shopping Center
Newell
Craig Lawing Frwy
Robinson Church Rd
Hickory Ridge Rd
Neal Rd
The Commons at Chancellor Park
Town Center Plaza
LYNX BLUE LINE
University City
Whispering Oaks
Baucom's Nursery Company
Brookdale Center
Charlotte-Douglas Intl. Airport 10 miles
Rocky River Rd
Sugar Creek Park & Recr. Center
Hidden Valley
Newell South
Reedy Creek Park
Old Concord Rd
Uptown Charlotte 4 miles
Asian Corner Mall
North Pointe Plaza
Plaza Rd Extension
Lowesville
Huntersville
Stanley
Mt. Holly
Gastonia
Belmont
Harrisburg
Midland
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Fort Mill
Weddington
Monroe
Rock Hill
Waxhaw

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – Concord Mills

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	A2/NR/BBB-			Location:	Concord, NC 28027
Original Balance(1):	$100,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$100,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	9.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1999 / 2016-2021
Borrower Sponsor:	SPG LP			Size:	1,318,651 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$178
Mortgage Rate:	6.5480%			Maturity Date Balance PSF(1):	$154
Note Date:	10/11/2022			Property Manager:	Simon Management Associates II, LLC
First Payment Date:	12/1/2022				(borrower-related)
Maturity Date:	11/1/2032
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$37,649,361
Seasoning:	0 months			UW NOI Debt Yield(1):	16.0%
Prepayment Provisions(2):	L(24),D(90),O(6)			UW NOI Debt Yield at Maturity(1):	18.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.02x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$36,944,377 (8/31/2022 TTM)
Additional Debt Balance(1):	$135,000,000			2nd Most Recent NOI:	$36,966,008 (12/31/2021)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(4):	$29,825,843 (12/31/2020)
Reserves(3)				Most Recent Occupancy(5):	94.7% (9/23/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	99.0% (12/31/2021)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(5):	97.5% (12/31/2020)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$591,000,000 (9/2/2022)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$448
TI/LC Reserve:	$0	$109,888	$2,637,302	Cut-off Date LTV Ratio(1):	39.8%
Outstanding TI/LC Reserve:	$835,000	$0	NAP	Maturity Date LTV Ratio(1):	34.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$235,000,000	99.1%	Loan Payoff:	$235,777,688	99.4%
Cash Equity Contribution:	$2,182,600	0.9%	Reserves:	$835,000	0.4%
			Closing Costs:	$569,911	0.2%
Total Sources:	$237,182,600	100.0%	Total Uses:	$237,182,600	100.0%

(1)	The Concord Mills Mortgage Loan (as defined below) is part of the Concord Mills Whole Loan (as defined below), which is evidenced by eight pari passu promissory notes with an aggregate principal balance of $235,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Concord Mills Whole Loan.

(2)	Defeasance of the Concord Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Concord Mills Whole Loan to be securitized and (b) December 1, 2025. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in November 2022.

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	The Concord Mills Property (as defined below) was closed between March 18, 2020 and May 9, 2020 due to COVID-19 restrictions.

(5)	As of September 23, 2022, the Concord Mills Property was 99.2% occupied inclusive of Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice. Historical occupancy is inclusive of RDP tenants.

The Mortgage Loan. The largest mortgage loan (the “Concord Mills Mortgage Loan”) is part of a whole loan (the “Concord Mills Whole Loan”) that is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $235,000,000 and secured by a first priority fee mortgage encumbering a 1,318,651 SF super regional mall located in Concord, North Carolina (the “Concord Mills Property”). The Concord Mills Whole Loan was co-originated by Bank of America, N.A. and DBR Investments Co. Limited. The Concord Mills Mortgage Loan is evidenced by the controlling Note A-1-1 and non-controlling Note A-1-3 with an aggregate original principal balance of $100,000,000 and each of the remaining notes is held by one of the co-originators and is expected to be contributed to one or more future securitization transactions. The Concord Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK44 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Super Regional Mall	Loan # 1	Cut-off Date Balance:	$100,000,000
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.8%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.0%

Concord Mills Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$85,000,000	$85,000,000	BANK 2022-BNK44	Yes
A-1-2	$40,000,000	$40,000,000	Bank of America, N.A.	No
A-1-3	$15,000,000	$15,000,000	BANK 2022-BNK44	No
A-1-4	$10,000,000	$10,000,000	Bank of America, N.A.	No
A-2-1	$30,000,000	$30,000,000	DBR Investments Co. Limited	No
A-2-2	$25,000,000	$25,000,000	Benchmark 2022-B37	No
A-2-3	$20,000,000	$20,000,000	DBR Investments Co. Limited	No
A-2-4	$10,000,000	$10,000,000	DBR Investments Co. Limited	No
Total	$235,000,000	$235,000,000

The Borrower and the Borrower Sponsor. The borrower is Mall At Concord Mills Limited Partnership, a Delaware limited partnership and single purpose entity with two independent directors. The borrower is a joint venture between Simon Property Group, L.P. (59.3%) and The KanAm Group (40.7%). The non-recourse carveout guarantor is Simon Property Group, L.P. Simon Property Group, L.P.’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($47,000,000) of the original principal amount of the Concord Mills Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnitor for the Concord Mills Whole Loan.

Simon Property Group, L.P. (“Simon”) is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moody’s:A3, S&P:A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of June 30, 2022, Simon owned or had an interest in 231 properties comprising 186 million SF in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of June 30, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of October 2022, Simon has an equity market capitalization of over $30.67 billion. Simon is also a borrower sponsor for the Tanger Outlets Columbus Mortgage Loan as described in the prospectus.

The KanAm Group (“KanAm”), with its main offices in Munich, Frankfurt and Atlanta, is one of Germany’s leading sponsors of international real estate funds. Since its founding in 1978, KanAm has initiated forty-four real estate funds and private placements for private and institutional investors, including 25 closed-end funds in the United States. KanAm currently owns interests in 178 properties worldwide, including six Mills centers (including the Concord Mills Property) managed by Simon Property Group. As of March 2022, KanAm managed approximately $12.2 billion in assets.

The Property. The Concord Mills Property is a 1,318,651 SF super regional mall located in Concord, North Carolina. The Concord Mills Property was constructed in 1999 by the Mills Corporation and was acquired by Simon in 2007 with Simon’s acquisition of the Mills Corporation. The borrower sponsor has spent approximately $35 million between 2016 and 2021 on interior and exterior renovations to modernize the Concord Mills Property. The remodel included the buildout of anchor spaces for Dick’s Sporting Goods (February 2021 lease start) and H&M (December 2016 lease start), the renovation of AMC Theatres’ space in 2017, and the development of four new restaurant pads now leased to Bonefish Grill, Chipotle Mexican Grill, Outback Steakhouse and BJ’s Restaurant & Brewhouse. Simon’s investment also included renovations to the mall space, enhancing building entrances, adding new landscaping, updating graphics, replacing flooring and ceilings, remodeling of the food court into a dining pavilion, adding a play area and updating lighting and FF&E. Additionally, the borrower sponsor is in the process of completing an approximate $2.6 million buildout of space for Primark, a new junior anchor tenant, that is expected to take delivery of its space in November 2022 and expected to take occupancy in the fourth quarter of 2023. We cannot assure you whether or when the buildout of Primark’s leased space will be completed or whether or when Primark will occupy its leased space and begin paying rent as expected or at all.

Historical occupancy at the Concord Mills Property has averaged 96.5%, over the last five years (2017-2021) and 97.8% over the last ten years (2012-2021). As of September 23, 2022, the Concord Mills Property was 94.7% occupied by a granular rent roll consisting of 152 unique tenants (99.2% occupied including 10 RDP tenants), with no single tenant occupying more than 10.2% of NRA or contributing more than 6.9% of underwritten rent. The 10 largest tenants at the Concord Mills Property account for less than 29% of the underwritten rent. The Concord Mills Property is home to many national brands including Bass Pro Shops Outdoor, Burlington, Dick’s Sporting Goods, Best Buy, Forever 21, H&M, Old Navy, Sun & Ski Sports and Books-A-Million, and several entertainment and dining options including AMC Theatres, Dave & Buster’s, Sea Life Centre, BJ’s Restaurant and Brewhouse and Outback Steakhouse. Concord Mills attracts visitors from more than a 100-mile radius, benefitting from its highway accessibility and close proximity to major attractions including Great Wolf Lodge Concord and Charlotte Motor Speedway.

Over the trailing-12 months ended August 31, 2022, the Concord Mills Property generated total sales of over $362 million, which is approximately 2.3% higher than 2021 sales and 31.1% higher than 2020 sales. Over the same time period, inline tenants (less than 10,000 SF) generated sales of approximately $507 PSF (occupancy cost of 11.9%).

The following table contains sales history for the Concord Mills Property:

Sales History(1)
	2017	2018	2019	2020(2)	2021	TTM August 2022
Gross Mall Sales	$344,619,844	$356,454,362	$335,204,427	$276,225,859	$354,048,116	$362,067,988
Sales PSF (Inline < 10,000 SF)	$392	$407	$426	$360	$493	$507
Occupancy Cost (Inline < 10,000 SF)	13.8%	13.5%	13.3%	15.3%	12.0%	11.9%

(1)	Information is as of August 31, 2022, as provided by the borrower sponsor, and only includes tenants reporting sales.

(2)	The Concord Mills Property was closed between March 18, 2020 and May 9, 2020 due to COVID-19 restrictions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Super Regional Mall	Loan # 1	Cut-off Date Balance:	$100,000,000
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.8%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.0%

The following table contains anchor and major tenant sales history at the Concord Mills Property:

Major Tenant Sales History(1)
Tenant	SF/Screens	2017 Sales PSF/Screen	2018 Sales PSF/Screen	2019 Sales PSF/Screen	2020 Sales PSF/Screen(2)	2021 Sales PSF/Screen	August 2022 TTM Sales PSF/Screen
Bass Pro Shops Outdoor	134,790	$290	$276	$275	$310	$323	$357
Burlington	100,498	$113	$120	$129	$105	$140	$110
AMC Theatres(3)	24	$440,164	$602,717	$605,274	$206,252	$293,223	$272,768
Dick’s Sporting Goods(4)	53,677	N/A	N/A	N/A	N/A	$190	$190
Dave & Buster’s	53,077	$234	$203	$176	$48	$148	$154
Sea Life Centre	36,140	$73	$82	$84	$50	$104	$101
Forever 21	29,367	$210	$222	$206	$138	$244	$211
H&M	23,025	$215	$185	$226	$185	$259	$283
The Children’s Place Outlet	22,805	$226	$231	$232	$182	$228	$208
Camille La Vie	22,197	$115	$123	$120	$114	$79	$114
Off Broadway Shoes	21,964	$187	$210	$218	$146	$210	$218
Old Navy	21,543	$336	$351	$326	$238	$328	$284
Sun & Ski Sports	21,468	$152	$150	$138	$123	$158	$155
Books-A-Million	20,469	$157	$156	$150	$121	$185	$188
Hanesbrands	17,150	$119	$124	$143	$132	$180	$156
Nike Clearance Store	16,200	$755	$709	$734	$593	$658	$607
The Finish Line	13,579	$342	$379	$411	$381	$536	$442
Shoe Dept. Encore	10,236	$224	$221	$214	$189	$262	$247

(1)	Information is as of August 31, 2022, as provided by the borrower sponsor.

(2)	The Concord Mills Property was closed between March 18, 2020 and May 9, 2020 due to COVID-19 restrictions.

(3)	Sales figures for AMC Theatres are based on 24 screens.

(4)	The lease for Dick’s Sporting Goods commenced in February 2021.

Major Tenants.

Bass Pro Shops Outdoor (134,790 SF, 10.2% of NRA, 3.9% of underwritten base rent). Bass Pro Shops Outdoor was founded in 1972 and is headquartered in Springfield, Missouri. Bass Pro Shops Outdoor is an outdoor equipment retailer that provides specialized gear and apparel for hunting, fishing, and camping. Bass Pro Shops Outdoor operates 177 stores across America and Canada that serve roughly 120 million sports enthusiasts annually and can draw customers from over 50 miles away. Bass Pro Shops Outdoor occupies 134,790 SF at the Concord Mills Property under a lease expiring on September 12, 2029, with four, five-year extension options remaining. Bass Pro Shops Outdoor has been at the Concord Mills Property since 1999 and has renewed its lease multiple times. Bass Pro Shops Outdoor is currently paying a base rent of $9.09 PSF through the end of its lease term. Bass Pro is also paying overage rent, currently equal to 1.5% of sales over a $45.0 million ($334 PSF) sales breakpoint. Bass Pro Shops Outdoor reported sales at the Concord Mills Property of $357 PSF for the trailing-12 months ended August 31, 2022. Reported sales PSF were $323, $310 and $275 for 2021, 2020 and 2019, respectively. The Bass Pro Shops Outdoor at the Concord Mills Property is the only Bass Pro Shops Outdoor store within a 50-mile radius.

Burlington (100,498 SF, 7.6% of NRA, 1.8% of underwritten base rent). Burlington (NYSE: BURL) is an off-price apparel and home product retailer that offers coats, apparel, shoes, baby clothing, furniture, travel gear, toys, and home decor items. Founded in 1924 as Burlington Coat Factory Warehouse Corporation, the company opened its first outlet store in 1972 in Burlington, New Jersey. As of November 2021, the company operated 832 stores in 45 states and Puerto Rico. Burlington is currently rated “BB+” by S&P. Burlington occupies 100,498 SF at the Concord Mills Property under a lease expiring on January 31, 2025, with one, five-year extension option remaining. Burlington has been at the Concord Mills Property since 1999 and has renewed its lease multiple times. The lease provides for a rental rate of $6.00 PSF, which increases to $6.50 PSF during the renewal term. Burlington reported sales at the Concord Mills Property of $110 PSF for the trailing-12 months ended August 31, 2022. Reported sales PSF were $140, $105 and $129 for 2021, 2020 and 2019, respectively.

AMC Theatres (83,732 SF (24 screens), 6.3% of NRA, 6.9% of underwritten base rent). AMC Theatres (NYSE: AMC) is one of the world’s largest theatrical exhibition companies and owns, partially owns, or operates approximately 950 theaters with over 10,500 screens worldwide, most of which are in megaplexes (more than 10 screens and stadium seating). AMC Theatres owns approximately 185 (3D enabled) IMAX screens and has around 55% IMAX market share, and more than 4,520 3D screens in the United States. AMC Theatres is currently rated “Caa2” by Moody’s and “CCC+” by S&P. AMC Theatres occupies 83,732 SF (24 screens) at the Concord Mills Property under a lease expiring on September 30, 2029, with three, five-year extension options remaining. AMC Theatres has been at the Concord Mills Property since 1999 and has renewed its lease multiple times. In 2017 and 2018, in conjunction with the broader renovation at the property, the borrower sponsor provided approximately $2.9 million to AMC Theatres to extensively remodel its space, including facility upgrades, new seats and upgraded concessions, with AMC subsequently extending its lease through 2029. The lease provides for a rental rate of $27.26 PSF, increasing to $29.57 PSF effective October 1, 2024. AMC Theatres reported sales at the Concord Mills Property of $272,768 per screen ($78 PSF) for the trailing-12 months ended August 31, 2022. Reported sales per screen were $293,223, $206,252 and $605,274 for 2021, 2020 and 2019, respectively. Reported sales PSF were $84, $59 and $173 for 2021, 2020 and 2019, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Super Regional Mall	Loan # 1	Cut-off Date Balance:	$100,000,000
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.8%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.0%

The following table presents certain information relating to the tenancy at the Concord Mills Property:

Tenant Summary(1)
							8/31/2022 TTM Sales
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Sales $	Sales PSF/ Screen	Occ Cost	Lease Expiration	Term. Option	Renewal Option
Anchor Tenants
Bass Pro Shops Outdoor	NR/NR/NR	134,790	10.2%	$1,271,073	3.9%	$9.43	$48,071,506	$357	2.6%	9/12/2029	N	4 x 5 yr
Burlington	NR/NR/BB+	100,498	7.6%	$602,988	1.8%	$6.00	$11,049,755	$110	5.5%	1/31/2025	N	1 x 5 yr
AMC Theatres	NR/Caa2/CCC+	83,732	6.3%	$2,282,635	6.9%	$27.26	$6,546,440	$272,768	34.9%	9/30/2029	N	3 x 5 yr
Dick’s Sporting Goods	NR/Baa3/BBB	53,677	4.1%	$912,509	2.8%	$17.00	$10,195,946	$190	8.9%	1/31/2032	N	3 x 5 yr
Dave & Buster’s	NR/NR/NR	53,077	4.0%	$1,342,848	4.1%	$25.30	$8,197,743	$154	16.4%	5/31/2026	N	2 x 5 yr
Anchor Tenants Subtotal/Wtd. Avg.		425,774	32.3%	$6,412,052	19.5%	$15.06

Jr. Anchor Tenants
Primark(4)	NR/NR/NR	41,238	3.1%	$948,474	2.9%	$23.00	NAV	NAV	NAV	7/31/2033	N	3 x 5 yr
Sea Life Centre	NR/NR/NR	36,140	2.7%	$281,377	0.9%	$7.79	$3,637,852	$101	7.7%	12/31/2029	N	3 x 5 yr
Best Buy	NR/A3/BBB+	35,807	2.7%	$375,974	1.1%	$10.50	NAV	NAV	NAV	1/31/2026	N	3 x 5 yr
Forever 21	NR/NR/NR	29,367	2.2%	$1,015,686	3.1%	$34.59	$6,193,205	$211	16.4%	1/31/2023	N	None
Alex Baby & Toys	NR/NR/NR	23,286	1.8%	$251,838	0.8%	$10.82	NAV	NAV	NAV	9/30/2025	N	None
H&M	NR/NR/BBB	23,025	1.7%	$586,654	1.8%	$25.48	$6,518,378	$283	9.0%	1/31/2027	N	2 x 5 yr
The Children’s Place Outlet	NR/NR/NR	22,805	1.7%	$592,390	1.8%	$25.98	$4,740,247	$208	12.5%	1/31/2023	N	None
Camille La Vie	NR/NR/NR	22,197	1.7%	$133,183	0.4%	$6.00	$2,538,449	$114	5.2%	9/30/2029	N	None
Off Broadway Shoes	NR/NR/NR	21,964	1.7%	$604,010	1.8%	$27.50	$4,783,540	$218	12.6%	3/31/2024	N	None
Old Navy	NR/Ba3/BB	21,543	1.6%	$799,892	2.4%	$37.13	$6,128,768	$284	13.1%	1/31/2027	N	None
Sun & Ski Sports	NR/NR/NR	21,468	1.6%	$458,342	1.4%	$21.35	$3,336,557	$155	13.7%	3/31/2025	N	None
Books-A-Million	NR/NR/NR	20,469	1.6%	$307,035	0.9%	$15.00	$3,850,424	$188	8.0%	1/31/2025	N	None
Jr. Anchor Tenants Subtotal/Wtd. Avg.		319,309	24.2%	$6,354,854	19.3%	$19.90

Other Tenants		504,237	38.2%	$20,099,673	61.2%	$39.86
Vacant Space		69,331	5.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,318,651	100.0%	$32,866,579	100.0%	$26.31(5)

(1)	Information is based on the underwritten rent roll dated September 23, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF includes overage and percent in lieu rent as of trailing twelve months ended August 2022 sales for certain tenants.

(4)	In June 2022, the borrower executed a 10-year lease with Primark to occupy 41,238 SF. Primark is expected to take possession of its space on or around November 1, 2022 (the “Projected Delivery Date”) with an anticipated opening date and rent commencement date in the fourth quarter of 2023. Primark is entitled to approximately $1.9 million of tenant allowances for the buildout of its space, which amount is currently outstanding and was not reserved at closing. We cannot assure you whether or when the buildout of Primark’s leased space will be completed or whether or when Primark will occupy its leased space and begin paying rent as expected or at all. Primark has the right to terminate its lease, effective 365 days after the Projected Delivery Date if for reasons other than tenant delays or force majeure, the space is not delivered by the Projected Delivery Date (which Projected Delivery Date may be postponed up to 60 days by the landlord).

(5)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Super Regional Mall	Loan # 1	Cut-off Date Balance:	$100,000,000
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.8%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.0%

The following table presents certain information relating to the lease rollover schedule at the Concord Mills Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent
MTM / 2022	5	11,652	$48.59	0.9%	0.9%	$566,190	1.7%	1.7%
2023	28	161,407	$34.29	12.2%	13.1%	$5,534,661	16.8%	18.6%
2024	31	129,533	$36.61	9.8%	22.9%	$4,742,116	14.4%	33.0%
2025	30	244,886	$22.33	18.6%	41.5%	$5,468,611	16.6%	49.6%
2026	19	167,565	$27.06	12.7%	54.2%	$4,535,017	13.8%	63.4%
2027	13	91,101	$36.34	6.9%	61.1%	$3,310,327	10.1%	73.5%
2028(4)	12	26,782	$44.19	2.0%	63.2%	$1,183,406	3.6%	77.1%
2029	8	284,590	$15.29	21.6%	84.7%	$4,351,179	13.2%	90.3%
2030	4	12,114	$34.93	0.9%	85.7%	$423,169	1.3%	91.6%
2031	2	11,124	$36.82	0.8%	86.5%	$409,626	1.2%	92.9%
2032	2	59,698	$19.83	4.5%	91.0%	$1,183,802	3.6%	96.5%
2033 & Beyond(5)	3	48,868	$23.71	3.7%	94.7%	$1,158,474	3.5%	100.0%
Vacant	0	69,331	$0.00	5.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	157	1,318,651	$26.31(6)	100.0%		$32,866,579	100.0%

(1)	Information is based on the underwritten rent roll dated September 23, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Total UW Rent Rolling and corresponding fields include overage and percent in lieu rent as of trailing twelve months ended August 2022 sales for certain tenants.

(4)	Includes Concord PD which leases 1,600 SF but has no associated rental income.

(5)	Includes spaces which have no SF associated but are paying expense reimbursements.

(6)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID Update. The Concord Mills Property was closed between March 18, 2020 and May 9, 2020 due to COVID-19 restrictions. The landlord agreed to defer base rent and other charges for certain months in 2020 and 2021 for AMC Theatres, the third largest tenant at the Concord Mills Property, resulting in a total deferred amount of $1,461,186. Commencing as of July 2021 and continuing through and including December 2023, AMC Theatres is required to pay $48,706 monthly in addition to its base rent and other charges due each month during such period.

The Market. The Concord Mills Property is located approximately 13.7 miles northeast of the Charlotte Central Business District in Concord, North Carolina. The Concord Mills Property benefits from its convenient location along I-85 and is located within 2 miles of I-485 which serves as Charlotte’s outer beltway. The accessibility was recently improved even further as the long anticipated fly-over interstate section was completed which provides an exit that leads directly into the Concord Mills Property. According to the appraisal, the estimated 2021 population of the Charlotte-Gastonia-Concord MSA was 2.71 million and has increased at an annual rate of 1.7% since 2010. The Concord Mills Property draws patronage from the local workforce and local residents, including the student and staff population of the University of North Carolina at Charlotte, as well as visitors to area attractions including the Charlotte Motor Speedway, which hosts more than 1.5 million spectators annually, and the Great Wolf Lodge Concord.

The Concord Mills Property is located in the Charlotte retail market and the Cabarrus County submarket. According to the appraisal, as of second quarter 2022, the Charlotte retail market contained 150,010,000 SF of inventory, had an overall vacancy rate of 3.4%, and an average asking rent of $22.61 PSF. The Cabarrus County submarket had an increase in supply of 275,000 SF from 2017 to 2021, and rental rates increased from $19.03 PSF in 2017 to $22.52 PSF in 2021. As of second quarter 2022, the Cabarrus County submarket contained 14,247,000 SF of retail supply, had an overall vacancy rate of 2.4%, and an average asking rent of $23.94 PSF.

Major employers in the area include Bank of America, Wells Fargo Company, Lowe’s, Honeywell International, Truist Financial, Duke Energy and Nucor. The estimated 2022 population within a 1-, 3- and 5-mile radius of the Concord Mills Property was 2,964, 46,239 and 149,463, respectively. The estimated 2022 average household income within the same radii was $82,086, $118,169 and $112,404, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Super Regional Mall	Loan # 1	Cut-off Date Balance:	$100,000,000
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.8%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.0%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Concord Mills Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Anchor	$7.00	10	10.0% mid-term
Junior Anchor	$20.00	10	10.0% mid-term
Major	$20.00	10	10.0% mid-term
Over 10,000 SF	$35.00	7	3.0% per annum
5,000 -9,999 SF	$25.00	7	3.0% per annum
2,500-4,999 SF	$30.00	7	3.0% per annum
1,000-2,499 SF	$55.00	7	3.0% per annum
Less than 1,000 SF	$72.50	7	3.0% per annum
Jewelry	$75.00	7	3.0% per annum
Food Court	$85.00	7	3.0% per annum

The following table presents information regarding certain competitive properties to the Concord Mills Property:

Competitive Property Summary(1)
	Concord Mills	Northlake Mall (NC)	Carolina Mall	SouthPark Mall (NC)	Charlotte Premium Outlets	Carolina Place
Year Built/ Renovated	1999 / 2016-2021	2005 / N/A	1972 / 2009	1970 / 2002	2014 / N/A	1991 / 2005
Total GLA (SF)	1,318,651(1)	1,071,000	550,000	1,688,480	398,676	1,159,000
Ownership	Simon Property Group (59.3%) / KanAm (40.7%)	N/A	Hull Property Group	Simon Property Group	Simon Property Group (50%) / Tanger (50%)	NYSCRF (50%) / Brookfield Property Partners (45%) / Private Owner (5%)
Distance to Property	N/A	8 miles	8 miles	16 miles	25 miles	28 miles
Occupancy %	94.7%(1)	88%	70%	99%	97%	91%
Inline Sales PSF(2)	$507	$545	$323	$870	$489	$612
Anchors	Bass Pro Shops Outdoor; Burlington; AMC Theatres; Dick’s Sporting Goods; Dave & Buster’s	Belk; AMC Theatres; Dillard’s; Macy’s	Belk; J.C. Penney; Staples	Apple; Belk; Dick’s Sporting Goods; Dillard’s; Macy’s	Saks Off 5th Ave	Belk; Dick’s Sporting Goods; Dillard’s; J.C. Penney

Source: Third party research report, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated September 23, 2022. The Concord Mills Property was 99.2% occupied including the RDP tenants.

(2)	Per third party research for the competitive properties, excluding Apple/Tesla as applicable. The Concord Mills Property sales information is based on borrower sponsor’s provided information for in-line tenants for TTM August 2022 and only includes tenants reporting sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Super Regional Mall	Loan # 1	Cut-off Date Balance:	$100,000,000
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.8%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Concord Mills Property:

Cash Flow Analysis
	2018	2019	2020(1)	2021	8/31/2022 TTM	UW	UW PSF
Base Rent(2)	$27,626,950	$27,682,808	$26,306,745	$26,919,594	$26,484,025	$27,904,115	$21.16
Contractual Rent Steps(3)	$0	$0	$0	$0	$0	$361,556	$0.27
Income from Vacant Units	$0	$0	$0	$0	$0	$3,517,083	$2.67
Overage Rent(4)	$647,616	$949,352	$551,333	$2,938,899	$3,494,181	$2,662,505	$2.02
Percent In Lieu(4)	$371,004	$511,527	$787,823	$1,848,114	$1,559,407	$1,938,402	$1.47
Expense Reimbursement	$13,627,306	$13,837,530	$12,837,149	$12,846,602	$13,423,673	$12,967,573	$9.83
Net Rental Income	$42,272,876	$42,981,217	$40,483,050	$44,553,209	$44,961,286	$49,351,235	$37.43
Temp / Specialty Leasing Income	$3,655,509	$3,620,149	$2,531,433	$3,651,586	$3,947,516	$3,452,917	$2.62
Other Income(5)	$1,042,803	$1,045,569	$762,381	$992,195	$975,353	$1,056,383	$0.80
(Vacancy & Credit Loss)	$61,917	($109,424)	($3,619,874)	($143,482)	($79,171)	($3,517,083)	($2.67)
Effective Gross Income	$47,033,105	$47,537,511	$40,156,990	$49,053,508	$49,804,984	$50,343,452	$38.18

Real Estate Taxes	$2,889,275	$2,937,658	$2,930,777	$2,968,493	$2,905,035	$2,932,540	$2.22
Insurance	$394,661	$391,579	$426,078	$432,643	$472,209	$515,457	$0.39
Other Operating Expenses	$8,600,330	$8,643,385	$6,974,292	$8,686,364	$9,483,363	$9,246,094	$7.01
Total Operating Expenses	$11,884,266	$11,972,622	$10,331,147	$12,087,500	$12,860,607	$12,694,091	$9.63

Net Operating Income	$35,148,839	$35,564,889	$29,825,843	$36,966,008	$36,944,377	$37,649,361	$28.55
Replacement Reserves	$0	$0	$0	$0	$0	$118,679	$0.09
TI/LC	$0	$0	$0	$0	$0	$1,318,651	$1.00
Net Cash Flow	$35,148,839	$35,564,889	$29,825,843	$36,966,008	$36,944,377	$36,212,031	$27.46

Occupancy %(6)	97.7%	97.1%	95.5%	95.2%	94.7%	93.0%
NOI DSCR(7)	1.96x	1.99x	1.66x	2.06x	2.06x	2.10x
NCF DSCR(7)	1.96x	1.99x	1.66x	2.06x	2.06x	2.02x
NOI Debt Yield(7)	15.0%	15.1%	12.7%	15.7%	15.7%	16.0%
NCF Debt Yield(7)	15.0%	15.1%	12.7%	15.7%	15.7%	15.4%

(1)	The Concord Mills Property was closed between March 18, 2020 and May 9, 2020 due to COVID-19 restrictions.

(2)	UW Base Rent is based on the underwritten rent roll dated September 23, 2022, with adjustments made for executed leases and tenants that have given notice to vacate. UW Base Rent includes income from tenants that have executed leases but have future rent commencement dates.

(3)	Contractual Rent Steps were taken through October 2023.

(4)	UW Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM August 2022 sales figures.

(5)	Other Income consists of ATM, cellular, media, storage, and sponsorship of local events.

(6)	Historical Occupancy excludes RDP tenants. TTM 8/31/2022 occupancy % represents occupancy as of September 23, 2022. The Concord Mills Property was 99.2% occupied including the RDP tenants.

(7)	Debt service coverage ratios and debt yields are based on the Concord Mills Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Control Event (as defined below), (ii) during a Lockbox Event Period (as defined below), or (iii) upon the borrower’s failure to provide the lender evidence of timely payment of taxes. In lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit for such amounts from a borrower affiliate approved by the lender.

Insurance – The borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Control Event, (ii) during a Lockbox Event Period, or (iii) upon the borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy. In lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit for such amounts from a borrower affiliate approved by the lender.

Replacement Reserve – During a (i) Control Event or (ii) Lockbox Event Period, the borrower is required to deposit monthly approximately $16,483 to a reserve for replacements to the Concord Mills Property. In lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit for such amounts from a borrower affiliate approved by the lender.

TI/LC Reserve – On each payment date, the borrower is required to deposit monthly approximately $109,888 for future tenant improvements and leasing commissions, subject to a cap of $2,637,302 (except such cap will not apply during a Lockbox Event Period). In lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit for such amounts from a borrower affiliate approved by the lender.

Outstanding TI/LC Reserve – The Concord Mills Whole Loan documents provide for an upfront reserve of $835,000 for outstanding landlord obligations. The borrower is permitted to provide a letter of credit or a guaranty for such amount from a borrower affiliate approved by the lender.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Super Regional Mall	Loan # 1	Cut-off Date Balance:	$100,000,000
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.8%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.0%

Lockbox and Cash Management. The Concord Mills Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Concord Mills Property are required to be deposited directly to the lockbox account and, so long as a Lockbox Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Lockbox Event Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Concord Mills Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for the Concord Mills Whole Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items.

A “Control Event” means if one or more of Simon Property Group, L.P. and Simon Property Group, Inc. does not own at least 51% of the direct or indirect interests in the borrower or does not control the borrower.

A “Lockbox Event Period” will occur during the existence of any of: (i) an event of default, (ii) a bankruptcy action of the borrower or manager (if the manager is an affiliate of the borrower), (iii) a Debt Yield Trigger Event (as defined below), or (iv) a Major Tenant Trigger Event (as defined below). A Lockbox Event Period will also continue if it has been triggered a total of five previous times during the loan term, or if triggered by a bankruptcy action of the borrower.

A “Debt Yield Trigger Event” will commence when, as of any date of determination, the debt yield based on the trailing four calendar quarter period immediately preceding such date of determination is less than 12.0% for two consecutive calendar quarters and will expire on the date that the debt yield is 12.0% or greater for two consecutive calendar quarters.

A “Major Tenant Trigger Event” will occur during the existence of any of: (i) a Major Tenant Bankruptcy Event (as defined below), (ii) a Major Tenant Operations Event (as defined below) or (iii) a Major Tenant Renewal Event (as defined below).

A “Major Tenant” means (i) Bass Pro Shops Outdoor, (ii) Burlington, (iii) AMC Theatres and/or (iv) any replacement tenant that occupies at least 50% of the square footage of the premises occupied by one or more of such tenants.

A “Major Tenant Bankruptcy Event” will commence upon a bankruptcy action of a Major Tenant and will expire on the date that the Major Tenant has assumed, and any applicable bankruptcy court has affirmed such assumption of, the Major Tenant lease, and such Major Tenant is in occupancy of its full space.

A “Major Tenant Operations Event” will commence upon the date on which a Major Tenant goes dark or vacates, on a permanent basis (or for more than 90 consecutive days with an intention to vacate permanently), its demised space at the Concord Mills Property; provided that none of the following will constitute a Major Tenant Operations Event: (a) a temporary closure in connection with a restoration or renovation, (b) any other temporary closure with a duration of less than 90 days, (c) a temporary closure in compliance with applicable law, regulations and/or governmental mandates, or (d) a temporary closure related to COVID mandated stay-at-home closures. A Major Tenant Operations Event will expire when the applicable Major Tenant continuously operates its business at the Concord Mills Property for a period of no less than thirty consecutive days during normal business hours and is paying full rent as is required under the Major Tenant lease.

A “Major Tenant Renewal Event” will commence upon the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing the Major Tenant lease in accordance with its terms, and (y) the date that is six months prior to the date of lease expiration, and will expire upon (a) the date on which the Major Tenant renews and/or extends its lease, (b) not less than 50% of the space demised by the Major Tenant lease has been leased to one or more new tenants, or (c) the applicable Major Tenant Threshold Amount (as defined below) has been deposited in the excess cash reserve account.

A “Major Tenant Threshold Amount” means with respect to (i) the space occupied by Bass Pro Shops Outdoor, the amount of $6,739,500, (ii) with respect to the space occupied by Burlington, the amount of $5,024,900 and (iii) with respect to the space occupied by AMC Theatres, the amount of $4,186,600.

Additional Secured Indebtedness (not including trade debts). In addition to the Concord Mills Mortgage Loan, the Concord Mills Property also secures the Concord Mills Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $135,000,000. The Concord Mills Serviced Pari Passu Companion Loans accrue interest at the same rate as the Concord Mills Mortgage Loan. The Concord Mills Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Concord Mills Serviced Pari Passu Companion Loans. The holders of the Concord Mills Mortgage Loan and the Concord Mills Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Concord Mills Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Concord Mills Whole Loan documents are satisfied, and if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrower will only be required to pay for terrorism insurance through such captive insurance company a maximum of two times the annual insurance premiums payable for the Concord Mills Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Downtown D.C.
White House
US Dept. of the Treasury
Smithsonian American Art Museum
Capital One Arena
National Building Museum
FBI Field House
Georgetown University Law Center
National Theatre
Thumford Arnold Building
Ford Theatre
Hotel Monaco
Terrell Place
Shakespeare Theatre Company
US Court of Military Appeals
DC Superior Court
Judiciary Center
CWA Bldg.
President's Park
J. Edgar Hoover FBI Bldg.
Centennial Building
The Lafayette at Penn Square
DC Court of Appeals
Judiciary Square
US Tax Court
Pennsylvania Ave NW
DC City Hall
The Residences at Market Square
METRO
The Ellipse
Ellipse Visitor Pavilion
US Dept. of Commerce
Ronald Reagan Bldg. and Intl. Trade Center
Superior Court of DC
DC Dept. of Moror Vehicles
Labor Department
Dept. of Justice
FEDERAL TRIANGLE
IRS
Natl. Records and Archives Administration
ARCHIVES-NAVY MEMORIAL
Embassy of Canada
US District Court
Federal Trade Commission
Constitution Ave NW
Museum of American History
Museum of Natural History
National Gallery
East Gallery
National Museum of African American History and Culture
BLUE, ORANGE, SILVER LINES
METRO YELLOW, GREEN LINES
Washington Monument
THE NATIONAL MALL
Capitol Reflecting Pool
Ulysses S. Grant Memorial
Sylvan Theater Stage
Freer Gallery of Art
Smithsonian
Smithsonian Associates Theatre
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
SMITHSONIAN
USDA Forest Service
Independence Ave SW
WASHINGTON D.C.
Agriculture Department
U. S. Department of Education
US Dept of Health & Human Services
Hancock Park
United States Holocaust Memorial Museum
Bureau of Engraving
Aerospace Center
Dept. of Homeland Security
AMTRAK
Holiday Inn
Food and Drug Administration
METRO BLUE, ORANGE, SILVER LINES
L'ENFANT PLAZA
FEDERAL CENTER SW
Intl. Spy Museum
Constitution Center
400 7th Street Southwest
Washington, District of Columbia 20024
Tidal Basin
Federal Communications Commission
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
ITC Building
NASA
Southwest Frwy
Vietnam Women's Memorial
Benjamin Banneker Park
Jefferson Memorial
FRANCIS CASE MEMORIAL BRIDGE
Ronald Reagan Washington Natl. Airport 3 miles
Jefferson Recreation Center
Town Square Towers
Potomac Place Tower
Culture House DC
Jefferson Jr. High School
Randall Jr. High School
Maine Ave SW
Southwest Duck Pond
Southwest Washington
Lansburgh Park
Capital Yacht Club
Arena Stage at the Mead Ctr. for American Theater
Wash. DC Office - Planning
Washington Channel
METRO GREEN LINE
WATERFRONT-SEU
Southwest Waterfront
King Greenleaf Recreation Center
East Potomac Park Golf Course
Ohio Dr. SW
Rockville
Wheaton
Potomac
Silver Spring
College Park
Bethesda
Chevy Chase
Greenbelt
Langley
McLean
WASHINGTON D.C.
Landover
Falls Church
ARLINGTON
Annandale
ALEXANDRIA
VIRGINIA
MARYLAND
Springfield
Clinton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – Constitution Center

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	A2/A-sf*/AA	Location:	Washington, DC 20024
Original Balance(1):	$60,000,000	General Property Type:	Office
Cut-off Date Balance(1):	$60,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:	5.8%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1968 / 2010
Borrower Sponsors:	MetLife, Inc. and New York	Size:	1,410,049 SF
Common Retirement Fund	Cut-off Date Balance Per SF(1):	$282
Guarantor(2):	NAP	Maturity Date Balance Per SF(1):	$282
Mortgage Rate(3):	3.0494%	Property Manager:	Hines GS Properties, Inc.
Note Date:	2/16/2022
First Payment Date:	4/9/2022
Maturity Date:	3/9/2032
Original Term to Maturity:	120 months	Underwriting and Financial Information
Original Amortization Term:	0 months	UW NOI:	$56,275,098
IO Period:	120 months	UW NOI Debt Yield(1):	14.1%
Seasoning:	8 months	UW NOI Debt Yield at Maturity(1):	14.1%
Prepayment Provisions:	L(24),YM1(8),DorYM1(81),O(7)	UW NCF DSCR(1):	4.30x
Lockbox/Cash Mgmt Status:	Hard/Springing	Most Recent NOI:	$52,895,989 (12/31/2021)
Additional Debt Type(1)(4):	Pari Passu / Subordinate	2nd Most Recent NOI:	$51,433,757 (12/31/2020)
Additional Debt Balance(1)(4):	$338,000,000 / $52,000,000	3rd Most Recent NOI:	$49,648,892 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)	Most Recent Occupancy:	100.0% (12/1/2021)
Reserves(5)	2nd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2019)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(7):	$914,000,000 (12/29/2021)
Insurance:	$0	Springing	NAP	Appraised Value per SF(7):	$648
TI/LC Reserve:	$416,036	Springing	(6)	Cut-off Date LTV Ratio(1)(7):	43.5%
Free Rent Reserve:	$14,343,252	$0	NAP	Maturity Date LTV Ratio(1)(7):	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$398,000,000	88.4%	Loan Payoff:	$372,749,794	82.8%
Subordinate Loan Amount:	$52,000,000	11.6%	Reserves:	$14,759,288	3.3%
			Closing Costs:	$3,078,877	0.7%
			Return of Equity:	$59,412,042	13.2%
Total Sources:	$450,000,000	100.0%	Total Uses:	$450,000,000	100.0%

(1)	The Constitution Center Mortgage Loan (as defined below) is part of the Constitution Center Whole Loan (as defined below), which is comprised of eleven pari passu senior promissory notes with an aggregate original principal balance of $398,000,000 (collectively, the “Constitution Center Senior Loans”) and three promissory notes that are subordinate to the Constitution Center Senior Loans with an aggregate original principal balance of $52,000,000 (the “Constitution Center Subordinate Loans”, and together with the Constitution Senior Loans, the “Constitution Center Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Constitution Center Senior Loans, without regard to the Constitution Center Subordinate Loans. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Constitution Center Whole Loan are $319, $319, 3.68x, 12.5%, 12.5%, 49.2% and 49.2%, respectively.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Constitution Center Whole Loan.

(3)	Represents solely the interest rate of the Constitution Center Senior Loans. The Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional indebtedness.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	See “Lockbox & Cash Management.” for further discussion of the TI/LC Reserve Cap.

(7)	The Appraised Value constitutes the Hypothetical As Is value of $914,000,000, which is based on the assumption that a capital reserve account is established to address the GSA’s (as defined below) free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The Appraised Value per SF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As Is” value of $900,000,000 as of December 29, 2021 for the Constitution Center Senior Loans are $638, 44.2%, and 44.2%, respectively, and for the Constitution Center Whole Loan are $638, 50.0% and 50.0%, respectively.

The Mortgage Loan. The second largest mortgage loan (the “Constitution Center Mortgage Loan”) is part of the Constitution Center Whole Loan in the original principal balance of $450,000,000. The Constitution Center Whole Loan is secured by a first priority fee mortgage encumbering a 1,410,049 SF Class A office property in Washington, DC (the “Constitution Center Property”). The Constitution Center Whole Loan is comprised of the Constitution Center Senior Loans, consisting of eleven pari passu senior promissory notes in the aggregate original principal balance of $398,000,000, and the Constitution Center Subordinate Loans, consisting of three subordinate promissory notes in the aggregate original principal balance of $52,000,000. The Constitution Center Senior Loans were originated by Morgan Stanley Bank, N.A. and the Constitution Center Subordinate Loans were originated by Morgan Stanley Mortgage Capital Holdings LLC. The non-controlling senior Note A-2-3 and Note A-6, with an aggregate original principal balance of $60,000,000, represent the Constitution Center Mortgage Loan and will be included in the BANK 2022-BNK44 securitization trust. The remaining Notes of the Constitution Center Whole Loan (the “Constitution Center Non-Serviced Pari Passu Companion Loans”) have been contributed to various securitization trusts, as shown in the Constitution Center Whole Loan Summary table below. The Constitution Center Subordinate Loans have been sold to one or more third party purchasers. The Constitution Center Whole Loan is serviced under the MSC 2022-L8 pooling and servicing agreement. See “Description of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Constitution Center Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	BANK 2022-BNK41	No
A-2-1	$6,000,000	$6,000,000	BANK 2022-BNK42	No
A-2-2	$44,000,000	$44,000,000	BANK 2022-BNK43	No
A-2-3	$30,000,000	$30,000,000	BANK 2022-BNK44	No
A-3	$50,000,000	$50,000,000	BANK 2022-BNK42	No
A-4	$40,000,000	$40,000,000	BANK 2022-BNK43	No
A-5	$40,000,000	$40,000,000	MSC 2022-L8	No
A-6	$30,000,000	$30,000,000	BANK 2022-BNK44	No
A-7	$30,000,000	$30,000,000	BANK 2022-BNK41	No
A-8	$20,000,000	$20,000,000	BANK 2022-BNK42	No
A-9	$28,000,000	$28,000,000	MSC 2022-L8	No
B-1	$16,000,000	$16,000,000	Third Party Purchaser	Yes
B-2	$16,000,000	$16,000,000	Third Party Purchaser	Yes
B-3	$20,000,000	$20,000,000	Third Party Purchaser	Yes
Total	$450,000,000	$450,000,000

The Borrower and the Borrower Sponsors. The borrower is CC Owner, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is indirectly owned and controlled 50% by MetLife, Inc. and 50% by New York Common Retirement Fund, with MetLife, Inc. acting as managing partner. MetLife, Inc.’s real estate platform manages a portfolio of $109.8 billion, investing in real estate products including commercial mortgages and equities. MetLife, Inc. has over 200 senior real estate professionals across seven regional offices. New York State Common Retirement Fund is one of the largest public pension plans in the United States, with over one million New York State and local retirement system members, retirees and beneficiaries. Established in 1921, The New York Common Retirement Fund announced it ended the third quarter of fiscal year 2021-22 with an estimated value of $279.7 billion.

The Property. The Constitution Center Property is a Class A, 10-story office property totaling 1,410,049 SF located in Washington, DC. The Constitution Center Property was originally built in 1968 (known then as the “Nassif Building”) on a 5.4 acre site, and served as the headquarters of the United States Department of Transportation (“DOT”), which occupied the asset for nearly 40 years. Following the DOT’s departure in 2007, the Constitution Center Property underwent a $220 million renovation and was relet to other government tenants. The Constitution Center Property is located near other government buildings, across from the United States Department of Housing and Urban Development’s headquarters and the new Washington Metropolitan Area Transit Authority headquarters, with 16 other federal agencies within five blocks. A L’Enfant Metro station entrance is located on site and the Constitution Center Property is one block from the L’Enfant VRE Commuter rail station. The Constitution Center Property is a LEED Gold building, and has several specialized security features including Level IV security, a blast resistant curtain wall system, an auditorium, conference center, onsite cafeteria, underground parking garage, fitness center, and a one-acre interior courtyard. The borrower sponsor purchased the Constitution Center Property in 2012, and from 2016-2020 invested approximately $3.1 million in capital expenditures, including tenant improvement work, lobby renovations, and auditorium upgrades. The Constitution Center Property is currently 100.0% occupied by four government tenants.

Major Tenants.

The Office of the Comptroller of the Currency (471,499 SF, 33.4% of NRA, 36.0% of underwritten rent). The Office of the Comptroller of the Currency (“OCC”), an independent branch of the United States Department of the Treasury, charters, regulates, and supervises all national banks and federal savings associations as well as federal branches and agencies of foreign banks. The Constitution Center Property serves as OCC’s headquarters, employing over 3,500 employees across 57 operating locations and four district offices nationwide. OCC has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of October 31, 2038, and has two 5-year renewal options remaining. OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions and free rent have been reserved for.

Federal Housing Finance Agency (377,092 SF, 26.7% of NRA, 27.3% of underwritten rent). The Federal Housing Finance Agency (“FHFA”), was established by the Housing and Economic Recovery Act of 2008 and is responsible for the effective supervision, regulation, and housing mission oversight of Fannie Mae, Freddie Mac and the Federal Home Loan Bank system, which includes the 11 Federal Home Loan Banks and the Office of Finance. FHFA uses the Constitution Center Property as its headquarters, and has field offices in New York City/Newark, Chicago, Los Angeles, Tampa, St. Louis and Dallas, with over 700 employees nationwide. FHFA has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of January 31, 2027, and has two 5-year renewal options remaining.

General Services Administration (375,260 SF, 26.6% of NRA, 24.7% of underwritten rent). General Services Administration (“GSA”) is an independent agency of the United States government established in 1949 to help manage and support the basic functions of federal agencies. GSA provides workplaces by constructing, managing, and preserving government buildings and by leasing and managing commercial real estate. Headquartered in Washington DC, GSA has eleven regional offices located across the country, and employs nearly 12,000 employees nationwide. GSA has been a tenant at the Constitution Center Property since 2014, has a lease expiration date of February 29, 2024, and has one 5-year renewal option remaining. GSA space is utilized by the Federal Trade Commission (251,805 SF), the National Endowment for the Arts (60,015 SF) and the National Endowment for the Humanities (63,440 SF).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Assistant Secretary for Preparedness and Response (186,198 SF, 13.2% of NRA, 12.0% of underwritten rent). Assistant Secretary for Preparedness and Response (“ASPR”) is part of the United States Department of Health and Human Services. ASPR was formed in 2006 to lead the nation in preventing, preparing for, and responding to the adverse health effects of public health emergencies and disasters. ASPR has been a tenant at the Constitution Center Property since 2022, has a lease expiration date of October 31, 2037, and has no renewal options. ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination. ASPR leases its space through the GSA.

The following table presents a summary regarding the tenants at the Constitution Center Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
OCC	Aaa/AA+/AAA	471,499	33.4%	$26,936,849(3)	36.0%	$57.13	10/31/2038	N	2 x 5 yr
FHFA	Aaa/AA+/AAA	377,092	26.7%	$20,432,612	27.3%	$54.18	1/31/2027	N	2 x 5 yr
GSA	Aaa/AA+/AAA	375,260	26.6%	$18,439,068	24.7%	$49.14	2/29/2024	N	1 x 5 yr
ASPR	Aaa/AA+/AAA	186,198	13.2%	$8,938,069(4)	12.0%	$48.00	10/31/2037	N	None
Subtotal/Wtd. Avg.		1,410,049	100.0%	$74,746,598	100.0%	$53.01

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,410,049	100.0%	$74,746,598	100.0%	$53.01

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent entity or government, whether or not the parent entity or government guarantees the lease.

(3)	OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions or free rent have been reserved for.

(4)	ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination.

The following table presents certain information with respect to lease rollover at the Constitution Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	375,260	$49.14	26.6%	26.6%	$18,439,068	24.7%	24.7%
2025	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.7%
2026	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.7%
2027	1	377,092	$54.18	26.7%	53.4%	$20,432,612	27.3%	52.0%
2028	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2029	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2030	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2031	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2032	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2033 & Beyond	2	657,697	$54.55	46.6%	100.0%	$35,874,918	48.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	1,410,049	$53.01	100.0%		$74,746,598	100.0%

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

COVID-19 Update. As of November 1, 2022, the borrower sponsor has reported that the Constitution Center Property is open and operating. Plans to return to the office at the beginning of 2022 were pushed back, and currently, only about 20% of the space is being utilized due to COVID restrictions.

The Market. The Constitution Center Property is located in Washington, DC, within the Southwest submarket of the District of Columbia office market. The area is also known as the Cabinet submarket as it is dominated by federal government agency headquarters, such as the Department of Energy, the Federal Emergency Management Agency, the Department of Housing and Urban Development, and the Federal Aviation Administration. Eighteen federal agencies are located within five blocks of the Constitution Center Property. Access to the Constitution Center Property is provided by the L’Enfant Plaza Metrorail station, with an entrance from D and 7th Streets SW, at the Constitution Center Property’s D Street main entrance. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the Southwest submarket was approximately 11.7%, with average asking rents of $49.90 per SF and inventory of approximately 12.9 million SF. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the District of Columbia office market was approximately 14.3%, with average asking rents of $54.57 per SF and inventory of approximately 164.9 million SF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius was 27,288, 338,563 and 823,034, respectively. The 2021 average household income within the same one-, three- and five-mile radius was $142,732, $148,138 and $139,184, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Constitution Center Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
GSA Space:	$48.00	GSA (Full Service)	None	$85.00 / $45.00	10 Years	4.50%	2.00%
Agency Space:	$55.00	Full Service	2.0% per annum	$100.00 / $50.00	10 Years	4.50%	2.00%
Concourse Level Space:	$26.00	Full Service	None	$45.00 / $5.00	10 Years	4.50%	2.00%
Storage Space:	$18.00	None	None	$0.00 / $0.00	10 Years	4.50%	2.00%

Source: Appraisal,

The following table presents recent leasing data at comparable office properties with respect to the Constitution Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Constitution Center (subject)(1) Washington, DC	1968 / 2010	1,410,049	OCC	471,499	May 2021	$57.13	GSA
Union Square – North Tower Washington, DC	1972 / 2011	322,249	Department of Justice	164,000	Oct. 2021	$46.75	GSA
National Place Washington, DC	1984 / NAP	691,200	US Commission on Civil Rights	24,139	Aug. 2021	$45.00	GSA
L’Enfant Plaza North Washington, DC	1969 / 2014	299,476	FAA	65,734	Jan. 2021	$48.15	GSA
Aerospace Center Washington, DC	1987 / NAP	407,321	Internal Revenue Service	38,000	Jun. 2020	$43.00	GSA
Potomac Center South Washington, DC	1969 / 2003	429,256	Department of Education	290,000	Feb. 2020	$46.90	GSA
International Trade Commission Washington, DC	1987 / NAP	262,959	International Trade Commission	29,092	Nov. 2018	$49.75	GSA

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll other than year built / renovated and lease type.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Constitution Center Property:

Cash Flow Analysis
	2018	2019	2020	2021	UW	UW PSF
Gross Potential Rent	$68,424,283	$70,158,070	$71,355,483	$72,427,586	$74,746,598(1)	$53.01
Reimbursements	$2,037,839	$2,840,701	$2,244,245	$3,152,519	$3,820,656	$2.71
Other Income(2)	$4,079,598	$4,046,891	$4,062,096	$4,393,495	$5,451,525	$3.87
Free Rent	($1,147)	($1,147)	($1,147)	($1,147)	$0	$0.00
Straight Line Rent(3)	$0	$0	$0	$0	$4,468,440	$3.17
Net Rental Income	$74,540,573	$77,044,515	$77,660,677	$79,972,453	$88,487,218	$62.75
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,547,531)	($1.81)
Effective Gross Income	$74,540,573	$77,044,515	$77,660,677	$79,972,453	$85,939,687	$60.95

Real Estate Taxes	$14,499,868	$14,856,597	$14,927,387	$14,463,167	$13,549,234	$9.61
Insurance	$497,217	$528,288	$394,008	$396,060	$364,902	$0.26
Management Fee	$552,937	$571,673	$588,419	$583,597	$1,000,000	$0.71
Other Operating Expenses	$11,162,472	$11,439,065	$10,317,106	$11,633,640	$14,750,453	$10.46
Total Operating Expenses	$26,712,494	$27,395,623	$26,226,920	$27,076,464	$29,664,589	$21.04

Net Operating Income	$47,828,079	$49,648,892	$51,433,757	$52,895,989	$56,275,098	$39.91
Replacement Reserves	$0	$0	$0	$0	$352,512	$0.25
TI/LC	$0	$0	$0	$0	$3,006,585	$2.13
Net Cash Flow	$47,828,079	$49,648,892	$51,433,757	$52,895,989	$52,916,001	$37.53

Occupancy %	100.0%(4)	100.0%(4)	100.0%(4)	100.0%(5)	96.9%(6)
NOI DSCR(7)	3.89x	4.03x	4.18x	4.30x	4.57x
NCF DSCR(7)	3.89x	4.03x	4.18x	4.30x	4.30x
NOI Debt Yield(7)	12.0%	12.5%	12.9%	13.3%	14.1%
NCF Debt Yield(7)	12.0%	12.5%	12.9%	13.3%	13.3%

(1)	Underwritten Gross Potential Rent is based on the rent roll as of December 1, 2021. Gross Potential Rent includes payments from the GSA in repayment of its tenant allowance of $1.60 PSF, and operating rent from GSA of $9.89 PSF and ASPR of $10.90 PSF.

(2)	Other Income includes solar incentive revenue, energy revenue, garage and parking revenue, and income from antenna roof top, tenant service, other interest, health club, signs, and café.

(3)	Includes rent steps for OCC of $2,820,218 through November 1, 2029, $7,559 through November 1, 2031, and $5,982 through November 1, 2030, rent steps for FHFA of $1,033,958 through November 1, 2026 and $18,720 through February 1, 2026, and rent steps for ASPR of $169,271 through November 1, 2027.

(4)	Sourced from appraisal.

(5)	Sourced from the Underwritten Rent Roll dated December 1, 2021.

(6)	UW Occupancy % represents economic occupancy.

(7)	Debt service coverage ratios and debt yields include the Constitution Center Senior Loans and exclude the Constitution Center Subordinate Loans.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Constitution Center Property.

Insurance – During the continuance of a Cash Management Sweep Period, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that no event of default is continuing under the Constitution Center Whole Loan, and the borrower provides the lender with satisfactory evidence that the insurance coverage for the Constitution Center Property is included in blanket policies approved by the lender in its reasonable discretion, and the insurance premiums have been prepaid for not less than one year in advance (or for the period of coverage for which insurance certificates were delivered at origination, if less than one year).

TI/LC Reserve – On each monthly payment date, during the continuance of a Cash Management Sweep Period, the borrower is required to deposit the Excluded Lease Funds (as defined below) as described below under “Lockbox and Cash Management” into a reserve for tenant improvements, tenant allowances and leasing commissions.

Free Rent Reserve - At origination the borrower deposited (i) $14,343,252 into a reserve for free rent for the tenant ASPR and (ii) $416,036 into a reserve for tenant improvements, tenant allowances and leasing commissions for ASPR outstanding as of the origination date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Lockbox and Cash Management. The Constitution Center Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The Constitution Center Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or any of its affiliates receives rents from the Constitution Center Property despite such direction, to deposit such rents into the lockbox account within three business days of receipt. If no Cash Management Sweep Period exists, all funds in the lockbox account are required to be swept on each business day into the borrower’s operating account. Upon the occurrence of a Cash Management Sweep Period, the borrower is required to establish a lender-controlled cash management account, and during the continuance of a Cash Management Sweep Period all funds in the lockbox account are required to be swept on each business day to the cash management account to be applied (i) to make the monthly deposits into the tax and insurance reserve funds (if any), as described above under “Escrows and Reserves,” (ii) to pay debt service on the Constitution Center Whole Loan, (iii) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and lender approved extraordinary expenses, (iv) to make Required REIT Distributions (as defined below), (v) to deposit any remaining amounts into the TI/LC reserve until the amount on deposit in such reserve equals $50 per rentable square foot for all Excluded Leases (as defined below) (the amount so deposited, the “Excluded Lease Funds”) and (vi) to deposit any funds remaining in the cash management account after the application described above into an excess cash flow reserve to be held as additional collateral for the Constitution Center Whole Loan (provided that, so long as no event of default is continuing, the lender is required to disburse funds in such reserve to pay the items in clauses (iii) and (iv) above). To the extent that no Cash Management Sweep Period is continuing, all funds in the excess cash flow reserve are required to be disbursed to the borrower.

A “Cash Management Sweep Period” will commence upon the earlier of the following: (i) the occurrence and continuance of an event of default and (ii) as of the origination date, or the last day of any calendar quarter following the origination date, the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is less than 8.00%.

A Cash Management Sweep Period will end: with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), when the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is at least 8.00% for one calendar quarter.

The borrower has the right to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield by delivering to the lender either (i) cash or (ii) a letter of credit, in each case, in an amount that, if applied to the reduction of the principal amount of the Constitution Center Whole Loan, would cause the net operating income debt yield of the Constitution Center Whole Loan to be equal to or greater than 8.00%. Such cash or letter of credit is required to be bifurcated into (i) an amount not exceeding $50 per rentable square foot for each Excluded Lease and (ii) the remaining portion of such cash or letter of credit after deducting the amount in clause (i). The amount in clause (ii) is required to be released to the borrower if the net operating income debt yield of the Constitution Center Whole Loan is equal to or greater than 8.00% for one calendar quarter (without giving effect to any cash or letter of credit). The amount in clause (i) is required to be deposited in the TI/LC reserve and released only in accordance with the provisions applicable to such reserve.

“Excluded Leases” means leases as to which the related rents are excluded from being included in the calculation of net operating income under the Constitution Center Whole Loan documents, which excluded leases include (i) leases for any tenant that is in bankruptcy and has not assumed its lease, (ii) leases for any tenant that has less than 12 months (or 18 months for FHFA under the current FHFA lease) remaining under its lease and has not renewed or extended its lease or delivered a notice of, or a letter of intent with respect to, such renewal or extension, (iii) other than the free rent due to OCC, leases that have any free or abated rent that exceeds 12 months for any lease to a tenant that has an investment grade rating (from any one or more of Fitch, S&P and Moody’s, and does not have a lower than investment grade rating from any such agency) or that exceeds six months for any other tenant (in each case, unless such free rent has been reserved with the lender), (iv) rents relating to any tenants that are 90 or more days delinquent in the payment of base rent, and (v) with respect to any tenant that is not the United States government or a unit within such government, leases as to which the tenant is no longer in physical occupancy of more than 50% of its leased premises, other than tenants that are not in occupancy due to government mandates or suggestions or internal policies with respect to any communicable diseases.

“Required REIT Distributions” means distributions to the borrower’s direct or indirect owners that are real estate investment trusts (“REITS”) in the amount necessary for such entities to qualify for or maintain their REIT status and avoid the payment or imposition of entity level tax or excise taxes, provided that such distributions may not exceed $200,000 in any year.

Additional Secured Indebtedness (not including trade debts). In addition to the Constitution Center Mortgage Loan, the Constitution Center Property also secures the Constitution Center Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $338,000,000, and the Constitution Center Subordinate Loans, which have an aggregate Cut-off Date principal balance of $52,000,000. The Constitution Center Non-Serviced Pari Passu Companion Loans bear interest at the same rate as the Constitution Center Mortgage Loan, and the Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum. The Constitution Center Mortgage Loan and the Constitution Center Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the Constitution Center Subordinate Loans. The holders of the Constitution Center Mortgage Loan, the Constitution Center Non-Serviced Pari Passu Companion Loans and the Constitution Center Subordinate Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Constitution Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” in the prospectus.

The Constitution Center Whole Loan as of the origination date is summarized in the following table:

Constitution Center Whole Loan Summary
Notes	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Senior Notes	$398,000,000	3.0494%	4.30x	14.1%	43.5%
Subordinate Notes	$52,000,000	3.9200%	3.68x	12.5%	49.2%

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Real Estate Substitution. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Letter of Credit. None. However, the borrower has the right to provide a letter of credit to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield as described above under “Lockbox and Cash Management.”

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Constitution Center Property, as well as 24 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Constitution Center Whole Loan documents (without giving effect to the cost of terrorism components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #3	Cut-off Date Balance:	$59,954,991
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.5%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #3	Cut-off Date Balance:	$59,954,991
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.5%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #3	Cut-off Date Balance:	$59,954,991
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.5%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

Millennium Boston Retail
175 Tremont Street
Boston, MA 02111
Cambridge
North Point Park
MBTA
ZAKIM BRIDGE
N. WASHINGTON STREET BRIDGE
Lagone Park
Boston Logan Intl. Airport 3 miles
Museum of Science
Science Park
Commercial St
US Coast Guard Base
Old North Church
Prince St
Snow Hill St
Boroughs Wharf
Sumner Tunnel
Callahan Tunnel
TD Garden
North Station
Charles River
Thoreau Path
North End
Union Wharf
O'Neill Federal Building
Charlesbank Park
Paul Revere House
Boston Sailing Center
Merrimac St
Hanover St
Atlantic Ave
Massachusetts General Hospital
Shriners Hospital For Children
Haymarket
Suffolk Country Registry
Boston Yacht Haven
Commercial St
Sudbury St
Charles/MGH
Cambridge St
JFK Federal Bldg.
New England Holocaust Memorial
Christopher Columbus Waterfront Park
Boston Waterboat Marina
Bowdoin
BOSTON
City Hall Plaza
City Hall
Faneuil Hall
Rose Kennedy Greenway
BLUE LINE
Long Wharf
Beacon Hill
Joy St
28 State Street
60 State Street
State St
Aquarium
Central Wharf
Gov't. Center
Pinckney St
State House
1 Beacon Street
1 Boston Place
State
75 State Street
India St
New England Aquarium
Hatch Memorial Shell
RED LINE
School St
Atlantic Ave
India Wharf
GREEN LINE
ORANGE LINE
Financial District
Boston Harbor
Beacon St
Old South Meeting House
Park St.
Suffolk University
One and Two International Place
Rowes Wharf
Fisher College
Downtown Crossing
Congress St
Northern Ave
Federal Court House
Back Bay
Boston Public Gardens
Charles St
Boston Common
Tremont St
Macy's
Lafayette City Center
Federal St
Seaport Blvd
Arlington St
Comm. Ave
1 Lincoln Street
Independence Wharf
Boylston
South Station
Federal Reserve Bank
Newbury St
Millennium Place
Chinatown
Essex St
Boston Tea Party Ships & Museum
Courthouse
One Financial Center
Emerson College
GREEN LINE
Arlington
LINE
Chinatown
South Station
Seaport District
Summer St
Wang Theatre
Stuart St
Tufts Univ. School of Medicine
Kneeland St
MBTA
Fort Point Channel
Boston Children's Museum
222 Berkeley
Newbury College
New England Medical Center
Columbus Ave
ORANGE
Tufts Medical Center
Massachusetts Turnpike
131 Dartmouth Street
SUFFOLK COUNTY
Herald St.
South End
Marriott Downtown Boston
Boston Ctr. for the Arts
345 Harrison
Harrison Ave
Tremont St
Dartmouth St
E. Berkeley St.
E. Berkeley St
Traveler St
Shawmut Ave
SILVER LINE
W. 4th St
Union Park St.
Rotch Playground
Bedford
Burlington
Wakefield
Peabody
Salem
Woburn
Stoneham
Saugus
Lynn
Swampscott
Melrose
Lexington
Winchester
Malden
Medford
Revere
Lincoln
Arlington
Belmont
Everett
Chelsea
Somerville
Waltham
Watertown
CAMBRIDGE
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Quincy
Dedham
Milton
Dover
Westwood
Weymouth
Braintree
Medfield
Norwood
Randolph

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – Millennium Boston Retail

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Boston, MA 02111
Original Balance(1):	$60,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$59,954,991			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2001 / NAP
Borrower Sponsor:	Millennium Partners			Size:	272,652 SF
Guarantor:	Millennium CAF II LLC			Cut-off Date Balance Per SF(1):	$330
Mortgage Rate:	6.3700%			Maturity Date Balance Per SF(1):	$284
Note Date:	10/6/2022			Property Manager:	Millennium Partners Management
First Payment Date:	11/6/2022				LLC (borrower-affiliated)
Maturity Date:	10/6/2032			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$10,489,325
Original Amortization Term:	360 months			UW NOI Debt Yield(1):	11.7%
IO Period:	0 months			UW NOI Debt Yield at Maturity(1):	13.6%
Seasoning:	1 month			UW NCF DSCR(1):	1.47x
Prepayment Provisions(2):	L(25),D(91),O(4)			Most Recent NOI:	$10,916,625 (6/30/2022 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$9,684,060 (12/31/2021)
Additional Debt Type(1)(3):	Pari Passu			3rd Most Recent NOI:	$8,923,438 (12/31/2020)
Additional Debt Balance(1)(3):	$29,977,495			Most Recent Occupancy:	97.1% (8/18/2022)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent Occupancy:	100.0% (12/31/2021)
Reserves(4)				3rd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$202,000,000 (9/7/2022)
RE Tax:	$0	Springing	NAP	Appraised Value Per SF:	$741
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	44.5%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	38.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$90,000,000	98.6%	Loan Payoff:	$89,864,937	98.4%
Borrower Equity:	$1,310,524	1.4%	Closing Costs:	$1,445,586	1.6%
Total Sources:	$91,310,524	100.0%	Total Uses:	$91,310,524	100.0%

(1)	The Millennium Boston Retail Mortgage Loan (as defined below) is part of the Millennium Boston Retail Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $90,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Millennium Boston Retail Whole Loan.

(2)	Defeasance of the Millennium Boston Retail Whole Loan is permitted at any time on or after the earlier of (i) April 6, 2026, or (iii) two years from the closing date of the securitization that includes the last pari passu note of the Millennium Boston Retail Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in November 2022.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional debt. Also see “Mezzanine Loan and Preferred Equity.”

(4)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Millennium Boston Retail Mortgage Loan”) is part of a whole loan (the “Millennium Boston Retail Whole Loan”) evidenced by two pari passu notes with an aggregate original principal amount of $90,000,000. The Millennium Boston Retail Whole Loan is secured by a first priority fee mortgage encumbering a 272,652 SF retail property located in Boston, Massachusetts (the “Millennium Boston Retail Property”). The Millennium Boston Retail Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $60,000,000. The non-controlling Note A-2 in the original principal amount of $30,000,000 (the “Millennium Boston Retail Serviced Pari Passu Companion Loan”) is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The Millennium Boston Retail Whole Loan will be serviced under the BANK 2022-BNK44 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

Millennium Boston Retail Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$59,954,991	BANK 2022-BNK44	Yes
A-2	$30,000,000	$29,977,495	Morgan Stanley Bank, N.A.	No
Total	$90,000,000	$89,932,486

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #3	Cut-off Date Balance:	$59,954,991
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.5%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

The Borrowers and the Borrower Sponsor. The borrowers for the Millennium Boston Retail Whole Loan are New Commonwealth Commercial Holding Co LLC and MP Sports Club Boston LLC, each a single-purpose Delaware limited liability company with two independent directors in its organizational structure. New Commonwealth Commercial Holding Co LLC owns the fee interest in the entire Millennium Boston Retail Property and master leases the portion of the space occupied by Equinox to MP Sports Club Boston LLC, which in turn leases the space to Equinox. The borrowers are indirectly owned by Millennium Partners LLC, with Christopher M. Jeffries serving as the majority stakeholder and controller. Christopher M. Jeffries is also the founder of Millennium Partners, the borrower sponsor. Millennium Partners is a national real estate development firm formed in 1991, which focused on creation of mixed-use development in gateway cities across the United State. Since its inception, Millennium Partners has developed more than 2,900 luxury condominiums, eight five-star hotels, two extended-stay luxury hotels, 1.2 million SF of office space and 1.0 million SF or retail space.

The non-recourse carveout guarantor with respect to the Millennium Boston Retail Whole Loan is Millennium CAF II LLC, the primary vehicle for owning, controlling, and developing the collection of commercial hotel and residential assets under Millennium Partners. Millennium CAF II LLC currently owns a portfolio of real estate assets located in major urban markets including Boston, New York City, Washington D.C., Miami, and San Francisco.

The Property. The Millennium Boston Retail Property is comprised of six commercial condominium units that are part of the broader Ritz-Carlton Hotel and Residences development located in downtown Boston, Massachusetts. Four of the units are located in the first through third levels of 2-16 Avery Street and one unit is located on the ground floor of 1-3 Avery Street. The Millennium Boston Retail Property includes 272,652 SF of retail space, a 2nd floor storage unit and 621 parking spaces and 11 motorcycle spaces (2.3 spaces per 1,000 SF) located within a parking garage. Built in 2001 by the borrower sponsor, the Millennium Boston Retail Property was 97.1% occupied by five tenants as of August 18, 2022. The Millennium Boston Retail Property is anchored by AMC Boston Common 19 (49.9% of NRA) and Equinox (38.1% of NRA). Approximately 26.7% of effective gross income from the Millennium Boston Retail Property is from operation of the parking spaces within the parking garage.

The condominium units comprising the Millennium Boston Retail Property are subject to two condominium regimes; a primary condominium (the “Primary Condominium”), which is divided into four units, one of which is a commercial unit, and a sub-condominium (the “Commercial Condominium”), pursuant to which the commercial condominium unit in the Primary Condominium is divided into ten units, six of which units comprise the Millennium Boston Retail Property. The Primary Condominium is governed by a board of seven managers, of which the commercial unit of the Primary Condominium has the right to appoint four managers. The Commercial Condominium is governed by a board of five managers, of which the borrower effectively has the right to appoint three managers. The board of the Commercial Condominium has the right to vote or take action on behalf of the Commercial Condominium association under the Primary Condominium documents, as the unit owner of the commercial unit of the Primary Condominium.

Major Tenants.

AMC Boston Common 19 (136,011 SF, 49.9% of NRA, 41.1% of underwritten rent). AMC Boston Common 19 is a 19 screen movie theater operated by AMC Entertainment Holdings, Inc. (NYSE: AMC). AMC is an American movie theater chain founded in 1920, and is headquartered in Leawood, Kansas. As of year end 2021, AMC operates 946 theaters with 10,562 screens in 12 countries, including 593 theaters with a total of 7,755 screens in the United States. The AMC Boston Common 19 location is the only AMC location in downtown Boston, and is the largest multiplex theater in the area offering stadium seating, 3D enabled projection, IMAX screens, enhanced sound systems and premium concessions. AMC Boston Common 19 has anchored the Millennium Boston Retail Property since 2001, has a lease expiration date of July 31, 2031 and has four, 5-year renewal options remaining.

Equinox (103,766 SF, 38.1% of NRA, 45.3% of underwritten rent). Equinox is an American gym and fitness company, which operates several lifestyle brands including Equinox, Equinox Hotels, Blink Fitness, SoulCycle, and Pure Yoga. Founded in 1991, Equinox has over 300 locations in major cities in the United States, as well as in London, Toronto, and Vancouver. The Equinox club at the Millennium Boston Retail Property is situated on the fourth floor of the building, overlooking the Boston Common, and includes cardiovascular/weight training equipment, more than 100 group fitness classes weekly, two separate yoga studios, a Pilates and Gyrotonic studio, a full-sized basketball court, four international squash courts, a boxing studio, a 25-yard swimming pool, a luxury spa, a café, and an outdoor roof deck. Equinox has anchored the Millennium Boston Retail Property since 2014, has a lease expiration date of June 30, 2039, and has two, 12-year renewal options remaining.

The following table presents a summary regarding the major tenants at the Millennium Boston Retail Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Most Recent Sales(3)
							$	PSF	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
AMC Boston Common 19	NR/Caa2/CCC+	136,011	49.9%	$3,540,000	$26.03	41.1%	$8,974,460	$65.98	53.8%(4)	N	4 x 5 yr	7/31/2031
Equinox	NR/NR/NR	103,766	38.1%	$3,900,000	$37.58	45.3%	NAV	NAV	NAV	N	2 x 12 yr	6/30/2039
CVS	NR/Baa2/BBB	12,779	4.7%	$595,308	$46.58	6.9%	NAV	NAV	NAV	N	None	6/30/2028
Sip Wine Bar and Kitchen	NR/NR/NR	6,196	2.3%	$161,307	$26.03	1.9%	NAV	NAV	NAV	N	2 x 5 yr	3/1/2028
Cathay Bank	BB+/NR/NR	6,000	2.2%	$418,296	$69.72	4.9%	NAV	NAV	NAV	N	None	7/31/2024
Subtotal/Wtd. Avg.		264,752	97.1%	$8,614,911	$32.54	100.0%

Vacant Space		7,900	2.9%	$0	$0.00	0.0%
Total/Wtd. Avg.(5)		272,652	100.0%	$8,614,911	$32.54	100.0%

(1)	Information is based on the underwritten rent roll as of August 18, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Most Recent Sales are as of September 2022.

(4)	Occ. Cost % is based on underwritten base rent and $1,289,464 of reimbursements divided by most recent reported sales.

(5)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #3	Cut-off Date Balance:	$59,954,991
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.5%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

The following table presents certain information relating to the lease rollover at the Millennium Boston Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	6,000	$69.72	2.2%	2.2%	$418,296	4.9%	4.9%
2025	0	0	$0.00	0.0%	2.2%	$0	0.0%	4.9%
2026	0	0	$0.00	0.0%	2.2%	$0	0.0%	4.9%
2027	0	0	$0.00	0.0%	2.2%	$0	0.0%	4.9%
2028	2	18,975	$39.87	7.0%	9.2%	$756,615	8.8%	13.6%
2029	0	0	$0.00	0.0%	9.2%	$0	0.0%	13.6%
2030	0	0	$0.00	0.0%	9.2%	$0	0.0%	13.6%
2031	1	136,011	$26.03	49.9%	59.0%	$3,540,000	41.1%	54.7%
2032	0	0	$0.00	0.0%	59.0%	$0	0.0%	54.7%
2033 & Beyond	1	103,766	$37.58	38.1%	97.1%	$3,900,000	45.3%	100.0%
Vacant	0	7,900	$0.00	2.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	5	272,652	$32.54	100.0%		$8,614,911	100.0%

(1)	Information is based on the underwritten rent roll as of August 18, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of October 15, the borrower sponsor reported that the Millennium Boston Retail Property is open and operating. As part of the Millennium Boston Retail Property’s COVID-19 concessions, three tenants received rent deferrals, of which two have not yet been repaid. Equinox received rent deferrals totaling $1,868,750, with September 2021 being the last month of deferred rent, and was initially required to repay such deferred rent commencing in July 2021, but after failing to do so received an extension of time for repayment of such deferred rent pursuant to which Equinox is required to commence a 24-month repayment plan ($77,864.58 per month) beginning in January 2023. AMC Boston Common 19 received rent deferrals totaling $1,880,000 and has been on an 18-month repayment plan ($104,444.44 per month) since August 2021. Pursuant to such plan, the current outstanding deferred rent is scheduled to be repaid during the period commencing January 2023 and ending December 31, 2023.

The Market. The Millennium Boston Retail Property is located in Boston, Massachusetts, in the Central Boston submarket within the Boston Retail market. The Millennium Boston Retail Property is located in the Boston core-based statistical area (“CBSA”), which according to a Unites States government bureau, had an estimated 2021 population of approximately 4.9 million, making it the 11th most populous CBSA in the United States. The Boston CBSA, anchored by the City of Boston, serves as the business capital of New England. The Millennium Boston Retail Property is situated within the Ladder District of downtown Boston, adjacent to Chinatown and the Downtown Crossing areas. Boston Common, a 50-acre central public park, borders the Millennium Boston Retail Property directly to the west. Surrounding uses in the area are primarily composed of commercial developments as the neighborhood is home to many of Boston’s urban retailers, theaters, comedy clubs, restaurants, and offices. The neighborhood is bracketed by the city’s two largest office submarkets, the Back Bay and the Financial District, having 14.3 million SF and 32.7 million SF of office space, respectively. Primary access to the area is provided by Interstate 93 and Interstate 90. The Interstate 93/Interstate 90 interchange is situated within one mile southeast of the Millennium Boston Retail Property. Access to the MBTA subway system is available at the Chinatown stop along the Orange Line, Boylston stop along the Green Line, or the Downtown Crossing stop along the Red Line. The Commuter rail and Amtrak services are also available one mile east of the Millennium Boston Retail Property at South Station, the largest railroad station and intercity bus terminal in greater Boston.

According to the appraisal, as of the second quarter of 2022, the Boston retail market had approximately 37.7 million SF of retail space, overall vacancy in the market was approximately 7.5% and asking rent was $24.45 PSF. According to the appraisal, as of the second quarter of 2022, the Central Boston submarket had approximately 7.0 million SF of retail space, overall vacancy in the submarket was approximately 4.8% and asking rent was $31.07 PSF. According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the Millennium Boston Retail Property was 75,361, 463,759 and 979,384, respectively. The 2021 estimated average household income within a one-, three-, and five-mile radius of the Millennium Boston Retail Property was $180,065, $129,599 and $121,861, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #3	Cut-off Date Balance:	$59,954,991
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.5%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

The following table presents recent leasing data for tenants at comparable retail properties with respect to the Millennium Boston Retail Property.

Comparable Retail Lease Summary
Subject/Location	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Yrs.)
Millennium Boston Retail (subject)(1) Boston, MA	2001	Equinox CVS Cathay Bank	103,766 12,779 6,000	Jul. 2014 Mar. 2003 Aug. 2019	$37.58 $46.58 $69.72	25 25 5
125 Summer Street Boston, MA	1989	Cava Mezze Grill	2,850	Sep. 2022	$62.00	10
Gables Seaport Boston, MA	2021	Pettiquette Pooch	1,393	Jul. 2022	$43.07	5
Faneuil Hall Boston, MA	1900	Margaritaville	13,000	Mar. 2022	$78.00	10
The Hub on Causeway Boston, MA	2019	Patina Restaurant Group (d.b.a. Hub Hall) Star Market	16,102 62,626	Sep. 2021 Jul. 2019	$72.75 $40.54	20 15
Arsenal Yards Watertown, MA	2019	Roche Bros.	32,180	Apr. 2021	$25.00	15
Thomson Place Boston, MA	1890	Trader Joe’s	13,000	Nov. 2019	$64.00	10

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of August 18, 2022.

The following table presents recent leasing data for entertainment/cinema retail tenants at comparable retail properties with respect to the Millennium Boston Retail Property:

Comparable Entertainment/Cinema Retail Lease Summary
Subject/Location	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Yrs.)
Millennium Boston Retail (subject)(1) Boston, MA	2001 / NAP	AMC Boston Common 19	136,011	Jul. 2021	$26.03	10
Showcase Cinema Warwick, RI	2001 / NAP	Showcase Cinema	57,160	May 2021	$8.40	5
Arsenal Yards Watertown, MA	2019 / NAP	The Majestic Cinema	33,880	Mar. 2020	$32.00	10
The Hub on Causeway Boston, MA	2019 / NAP	ArcLight	64,519	Aug. 2019	$34.10	15
Natick Mall Natick, MA	1966 / 2007	Dave & Buster’s	48,000	Jul. 2019	$30.00	10

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of August 18, 2022.

The following table presents information relating to the appraisal’s market rent conclusion for the Millennium Boston Retail Property:

Market Rent Summary
	Theater	Fitness	Retail South	Retail North
Market Rent	$27.50	$37.50	$47.50	$40.00
Lease Term (Years)	10	10	10	10
Lease Type	Net	Net	Net	Net
Rent Increases Projection	10.0%	10.0%	10.0%	10.0%
Tenant Improvements (New/Renewal)	$0.00 / $0.00	$0.00 / $0.00	$50.00 / $0.00	$50.00 / $0.00
Leasing Commissions (New/Renewal)	6.0% / 6.0%	6.0% / 6.0%	6.0% / 6.0%	6.0% / 6.0%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #3	Cut-off Date Balance:	$59,954,991
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.5%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Millennium Boston Retail Property:

Cash Flow Analysis
	2018	2019	2020	2021	6/30/2022 TTM	UW(1)	UW PSF
Gross Potential Rent	$7,884,820	$7,727,122	$8,286,085	$8,144,069	$8,769,416	$8,990,161	$32.97
Reimbursements	$2,569,785	$2,638,933	$2,448,784	$2,609,133	$2,541,467	$2,825,217	$10.36
Other Income(2)	$4,058,621	$4,003,915	$2,432,864	$3,571,514	$4,236,043	$4,343,000	$15.93
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($624,629)	($2.29)
Effective Gross Income	$14,513,226	$14,369,970	$13,167,734	$14,324,716	$15,546,926	$15,533,749	$56.97

Real Estate Taxes	$1,811,025	$1,863,449	$1,846,267	$1,878,127	$1,881,942	$2,195,767	$8.05
Insurance	$0	$0	$0	$0	$0	$0	$0.00
Other Expenses	$2,742,080	$2,822,230	$2,398,029	$2,762,528	$2,748,359	$2,848,656	$10.45
Total Expenses	$4,553,106	$4,685,679	$4,244,296	$4,640,656	$4,630,301	$5,044,423	$18.50

Net Operating Income	$9,960,120	$9,684,290	$8,923,438	$9,684,060	$10,916,625	$10,489,325	$38.47
Capital Expenditures	$0	$0	$0	$0	$0	$40,898	$0.15
TI/LC	$0	$0	$0	$0	$0	$574,902	$2.11
Net Cash Flow	$9,960,120	$9,684,290	$8,923,438	$9,684,060	$10,916,625	$9,873,526	$36.21

Occupancy %	100.0%	100.0%	100.0%	100.0%	97.1%(3)	97.1%
NOI DSCR(4)	1.48x	1.44x	1.33x	1.44x	1.62x	1.56x
NCF DSCR(4)	1.48x	1.44x	1.33x	1.44x	1.62x	1.47x
NOI Debt Yield(4)	11.1%	10.8%	9.9%	10.8%	12.1%	11.7%
NCF Debt Yield(4)	11.1%	10.8%	9.9%	10.8%	12.1%	11.0%

(1)	Gross Potential Rent based on the underwritten rent roll as of August 18, 2022 and includes rent steps for Sip Wine Bar and Kitchen of $19,360 taken through March 2023.

(2)	UW Other Income is comprised of $4,140,000 of net income associated with the parking garage and $203,000 of income associated with the second level storage units.

(3)	6/30/2022 TTM Occupancy is based on the underwritten rent roll as of August 18, 2022.

(4)	The debt service coverage ratios and debt yields are based on the Millennium Boston Retail Whole Loan.

Escrows and Reserves.

Real Estate Taxes – Solely during the continuance of a Cash Management Sweep Period (as defined below), the Millennium Boston Retail Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Millennium Boston Retail Property (other than real estate taxes that are the responsibility of tenants pursuant to leases which are not then in default).

Insurance – Solely during the continuance of a Cash Management Sweep Period, the Millennium Boston Retail Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, even if a Cash Management Sweep Period is continuing, the borrower is not required to make deposits into a reserve for insurance premiums for the Millennium Boston Retail Property so long as (i) no event of default under the Millennium Boston Retail Whole Loan documents has occurred and is continuing, (ii) (A) a blanket insurance policy is maintained by an affiliate of the borrower or (B) a blanket or master insurance policy is maintained by a condominium board of one of the condominiums relating to the Millennium Boston Retail Property, in each case satisfying the requirements of the loan documents, and (iii) the insurance premiums are current and paid in a timely manner in accordance with the provisions of the loan documents and the condominium documents.

Replacement Reserve – Solely during the continuance of a Cash Management Sweep Period, the Millennium Boston Retail Whole Loan documents provide for ongoing monthly deposits of approximately $5,680 into a reserve for approved capital expenditures.

AMC Rollover Reserve – During a Cash Management Sweep Period caused solely by an AMC Extension Failure (as defined below), the Millennium Boston Retail Whole Loan documents require all excess cash flow, other than excess cash flow attributable to payments by Equinox of deferred rent, to be deposited into a rollover reserve for the space leased to the AMC Boston Common 19 tenant (“AMC”); provided, that in the event that AMC is not in default is beyond any applicable notice and/or cure periods under its lease, such deposits of excess cash flow will be limited to $250,000 per month through, but not including, the monthly payment date occurring in August 2030. Funds in such reserve may be applied to pay tenant improvements and leasing commissions for the reletting of the AMC space.

“AMC Extension Failure” means that AMC has failed to extend the term of its lease prior to the monthly payment date occurring in August 2028 for a net rent of not less than $25.00 PSF and a term of not less than five years.

“Cash Management Sweep Period” means a period:

(a)	commencing upon the occurrence of an event of default under the Millennium Boston Retail Whole Loan documents and ending upon such event of default having been cured in accordance with the terms and provisions of the loan documents or otherwise to the lender’s reasonable satisfaction; or

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #3	Cut-off Date Balance:	$59,954,991
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.5%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

(b)	commencing upon the debt yield of the Millennium Boston Retail Whole Loan falling below 9.50% for any calendar quarter and ending upon such debt yield being at least 9.50% for two consecutive calendar quarters; or

(c)	commencing upon the occurrence of either (i) certain voluntary or involuntary bankruptcy related events with respect to Equinox or AMC or (ii) Equinox or AMC goes dark and ceases to operate its business in its leased space and ending upon, (x) with respect to clause (i) above, the applicable tenant affirming its lease in connection with such bankruptcy related events, or (y) with respect to clause (ii) above, the applicable tenant re-commencing the operation of its business and the payment of rent under its lease, or (z) with respect to either clause (i) or (ii) above, the leasing of the applicable space to one or more third-party replacement tenants pursuant to one or more leases approved (or deemed approved) by the lender in accordance with the terms of the loan documents, and such tenant(s) have commenced paying rent under such leases, as evidenced by tenant estoppel certificates, and amounts sufficient to pay all leasing commissions and tenant improvements for such replacement leases have been deposited with the lender; or

(d)	commencing upon the occurrence of an AMC Extension Failure, and ending upon the earlier to occur of (i) (A) AMC renewing the term of the AMC lease or (B) the leasing of substantially all of the AMC space to one or more third-party replacement tenants for a net rent of not less than $25.00 PSF and a term of not less than five years and (ii) the amount that the borrower is required to pay out of pocket in connection with tenant improvement costs and leasing commissions plus the amount of any projected shortfall in net operating income required to pay debt service due to free rent periods granted to AMC or a replacement tenant (the “AMC Rollover Reserve Amount”) will have been deposited into the AMC Rollover Reserve as described above.

Lockbox and Cash Management. The Millennium Boston Retail Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Millennium Boston Retail Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within one business day of receipt. If no Cash Management Sweep Period exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Management Sweep Period, the borrower is required to establish a lender-controlled cash management account. During a Cash Management Sweep Period, all funds in the lockbox account are required to be swept on each business day to the cash management account, and, provided no event of default is continuing under the Millennium Boston Retail Whole Loan, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Millennium Boston Retail Whole Loan, (iii) to make the monthly deposit into the replacement reserve, if any as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) during a Cash Management Sweep Period caused by an AMC Extension Failure, to deposit all remaining amounts up to the AMC Rollover Reserve Amount into the AMC rollover reserve, and (vi) to deposit any remaining amount into an excess cash flow reserve to be held as additional security for the Millennium Boston Retail Whole Loan during such Cash Management Sweep Period. Provided that if no event of default exists under the Millennium Boston Retail Whole Loan, funds in the excess cash flow reserve may be released to pay capital expenditures, tenant improvements and leasing commissions, upon satisfaction of certain conditions to such release. In addition, provided no event of default is continuing under the Millennium Boston Retail Whole Loan, funds in the excess cash flow reserve that are attributable to deferred rent payable by Equinox or AMC are required to be released to the borrower in respect of such deferred rent, provided that deferred rent in respect of Equinox may not be released to the borrower if the applicable Cash Management Sweep Period relates to Equinox under clause (c) of the definition of such term, and deferred rent in respect of AMC may not be released to the borrower if the applicable Cash Management Sweep Period relates to AMC under clause (c) or (d) of the definition of such term.

Additional Secured Indebtedness (not including trade debts). The Millennium Boston Retail Property also secures the Millennium Boston Retail Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $29,977,495. The Millennium Boston Retail Serviced Pari Passu Companion Loan accrues interest at the same rate as the Millennium Boston Retail Mortgage Loan. The Millennium Boston Retail Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Millennium Boston Retail Serviced Pari Passu Companion Loan. The holders of the Millennium Boston Retail Mortgage Loan and the Millennium Boston Retail Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Millennium Boston Retail Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. Delaware Life Insurance Company has made a preferred equity investment in certain indirect equity owners of the borrowers. Delaware Life Insurance Company is a permitted transferee of the Millennium Boston Retail Property under the Millennium Boston Retail Whole Loan documents. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the prospectus.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Millennium Boston Retail Property together with 18 months of business income insurance. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. The borrower is not required to expend on terrorism insurance an amount that is greater than or equal to two times the amount of the annual insurance premium payable at any time with respect to the all risk and business interruption coverage required by the loan documents (without giving effect to the terrorism and earthquake components of such coverage). See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Special Purpose	Loan #4	Cut-off Date Balance:	$50,000,000
10 Java Street	10 Java Street	Cut-off Date LTV:	41.7%
Brooklyn, NY 11222		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	8.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Special Purpose	Loan #4	Cut-off Date Balance:	$50,000,000
10 Java Street	10 Java Street	Cut-off Date LTV:	41.7%
Brooklyn, NY 11222		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	8.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Special Purpose	Loan #4	Cut-off Date Balance:	$50,000,000
10 Java Street	10 Java Street	Cut-off Date LTV:	41.7%
Brooklyn, NY 11222		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	8.4%

10 Java Street
10 Java Street
Brooklyn, NY 11222
Long Island City
QUEENS
Hunters Point
Greenpoint
BROOKLYN
Williamsburg
East River
Newtown Creek
Gantry Plaza State Park
Hunters Pt. South Park
McCarren Park
Bushwick Inlet Park
North 5th Street Pier Park
Murray Playground
Hunters Pt. Comm. Park
Newtown Barge Playground
WNYC Transmitter Park
First Calvary Cemetery
Ericsson Playground
Queensboro Bridge
Pulaski Bridge
Greenpoint Ave. Bridge
Queens-Midtown Tunnel
Long Island Railroad
Long Island Expwy
LIRR
East River Ferry
Hunters Point South - Ferry Terminal
Greenpoint - Ferry Terminal
N. Williamsburg - Ferry Terminal
La Guardia Airport 5 miles
JFK Intl. Airport 14 miles
4540 Center Blvd.
4545 Center Blvd.
4720 Center Blvd.
4705 Center Blvd.
Culture Lab LIC
Attic Studios
The JACX
CUNY School of Law
1 Court Sq.
Queens Library at LIC
Long Island City Courthouse
La Guardia Performing Arts Center
The International High School at La Guardia Comm. College
GUM Studios
Silvercup Studios East
The Box House
Magick City
The Greenpoint Gallery
Le Fanfare
The Creamery Studio
Cinema World Studios
Eagle + West
Bakeri
Broadway Stages
Pencil Factory
Faurschou New York
Mirror Gallery
The Java Project
Cine Magic East River Studios
Jungle Cafe
Brooklyn Art Studios
Greenpoint Chamber of Commerce
Key Food
The Brooklyn Barge
Ferox Athletics
Skyline Drive In NYC
Triskelion Arts
Calyer Place
ArtsDistrict Brooklyn
Amber Steak House
Greenpoint Fish & Lobster Co.
Hurricane Point
Charlotte Beach
The William Vale
Brooklyn Bowl/ Brooklyn Brewery
Music Hall of Williamsburg
Gotham Point
Hunters Point
Manhattan Ave.
McGuinness Blvd.
Greenpoint Ave.
Kingsland Ave.
Vernon Blvd.
Jackson Ave.
Center Blvd.
Commercial St.
Franklin St.
West St.
Norman Ave.
Nassau Ave.
Bedford Ave.
Borden Ave.
Thomson Ave.
Northern Blvd.
Queens Blvd.
Van Dam St.
Review Ave.
44th Dr.
21st St.
11th St.
49th Ave.
51st Ave.
Hunters Point Ave.
Skillman Ave.
47th Ave.
48th Ave.
Paidge Ave.
Clay St.
Dupont St.
Eagle St.
Freeman St.
Green St.
Huron St.
India St.
Java St.
Kent St.
Milton St.
Noble St.
Provost St.
Newell St.
Diamond St.
Jewel St.
Moultrie St.
Humboldt St.
Russell St.
Henry St.
Monitor St.
Leonard St.
Eckford St.
Lorimer St.
Guernsey St.
Dobbin St.
Banker St.
N. 15th St.
N. 14th St.
N. 13th St.
N. 12th St.
N. 11th St.
N. 10th St.
N. 9th St.
N. 8th St.
N. 7th St.
N. 6th St.
N. 5th St.
495
25
PATERSON
YONKERS
BRONX
MANHATTAN
QUEENS
NEW YORK CITY
BROOKLYN
NEWARK
JERSEY CITY
STATEN ISLAND
NJ
LONG ISLAND

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – 10 Java Street

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR	Location:	Brooklyn, NY 11222
Original Balance:	$50,000,000	General Property Type:	Industrial
Cut-off Date Balance:	$50,000,000	Detailed Property Type:	Special Purpose
% of Initial Pool Balance:	4.9%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1956; 2006 / 2013
Borrower Sponsor:	Kenneth Chan	Size:	106,440 SF
Guarantor:	Kenneth Chan	Cut-off Date Balance PSF:	$470
Mortgage Rate:	5.5600%	Maturity Date/ARD Balance PSF:	$470
Note Date:	9/2/2022	Property Manager:	Navistone, LLC (borrower-related)
First Payment Date:	11/1/2022
Maturity Date:	10/1/2027	Underwriting and Financial Information
Original Term to Maturity/ARD:	60 months	UW NOI:	$4,177,832
Original Amortization Term:	0 months	UW NOI Debt Yield:	8.4%
IO Period:	60 months	UW NOI Debt Yield at Maturity/ARD:	8.4%
Seasoning:	1 month	UW NCF DSCR:	1.47x
Prepayment Provisions:	L(25),D(28),O(7)	Most Recent NOI:	$2,579,268 (12/31/2021)
Lockbox/Cash Mgmt Status:	Hard/Springing	2nd Most Recent NOI:	$2,487,068 (12/31/2020)
Additional Debt Type:	No	3rd Most Recent NOI:	$2,418,074 (12/31/2019)
Additional Debt Balance:	NAP	Most Recent Occupancy:	100.0% (11/1/2022)
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent Occupancy:	100.0% (12/31/2021)
Reserves(1)	3rd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	Appraised Value (as of)(2):	$120,000,000 (6/10/2022)
RE Tax:	$0	Springing	NAP	Appraised Value PSF:	$1,127
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	41.7%
Replacement Reserve:	$0	$1,774	$21,664	Maturity Date/ARD LTV Ratio:	41.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$34,342,055	68.7%
			Return of Equity:	$13,902,374	27.8%
			Closing Costs:	$1,755,571	3.5%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The appraisal concluded an “As-Is” Appraised Value of $120 million based upon the highest and best use as a multifamily development site.

The Mortgage Loan. The fourth largest mortgage loan (the “10 Java Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $50,000,000 and secured by a first priority fee mortgage encumbering a 106,440 SF industrial property located in Brooklyn, New York (the “10 Java Street Property”).

The Borrower and Borrower Sponsor. The borrower is Java Landing, LLC, a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor is Kenneth Chan. Java Landing, LLC, is wholly owned by Java Street Realty, Inc, which is 65.0% owned by Kenneth Chan, 25.0% by Yvonne Y.T. Li, and 10.0% by Miriam Chan. Kenneth Chan is a real estate owner, manager, and developer in New York City with over 30 years of experience and has engaged in ground-up development, redevelopment, and management of industrial, residential, and mixed-use buildings located in Brooklyn, Queens, and Manhattan.

The Property. The 10 Java Street Property consists of an industrial building complex comprising 106,440 SF in Brooklyn, New York on a 2.25 acre waterfront site. The 10 Java Street Property was acquired in 1996 for $1.575 million and underwent subsequent capital upgrades. Since 2012, it has served as a television, film, and media production studio with two soundstages, storage space, talent suites and writer’s rooms, executive offices, a woodworking shop for set building, a costume design and storage room, green rooms, lounges and dressing rooms. The 10 Java Street Property was 100.0% leased to Cine Magic Riverfront Studios (“Cine Magic”) under two separate leases, both with expiration dates of August 31, 2022. As of September 1, 2022, a 6-year lease renewal agreement was signed that combines both spaces under a single lease and expires in August 2028. Since taking occupancy in May 2012, Cine Magic has invested approximately $4 million on improvements such as electrical upgrades, silent HVAC system, lighting grid, soundproofing, talent suites, and mezzanine office space. Cine Magic is a full-service film studio and production company that works with media companies including HBO, Showtime, Cinemax, TV Land, and Starz. Films and television series produced at the 10 Java Street Property include Boardwalk Empire (HBO), Tower Heist (Universal Studios), and The Dictator (Paramount Pictures), as well as Billions, Ray Donovan, Homeland, The Mick and The Knick. The lease for the sole tenant permits it to sublease, license or execute an occupancy agreement or studio usage agreement in connection with the tenant’s film and production business, without the consent of the borrower or lender. The borrower has sublet 100% of the facility to Showtime through October 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Special Purpose	Loan #4	Cut-off Date Balance:	$50,000,000
10 Java Street	10 Java Street	Cut-off Date LTV:	41.7%
Brooklyn, NY 11222		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	8.4%

The following table presents certain information relating to the leases at the 10 Java Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
Cine Magic Riverfront Studios	NR/NR/NR	106,440	100.0%	$4,861,300	$45.67	100.0%	8/31/2028	None	Y(2)
Subtotal/Wtd. Avg.		106,440	100.0%	$4,861,300	$45.67	100.0%

Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		106,440	100.0%	$4,861,300	$45.67	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	The landlord has the right to terminate the lease by providing the tenant with a fifteen month prior written notice of intent to demolish the premises, provided that the landlord will not terminate the lease prior to August 31, 2025 and that for any period of time after August 31, 2025, if the tenant requests in writing for the landlord to waive the termination right with respect to such requested time period and the landlord agrees in writing to such waiver, then the landlord will not exercise its termination right for said time period.

The following table presents certain information relating to the lease rollover schedule at the 10 Java Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of UW Base Rent Rolling	Approx. Cumulative % of UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	1	106,440	$45.67	100.0%	100.0%	$4,861,300	100.0%	100.0%
2029	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	106,440	$45.67	100.0%		$4,861,300	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 10 Java Street Property is located in Brooklyn, New York, within Kings County. The 10 Java Street Property has approximately 200 feet of frontage along the East River, providing uninterrupted views of midtown and downtown Manhattan, and is easily accessed via public transportation, car, or boat, with the Greenpoint East River ferry station one block away and the G subway line within a half mile. The 10 Java Street Property is located in the Greenpoint neighborhood of Brooklyn, which is located in the northernmost portion of the borough. It is bordered on the southwest by Williamsburg at the Bushwick inlet, on the southeast by the Brooklyn-Queens Expressway and East Williamsburg, on the north by Newtown Creek and Long Island City, Queens at the Pulaski Bridge, and on the west by the East River. In 2005, the city rezoned 184 waterfront blocks in Greenpoint and Williamsburg. This has led to redevelopment and continued growth in large-scale development including cultural, housing, retail, and mixed-use projects. Redevelopments in the area include Greenpoint Landing, a 22-acre master-planned development site located on the Brooklyn waterfront, which is transforming a former industrial area into a new multi-building development within an enclave of parks and tree-lined streets. The appraisal concluded that given the location along the East River with nearby public transportation and substantial demand being seen for multifamily product in the Greenpoint neighborhood, the 10 Java Street Property’s best use would be to redevelop this land as a multifamily property upon the lease expiration of Cine Magic. The 10 Java Street Property is located in the North Brooklyn Industrial submarket. As of the first quarter 2022, the submarket had an inventory of approximately 10.0 million SF with an average vacancy rate of 3.6% and average asking rent of $31.50 PSF. According to the appraisal, the 2021 population within a 0.25-, 0.50- and 1-mile radius was 2,751, 16,250, and 92,516, respectively. The 2021 median household income within the same 0.25-, 0.50- and 1-mile radius was $86,708, $76,368, and $87,397, respectively. The appraiser concluded a blended market rent of $24.00 for the 10 Java Street Property based on a market rent of $21.00 PSF for the industrial component and $30.00 PSF for the office component.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Special Purpose	Loan #4	Cut-off Date Balance:	$50,000,000
10 Java Street	10 Java Street	Cut-off Date LTV:	41.7%
Brooklyn, NY 11222		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	8.4%

The following table presents industrial leases signed in the vicinity of the 10 Java Street Property:

Comparable Industrial Lease Summary
Property Name/Location	Year Built / Renovated	Size	Tenant Name	Lease SF	Lease Term (Yrs)	Rent PSF	Reimbursements
10 Java Street Property Brooklyn, NY	1956; 2006/2013	106,440(1)	Cine Magic(1)	106,440(1)	16(1)	$45.67(1)	Modified Gross(1)
52-15 Flushing Avenue Flushing, NY	1963/2005	64,920	Blossom Kitchen & Bath Supply Co.	70,000	N/A	$16.50	NNN
54-35 46th Street Maspeth, NY	1959/1996	49,200	KP & PB Inc.	45,000	5	$17.78	NNN
317-321 Scholes Street Brooklyn, NY	1920/NAP	9,000	Healthy Heart	7,500	5	$35.00	Modified Gross
57-46 Flushing Avenue Maspeth, NY	1906/1995	588,390	Piece of Cake Moving & Storage	115,000	10	$15.00	NNN
25 Varick Avenue Brooklyn, NY	1931/1992	65,517	Industrial Tenant	20,000	10	$21.00	Modified Gross

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll.

The following table presents comparable recent license activity for film production studios within New York City:

New York City Sound Stage Comparables(1)
SoundStage	Size	Rent Per Month	Rent PSF/Yr
Silvercup Studios	17,500	$131,250	$90.00
Steiner Studios	16,000	$176,000	$132.00
Kaufman Astoria	12,060	$130,000	$129.35
Broadway Stages	17,500	$160,000	$109.71
Netflix (Brooklyn)	250,000	$1,354,167	$65.00
Gum Studios	10,000-18,000	N/A	$94.80-$116.76
Parlay Studios	7,500-14,600	N/A	$120-$136.32
York Maspeth	13,000	$101,969	$94.13

Source: Third party report.

(1)	License activity at the 10 Java Street Property is conducted by the tenant, not by the borrower, and the borrower does not receive the income therefrom.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Special Purpose	Loan #4	Cut-off Date Balance:	$50,000,000
10 Java Street	10 Java Street	Cut-off Date LTV:	41.7%
Brooklyn, NY 11222		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 10 Java Street Property:

Cash Flow Analysis
	2019	2020	2021	UW	UW PSF
Gross Potential Rent(1)(2)	$2,734,563	$2,816,231	$2,901,298	$4,861,300	$45.67
Other Income	$3,500	$4,000	$4,500	$5,000	$0.05
Reimbursements	$441,599	$549,292	$610,989	$644,494	$6.05
Less Vacancy & Credit Loss	$0	$0	$0	($275,290)	($2.59)
Effective Gross Income	$3,179,662	$3,369,523	$3,516,787	$5,235,504	$49.19

Real Estate Taxes	$533,956	$641,650	$703,347	$736,852	$6.92
Insurance	$133,632	$132,548	$140,672	$148,076	$1.39
Other Operating Expenses	$94,000	$108,257	$93,500	$172,745	$1.62
Total Operating Expenses	$761,588	$882,455	$937,519	$1,057,673	$9.94

Net Operating Income	$2,418,074	$2,487,068	$2,579,268	$4,177,832	$39.25
Capital Expenditures	$0	$0	$0	$21,288	$0.20
TI/LC	$0	$0	$0	$0	$0.00
Net Cash Flow	$2,418,074	$2,487,068	$2,579,268	$4,156,544	$39.05

Occupancy %	100.0%	100.0%	100.0%	94.3%(3)
NOI DSCR	0.86x	0.88x	0.92x	1.48x
NCF DSCR	0.86x	0.88x	0.92x	1.47x
NOI Debt Yield	4.8%	5.0%	5.2%	8.4%
NCF Debt Yield	4.8%	5.0%	5.2%	8.3%

(1)	The increase in Gross Potential Rent and Net Operating Income between 2021 and UW is due to the new lease between the borrower and Cine Magic entered into in August 2022, which increased base rent from $27.26 PSF to $45.67 PSF.

(2)	Gross Potential Rent has been underwritten based on the current lease agreement with Cine Magic.

(3)	UW Occupancy % represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The borrower is not required to make deposits into a reserve for real estate taxes for the 10 Java Street Property so long as (x) no Cash Sweep Event Period (as defined below) is continuing and (y) the borrower provides to the lender, within ten days after the date such real estate taxes are due and payable, reasonably acceptable evidence that all then due and payable real estate taxes with respect to the 10 Java Street Property have been paid in full on or prior to their due date. If such conditions are not satisfied, the 10 Java Street Mortgage Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 10 Java Street Property.

Insurance – The borrower is not required to make deposits into a reserve for insurance premiums for the 10 Java Street Property so long as either (x) if the liability and casualty policies covering the 10 Java Street Property are not part of a blanket or umbrella policy, (i) no Cash Sweep Event Period is continuing and (ii) the borrower provides the lender with evidence of renewal of such insurance policies 10 business days prior to their expiration and paid receipts for the related insurance premiums no later than 10 days after the date due and payable, or (y) (i) no event of default is continuing under the 10 Java Street Mortgage Loan, (ii) the liability and casualty insurance policies maintained for the 10 Java Street Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of such insurance policies no later than 10 business days prior to their expiration and paid receipts for the insurance premiums no later than 10 days prior to their expiration. If neither the conditions in (x) nor (y) are satisfied, the 10 Java Street Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

Replacement Reserve – The 10 Java Street Mortgage Loan documents provide for ongoing monthly deposits of approximately $1,774 into a reserve for capital expenditures, provided that such deposits will not be required at any time that the amount in such reserve is at least $21,664.

Lockbox and Cash Management. The 10 Java Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the 10 Java Street Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within two business days of receipt. If no Cash Sweep Event Period exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the 10 Java Street Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve, if any as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the 10

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Special Purpose	Loan #4	Cut-off Date Balance:	$50,000,000
10 Java Street	10 Java Street	Cut-off Date LTV:	41.7%
Brooklyn, NY 11222		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	8.4%

Java Street Mortgage Loan during such Cash Sweep Event Period, provided that if the Cash Sweep Event Period is due to a Material Tenant Cash Sweep Event Period (as defined below), such excess cash flow reserve may, in the lender’s discretion, be used to pay additional operating expenses.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the 10 Java Street Mortgage Loan documents, and ending upon the cure, if applicable, of such event of default; or

(ii)	commencing upon the commencement of a Material Tenant Cash Sweep Event Period and ending upon the termination of such period; or

(iii)	unless the initial Material Tenant (as defined below) has extended the term of the initial Material Tenant lease for a term that is at least two years from the then current expiration date of such lease, commencing on the date that is six months prior to the maturity date of the 10 Java Street Mortgage Loan and continuing through the remaining term of the 10 Java Street Mortgage Loan.

“Material Tenant” means, (i) Cine Magic East River Studios, and (ii) any other lessee(s) of 25% or more of the space leased to the initial Material Tenant as of the origination date (or any portion thereof).

“Material Tenant Cash Sweep Event Period” means a period (A) commencing upon the first to occur of (i) a Material Tenant failing to be in actual, physical possession of the Material Tenant’s space, failing to be open to the public for business during customary hours and/or “going dark” in the Material Tenant space, (ii) Material Tenant giving notice that it is terminating its lease for all or any portion of its space, (iii) any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect or (iv) any bankruptcy or similar insolvency of a Material Tenant; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including, without limitation, a duly executed estoppel certificate from the applicable Material Tenant reasonably acceptable to the lender) of (1) the satisfaction of the Material Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Material Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 10 Java Street Mortgage Loan, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, its leased space and paying the full amount of rent due under its lease.

“Material Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Material Tenant is in actual, physical possession of its space, open to the public for business during customary hours and not “dark” in its space, (ii) the applicable Material Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease as being in full force and effect, (iii) with respect to any bankruptcy or insolvency proceedings involving a Material Tenant and/or its lease, the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction, and/or (iv) the applicable Material Tenant is paying full, unabated rent under its lease.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 10 Java Street Property together with 18 months of business income insurance. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Certificate of Occupancy. The 10 Java Street Property does not have either a temporary or a permanent certificate of occupancy. The borrower has represented that the failure of the 10 Java Street Property to have a certificate of occupancy while occupied by the tenants set forth on the rent roll does not violate legal requirements because the improvements were constructed prior to 1938 and their use has not changed from uses permitted within the M3 use group since 1938, and to the extent that the uses of the improvements have changed from a use permitted within the M3 use group since 1938, this could be determined to be a technical violation of the New York City building code in effect as of the origination date, but the Department of Buildings of the City of New York (“DOB”) would not issue an order to vacate the improvements (but may impose fines) so long as the 10 Java Street Property is maintained in a safe condition. The borrower has covenanted to at any time following the date that the DOB issues a violation, written demand or otherwise commences any enforcement action against the 10 Java Street Property resulting from the failure to obtain a permanent certificate of occupancy, it will use commercially reasonable efforts (diligently and in good faith) to obtain or cause to be obtained a permanent certificate of occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,500,000
1412 Greenbrier Parkway	Crossways Shopping Center	Cut-off Date LTV:	65.1%
Chesapeake, VA 23320		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.5%

rue 21 etc!
ULTA
DSW SHOE WAREHOUSE

Michaels

CROSSWAYS CENTER
ROSS
Michaels
DSW

rue 21 etc!

ROSS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,500,000
1412 Greenbrier Parkway	Crossways Shopping Center	Cut-off Date LTV:	65.1%
Chesapeake, VA 23320		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,500,000
1412 Greenbrier Parkway	Crossways Shopping Center	Cut-off Date LTV:	65.1%
Chesapeake, VA 23320		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.5%

Crossways Shopping Center
1412 Greenbrier Parkway
Chesapeake, VA 23320
NORFOLK
VIRGINIA BEACH
Chesapeake
Portsmouth
Downtown
Ghent
Chrysler Museum of Art
Harrison Opera House
Scope Arena
Chrysler Hall
USS Wisconsin
Nauticus
MacArthur Center
Harbor Park Stadium
Norfolk State University
NORFOLK INDUSTRIAL PARK
Norfolk Intl. Airport 4 miles
JANAF Shopping Yard
Military Crossing
Military Circle Mall
Virginia Wesleyan College
Sentra Leigh Hospital
Norfolk-Virginia Beach Expwy
Downtown Virginia Beach 10 miles
Ventosa
Berkley
Berkley Ave
DOWNTOWN TUNNEL
Portsmouth Pavilion
Norfolk Naval Shipyard
Elizabeth River
Arrowhead
TIDE LIGHT RAIL
BALLENTINE/ BROAD CREEK
INGLESIDE ROAD
MILITARY HWY
NEWTOWN ROAD
Hampton Roads Beltway
Indian River Shopping Center
College Park Square
Indian River Park
Regent University
Kempsriver Crossing
Lake James
Chesapeake Conference Center
Chesapeake Crossing Shopping Ctr.
Greenbrier Mall
Sentara College of Health Services
Greenbrier Market Center
Woods Corner
Orchard Square
Greenbrier Country Club
NOAA
Mitsubishi Chemical USA
Battlefield Corporate Center
Oak Grove Lake Park
Chesapeake Regional Medical Center
Woodford Square
Chesapeake City Park
Chesapeake Expwy
Tidewater Comm. College - Chesapeake
Elizabeth River
Tidewater Dr
Princess Anne Rd
Virginia Beach Blvd
Virginia Bch Blvd
Campostella Rd
22nd St
Indian River Rd
Military Hwy
Providence Rd
Ohio St
Atlantic Ave
Portlock Rd
S. Military Hwy
Greenbrier Pkwy
Volvo Pkwy
N. Battlefield Blvd
Great Bridge Blvd
Dominion Blvd N.
Bainbridge Point
Clearfield Ave
Bells Mill Rd
Centerville Tpke
460
58
264
64
464
13
165
407
168
190
337
166
17
Poquoson
Hampton
Newport News
Chesapeake Bay
Atlantic Ocean
Suffolk
NORFOLK
Portsmouth
VIRGINIA BEACH
Chesapeake

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – Crossways Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Chesapeake, VA 23320
Original Balance:	$49,500,000			General Property Type:	Retail
Cut-off Date Balance:	$49,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.8%			Title Vesting(2):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1990 / NAP
Borrower Sponsor:	Schottenstein Realty LLC			Size:	355,669 SF
Guarantor:	Schottenstein Realty LLC			Cut-off Date Balance Per SF:	$139
Mortgage Rate:	5.4700%			Maturity Date Balance Per SF:	$129
Note Date:	8/2/2022			Property Manager:	Schottenstein Property Group, LLC
First Payment Date:	10/1/2022				(borrower related)
Maturity Date:	9/1/2032
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$5,186,035
Prepayment Provisions:	L(24),YM1(91),O(5)			UW NOI Debt Yield:	10.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.3%
Additional Debt Type:	No			UW NCF DSCR:	1.42x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,603,096 (6/30/2022 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,503,972 (12/31/2021)
Reserves(1)				3rd Most Recent NOI:	$4,420,288 (12/31/2020)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.6% (6/21/2022)
RE Tax:	$0	Springing	NAP	2nd Most Recent Occupancy:	92.9% (12/31/2021)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	92.5% (12/31/2020)
Replacement Reserves:	$53,331	Springing	NAP	Appraised Value (as of):	$76,000,000 (7/1/2022)
Rollover Reserves:	$0	Springing	$266,654	Appraised Value Per SF:	$214
Free Rent Reserve:	$341,637	$0	NAP	Cut-off Date LTV Ratio:	65.1%
Outstanding TI/LC Reserve:	$2,225,805	$0	NAP	Maturity Date LTV Ratio:	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$49,500,000	100.0%	Loan Payoff:	$30,267,711	61.1%
			Return of Equity:	$15,802,598	31.9%
			Reserves:	$2,620,773	5.3%
			Closing Costs:	$808,918	1.6%
Total Sources:	$49,500,000	100.0%	Total Uses:	$49,500,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

(2)	See “The Property” section below.

The Mortgage Loan. The fifth largest mortgage loan (the “Crossways Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,500,000 and is secured by a first priority fee and leasehold mortgage encumbering a 355,669 SF anchored retail shopping center located in Chesapeake, Virginia (the “Crossways Shopping Center Property”).

The Borrowers and the Borrower Sponsor. The borrowers for the Crossways Shopping Center Mortgage Loan, JLP-Chesapeake, LLC and JLP-MWL Chesapeake LLC, are each a single-purpose Delaware limited liability company with one independent director in its organizational structure. JLP-Chesapeake, LLC owns the fee interest in the Crossways Shopping Center Property and is wholly owned by Jubilee-Chesapeake Equity LLC, which is 92.0% owned by Schottenstein Realty LLC and 8.0% owned by various minority members. JLP-MWL Chesapeake LLC is owned by Schottenstein Realty LLC. JLP-MWL Chesapeake LLC assumed a tenant lease from a tenant that was formerly bankrupt, and in turn subleases the related space to the tenants TJ Maxx and Ross Dress for Less. The non-recourse carveout guarantor and borrower sponsor is Schottenstein Realty LLC, a fully-integrated, self-managed owner, operator, and redeveloper of power/big box, community and neighborhood shopping centers in major population centers throughout the United States. As of June 30, 2021, Schottenstein Realty LLC owns interests in 84 operating properties in 23 states with approximately 11.4 million square feet of gross leasable area, which are 91.3% occupied. Jay Schottenstein is the Chairman and Chief Executive Officer of Schottenstein Realty LLC, has led the Schottenstein Companies since 1993, and has more than 30 years’ experience in the retail and real estate industries. Jay Schottenstein is also the Chief Executive Officer of American Eagle Outfitters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,500,000
1412 Greenbrier Parkway	Crossways Shopping Center	Cut-off Date LTV:	65.1%
Chesapeake, VA 23320		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.5%

The Property. The Crossways Shopping Center Property is comprised of one co-borrower’s fee interest and another co-borrower’s leasehold interest under a space lease in a 355,669 SF retail shopping center on an approximately 33.6 acre site in Chesapeake, Virginia. The related space lease is between the co-borrowers and expires on November 30, 2040. The portion of the Mortgaged Property that is subject to the space lease is improved with two junior anchor boxes that are sub-leased to TJ Maxx and Ross Dress For Less, respectively. The rent paid by the sublessees, TJ Maxx and Ross Dress For Less, has been included in loan underwriting. The Crossways Shopping Center Property is comprised of five buildings with 822 parking spaces (2.3 spaces per 1,000 SF). Built in 1990, the Crossways Shopping Center Property is anchored by Value City Furniture (15.6% of NRA), a borrower-affiliated tenant. Other anchor tenants at the Crossways Shopping Center Property include Ross Dress for Less, TJ Maxx, Ulta Beauty, DSW Shoe Warehouse (also a borrower-affiliated tenant), Buy Buy Baby and Michaels. As of June 21, 2022, the Crossways Shopping Center Property was 96.6% leased to 45 tenants.

Major Tenants.

Value City Furniture (55,548 SF, 15.6% of NRA, 10.0% of underwritten rent). Value City Furniture is a family-founded, family-led furniture store business that has been operating for 75 years. The company was founded by Ephraim Schottenstein in the 1930s in Columbus, Ohio. Value City Furniture is owned by the borrower sponsor, with Johnathan Schottenstein serving as the president and Jay Schottenstein serving as chairman of the board. Value City Furniture currently operates more than 120 stores with 4,000 employees throughout the United States. Value City Furniture has anchored the Crossways Shopping Center Property since 2001, has a lease expiration date of April 30, 2026 and has one, 5-year renewal option remaining.

Ross Dress for Less (30,187 SF, 8.5% of NRA, 6.2% of underwritten rent). Ross Dress for Less is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Ross Dress for Less has more than 100,000 employees and 1,648 stores across 40 states, the District of Columbia and Guam. Ross Dress for Less has been a tenant at the Crossways Shopping Center Property since 2002, has a lease expiration date of January 31, 2028 and has one, 5-year renewal option remaining.

TJ Maxx (30,000 SF, 8.4% of NRA, 5.1% of underwritten rent). TJ Maxx is a retail American department store chain, and one of the main subsidiaries of The TJX Companies Inc., an off-price apparel and home fashions retailer in the United States and worldwide. At the end of fiscal year 2022, The TJX Companies, Inc. reported nearly 4,700 stores across nine countries and three continents, and five distinctive branded e-commerce sites, with approximately 340,000 associates. Along with TJ Maxx, The TJX Companies Inc. operates as Marshalls, HomeGoods, Sierra, and Homesense. TJ Maxx has been a tenant at the Crossways Shopping Center Property since 2002, has a lease expiration date of October 31, 2027 and has two, 5-year renewal options remaining.

DSW Shoe Warehouse (27,289 SF, 7.7% of NRA, 7.4% of underwritten rent). DSW Shoe Warehouse is a retail store chain specializing in designer and name brand shoes and fashion accessories. DSW Shoe Warehouse is one of the largest subsidiaries of Designer Brands Inc., one of North America’s largest designers, producers, and retailers of footwear and accessories. Designer Brands Inc. also operates as The Shoe Company and Shoe Warehouse. Jay Schottenstein, the Chairman and Chief Executive Officer of the borrower sponsor, has been the Executive Chairman of the Board of Directors of Designer Brands Inc. since 2005. DSW Shoe Warehouse opened its first store in 1991 in Dublin, Ohio, and currently operates more than 500 stores across 44 states. DSW Shoe Warehouse has been a tenant at the Crossways Shopping Center Property since 2001, has a lease expiration date of July 31, 2023 and has two, 5-year renewal options remaining.

Buy Buy Baby (27,000 SF, 7.6% of NRA, 6.3% of underwritten rent). Buy Buy Baby is a chain of retail stores specializing in clothing, strollers, and other products for infants and toddlers. Buy Buy Baby, which has over 100 store locations across the United States and Canada, is a wholly owned subsidiary of Bed Bath & Beyond following its acquisition in 2007. Buy Buy Baby’s lease is expected to commence in March 2023, with construction of tenant improvements expected to commence in the coming months. We cannot assure you whether or when the buildout of Buy Buy Baby’s leased space will be completed or whether or when Buy Buy Baby will occupy its leased space. Buy Buy Baby is in a free rent period until March 10, 2023. At origination of the Crossways Shopping Center Mortgage Loan, (x) $341,637 was reserved for free rent for Buy Buy Baby and (y) $1,607,100 was reserved in tenant improvement allowances for Buy Buy Baby. There is no assurance that Buy Buy Baby will take occupancy of its space as expected or at all. Buy Buy Baby has a lease expiration date of January 31, 2038, and has three, 5-year renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,500,000
1412 Greenbrier Parkway	Crossways Shopping Center	Cut-off Date LTV:	65.1%
Chesapeake, VA 23320		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.5%

The following table presents a summary regarding the major tenants at the Crossways Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF	App. % of Total Annual UW Rent	Most Recent Sales
							$(3)	PSF(3)	Occ Cost %(4)	Term. Option	Renewal Options	Lease Expiration
Value City Furniture(5)	NR/NR/NR	55,548	15.6%	$555,480	$10.00	10.0%	$10,949,039	$197.11	6.7%	N	1 x 5 yr	4/30/2026
Ross Dress For Less	NR/A2/BBB+	30,187	8.5%	$347,151	$11.50	6.2%	NAV	NAV	NAV	N	1 x 5 yr	1/31/2028
TJ Maxx	NR/A2/A	30,000	8.4%	$285,000	$9.50	5.1%	$13,060,034	$435.33	2.9%	N	2 x 5 yr	10/31/2027
DSW Shoe Warehouse(5)	NR/NR/NR	27,289	7.7%	$409,335	$15.00	7.4%	$5,782,881	$211.91	8.5%	N	2 x 5 yr	7/31/2023
Buy Buy Baby(6)	NR/NR/NR	27,000	7.6%	$348,205	$12.90	6.3%	NAV	NAV	NAV	N	3 x 5 yr	1/31/2038
Subtotal/Wtd. Avg.		170,024	47.8%	$1,945,171	$11.44	34.9%

Other Tenants		173,711	48.8%	$3,623,223	$20.86	65.1%
Vacant Space		11,934	3.4%	$0	$0.00	0.0%
Total/Wtd. Avg.(7)		355,669	100.0%	$5,568,393	$16.20	100.0%

(1)	Information is based on the underwritten rent roll as of June 21, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Most Recent Sales are as of July 2022 for Value City Furniture and DSW Shoe Warehouse, and January 2022 for TJ Maxx.

(4)	Occ. Cost % is based on underwritten rent and reimbursements divided by most recent reported sales. Reimbursements were $173,138 for Value City Furniture, $93,507 for TJ Maxx, and $85,057 for DSW Shoe Warehouse.

(5)	The tenant is an affiliate of the borrower.
(6)	Buy Buy Baby’s lease is expected to commence in March, 2023, with construction of tenant improvements expected to commence in the coming months. There is no assurance whether or when the buildout of Buy Buy Baby’s leased space will be completed or whether or when Buy Buy Baby will occupy its leased space. Buy Buy Baby is in a free rent period until March 10, 2023. At origination of the Crossways Shopping Center Mortgage Loan, (x) $341,637 was reserved for free rent for Buy Buy Baby and (y) $1,607,100 was reserved in tenant improvement allowances for Buy Buy Baby. We cannot assure you that Buy Buy Baby will take occupancy of its space as expected or at all.

(7)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Crossways Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	8,723	$3.49	2.5%	2.5%	$30,441	0.5%	0.5%
2022	2	6,900	$22.79	1.9%	4.4%	$157,218	2.8%	3.4%
2023	4	40,679	$16.00	11.4%	15.8%	$650,902	11.7%	15.1%
2024	6	21,237	$23.98	6.0%	21.8%	$509,165	9.1%	24.2%
2025	5	26,898	$22.74	7.6%	29.4%	$611,613	11.0%	35.2%
2026	8	81,348	$13.69	22.9%	52.2%	$1,113,835	20.0%	55.2%
2027	4	37,529	$14.41	10.6%	62.8%	$540,704	9.7%	64.9%
2028	6	41,797	$17.49	11.8%	74.5%	$731,094	13.1%	78.0%
2029	1	1,200	$27.50	0.3%	74.9%	$33,000	0.6%	78.6%
2030	0	0	$0.00	0.0%	74.9%	$0	0.0%	78.6%
2031	1	6,540	$16.00	1.8%	76.7%	$104,640	1.9%	80.5%
2032	4	37,884	$15.99	10.7%	87.4%	$605,576	10.9%	91.4%
2033 & Beyond	2	33,000	$14.55	9.3%	96.6%	$480,205	8.6%	100.0%
Vacant	0	11,934	$0.00	3.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	45	355,669	$16.20	100.0%		$5,568,393	100.0%

(1)	Information is based on the underwritten rent roll as of June 21, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Crossways Shopping Center Property is located in Chesapeake, Virginia, in the Greenbrier/Battlefield submarket within the Hampton Roads market. The Crossways Shopping Center Property is located along the Greenbrier Parkway immediately south of its interchange with Interstate 64. Downtown Norfolk Virginia is approximately 10.3 miles away, and the Norfolk International Airport is approximately 11.5 miles away from the Crossways Shopping Center Property, respectively. Situated to the west of Virginia Beach, south of Norfolk, and north of the North Carolina border, Chesapeake is the third largest city in the state of Virginia in terms of population. Two naval stations are located within the region. Naval Station Norfolk, which supports the operational readiness of the US Atlantic fleet and is the largest naval complex in the world, is approximately 17.2 miles north of the Crossways Shopping Center Property. Naval Station Oceana, the Navy’s East Coast Master Jet Base, is home to 17 aviation squadrons, with approximately 10,500 active Navy personnel, 10,000 family members, and 4,500 civilians, and is situated approximately 16.4 miles east of the Crossways Shopping Center Property. Along

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,500,000
1412 Greenbrier Parkway	Crossways Shopping Center	Cut-off Date LTV:	65.1%
Chesapeake, VA 23320		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.5%

with the two Naval stations, major employers in the area include Sentara Healthcare, Riverside Regional Medical Center, Bon Secours Health System Inc., and Old Dominion University. According to the appraisal, as of the first quarter of 2022, the Hampton Roads market had approximately 108.0 million SF of retail space inventory, overall vacancy in the market was approximately 5.1% and asking rent was $15.26 PSF. According to the appraisal, as of the first quarter of 2022, the Greenbrier/Battlefield submarket had approximately 5.0 million SF of retail space inventory, overall vacancy in the submarket was approximately 4.5% and asking rent was $17.79 PSF. According to the appraisal, the 2022 estimated population within a one-, three- and five-mile radius of the Crossways Shopping Center Property was 7,591, 102,679 and 215,081, respectively. The 2022 estimated average household income within a one-, three-, and five-mile radius of the Crossways Shopping Center Property was $96,882, $92,417 and $97,949, respectively.

The following table presents recent leasing data for anchor tenants at comparable retail properties with respect to the Crossways Shopping Center Property:

Comparable Anchor Retail Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Crossways Shopping Center (subject)(1) Chesapeake, VA	Value City Furniture	355,669	55,548	May 2021	$10.00	60
Academy Sports+ Outdoors Gastonia, NC	Academy Sports +	68,677	68,677	Feb. 2019	$11.00	240
Hickory Ridge Hickory, NC	Best Buy	380,565	45,000	Feb. 2020	$12.25	60
Southpark Square Colonial Heights, VA	Books-A-Million	271,168	21,324	Apr. 2021	$10.81	60
Landstown Commons Virginia Beach, VA	Burlington Coat Factory	408,851	27,971	Jun. 2021	$13.50	120
Olde Towne Market Place Portsmouth, VA	Food Lion	42,000	33,000	Apr. 2021	$12.04	60
Cedar Road & Dominion Boulevard Chesapeake, VA	Publix	57,987	48,387	Jan. 2023	$14.85	263

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of June 21, 2022.

The following table presents recent leasing data for in line retail tenants at comparable retail properties with respect to the Crossways Shopping Center Property:

Comparable In Line Retail Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Crossways Shopping Center (subject)(1) Chesapeake, VA	Sentara Medical Group	355,669	6,000	Apr. 2023	$22.00	126
Landstown Commons Virginia Beach, VA	Play it Again Sports	408,851	2,827	Jan. 2021	$25.00	70
Wayside Village Virginia Beach, VA	Beau iBrowz	96,289	1,297	Jun. 2021	$22.00	60
General Booth Plaza Virginia Beach, VA	615 Bar & Grill	71,639	2,400	Feb. 2021	$25.05	36
Town Place Shops Chesapeake, VA	Fast Fit	13,500	5,000	Oct. 2019	$27.50	120
Volvo Commons Chesapeake, VA	Dream Nails & Spa	19,414	2,574	Nov. 2019	$25.00	120

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of June 21, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,500,000
1412 Greenbrier Parkway	Crossways Shopping Center	Cut-off Date LTV:	65.1%
Chesapeake, VA 23320		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.5%

The following table presents information relating to the appraisal’s market rent conclusion for the Crossways Shopping Center Property:

Market Rent Summary
	Anchor	Junior Anchor	Large In Line	In Line
Market Rent	$10.00	$14.00	$18.00	$25.00
Lease Term (Years)	10	10	5	5
Lease Type	NNN	NNN	NNN	NNN
Rent Increases Projection	Flat	Flat	Flat	3.0% per annum
Tenant Improvements (New/Renewal)	$5.00 / $1.00	$5.00 / $1.00	$10.00 / $5.00	$10.00 / $5.00
Leasing Commissions (New/Renewal)	5.0% / 2.5%	5.0% / 2.5%	5.0% / 2.5%	5.0% / 2.5%

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crossways Shopping Center Property:

Cash Flow Analysis
	2018	2019	2020	2021	6/30/2022 TTM(1)	UW(1)	UW PSF
Gross Potential Rent	$5,336,231	$5,266,028	$5,120,808	$5,080,367	$5,064,990	$5,866,743	$16.49
Reimbursements	$1,046,164	$1,045,634	$954,273	$938,085	$1,091,711	$1,071,388	$3.01
Other Income	$18,933	$8,942	$1,595	$3,796	$84,416	$0	$0.00
Discounts Concessions	($72,538)	($22,804)	($288,418)	($96,050)	$22,862	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($76,064)	($298,350)	($0.84)
Effective Gross Income	$6,328,790	$6,297,800	$5,788,258	$5,926,198	$6,187,915	$6,639,781	$18.67

Real Estate Taxes	$581,401	$599,201	$620,791	$633,632	$633,182	$633,182	$1.78
Insurance	$37,968	$46,687	$58,854	$72,636	$76,331	$76,947	$0.22
Other Expenses	$866,100	$841,138	$688,325	$715,958	$875,306	$743,617	$2.09
Total Expenses	$1,485,469	$1,487,026	$1,367,970	$1,422,226	$1,584,819	$1,453,746	$4.09

Net Operating Income	$4,843,321	$4,810,774	$4,420,288	$4,503,972	$4,603,096	$5,186,035	$14.58
Capital Expenditures	$0	$0	$0	$0	$0	$53,350	$0.15
TI/LC	$0	$0	$0	$0	$0	$366,339	$1.03
Net Cash Flow	$4,843,321	$4,810,774	$4,420,288	$4,503,972	$4,603,096	$4,766,345	$13.40

Occupancy %	96.5%	95.5%	92.5%	92.9%	96.6%(2)	94.9%
NOI DSCR	1.44x	1.43x	1.31x	1.34x	1.37x	1.54x
NCF DSCR	1.44x	1.43x	1.31x	1.34x	1.37x	1.42x
NOI Debt Yield	9.8%	9.7%	8.9%	9.1%	9.3%	10.5%
NCF Debt Yield	9.8%	9.7%	8.9%	9.1%	9.3%	9.6%

(1)	The increase in UW NOI relative to the 6/30/2022 TTM to UW NOI is primarily due to new leases with tenants Buy Buy Baby, Sentara Medical Group, Hot Pot, Rajput Indian Eats, and Nail Affair, as well as contractual rent steps through August 2023 for Ross Dress for Less, TJ Maxx, Panera Bread, Kelly’s Tavern, Ruby Tuesday, Rack Room Shoes, T-Mobile, Leslie’s Swimming Pool Supplies, Smashburger, Emersons Fine Gifts & Tobacco, and European Wax Center totaling $92,520 in total contractual rent steps.

(2)	6/30/2022 TTM Occupancy is based off the June 21, 2022 underwritten rent roll.

Escrows and Reserves.

Real Estate Taxes – The borrower is not required to make deposits into a reserve for real estate taxes for the Crossways Shopping Center Property so long as (x) no Cash Sweep Event Period (as defined below) is continuing, (y) there has been no change in control of the borrower and (z) the borrower provides to the lender, within ten days after the date real estate taxes are due and payable, reasonably acceptable evidence that all then due and payable real estate taxes with respect to the Crossways Shopping Center Property have been paid in full on or prior to their due date. If such conditions are not satisfied, the Crossways Shopping Center Mortgage Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Crossways Shopping Center Property.

Insurance – The borrower is not required to make deposits into a reserve for insurance premiums for the Crossways Shopping Center Property so long as either (x) if the liability and casualty policies covering the Crossways Shopping Center Property are not part of a blanket or umbrella policy, (i) there has been no change in control of the borrower, (ii) no Cash Sweep Event Period is continuing, (iii) the borrower provides the lender with evidence of renewal of such insurance policies 10 business days prior to their expiration and paid receipts for the related insurance premiums no later than 10 days after the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,500,000
1412 Greenbrier Parkway	Crossways Shopping Center	Cut-off Date LTV:	65.1%
Chesapeake, VA 23320		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.5%

date due and payable, (iv) such insurance policies satisfy the applicable requirements under the Crossways Shopping Center Mortgage Loan documents and (v) no event of default is continuing under the Crossways Shopping Center Mortgage Loan documents or (y) if the liability and casualty insurance policies maintained for the Crossways Shopping Center Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (i) no event of default is continuing under the Crossways Shopping Center Mortgage Loan documents and (ii) the borrower provides the lender with evidence of renewal of such insurance policies no later than 10 business days prior to their expiration and paid receipts for the insurance premiums no later than 10 days prior to their expiration. If neither conditions (x) nor (y) are satisfied, the Crossways Shopping Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

Replacement Reserve – At origination, $53,331 was required to be deposited into a reserve for capital expenditures (the “Capital Expenditure Initial Deposit Amount”). The Crossways Shopping Center Mortgage Loan documents provide for ongoing monthly deposits of approximately $4,444 into such reserve, provided that such deposits will not be required so long as (i) there has been no change in control of the borrower, (ii) no event of default is continuing under the Crossways Shopping Center Mortgage Loan documents and (iii) on each monthly payment date occurring during the calendar month of October throughout the term of the Crossways Shopping Center Mortgage Loan, the borrower deposits with the lender an amount equal to the difference between the Capital Expenditure Initial Deposit Amount and the then current balance of the replacement reserve, if any.

Rollover Reserve – The Crossways Shopping Center Mortgage Loan documents provide for ongoing monthly deposits of approximately $22,221 into a reserve (that is not currently in place) for future tenant improvement and leasing commission expenses, provided that such deposits will not be required at any time that the amount in such reserve is at least approximately $266,654 so long as (i) there has been no change in control of the borrower and (ii) no event of default is continuing under the Crossways Shopping Center Mortgage Loan documents. Notwithstanding the foregoing, no deposits into a reserve for future tenant improvement and leasing commission expenses will be required so long as (i) there has been no change in control of the borrower and (ii) the debt service coverage ratio is greater than or equal to 1.10x.

Outstanding TI/LC Reserve – At origination, $1,607,100 was required to be deposited into a reserve for tenant allowance that the borrower is obligated under the Buy Buy Baby lease to pay to Buy Buy Baby in consideration for Buy Buy Baby’s construction of its leased premises, and $133,925 was required to be deposited into a reserve for leasing commissions outstanding under the Buy Buy Baby lease. At origination, (x) (i) $240,000 was required to be deposited into a reserve for tenant allowance that the borrower is obligated under the Sentara lease to pay to Sentara in consideration for Sentara’s construction of its leased premises and (ii) $36,000 was required to be deposited into a reserve for leasing commissions outstanding under the Sentara lease and (y) (i) $126,000 was required to be deposited into a reserve for tenant allowance that the borrower is obligated under the Hot Pot lease to pay to Hot Pot in consideration for Hot Pot’s construction of its leased premises and (ii) $82,780 was required to be deposited into a reserve for leasing commissions outstanding under the Hot Pot lease.

Lockbox and Cash Management. The Crossways Shopping Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Crossways Shopping Center Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within two business days of receipt. If no Cash Sweep Event Period exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account, and, provided no event of default is continuing under the Crossways Shopping Center Mortgage Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Crossways Shopping Center Mortgage Loan, (iii) to make the monthly deposit into the capital expenditure reserve, if any as described above under “Escrows and Reserves,” (iv) to make the monthly deposit into the rollover reserve, if any as described above under “Escrows and Reserves,” (v) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (vi) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Crossways Shopping Center Mortgage Loan during such Cash Sweep Event Period.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Crossways Shopping Center Mortgage Loan documents, and ending upon the cure, if applicable, of such event of default;

(ii)	commencing upon any voluntary bankruptcy or insolvency filing of the borrower or the non-recourse carveout guarantor that has not been dismissed, settled or cured within 180 days (and in the case of the non-recourse carveout guarantor, it has not been replaced by a replacement guarantor reasonably satisfactory to the lender within 30 days following demand of replacement by the lender), and ending upon any voluntary bankruptcy or insolvency filing of the borrower or the non-recourse carveout guarantor being dismissed, settled and cured and the borrower or the non-recourse carveout guarantor, as applicable, has emerged from bankruptcy or insolvency; or

(iii)	commencing upon the occurrence of a DSCR Event (as defined below) and ending upon the date the debt service coverage ratio is equal to or greater than 1.10x for the four (4) immediately preceding consecutive quarters.

“DSCR Event” means the date upon which the debt service coverage ratio has been equal to less than 1.00x for four (4) consecutive quarters; provided that a DSCR Event will not occur if, within 5 business days of notice from the lender of the occurrence of a DSCR Event, the borrower (i) deposits with the lender either cash or one or more letters of credit in an amount that if applied to the Crossways Shopping Center Mortgage Loan would result in a debt service coverage ratio of 1.10x (a “DSCR Deposit”) or (ii) delivers to the lender a partial payment guaranty executed by the non-recourse carveout guarantor for the DSCR Deposit.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,500,000
1412 Greenbrier Parkway	Crossways Shopping Center	Cut-off Date LTV:	65.1%
Chesapeake, VA 23320		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.5%

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Crossways Shopping Center Property together with 18 months of business income insurance. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #6	Cut-off Date Balance:	$44,000,000
25, 50, 80, & 110 Commerce Drive	Allendale Corporate Center	Cut-off Date LTV:	62.9%
and 40 & 90 Boroline Road		UW NCF DSCR:	1.41x
Allendale, NJ 07401		UW NOI Debt Yield:	9.0%

80 Commerce Drive

25 Commerce Drive

50
COMMERCE DR.

50 Commerce Drive

COLLAGEN MATRIX

110 Commerce Drive

40 Boroline Road

90 Boroline Road

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #6	Cut-off Date Balance:	$44,000,000
25, 50, 80, & 110 Commerce Drive	Allendale Corporate Center	Cut-off Date LTV:	62.9%
and 40 & 90 Boroline Road		UW NCF DSCR:	1.41x
Allendale, NJ 07401		UW NOI Debt Yield:	9.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #6	Cut-off Date Balance:	$44,000,000
25, 50, 80, & 110 Commerce Drive	Allendale Corporate Center	Cut-off Date LTV:	62.9%
and 40 & 90 Boroline Road		UW NCF DSCR:	1.41x
Allendale, NJ 07401		UW NOI Debt Yield:	9.0%

Allendale Corporate Center
25, 50, 80, & 110 Commerce Drive
and 40 & 90 Boroline Road
Allendale, NJ 07401
Hillburn
Harriman State Park
Montebello
Spook Rock Golf Course
SUNY Rockland Community College
New City
Ringwood State Park
Spring Valley
Monsey
New York State Thruway
Good Samaritan Hospital
Suffern
RJ Brands
Ringwood
Mahwah
Airmont
Ramapo Valley County Reservation
NEW YORK
NEW JERSEY
ROCKLAND COUNTY
Nanuet
Chestnut Ridge
Ramapo College of New Jersey
Stryker Orthopaedics
Masonicus Rd
Apple Ridge Country Club
Volvo Car USA Corporate Headquarters
Ramsey Square
Pearl River
Upper Saddle River
Campgaw Mountain Ski Area
Darlington Ave
Interstate Shopping Center
Garden State Pkwy
Darlington Golf Course
Ramsey
Lake St
Montvale
BERGEN COUNTY
KPMG
Mercedes-Benz USA
Eagle Pharmaceutical Inc.
Reckitt Benckiser
Motorola
Sony
Tice's Corner Marketplace
Park Ridge
Oakland
Allendale
Farmer's Choice Food Brands
Saddle River
BMW of North America
Franklin Lakes
Woodcliff Lake
Brookside Ave
Express Scripts Inc.
Becton Dickinson Franklin Lakes Campus
Waldwick
Boulder Run Mall
Franklin Ave
Wyckoff
Ho-Ho-Kus
Hillsdale
Piermont Ave
Westwood Plaza
Washington Ave
Ridgewood
Glen Ave
Westwood
The Valley Hospital
Washington Township
Emerson
Ridgewood Ave
Paramus
Fashion Center Paramus
Hackensack Golf Club
Grove St
Saddle River County Park
Glen Rock
Paramus Park
Bergen New Bridge Medical Center
Oradell
Bergen Community College
Ridgewood Country Club
Fair Lawn
New Milford
Midland Ave
NY City 26 miles
Airmont Rd
Franklin Tpke
Crescent Ave
Saddle River Rd
Campgaw Rd
Wyckoff Ave
Central Ave
NJ TRANSIT
Chestnut Ridge Rd
Pascack Rd
Van Emburgh Ave
Paramus Rd
Broad St
Forest Ave
METRO NORTH
17
202
87
287
59
306
45
304
208
NEW YORK
NEW JERSEY
PATERSON
YONKERS
BRONX
NEW YORK CITY
MANHATTAN

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – Allendale Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Allendale, NJ 07401
Original Balance:		$44,000,000		General Property Type:	Industrial
Cut-off Date Balance:		$44,000,000		Detailed Property Type:	Flex
% of Initial Pool Balance:		4.3%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1989-2000 / NAP
Borrower Sponsors:		Anthony M. Laino and Paul J. Laino		Size:	377,748 SF
Guarantors:		(1)		Cut-off Date Balance PSF:	$116
Mortgage Rate:		6.0100%		Maturity Date Balance PSF:	$116
Note Date:		7/28/2022		Property Manager:	Meadowlands Group, LLC
First Payment Date:		9/1/2022
Maturity Date:		8/1/2032
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months		Underwriting and Financial Information
Seasoning:		3 months		UW NOI:	$3,977,605
Prepayment Provisions:		L(27),D(89),O(4)		UW NOI Debt Yield:	9.0%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	9.0%
Additional Debt Type:		No		UW NCF DSCR:	1.41x
Additional Debt Balance:		NAP		Most Recent NOI:	$2,233,845 (3/31/2022 TTM)
Future Debt Permitted (Type)(2):		Yes (Mezzanine)		2nd Most Recent NOI:	$2,049,497 (12/31/2021)
Reserves(3)				3rd Most Recent NOI:	$2,480,296 (12/31/2020)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (9/1/2022)
RE Tax:	$417,184	$139,061	NAP	2nd Most Recent Occupancy:	90.8% (12/31/2021)
Insurance:	$91,837	$11,480	NAP	3rd Most Recent Occupancy:	81.2% (12/31/2020)
Replacement Reserve:	$0	$4,722	$169,987	Appraised Value (as of):	$70,000,000 (6/6/2022)
Rollover Reserve:	$550,000	$15,740	$550,000	Appraised Value PSF:	$185
Outstanding TI/LC Reserve:	$1,725,610	$0	NAP	Cut-off Date LTV Ratio:	62.9%
Free Rent Reserves	$192,532	$0	NAP	Maturity Date LTV Ratio:	62.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$44,000,000	100.0%	Loan Payoff:	$33,561,388	76.3%
			Return of Equity:	$5,733,103	13.0%
			Reserves:	$2,977,163	6.8%
			Closing Costs:	$1,728,346	3.9%
Total Sources:	$44,000,000	100.0%	Total Uses:	$44,000,000	100.0%

(1)	The Guarantors for the mortgage loan (the “Allendale Corporate Center Mortgage Loan”) are Michael E. Laino 2012 Family Trust, Arlene Laino 2012 Family Trust, Anthony M. Laino, Paul J. Laino, Marianne Laino 2012 Family Trust and Anthony M. Laino 2012 Family Trust.

(2)	See “Mezzanine Loan and Preferred Equity” below for further discussion on the Future Debt Permitted (Type).

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan is evidenced by a promissory note in the original principal amount of $44,000,000 and secured by a first priority fee mortgage encumbering a 377,748 SF industrial property located in Allendale, New Jersey (the “Allendale Corporate Center Property”).

The Borrower and Borrower Sponsors. The borrower is Allendale Corporate Center LLC, a single-purpose Delaware limited liability company with one independent director. The borrower sponsors are Paul J. Laino and Anthony M. Laino and the non-recourse carveout guarantors are Michael E. Laino 2012 Family Trust, Arlene Laino 2012 Family Trust, Anthony M. Laino, Paul J. Laino, Marianne Laino 2012 Family Trust and Anthony M. Laino 2012 Family Trust. Paul J. Laino and Anthony M. Laino are the principals of Architectural Window, a long-established window, design, manufacturing, and installation firm that has been operated by the Laino family for three generations. Paul J. Laino and Anthony M. Laino are also real estate investors with a portfolio of commercial real estate holdings located in Northern New Jersey comprised of 15 buildings (including the Allendale Corporate Center Property) totaling approximately 1.2 million SF.

The Property. The Allendale Corporate Center Property consists of six industrial flex buildings comprising 377,748 SF in Allendale, New Jersey on a 30.87 acre site. The Allendale Corporate Center Property was constructed by the borrower sponsors in phases between 1989 and 2000, has clear heights ranging from 18 to 21 feet, includes 43 loading doors, and has an office-build out comprising approximately 26.2% of the square footage. The Allendale Corporate Center Property is 100.0% leased to 12 tenants including several nationally operating tenants including Collagen, Marubeni Citizen and Toshiba. Three tenants representing 18.7% of the SF have been located at the Allendale Corporate Center Property for at least 10 years, seven tenants representing 47.7% of the SF have been located at the Allendale Corporate Center Property for at least 8 years, and five tenants representing 29.7% of the SF have extended and/or renewed at the Allendale Corporate Center Property at least once. During the last year, the borrower has executed four new leases totaling 139,346 SF and three lease renewals and/or expansions totaling 71,588 SF, resulting in total leasing activity of 210,934 SF representing 55.8% of the SF. Additionally, two tenant expansions were executed prior to loan origination.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #6	Cut-off Date Balance:	$44,000,000
25, 50, 80, & 110 Commerce Drive	Allendale Corporate Center	Cut-off Date LTV:	62.9%
and 40 & 90 Boroline Road		UW NCF DSCR:	1.41x
Allendale, NJ 07401		UW NOI Debt Yield:	9.0%

Major Tenants.

Alan Baird Industries Inc. (68,250 SF, 18.1% of NRA, 19.8% of underwritten rent). Founded in 1973, Alan Baird Industries Inc. designs, engineers, and manufactures a broad range of precision wire and cable products. While Alan Baird Industries Inc. serves multiple industries, the company has a long history of supporting the healthcare industry with a focus on producing precision components for medical devices and equipment used in complex medical procedures. Alan Baird Industries Inc. has been a tenant at the Allendale Corporate Center Property since 2021, has a lease expiration date of July 31, 2032, and has two 5-year renewal options remaining. Construction of the tenant improvements for Alan Baird Industries Inc. is expected to commence in November 2022, and at origination the lender reserved $920,000 for TI/LCs associated with the buildout, with Alan Baird Industries Inc. expected to take occupancy in the second calendar quarter of 2023. There is no assurance whether or when the buildout of Alan Baird Industries Inc.’s leased space will be completed or whether or when Alan Baird Industries Inc. will occupy its leased space. Alan Baird Industries Inc. commenced its lease in November of 2021 and commenced paying rent in August of 2022.

Aperion Surfaces (49,218 SF, 13.0% of NRA, 14.6% of underwritten rent). Aperion Surfaces is a flooring company that has been a tenant at the Allendale Corporate Center Property since April 2022. Aperion Surfaces is relocating its operations from Connecticut to the Allendale Corporate Center Property across three separate suites. Aperion Surfaces recently executed a lease to take an additional 23,626 SF that is co-terminous with its other space. Aperion Surfaces has also taken 5,762 SF of vacant mezzanine space at no cost, which will be used as storage. Free rent totaling $87,121 was reserved at origination with regard to the 23,626 SF expansion space. Aperion Surfaces has a lease expiration date of June 30, 2029 and has one 5-year renewal option remaining.

First International Health Foods Ltd. (46,145 SF, 12.2% of NRA, 8.1% of underwritten rent). Founded in 1987, First International Health Foods Ltd. was founded in Haverstraw, New York and is a provider of health foods. First International Health Foods Ltd. occupies two suites at the Allendale Corporate Center Property, has a lease expiration date of May 31, 2027 and has one 5-year renewal option remaining.

Collagen (45,752 SF, 12.1% of NRA, 11.8% of underwritten rent). Founded in 1997, Collagen designs, develops, and manufactures collagen and mineral based medical devices. Collagen has commercialized over 50 medical devices for its five business units (Dental, Spine, Orthopedic, Dural Repair and Nerve Repair) and its products are now distributed around the world. Collagen has expanded into two facilities, both located in New Jersey, and has approximately 200 employees. Collagen’s corporate headquarters and manufacturing site is located in Oakland, NJ and the second manufacturing facility is located at the Allendale Corporate Center Property. Collagen has been a tenant at the Allendale Corporate Center Property since 2014, has a lease expiration date of October 31, 2024, and has two 5-year renewal option remaining.

Marubeni Citizen (36,852 SF, 9.8% of NRA, 9.8% of underwritten rent). Marubeni Citizen was founded in 1984 to market and service Citizen’s CINCOM family of Swiss-type turning centers. This venture represents the amalgamation of two Japanese companies: Marubeni Corporation and Citizen Machinery Company. Marubeni Citizen is headquartered at the Allendale Corporate Center Property and maintains sales/service offices in California, Illinois and Massachusetts. These four offices are responsible for supporting a network of distributors located throughout the United States, Canada, Mexico and Central America. Marubeni Citizen is an original tenant having been located at the Allendale Corporate Center Property since it was built in 1989. Marubeni Citizen has a lease expiration date of January 1, 2027, and has two 5-year renewal options remaining.

The following table presents certain information relating to the leases at the Allendale Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
Alan Baird Industries Inc.(3)	NR/NR/NR	68,250	18.1%	$853,125	$12.50	19.8%	7/31/2032	2 x 5 yr	N
Aperion Surfaces(4)	NR/NR/NR	49,218	13.0%	$631,061	$12.82	14.6%	6/30/2029	1 x 5 yr	N
First International Health Foods Ltd.	NR/NR/NR	46,145	12.2%	$347,600	$7.53	8.1%	5/31/2027	1 x 5 yr	N
Collagen	NR/NR/NR	45,752	12.1%	$509,255	$11.13	11.8%	10/31/2024	2 x 5 yr	N
Marubeni Citizen	NR/Baa2/BBB+	36,852	9.8%	$423,798	$11.50	9.8%	1/1/2027	2 x 5 yr	N
Subtotal/Wtd. Avg.		246,217	65.2%	$2,764,839	$11.23	64.2%

Other Tenants		131,531	34.8%	$1,543,736	$11.74	35.8%
Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		377,748	100.0%	$4,308,575	$11.41	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Construction of the tenant improvements for Alan Baird Industries Inc. is expected to commence in November 2022, and at origination the lender reserved $920,000 for TI/LCs associated with the buildout. with Alan Baird Industries Inc. expected to take occupancy in the second calendar quarter of 2023. There is no assurance whether or when the buildout of Alan Baird Industries Inc.’s leased space will be completed or whether or when Alan Baird Industries Inc. will occupy its leased space. Alan Baird Industries Inc. commenced its lease in November of 2021 and commenced paying rent in August of 2022.

(4)	Aperion Surfaces recently executed a lease to take an additional 23,626 SF that is co-terminous with its other leased space at the Allendale Corporate Center Property. At origination, free rent totaling $87,121 was reserved with regard to this space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #6	Cut-off Date Balance:	$44,000,000
25, 50, 80, & 110 Commerce Drive	Allendale Corporate Center	Cut-off Date LTV:	62.9%
and 40 & 90 Boroline Road		UW NCF DSCR:	1.41x
Allendale, NJ 07401		UW NOI Debt Yield:	9.0%

The following table presents certain information relating to the lease rollover schedule at the Allendale Corporate Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	1	19,150	$13.00	5.1%	5.1%	$248,950	5.8%	5.8%
2024	3	101,356	$10.67	26.8%	31.9%	$1,081,420	25.1%	30.9%
2025	0	0	$0.00	0.0%	31.9%	$0	0.0%	30.9%
2026	2	33,836	$13.39	9.0%	40.9%	$453,064	10.5%	41.4%
2027	3	95,163	$9.61	25.2%	66.1%	$914,348	21.2%	62.6%
2028	1	10,775	$11.75	2.9%	68.9%	$126,606	2.9%	65.6%
2029	1	49,218	$12.82	13.0%	81.9%	$631,061	14.6%	80.2%
2030	0	0	$0.00	0.0%	81.9%	$0	0.0%	80.2%
2031	0	0	$0.00	0.0%	81.9%	$0	0.0%	80.2%
2032	1	68,250	$12.50	18.1%	100.0%	$853,125	19.8%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	12	377,748	$11.41	100.0%		$4,308,575	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Allendale Corporate Center Property is located in Allendale, New Jersey approximately 28.9 miles north of Newark International Airport and approximately 26.7 miles northwest of Midtown Manhattan. The Allendale Corporate Center Property is located within the Northern New Jersey Industrial market and the Northwest Bergen Industrial submarket. Regional access to the area is provided by Garden State Parkway, State Route 17 and Interstate 287. Local access to the neighborhood is provided by Franklin Turnpike, Allendale Avenue, Brookside Avenue, and Crescent Avenue. NJ Transit provides train service to the neighborhood at its Allendale Station, which is accessible at Allendale Avenue, Myrtle Avenue and Park Avenue, approximately 1.5 miles from the Allendale Corporate Center Property. The Allendale New Jersey Transit Station provides access to both the Main Line and the Bergen County Line, which each offer service to Hoboken Terminal with transfers available at Secaucus Junction to Penn Station in Midtown Manhattan and to many of New Jersey Transit’s other train lines. According to the appraisal, as of the first quarter of 2022, the vacancy rate in the Northern New Jersey Industrial market was approximately 2.5%, with average asking rents of $12.85 PSF and inventory of approximately 244.6 million SF. According to the appraisal, as of the first quarter of 2022, the vacancy rate in the Northwest Bergen Industrial submarket was approximately 2.5%, with average asking rents of $14.63 PSF and inventory of approximately 19.4 million SF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Allendale Corporate Center Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Industrial Flex	$12.00	10	3% per annum
Flex – Office	$16.50	10	3% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #6	Cut-off Date Balance:	$44,000,000
25, 50, 80, & 110 Commerce Drive	Allendale Corporate Center	Cut-off Date LTV:	62.9%
and 40 & 90 Boroline Road		UW NCF DSCR:	1.41x
Allendale, NJ 07401		UW NOI Debt Yield:	9.0%

The following table presents comparable industrial leases with respect to the Allendale Corporate Center Property:

Comparable Industrial Lease Summary
Property Name/Location	Year Built	Total SF	Tenant Name	Lease SF	Lease Term (Mos.)	Rent PSF	Lease Type
Allendale Corporate Center Property(1) Allendale, NJ	1989-2000	377,748	Alan Baird Industries Inc. Aperion Surfaces	68,250 49,218	128 87	$12.50 $12.82	NNN NNN
59 Greenwood Avenue Midland Park, NJ	1946	62,800	Confidential	8,316	36	$11.33	NNN
3 Pearl Court Allendale, NJ	1978	41,500	Confidential	9,500	120	$12.95	NNN
55 Bergenline Avenue Westwood, NJ	1975	46,000	Alya Bathroom Supply	7,000	60	$15.00	NNN
301 Island Road Mahwah, NJ	1964	212,940	Ottomanson	138,215	120	$9.95	NNN
64 East Midland Avenue Paramus, NJ	1965	92,760	Confidential	16,000	120	$18.95	NNN
85 Hunt Road Orangeburg, NY	1983	10,000	Confidential	6,250	60	$21.00	Modified Gross
400 Corporate Drive Mahwah, NJ	1977	147,000	Confidential	6,000	36	$15.00	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Allendale Corporate Center Property:

Cash Flow Analysis
	2019(1)	2020(1)	2021(1)	3/31/2022 TTM(2)		UW(2)		UW PSF
Gross Potential Rent(3)	$3,395,441	$2,868,256	$2,604,812	$2,672,057		$4,305,575		$11.40
Reimbursement	$1,594,447	$1,012,287	$1,263,747	$1,347,986		$2,253,830		$5.97
Less Vacancy & Credit Loss	$0	$0	$0	$0		($327,970)		($0.87)
Effective Gross Income	$4,989,888	$3,880,543	$3,868,559	$4,020,043		$6,231,435		$16.50

Real Estate Taxes	$801,596	$823,436	$1,215,511	$1,215,511		$1,464,533		$3.88
Insurance	$110,869	$114,163	$115,508	$115,508		$133,743		$0.35
Other Operating Expenses	$675,016	$462,648	$488,043	$455,179		$655,554		$1.74
Total Operating Expenses	$1,587,481	$1,400,247	$1,819,062	$1,786,198		$2,253,830		$5.97

Net Operating Income	$3,402,407	$2,480,296	$2,049,497	$2,233,845		$3,977,605		$10.53
Capital Expenditures	$0	$0	$0	$0		$37,775		$0.10
TI/LC	$0	$0	$0	$0		$160,316		$0.42
Net Cash Flow	$3,402,407	$2,480,296	$2,049,497	$2,233,845		$3,779,514		$10.01

Occupancy %	81.2%	81.2%	90.8%	100.0%	(4)	95.0%	(5)
NOI DSCR	1.27x	0.93x	0.76x	0.83x		1.48x
NCF DSCR	1.27x	0.93x	0.76x	0.83x		1.41x
NOI Debt Yield	7.7%	5.6%	4.7%	5.1%		9.0%
NCF Debt Yield	7.7%	5.6%	4.7%	5.1%		8.6%

(1)	Gross Potential Rent decreased from 2019 to 2020 and from 2020 to 2021 primarily due to the COVID-19 pandemic. Additionally, Sky Zone (7.9% of underwritten rent) did not make any rent and reimbursement payments for the 6-month period commencing April 2020 through September 2020, and Sky Zone made reduced rent and reimbursement payments for the 9-month period commencing October 2020 through June 2021. The borrower confirmed that Sky Zone resumed full base rent payments beginning in June 2021. The borrower also entered into a recapture agreement with Henschel-Steanau (5.4% of underwritten rent) whereby 50.0% of the monthly base rent due would be deferred commencing August 2020 through and including January 2021 and the deferred rent would be repaid in 24 monthly installments commencing in February 2021.

(2)	The increase in Gross Potential Rent and Net Operating Income between TTM and UW is primarily due to (i) the inclusion of rent steps totaling $47,212 through July 2023 and (ii) the lease-up of vacant space totaling approximately $1.5 million associated with the Alan Baird Industries Inc. space, the Aperion Surfaces expansion space and the First International Health Foods Ltd. space.

(3)	UW Gross Potential Rent is based on the rent roll as of September 1, 2022 and includes rent steps of $47,212 through July 2023.

(4)	3/31/2022 TTM Occupancy % is based on the underwritten rent roll as of September 1, 2022.

(5)	UW Occupancy % represents economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #6	Cut-off Date Balance:	$44,000,000
25, 50, 80, & 110 Commerce Drive	Allendale Corporate Center	Cut-off Date LTV:	62.9%
and 40 & 90 Boroline Road		UW NCF DSCR:	1.41x
Allendale, NJ 07401		UW NOI Debt Yield:	9.0%

Escrows and Reserves.

Real Estate Taxes – At origination, $417,184 was required to be deposited into a reserve for real estate taxes. The Allendale Corporate Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Allendale Corporate Center Property (initially, $139,061).

Insurance – At origination, $91,837 was required to be deposited into a reserve for insurance premiums. The borrower is not required to make deposits into a reserve for insurance premiums for the Allendale Corporate Center Property so long as (i) no event of default under the Allendale Corporate Center Mortgage Loan documents has occurred and is continuing, (ii) the liability and casualty policies covering the Allendale Corporate Center Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender with evidence of renewal of such insurance policies upon request and (iv) borrower provides lender with paid receipts for the related insurance premiums no later than 10 days after the date due and payable. If any of conditions (i)-(iv) are not satisfied, the Allendale Corporate Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $11,480).

Replacement Reserve – The Allendale Corporate Center Mortgage Loan documents provide for ongoing monthly deposits of approximately $4,722 into a reserve for capital expenditures, provided that such deposits will not be required at any time that the amount in such reserve is at least $169,987.

Rollover Reserve – At origination, $550,000 was required to be deposited into a reserve for future tenant improvement and/or leasing commission expenses. The Allendale Corporate Center Mortgage Loan documents provide for ongoing monthly deposits of approximately $15,740 into a reserve for future tenant improvement and leasing commission expenses, provided that such deposits will not be required at any time that the amount in such reserve is at least $550,000.

Outstanding TI/LC Reserve – At origination, approximately $1,725,610 was required to be deposited into a reserve for existing tenant improvement and/or leasing commission expenses.

Free Rent Reserve – At origination, approximately $192,532 was required to be deposited into a free rent reserve for outstanding obligations relating to Aperion Surfaces through May 1, 2024, Marubeni Citizen. through October 1, 2022 and Syntegon Pharma through September 1, 2022. Funds in the free rent reserve account are required to be disbursed on distinct monthly payment dates as set forth in the Allendale Corporate Center Mortgage Loan documents.

Lockbox and Cash Management. The Allendale Corporate Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Allendale Corporate Center Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within one business day of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Allendale Corporate Center Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve, if any as described above under “Escrows and Reserves,” (iv) to make the monthly deposit into the rollover reserve, if any as described above under “Escrows and Reserves,” (v) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (vi) provided no event of default under the Allendale Corporate Center Mortgage Loan documents has occurred and is continuing, if the borrower has elected to incur a future mezzanine loan as described below under “Mezzanine Loan and Preferred Equity” to pay debt service on such future mezzanine loan and (vii) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Allendale Corporate Center Mortgage Loan during such Cash Sweep Event Period, provided that if the Cash Sweep Event Period is due to (x) the debt service coverage ratio on the Allendale Corporate Center Mortgage Loan falling below 1.05x at the end of any calendar quarter or (y) a Material Tenant Cash Sweep Event Period (as defined below), such excess cash flow reserve may, in the lender’s discretion, be used to pay additional operating expenses.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Allendale Corporate Center Mortgage Loan documents, and ending upon the cure, if applicable, of such event; or

(ii)	commencing upon the debt service coverage ratio on the Allendale Corporate Center Mortgage Loan falling below 1.05x at the end of any calendar quarter, and ending on the date such debt service coverage ratio equals or exceeds 1.05x for two consecutive calendar quarters; or

(iii)	commencing upon the occurrence of a Material Tenant Cash Sweep Event Period under the Allendale Corporate Center Mortgage Loan documents, and ending upon the termination of such period.

“Material Tenant” means: (i) Alan Baird Industries Inc. and (ii) any other lessee(s) of the space leased to the initial Material Tenant as of the origination date (or any portion thereof).

“Material Tenant Cash Sweep Event Period” means a period (A) commencing upon the first to occur of (i) a Material Tenant failing to be in actual, physical possession of the Material Tenant’s space, failing to be open to the public for business during customary hours and/or “going dark” in the Material Tenant space, (ii) a Material Tenant giving notice that it is terminating its lease for all or any portion of its space, (iii) any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of a Material Tenant or (v) a Material Tenant failing to extend or renew any Material Tenant lease on or prior the applicable extension deadline in accordance with the applicable terms and conditions thereof and of the Allendale Corporate Center Mortgage Loan documents; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including, without limitation, a duly executed estoppel certificate from the applicable Material Tenant reasonably acceptable to the lender) of (1) the satisfaction of the Material Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Material Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Allendale Corporate Center Mortgage Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in its leased space and paying the full amount of rent due under its lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #6	Cut-off Date Balance:	$44,000,000
25, 50, 80, & 110 Commerce Drive	Allendale Corporate Center	Cut-off Date LTV:	62.9%
and 40 & 90 Boroline Road		UW NCF DSCR:	1.41x
Allendale, NJ 07401		UW NOI Debt Yield:	9.0%

“Material Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Material Tenant is in actual, physical possession of its space, open to the public for business during customary hours and not “dark” in its space, (ii) the applicable Material Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease as being in full force and effect, (iii) with respect to any bankruptcy or insolvency proceedings involving a Material Tenant and/or its lease, the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction, (iv) the applicable Material Tenant has renewed or extended its lease in accordance with the applicable terms and conditions thereof and of the Allendale Corporate Center Mortgage Loan documents and/or (v) the applicable Material Tenant is paying full, unabated rent under its lease.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. The borrower is permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Allendale Corporate Center Mortgage Loan documents, which include, but are not limited to: (i) no event of default under the Allendale Corporate Center Mortgage Loan documents is continuing, (ii) the aggregate loan-to-value ratio based on the Allendale Corporate Center Mortgage Loan and the mezzanine loan is no greater than 62.9%, (iii) the actual combined debt service coverage ratio based on the Allendale Corporate Center Mortgage Loan and the mezzanine loan is no less than the debt service coverage ratio as of the origination date, (iv) the actual combined net cash flow debt yield based on the Allendale Corporate Center Mortgage Loan and the mezzanine loan is no less than 8.26%, (v) the execution of an intercreditor agreement acceptable to the lender and (vi) if requested by the lender, receipt of a rating agency confirmation.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Allendale Corporate Center Property together with 18 months of business income insurance. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$44,000,000
5070-5118 Jonestown Road	Colonial Commons	Cut-off Date LTV:	66.7%
Harrisburg, PA 17112		UW NCF DSCR:	1.64x
		UW NOI Debt Yield:	10.7%

DICK'S
SPORTING GOODS
BOAT SALE

DICK'S
ROSS DRESS FOR LESS
DAVIDS
JO-ANN
Marshalls
five BELOW
HomeGoods
DOLLAR TREE
HOBBY LOBBY

Great Clips

ULTA

FIVE GUYS
NAILS

COLD STONE

HomeGoods
ROSS
DRESS FOR LESS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$44,000,000
5070-5118 Jonestown Road	Colonial Commons	Cut-off Date LTV:	66.7%
Harrisburg, PA 17112		UW NCF DSCR:	1.64x
		UW NOI Debt Yield:	10.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$44,000,000
5070-5118 Jonestown Road	Colonial Commons	Cut-off Date LTV:	66.7%
Harrisburg, PA 17112		UW NCF DSCR:	1.64x
		UW NOI Debt Yield:	10.7%

Colonial Commons
5070-5118 Jonestown Road
Harrisburg, PA 17112
Lingletown
Paxtonia
Colonial Park
Progress
Penbrook
HARRISBURG
DAUPHIN COUNTY
CUMBERLAND COUNTY
Hummelstown
Lemoyne
New Cumberland
Lower Allen
Steelton
Middletown
Paxton Square
Paxton Towne Ctr.
Colonial Park Mall
The Shoppes at Susquehanna
UPMC Community Hospital
Dauphin Plaza
Union Square Center
The National Civil War Museum
State Capitol
DOWNTOWN HARRISBURG
Whitaker Center
UPMC Harrisburg
Metro Bank Park
Harrisburg Mall
High Pointe Commons
Swatara Square
West Shore Plaza
Fairview Commons
Capitol City Airport
Harrisburg Area Community College
Expo Center
Blue Mountain Commons
State Game Land 211
Golf Club at Felicita
Boyds Big Tree Preserve
Country Club of Harrisburg
Sportsman's Golf Course
Colonial Country Club
Dauphin Highlands GC
Hershey 6 miles
Philadelphia 95 miles
Baltimore, MD 75 miles
Susquehanna R.
PA Tpke.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – Colonial Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Harrisburg, PA 17112
Original Balance:	$44,000,000			General Property Type:	Retail
Cut-off Date Balance:	$44,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1991 / 2014
Borrower Sponsor:	Ramesh Bathini			Size:	410,432 SF
Guarantor:	Ramesh Bathini			Cut-off Date Balance Per SF:	$107
Mortgage Rate:	5.8500%			Maturity Date Balance Per SF:	$107
Note Date:	9/27/2022			Property Manager:	AEM Management Services LLC
First Payment Date:	11/1/2022
Maturity Date:	10/1/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$4,694,362
Seasoning:	1 month			UW NOI Debt Yield:	10.7%
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield at Maturity:	10.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.64x
Additional Debt Type:	No			Most Recent NOI:	$4,716,169 (6/30/2022 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,911,136 (12/31/2021)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$4,813,401 (12/31/2020)
Reserves(1)				Most Recent Occupancy:	92.0% (7/1/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (3/15/2022)
RE Tax:	$57,352	$57,352	NAP	3rd Most Recent Occupancy:	98.6% (12/31/2020)
Insurance:	$23,620	$11,810	NAP	Appraised Value (as of):	$66,000,000 (8/18/2022)
Deferred Maintenance:	$33,325	$0	NAP	Appraised Value Per SF:	$161
Replacement Reserves:	$0	$9,270	$222,475	Cut-off Date LTV Ratio:	66.7%
TI/LC Reserves:	$705,943	$29,414	$705,943	Maturity Date LTV Ratio:	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$44,000,000	62.5%	Purchase Price(2):	$67,500,000	95.9%
Borrower Equity:	$26,397,166	37.5%	Reserves:	$820,240	1.2%
			Closing Costs:	$2,076,926	3.0%
Total Sources:	$70,397,166	100.0%	Total Uses:	$70,397,166	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

(2)	The Colonial Commons Property (as defined below) was under contract for a purchase price of $67,500,000, subject to a credit of $2,622,545 resulting in a net purchase price of $64,877,455. Pursuant to an escrow agreement between the borrower and the seller, an amount equal to $1,395,678 will be held with Fidelity National Title Insurance Company until all of the following occur: (i) a lease has been executed with Salon Suites, (ii) Salon Suites executes a letter acknowledging restricted uses, (iii) Great Clips executes a waiver or consent agreement related to the Salon Suites lease and (iv) Ulta executes a waiver or consent agreement related to the Salon Suites lease. In the event the above documents are not provided to the borrower within 90 days of closing, the funds held in the escrow will be released to the borrower effectively reducing the purchase price to $63,481,777.

The Mortgage Loan. The seventh largest mortgage loan (the “Colonial Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $44,000,000 and is secured by a first priority fee mortgage encumbering a 410,432 SF anchored retail shopping center located in Harrisburg, Pennsylvania (the “Colonial Commons Property”).

The Borrowers and the Borrower Sponsor. The borrower for the Colonial Commons Mortgage Loan is GSD Pradsavi Colonial Commons, LLC, a single-purpose Pennsylvania limited liability company with one independent director in its organizational structure. The borrower is owned by The Ramesh Bathini Revocable Trust (69.5%), GSD Pradsavi CC Investor, LLC (30.0%) and GSD Pradsavi Colonial Commons II, LLC (0.5%), which are all indirectly owned by Ramesh Bathini, who is the borrower sponsor and non-recourse carveout guarantor.

The Property. The Colonial Commons Property is comprised of a fee interest in a 410,432 SF retail shopping center on an approximately 35.9 acre site in Harrisburg, Pennsylvania. The Colonial Commons Property is comprised of four buildings with 2,340 parking spaces (5.7 spaces per 1,000 SF). Built in 1991, and most recently renovated in 2014, the Colonial Commons Property is anchored by Hobby Lobby, Dick’s Sporting Goods, HomeGoods, Ross Dress for Less, Marshalls, Jo-Ann Fabrics, and David’s Furniture & Interiors. As of July 1, 2022, the Colonial Commons Property is 96.7% leased to 34 tenants. One tenant, PetSmart, has executed a lease but has not yet taken occupancy. As such, the Colonial Commons Property is currently 92.0% occupied. There is no assurance that PetSmart will take occupancy of its space or begin paying rent as expected or at all.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$44,000,000
5070-5118 Jonestown Road	Colonial Commons	Cut-off Date LTV:	66.7%
Harrisburg, PA 17112		UW NCF DSCR:	1.64x
		UW NOI Debt Yield:	10.7%

Major Tenants.

Hobby Lobby (Giant Foods) (67,815 SF, 16.5% of NRA, 16.1% of underwritten rent). Hobby Lobby is an American retail chain of arts and craft stores. Hobby Lobby offers over 70,000 items featuring home décor, seasonal decor, tableware, floral, art supplies, craft supplies, yarn fabric, jewelry making, hobbies, and more. Hobby Lobby operates over 900 stores across 47 states, with over 43,000 employees. Hobby Lobby subleases its space from Giant Foods, an original tenant that anchored the Colonial Commons Property from 1991 until mid-2016, when it relocated directly across the street. Hobby Lobby has anchored the Colonial Commons Property since March 2017, has a lease expiration date of May 31, 2026 and has one, 5-year renewal option remaining.

Dick’s Sporting Goods (56,000 SF, 13.6% of NRA, 16.2% of underwritten rent). Dick’s Sporting Goods is an American sporting goods retail chain, offering an assortment of brand name sporting goods equipment, apparel, footwear, and accessories. Founded in 1948, Dick’s Sporting Goods operates over 850 stores across the United States, with approximately 50,800 employees. Dick’s Sporting Goods has anchored the Colonial Commons Property since 2004, has a lease expiration date of January 31, 2025 and has three, 5-year renewal options remaining.

HomeGoods (31,436 SF, 7.7% of NRA, 5.4% of underwritten rent). HomeGoods is an American retail department store chain, specializing in home furnishing, and one of the main subsidiaries of The TJX Companies Inc., an off-price apparel and home fashions retailer in the United States and worldwide. At the end of fiscal year 2022, The TJX Companies, Inc. reported nearly 4,700 stores across nine countries and three continents, and five distinctive branded e-commerce sites, with approximately 340,000 associates. Along with HomeGoods, The TJX Companies Inc. operates as TJ Maxx, Marshalls, HomeGoods, Sierra, and Homesense. HomeGoods has anchored the Colonial Commons Property since 2015, has a lease expiration date of October 31, 2025 and has three, 5-year renewal options remaining.

Ross Dress for Less (30,000 SF, 7.3% of NRA, 0.0% of underwritten rent). Ross Dress for Less is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Ross Dress for Less has more than 100,000 employees and 1,648 stores across 40 states, the District of Columbia and Guam. Ross Dress for Less has been underwritten as $0 base rent, due to a violation of the co-tenancy provision in its lease which requires, among other things, that certain required co-tenants be open on Sundays. Hobby Lobby, the largest tenant at the Colonial Commons Property, is closed on Sunday, and commenced its lease in 2017. Due to the co-tenancy violation, Ross Dress for Less currently pays the lesser of (i) its contractual base rent of $420,000 or (ii) 2% of gross sales. Rent associated with Ross Dress for Less has been underwritten at $180,000 under “Other Income” in the underwritten cash flows. Ross Dress for Less has anchored the Colonial Commons Property since 2004, has a lease expiration date of January 31, 2025 and has two, 5-year renewal options remaining. Ross Dress for Less may terminate its lease at any time providing 30 days’ prior notice to the landlord.

The following table presents a summary regarding the major tenants at the Colonial Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)	App. % of Total Annual UW Rent(3)
							Term. Option	Renewal Options	Lease Expiration
Hobby Lobby (Giant Foods)(4)	NR/NR/NR	67,815	16.5%	$778,015	$11.47	16.1%	N	1 x 5 yr	5/31/2026
Dick’s Sporting Goods	NR/Baa3/BBB	56,000	13.6%	$784,000	$14.00	16.2%	N	3 x 5 yr	1/31/2025
HomeGoods	NR/A2/A	31,436	7.7%	$261,862	$8.33	5.4%	N	3 x 5 yr	10/31/2025
Ross Dress for Less	NR/A2/BBB+	30,000	7.3%	$0	$0.00	0.0%	Y(5)	2 x 5 yr	1/31/2025
Marshalls	NR/A2/A	27,000	6.6%	$281,880	$10.44	5.8%	N	1 x 5 yr	1/31/2024
Subtotal/Wtd. Avg.		212,251	51.7%	$2,105,757	$9.92	43.5%

Other Tenants(6)		165,182	40.2%	$2,733,674	$16.55	56.5%
Vacant Space(7)		32,999	8.0%	$0	$0.00	0.0%
Total/Wtd. Avg.(8)		410,432	100.0%	$4,839,431	$12.82	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Due to co-tenancy and prohibited use violations, Ross Dress for Less and Kathy’s Hallmark are currently paying percentage rent in lieu of base rent. Ross Dress for Less is currently paying a percentage rent equal to the lesser of (i) base rent or (ii) 2% of gross sales. Kathy’s Hallmark is currently paying a percentage rent equal to 5% of gross sales.

(4)	The Hobby Lobby space has been underwritten based on the prime lease with Giant Foods. The terms of the Hobby Lobby sublease with Giant Foods are not available. Performance under the master lease for such space is guaranteed by Ahold, n.v. (Moody’s: Baa1; S&P: BBB; Fitch: NR).

(5)	Ross Dress for Less may terminate its lease at any time by providing 30 days prior notice to the landlord.

(6)	Jo-Ann Fabrics is currently paying a substitute rent equal to 50% of the fixed minimum rent in lieu of the fixed minimum rent due under the lease. Jo-Ann Fabrics provided notice to the landlord on October 5, 2017 that Hobby Lobby opening for business at the Colonial Commons Property on September 4, 2017 violated the protected use clause in its lease. Due to this violation, Jo-Ann Fabrics ceased making payments of fixed minimum rent and commenced making payments of substitute rent effective as of January 4, 2018 and will continue to do so until such time as the protected use violation is cured. Jo-Ann Fabrics has the right to terminate its lease at any time by providing 30 days prior notice to the landlord.

(7)	PetSmart has an executed lease, however, its leased space has not yet been delivered. PetSmart may terminate its lease in the event its leased space is not delivered by September 9, 2023. As a result, PetSmart has been underwritten as vacant. There is no assurance that PetSmart will take occupancy of its leased space or begin paying rent as expected or at all.
(8)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$44,000,000
5070-5118 Jonestown Road	Colonial Commons	Cut-off Date LTV:	66.7%
Harrisburg, PA 17112		UW NCF DSCR:	1.64x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the lease rollover at the Colonial Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	2	3,864	$30.71	0.9%	0.9%	$118,674	2.5%	2.5%
2022	0	0	$0.00	0.0%	0.9%	$0	0.0%	2.5%
2023	6	15,560	$22.21	3.8%	4.7%	$345,588	7.1%	9.6%
2024	9	92,576	$15.25	22.6%	27.3%	$1,411,933	29.2%	38.8%
2025	7	152,585	$9.05	37.2%	64.5%	$1,380,150	28.5%	67.3%
2026	3	82,215	$12.71	20.0%	84.5%	$1,044,963	21.6%	88.9%
2027	1	3,030	$41.80	0.7%	85.2%	$126,654	2.6%	91.5%
2028	2	12,227	$13.83	3.0%	88.2%	$169,079	3.5%	95.0%
2029	3	14,366	$14.09	3.5%	91.7%	$202,406	4.2%	99.2%
2030	0	0	$0.00	0.0%	91.7%	$0	0.0%	99.2%
2031	1	1,010	$39.59	0.2%	92.0%	$39,983	0.8%	100.0%
2032	0	0	$0.00	0.0%	92.0%	$0	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	92.0%	$0	0.0%	100.0%
Vacant(3)	0	32,999	$0.00	8.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	34	410,432	$12.82	100.0%		$4,839,431	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	PetSmart has an executed lease, however, its leased space has not yet been delivered. PetSmart may terminate its lease in the event its leased space is not delivered by September 9, 2023. As a result, PetSmart has been underwritten as vacant. There is no assurance that PetSmart will take occupancy of its leased spaces or begin paying rent as expected or at all.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Colonial Commons Property is located in Harrisburg, Pennsylvania, in the Harrisburg East retail submarket within the Harrisburg market. The Colonial Commons Property is situated along Jonestown Road (US Route 22), the primary commercial corridor in the immediate area due to the Colonial Commons Property, and the Paxton Towne Center, a power center located directly across the street. Primary access to the area is provided by Interstates 83, I-81, and I-76. Interstate 83 connects the Harrisburg area with Camp Hill and York to the west and south, respectively. I-83 intersects with Interstate 81, a major shipping corridor for the Mid-Atlantic Region, less than one mile northwest of the Colonial Commons Property. I-83 also provides access to the Pennsylvania Turnpike (I-76), approximately four miles south of the Colonial Commons Property. According to the appraisal, as of the first quarter of 2022, the Harrisburg market had approximately 34.4 million SF of retail space inventory, overall vacancy in the market was approximately 6.2% and asking rent was $14.30 PSF. According to the appraisal, as of the first quarter of 2022, the Harrisburg East retail submarket had approximately 17.6 million SF of retail space inventory, overall vacancy in the submarket was approximately 7.1% and asking rent was $14.16 PSF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Colonial Commons Property was 7,421, 58,030 and 137,692, respectively. The 2021 average household income within a one-, three-, and five-mile radius of the Colonial Commons Property was $90,769, $85,396 and $80,368, respectively.

The following table presents recent leasing data for anchor tenants at comparable retail properties with respect to the Colonial Commons Property.

Comparable Anchor Retail Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Colonial Commons (subject)(1) Harrisburg, PA	Dick’s Sporting Goods	410,432	56,000	Feb. 2020	$14.00	60
Cross Keys Place Doylestown, PA	Marshall’s/Homegoods	212,328	56,330	Oct. 2023	$11.75	120
Red Lion Plaza Philadelphia, PA	Amazon Fresh	236,277	46,266	Sept. 2021	$14.00	120
Great Northeast Plaza Philadelphia, PA	Giant	220,093	64,592	May 2021	$23.00	240
Lincoln Plaza Langhorne, PA	Amazon Fresh	272,758	44,024	Jan. 2021	$18.00	180

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of July 1, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$44,000,000
5070-5118 Jonestown Road	Colonial Commons	Cut-off Date LTV:	66.7%
Harrisburg, PA 17112		UW NCF DSCR:	1.64x
		UW NOI Debt Yield:	10.7%

The following table presents recent leasing data for large in line retail tenants at comparable retail properties with respect to the Colonial Commons Property:

Comparable Large In Line Retail Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Colonial Commons (subject)(1) Harrisburg, PA	Ulta	410,432	10,100	Mar. 2014	$23.76	120
Crossings at Conestoga Lancaster, PA	Sola Salon	204,364	5,545	Aug. 2021	$23.50	180
2501-2555 East Market York, PA	Kid’s First Swim School	356,192	7,996	Sep. 2020	$14.00	120
Hanover Crossing Shopping Center Hanover, PA	Five Below	398,247	9,602	Sep. 2021	$13.00	120
Hershey Square Shopping Center Hummelstown, PA	Five Below	217,343	8,515	Sep. 2020	$15.00	120
Hershey Towne Square Hershey, PA	UPMC	85,061	19,397	Apr. 2022	$16.95	120

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of July 1, 2022.

The following table presents recent leasing data for small in line retail tenants at comparable retail properties with respect to the Colonial Commons Property:

Comparable Small In Line Retail Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Colonial Commons (subject)(1) Harrisburg, PA	XFinity	410,432	4,400	Dec. 2016	$30.80	85
Silver Creek Plaza Mechanicsburg, PA	Urban Chum	68,217	1,600	Jun. 2021	$25.00	60
Kline Plaza Harrisburg, PA	Acceptance Insurance	237,685	1,300	May 2021	$28.12	11
6444 Carlisle Pike Mechanicsburg, PA	Xfinity Stores	93,350	4,200	Dec. 2020	$41.14	84
Hershey Square Shopping Center Hummelstown, PA	Lets Talk Mobile	217,343	1,600	Jan. 2021	$27.99	60

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of July 1, 2022.

The following table presents information relating to the appraisal’s market rent conclusion for the Colonial Commons Property:

Market Rent Summary
	Anchor	Major Space	Large In Line	Small In Line	Small In Line Direct Frontage Space
Market Rent	$13.00	$14.00	$16.00	$28.00	$38.00
Lease Term (Years)	10	10	10	5	5
Lease Type	NNN	NNN	NNN	NNN	NNN
Rent Increases Projection	10.0% Midterm	10.0% Midterm	10.0% Midterm	3.0% per annum	3.0% per annum
Tenant Improvements (New/Renewal)	$10.00 / $2.00	$15.00 / $5.00	$25.00 / $10.00	$25.00 / $10.00	$25.00 / $10.00
Leasing Commissions (New/Renewal)	5.0% / 2.5%	5.0% / 2.5%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$44,000,000
5070-5118 Jonestown Road	Colonial Commons	Cut-off Date LTV:	66.7%
Harrisburg, PA 17112		UW NCF DSCR:	1.64x
		UW NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Colonial Commons Property:

Cash Flow Analysis
	2018	2019	2020	2021	6/30/2022 TTM	UW	UW PSF
Gross Potential Rent	$4,851,074	$5,045,135	$5,132,232	$4,881,024	$4,932,278	$5,576,698(1)	$13.59
Reimbursements	$1,127,829	$1,109,566	$1,383,088	$1,214,382	$1,122,016	$1,184,518	$2.89
Other Income(2)	$211,052	$193,944	$172,901	$252,796	$228,719	$200,000	$0.49
Discounts Concessions	$4,298	($5,090)	($426,526)	$162,511	$53,723	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($752,335)(3)	($1.83)
Effective Gross Income	$6,194,252	$6,343,555	$6,261,695	$6,510,713	$6,336,736	$6,208,881	$15.13

Real Estate Taxes	$620,670	$626,157	$632,904	$643,179	$654,674	$668,179	$1.63
Insurance	$86,261	$94,652	$108,560	$130,517	$139,880	$123,130	$0.30
Other Expenses	$718,047	$767,990	$706,831	$825,881	$826,013	$723,210	$1.76
Total Expenses	$1,424,979	$1,488,800	$1,448,295	$1,599,577	$1,620,567	$1,514,519	$3.69

Net Operating Income	$4,769,274	$4,854,755	$4,813,401	$4,911,136	$4,716,169	$4,694,362	$11.44
Capital Expenditures	$0	$0	$0	$0	$0	$111,237	$0.27
TI/LC	$0	$0	$0	$0	$0	$295,511	$0.72
Net Cash Flow	$4,769,274	$4,854,755	$4,813,401	$4,911,136	$4,716,169	$4,287,614	$10.45

Occupancy %	97.5%	98.6%	98.6%	92.0%(4)	92.0%(5)	86.8%(6)
NOI DSCR	1.83x	1.86x	1.84x	1.88x	1.81x	1.80x
NCF DSCR	1.83x	1.86x	1.84x	1.88x	1.81x	1.64x
NOI Debt Yield	10.8%	11.0%	10.9%	11.2%	10.7%	10.7%
NCF Debt Yield	10.8%	11.0%	10.9%	11.2%	10.7%	9.7%

(1)	Includes contractual rent steps of $21,449 through September 2023. Jo-Ann Fabrics is currently paying a substitute rent equal to 50% of the fixed minimum rent in lieu of the fixed minimum rent due under the lease. Jo-Ann Fabrics provided notice to the landlord on October 5, 2017 that Hobby Lobby opening for business at the Colonial Commons Property on September 4, 2017 violated the protected use clause in its lease. Due to this violation, Jo-Ann Fabrics ceased making payments of fixed minimum rent and commenced making payments of substitute rent effective as of January 4, 2018 and will continue to do so until such time as the protected use violation is cured. The rent for Jo-Ann Fabrics was underwritten based on 50% of the fixed minimum rent due under the lease.

(2)	Other income is comprised of percentage rent. Due to co-tenancy and prohibited use violations, Ross Dress for Less and Kathy’s Hallmark are currently paying percentage rent in lieu of base rent. Ross Dress for Less is currently paying a percentage rent equal to the lesser of (i) base rent or (ii) 2% of gross sales. Kathy’s Hallmark is currently paying a percentage rent equal to 5% of gross sales. Percentage Rent for both Ross Dress for Less and Kathy’s Hallmark were underwritten based on the average of 2018 to 6/30/2022 TTM historical percentage rent.

(3)	PetSmart has an executed lease, however, its leased space has not yet been delivered. PetSmart may terminate its lease in the event its leased space is not delivered by September 9, 2023. As a result, PetSmart has been underwritten as vacant. There is no assurance that PetSmart will take occupancy of its leased space or begin paying rent as expected or at all.

(4)	2021 Occupancy is based on the borrower rent roll dated March 15, 2022.

(5)	6/30/2022 TTM Occupancy is based off the July 1, 2022 underwritten rent roll.

(6)	UW Occupancy % represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – At origination, approximately $57,352 was required to be deposited into a reserve for real estate taxes. The Colonial Commons Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Colonial Commons Property (initially, $57,352).

Insurance – At origination, approximately $23,620 was required to be deposited into a reserve for insurance premiums. The borrower is not required to make deposits into a reserve for insurance premiums for the Colonial Commons Property so long as (i) no event of default under the Colonial Commons Mortgage Loan documents has occurred and is continuing, (ii) the liability and casualty policies covering the Colonial Commons Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender with evidence of renewal of such insurance policies upon request and (iv) paid receipts for the related insurance premiums no later than 10 days after the date due and payable. If any of conditions (i)-(iv) are not satisfied, the Colonial Commons Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $11,810).

Replacement Reserve – The Colonial Commons Mortgage Loan documents provide for ongoing monthly deposits of approximately $9,270 into a reserve for capital expenditures, provided that such deposits will not be required at any time that the amount in such reserve is at least $222,475.

Rollover Reserve – At origination, approximately $705,943 was required to be deposited into a reserve for future tenant improvement and/or leasing commission expenses. The Colonial Commons Mortgage Loan documents provide for ongoing monthly deposits of approximately $29,414 into a reserve for future tenant improvement and leasing commission expenses, provided that such deposits will not be required at any time that the amount in such reserve is at least $705,943.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$44,000,000
5070-5118 Jonestown Road	Colonial Commons	Cut-off Date LTV:	66.7%
Harrisburg, PA 17112		UW NCF DSCR:	1.64x
		UW NOI Debt Yield:	10.7%

Lockbox and Cash Management. The Colonial Commons Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Colonial Commons Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within one business day of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Colonial Commons Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve, if any as described above under “Escrows and Reserves,” (iv) to make the monthly deposit into the rollover reserve, if any as described above under “Escrows and Reserves,” (v) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses and (vi) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Colonial Commons Mortgage Loan during such Cash Sweep Event Period, provided that to the extent funds disbursed to the borrower to pay operating expenses are insufficient to cover the borrower’s monthly operating expenses for the applicable calendar month, the lender may, in its sole (but reasonable) discretion, disburse funds to the borrower in an amount sufficient to cover the monthly operating expense deficiency within five business days of the lenders receipt of borrower’s disbursement request thereof, provided that (i) no event of default has occurred and is continuing, (ii) all disbursements required for such calendar month have been made by lender and (ii) there are sufficient funds in the excess cash flow subaccount to cover the monthly operating expense deficiency.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Colonial Commons Mortgage Loan documents, and ending upon the cure, if applicable, of such event; or

(ii)	commencing upon the debt service coverage ratio on the Colonial Commons Mortgage Loan falling below 1.20x at the end of any calendar quarter, and ending on the date such debt service coverage ratio equals or exceeds 1.20x for the immediately preceding 12 calendar months.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Colonial Commons Property together with 18 months of business income insurance. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #8	Cut-off Date Balance:	$42,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.4%

Charlotte Russe

Foot Locker

TRADER JOE'S

Q

ROSS

CHAMPS
SPORTS
CHAMPS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #8	Cut-off Date Balance:	$42,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.4%

OLD NAVY
EXPRESS
SEPHORA
HOLLISTER
macy's
jcpenney
LEVEL 1

CHAMPS
TORRID
PACSUN
VANS
macy's
jcpenney
LEVEL 2

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #8	Cut-off Date Balance:	$42,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #8	Cut-off Date Balance:	$42,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.4%

VENTURA HILLS
Pacific View
3301 East Main Street
Ventura, CA 93003
Studio 1317 Art Gallery
Santa Barbara 28 miles
Hobson Heights
Arroyo Verden Park
DOWNTOWN VENTURA
Main St
Ventura County Med. Ctr.
Ventura College
SCE Ventura Service Ctr.
Saticoy
Ventura County Fairgrounds
Ventura
Santa Paula Fwy
Central Shopping Ctr.
Telephone Rd
Ventura County Government Center
Telephone Rd Plaza
Bristol Rd
Santa Clara R.
San Buenaventura State Beach
EAST VENTURA
Pierpont Bay
Olivias Park Dr
Olivias Park Golf Course
Buenaventura Golf Course
The Collection at Riverpark
Ventura Harbor Village
Esplanade Shopping Center
Martinez Shopping Ctr.
Los Angeles 58 miles
River Ridge Golf Club
McGrath State Beach
Gonzales Rd
Shopping at the Rose
VENTURA COUNTY
METROLINK VENTURA COUNTY LINE
St. John's Regional Medical Ctr.
Oxnard
Pacific Ocean
Harbor Blvd
Oxnard Airport
5th St
OXNARD
Woodley Rd
Mandalay Village Marketplace
Victoria Ave
Ventura Rd
Centerpoint Mall
Santa Monica 46 miles
Oxnard State Beach
Naval CBC Port Hueneme
Port Hueneme
Oxnard College
33
1
101
126
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
Castaic
Santa Clarita
Ojai
Fillmore
Piru
Valencia
Newhall
Mira Monte
Santa Paula
SANTA SUSANA MTS.
San Fernando
Ventura
Somis
Moorpark
Camarillo
Simi Valley
Oxnard
Thousand Oaks
Port Hueneme
VENTURA COUNTY
Agoura Hills
Westlake Village
Calabasas
Beverly Hills
SANTA MONICA MTS.
LOS ANGELES
Malibu
Santa Monica
Pacific Ocean
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – Pacific View

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Ventura, CA 93003
Original Balance(1):	$42,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$42,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1964 / 2000
Borrower Sponsor:	The Macerich Company			Size(3):	577,762 SF
Guarantor:	The Macerich Partnership, L.P.			Cut-off Date Balance Per SF(1):	$125
Mortgage Rate:	5.2900%			Maturity Date Balance Per SF(1):	$109
Note Date:	4/29/2022			Property Manager:	Macerich Property Management
First Payment Date:	6/6/2022				Company, LLC (borrower-related)
Maturity Date:	5/6/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$11,077,895
IO Period:	24 months			UW NOI Debt Yield(1):	15.4%
Seasoning:	6 months			UW NOI Debt Yield at Maturity(1):	17.6%
Prepayment Provisions:	L(30),DorYM1(85),O(5)			UW NCF DSCR(1):	2.17x (P&I) 2.69x (IO)
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$10,276,362 (3/31/2022 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$9,709,978 (12/31/2021)
Additional Debt Balance(1):	$30,000,000			3rd Most Recent NOI:	$8,622,415 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	86.1% (10/20/2022)
Reserves(2)				2nd Most Recent Occupancy:	82.4% (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	82.1% (12/31/2020)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$168,700,000 (3/21/2022)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$292
Capital Expenditures:	$0	Springing	$397,778	Cut-off Date LTV Ratio(1):	42.7%
TI/LC:	$0	$33,148	$1,193,334	Maturity Date LTV Ratio(1):	37.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$72,000,000	64.5%	Loan Payoff:	$110,648,828	99.1%
Borrower Equity:	$39,631,693	35.5%	Closing Costs:	$982,865	0.9%
Total Sources:	$111,631,693	100.0%	Total Uses:	$111,631,693	100.0%

(1)	The Pacific View Mortgage Loan (as defined below) is part of the Pacific View Whole Loan (as defined below), with an aggregate original principal amount of $72,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Pacific View Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Size does not include 483,130 SF of space associated with non-collateral anchor tenants and anchor pads.

The Mortgage Loan. The eighth largest mortgage loan (the “Pacific View Mortgage Loan”) is part of a whole loan (the “Pacific View Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $72,000,000. The Pacific View Whole Loan is secured by a first priority fee mortgage encumbering a 577,762 SF retail property located in Ventura, California (the “Pacific View Property”). The Pacific View Whole Loan was co-originated by Column Financial, Inc. (“Column”) and Morgan Stanley Bank, N.A. on April 29, 2022. The Pacific View Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $42,000,000, which Morgan Stanley Bank, N.A. purchased from Column on October 13, 2022. The non-controlling Note A-2 in the original principal amount of $30,000,000 (the “Pacific View Serviced Pari Passu Companion Loan”) was contributed to the BANK 2022-BNK42 securitization trust. The Pacific View Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK44 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

Pacific View Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$42,000,000	$42,000,000	BANK 2022-BNK44	Yes
A-2	$30,000,000	$30,000,000	BANK 2022-BNK42	No
Total	$72,000,000	$72,000,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #8	Cut-off Date Balance:	$42,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.4%

The Borrower and the Borrower Sponsor. The borrower is Macerich Buenaventura Limited Partnership, a single-purpose, Delaware limited partnership with one independent director in its organizational structure. The non-recourse carveout guarantor is The Macerich Partnership, L.P. The borrower sponsor is The Macerich Company, which is the general partner of the non-recourse carveout guarantor. The Macerich Company is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional town centers throughout the United States. The Macerich Company currently owns 48 million SF of real estate consisting primarily of interests in 44 regional town centers. The Macerich Company specializes in retail properties in many of the country’s densely populated markets, with significant presence on the West Coast, in Arizona and the metropolitan New York to Washington, DC corridor.

The Property. The Pacific View Property is a 577,762 SF regional mall and grocery anchored strip center, which is part of a larger 1,060,892 SF regional mall (the “Pacific View Mall”) located in Ventura, California. The Pacific View Property was built in 1964 on a 52-acre site. Since 2011, the borrower sponsor has invested $16.6 million in capital expenditures and $14.6 million in leasing costs and is planning to invest an additional $748,474 throughout 2022 focused on rooftop and skylight upgrades, parking lot upgrades and building improvements. Such additional investment is not required or reserved for under the Pacific View Whole Loan documents. The Pacific View Property offers 4,700 parking spaces, resulting in a parking ratio of 8.1 spaces per 1,000 SF of net rentable area. The Pacific View Property is 86.1% leased to over 100 tenants as of October 20, 2022. The Pacific View Property features a diverse mix of fitness, furniture, apparel and accessories, and food and beverage tenants and is anchored by national retailers including Macy’s, 24 Hour Fitness, Ross Dress for Less, Trader Joe’s and BevMo!. The remaining tenancy at the property is granular, with no other tenant accounting for more than 3.0% of NRA or 4.6% of underwritten rent.

The non-collateral portion of the Pacific View Mall is comprised of a 180,000 SF Target store, a 124,565 SF JC Penney Store, and a 164,265 SF unit (previously occupied by a Sears store and currently vacant) and a vacant 14,300 SF unit, both owned by Seritage SRC Finance, LLC. No operating covenants are in place with regard to the non-collateral portions of the Pacific View Mall.

Major Tenants.

Macy’s (179,984 square feet, 31.2% of net rentable area, 1.0% of underwritten base rent). Macy’s is an American chain of department stores founded in 1858 and headquartered in New York City. Macy’s operates 725 stores throughout the United States and has approximately 90,000 employees. Macy’s has anchored the Pacific View Property since 1964, has a lease expiration date of January 31, 2038, and has one, twenty-two-year extension option remaining. Macy’s has the right to terminate its lease upon 180 days’ notice if the tenant determines that the leased premises are unsuitable for its store operations. The notice must contain an offer by the tenant to purchase its premises at a price equal to the greater of their appraised value and the landlord’s unamortized investment (each as determined pursuant to the lease). In the event the landlord rejects such offer, the lease will terminate upon expiration of the 180 days.

24 Hour Fitness (39,704 square feet, 6.9% of net rentable area, 11.5% of underwritten base rent). 24 Hour Fitness is a privately owned and operated fitness center chain founded in 1983 and headquartered in Carlsbad, California. 24 Hour Fitness operates approximately 300 clubs in 11 states nationwide. 24 Hour Fitness has anchored the Pacific View Property since 2018, has a lease expiration date of April 30, 2034, and has three, five-year extension options remaining.

Ross Dress for Less (21,100 square feet, 3.7% of net rentable area, 3.8% of underwritten base rent). Ross Dress for Less is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Ross Dress for Less has more than 100,000 employees and 1,585 stores in 40 states, District of Columbia and Guam. Ross Dress for Less has anchored the Pacific View Property since 2020, has a lease expiration date of January 31, 2031 and has four, five-year extension options remaining.

Rainbow (17,354 square feet, 3.0% of net rentable area, 2.6% of underwritten total rent). Rainbow is a privately held American retail apparel chain comprised of several lifestyle brands primarily targeting teens and young women, with approximately 1,000 stores across the United States as well as the Virgin Islands and Puerto Rico. Rainbow has anchored the Pacific View Property since 2010 and has recently executed a new lease. For the first year of the lease, Rainbow is required to pay 12.0% of sales based on the first year sales, in lieu of minimum rent. Starting in the second year, Rainbow is expected to pay 80.0% of the first year’s rent, increased annually by 2%. The underwriting assumes Rainbow pays $306,000 of percentage rent in the first year of its lease. The current lease expiration date is December 31, 2027 and there are no extension options. Rainbow may terminate its lease at any time following the first anniversary of the rent commencement date, upon 90 days’ prior written notice to landlord, provided in no event may the effective date of such termination occur prior to April 30, 2023.

Old Navy (17,002 square feet, 2.9% of net rentable area, 4.7% of underwritten base rent). Old Navy is an American clothing and accessories related company founded in 1994 and headquartered in San Francisco, California. Old Navy offers apparel and accessories for babies, toddlers, women, and men, with over 201 sizes including petite, plus and tall. Owned by multinational corporation Gap, Inc. since inception, Old Navy operates over 1,100 locations globally, with flagship stores in New York City, Chicago, San Francisco, Manila, and Mexico City. Old Navy has occupied the Pacific View Property since 2001, has a lease expiration date of March 31, 2023 and has no extension options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #8	Cut-off Date Balance:	$42,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.4%

The following table presents a summary regarding the major tenants at the Pacific View Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF(3)	Approx. % of Total Annual UW Base Rent	Most Recent Sales
							$(4)	PSF(4)	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
Macy’s	BB+/Ba1/B+	179,984	31.2%	$99,999	$0.56	1.0%	$25,416,663	$141	1.1%	Y(5)	1 x 22 yr	1/31/2038
24 Hour Fitness	NR/NR/NR	39,704	6.9%	$1,131,564	$28.50	11.5%	NAV	NAV	NAV	N	3 x 5 yr	4/30/2034
Ross Dress for Less	NR/A2/BBB+	21,100	3.7%	$373,470	$17.70	3.8%	NAV	NAV	NAV	N	4 x 5 yr	1/31/2031
Rainbow(6)	NR/NR/NR	17,354	3.0%	$0	$0.00	0.0%	NAV	NAV	NAV	Y	None	12/31/2027
Old Navy	NR/Ba2/BB	17,002	2.9%	$460,088	$27.06	4.7%	$4,355,564	$256	10.8%	N	None	3/31/2023
Subtotal/Wtd. Avg.		275,144	47.6%	$2,065,121	$7.51	21.1%

Other Tenants		222,174	38.5%	$7,737,234	$34.83	78.9%
Vacant Space		80,444	13.9%	$0	$0.00	0.0%
Total/Wtd. Avg.		577,762	100.0%	$9,802,355	$19.71	100.0%

(1)	Information is based on the underwritten rent roll as of October 20, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Most Recent Sales are as of February 2022.

(5)	Macy’s has the right to terminate its lease upon 180 days’ notice if the tenant determines that the leased premises are unsuitable for its store operations. The notice must contain an offer by the tenant to purchase its premises at a price equal to the greater of their appraised value and the landlord’s unamortized investment (each as determined pursuant to the lease). In the event the landlord rejects such offer, the lease will terminate upon expiration of the 180 days.

(6)	Rainbow has recently executed a new lease. For the first year of the lease, Rainbow is required to pay 12.0% of sales based on the first year sales, in lieu of minimum rent. Starting in the second year, Rainbow is expected to pay 80.0% of the first year’s rent, increased annually by 2%. Rainbow’s underwritten rent assumes Rainbow pays $306,000 of percentage rent in the first year of its lease. Rainbow may terminate its lease at any time following the first anniversary of the rent commencement date, upon 90 days’ prior written notice to landlord, provided in no event may the effective date of such termination occur prior to April 30, 2023.

The following table presents certain information relating to the lease rollover at the Pacific View Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	41	46,063	8.0%	8.0%	$1,198,485	$26.02	12.2%	12.2%
2023	39	93,610	16.2%	24.2%	$2,393,591	$25.57	24.4%	36.6%
2024	12	26,303	4.6%	28.7%	$1,159,617	$44.09	11.8%	48.5%
2025	9	11,213	1.9%	30.7%	$686,648	$61.24	7.0%	55.5%
2026	6	36,302	6.3%	37.0%	$1,234,952	$34.02	12.6%	68.1%
2027	5	26,389	4.6%	41.5%	$540,818	$20.49	5.5%	73.6%
2028	4	8,071	1.4%	42.9%	$536,499	$66.47	5.5%	79.1%
2029	1	7,892	1.4%	44.3%	$278,300	$35.26	2.8%	81.9%
2030	1	687	0.1%	44.4%	$168,411	$245.14	1.7%	83.6%
2031	1	21,100	3.7%	48.1%	$373,470	$17.70	3.8%	87.4%
2032	0	0	0.0%	48.1%	$0	$0.00	0.0%	87.4%
2033 & Beyond	2	219,688	38.0%	86.1%	$1,231,563	$5.61	12.6%	100.0%
Vacant	0	80,444	13.9%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.(3)	121	577,762	100.0%		$9,802,355	$19.71	100.0%

(1)	Information is based on the underwritten rent roll as of October 20, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The Pacific View Property is located in Ventura, California, a waterfront city in Southern California. The Pacific View Property is bounded by Main Street, South Mills Road, and Telegraph Road and is just off of the junction of the Ventura Freeway and the Santa Paula Freeway. The Pacific View Property is located within the Ventura submarket of the Los Angeles market. Ventura’s economy is diverse, including agriculture, tourism, healthcare, technology, distribution, manufacturing, and defense. Large food-producing companies in the metropolitan area include Del Monte Foods, J.M. Smucker Co., Mission Foods, Siminis, Marz Farms, Limoneira, and Sysco. These companies are particularly drawn to the area given the proximity to the Port of Hueneme, the only deepwater commercial port between Los Angeles and San Francisco. Furthermore, the U.S. Navy at the Port of Hueneme and Point Mugu is a large employer in the area and also attracts major employers in defense industries, such as Lockheed Martin, General Dynamics, Teledyne, Aerovironment, and Haas Automation. Additional major employers in the area include Ventura Naval Base, Amgen Inc, Bank of America, WellPoint Health

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #8	Cut-off Date Balance:	$42,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.4%

Networks Inc. and Community Memorial Hospital of San Buenaventura. According to the appraisal, as of the fourth quarter of 2021, the vacancy rate in the Ventura submarket was approximately 4.1%, with average asking rents of $22.29 per SF and inventory of approximately 7.2 million square feet. According to the appraisal, as of the fourth quarter of 2021, the vacancy rate in the Los Angeles market was approximately 5.2%, with average asking rents of $32.93 per SF and inventory of approximately 486.8 million square feet. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Pacific View Property was 13,391, 60,070 and 136,013, respectively. The 2021 average household income within the same one-, three- and five- mile radius was $101,644, $103,053 and $102,758, respectively.

The appraisal identified two shopping centers in the Pacific View Property’s primary competitive set, as outlined below:

Competitive Set Summary
Name	Pacific View Property (subject)	Collection at RiverPark	The Oaks(1)
Address	3301 East Main Street	2751 Park View Court	350 West Hillcrest Drive
City, State	Ventura, CA	Oxnard, CA	Thousand Oaks, CA
Rentable Area (SF)	577,762(2)	650,000	1,191,000
Year Built	1964 (2000)	2012	1978
Number of Floors	2	2	2

Source: Appraisal.

(1)	Owned by the borrower sponsor.

(2)	Information is based on the underwritten rent roll.

The following table presents information relating to the appraisal’s market rent conclusion for the Pacific View Property:

	Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements
0-1,500 SF	$100.00	3.00%/year	60	Gross
1,501-2,500 SF	$80.00	3.00%/year	60	Gross
2,501-4,000 SF	$60.00	3.00%/year	60	Gross
4,001-6,500 SF	$55.00	3.00%/year	60	Gross
6,501-10,000 SF	$30.00	3.00%/year	120	Gross
Jewelry Space	$105.00	3.00%/year	60	Gross
Restaurant Space:	$55.00	3.00%/year	60	Gross
Food Court Space	$210.00	3.00%/year	60	Gross
Kiosk Space	$400.00	3.00%/year	60	Gross
10,001 and Over Space	$26.00	3.00%/year	120	Gross
Anchor-owned Space	$0.00	10.00% Midterm	120	Gross

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #8	Cut-off Date Balance:	$42,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pacific View Property:

Cash Flow Analysis
	2018	2019	2020	2021	3/31/2022 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$12,866,221	$12,528,269	$9,561,495	$9,797,052	$10,657,391	$11,652,934	$20.17
Vacancy Gross Up	$0	$0	$0	$0	$0	$3,947,412	$6.83
Reimbursements	$5,269,890	$4,675,649	$4,340,466	$3,962,912	$3,937,591	$3,889,211	$6.73
Other Income	$621,697	$650,059	$360,749	$514,701	$476,170	$553,291	$0.96
Less Vacancy & Credit Loss	($150,790)	($308,842)	($1,279,267)	$374,463	$411,763	($3,947,412)	($6.83)
Effective Gross Income	$18,607,018	$17,545,135	$12,983,443	$14,649,128	$15,482,915	$16,095,436	$27.86

Real Estate Taxes	$1,044,123	$1,103,115	$1,095,109	$1,094,240	$1,238,724	$1,119,965	$1.94
Insurance	$351,962	$403,178	$550,906	$650,512	$663,002	$701,184	$1.21
Other Operating Expenses	$3,323,677	$3,153,415	$2,715,013	$3,194,398	$3,304,827	$3,196,393	$5.53
Total Operating Expenses	$4,719,762	$4,659,708	$4,361,028	$4,939,150	$5,206,553	$5,017,542	$8.68

Net Operating Income	$13,887,256	$12,885,427	$8,622,415	$9,709,978	$10,276,362	$11,077,895	$19.17
Replacement Reserves	$0	$0	$0	$0	$0	$115,552	$0.20
TI/LC	$0	$0	$0	$0	$0	$577,762	$1.00
Net Cash Flow	$13,887,256	$12,885,427	$8,622,415	$9,709,978	$10,276,362	$10,384,580	$17.97

Occupancy %	91.3%	85.2%	82.1%	82.4%	86.1%(3)	80.8%
NOI DSCR (IO)(4)	3.60x	3.34x	2.23x	2.51x	2.66x	2.87x
NOI DSCR (P&I)(4)	2.90x	2.69x	1.80x	2.03x	2.14x	2.31x
NCF DSCR(IO)(4)	3.60x	3.34x	2.23x	2.51x	2.66x	2.69x
NCF DSCR(P&I)(4)	2.90x	2.69x	1.80x	2.03x	2.14x	2.17x
NOI Debt Yield(4)	19.3%	17.9%	12.0%	13.5%	14.3%	15.4%
NCF Debt Yield(4)	19.3%	17.9%	12.0%	13.5%	14.3%	14.4%

(1)	Gross Potential Rent is based on the underwritten rent roll as of October 20, 2022 and includes (i) rent increases totaling $41,707 through May 1, 2023, (ii) percentage rent totaling $368,554 and (iii) overage rent totaling $668,727.

(2)	The Gross Potential Rent increase between 3/31/2022 TTM and UW is primarily due to the inclusion of rent increases ($41,707), and increases in percentage rent, overage rent and specialty leasing rent ($1,871,641).

(3)	3/31/2022 TTM Occupancy is based on the underwritten rent roll dated October 20, 2022.

(4)	The debt service coverage ratios and debt yields are based on the Pacific View Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During (i) the continuance of a Trigger Period (as defined below) or (ii) if the borrower fails to deliver reasonably satisfactory evidence to the lender that all taxes have been paid prior to delinquency and such failure continues for ten business days after notice, the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Pacific View Property.

Insurance – During (i) the continuance of a Trigger Period or (ii) if the borrower fails to deliver reasonably satisfactory evidence to the lender that all insurance premiums have been timely paid and such failure continues for ten business days after notice, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that an acceptable blanket policy is in effect (which was the case as of the origination date).

Replacement Reserve – During the continuance of a Trigger Period, the borrower is required to make ongoing monthly deposits into a reserve for capital expenditures in an amount equal to 1/12 of the product of (x) $0.25 and (y) the gross leasable area of the Pacific View Property (excluding the Macy’s premises), provided that the borrower will not be required to make such monthly deposits at any time that the balance in such reserve is at least equal to 48 times the required monthly deposit.

Rollover and Free Rent Reserve – On each monthly payment date, the borrower is required to make ongoing monthly deposits into a reserve for leasing expenses and free rent credits, in an amount equal to 1/12 of the product of (x) $1.00 and (y) the gross leasable area of the Pacific View Property (excluding the Macy’s premises), provided that the borrower will not be required to make such monthly deposits at any time that the balance in such reserve is at least equal to 36 times the required monthly deposit.

Lockbox and Cash Management. The Pacific View Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The Pacific View Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or property manager receives rents from the Pacific View Property despite such direction, to deposit such rents into the lockbox account within three business days of receipt. If no Trigger Period exists, the borrower will have access to the funds in the lockbox account and is permitted to use the lockbox account as its operating account. During the continuance of a Trigger Period, the borrower is not permitted to have access to the lockbox account and is required to establish a lender-controlled cash management account,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #8	Cut-off Date Balance:	$42,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.4%

and all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to the cash management account. During the continuance of a Trigger Period, provided no event of default is continuing, funds in the cash management account are required to be applied, (i) to make the monthly deposits (if any) into the tax and insurance reserve funds, as described above under “Escrows and Reserves,” (ii) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during the continuance of a Trigger Period), (iii) to pay debt service on the Pacific View Whole Loan, (iv) to make the monthly deposits (if any) into the replacement and rollover and free rent reserve funds, as described above under “Escrows and Reserves,” (v) to pay lender-approved extraordinary expenses, and (vi) to deposit any funds remaining in the cash management account after the application described above, (x) if a Trigger Period is continuing (subject to the last sentence below), into an excess cash flow reserve to be held as additional collateral for the Pacific View Whole Loan during the continuance of such Trigger Period and (y) otherwise, to the borrower. If a shortfall in revenues exists, no event of default is then in effect under the Pacific View Whole Loan, and provided that the debt yield is greater than 9.5% at the time of application of excess cash flow funds, to the extent there are available excess cash flow funds, excess cash flow funds may be used to fund the payments required under clauses (i) through (v) above.

A “Trigger Period” will commence upon: (i) the occurrence of an event of default, (ii) as of any Calculation Date (as defined below), the debt yield on the Pacific View Whole Loan is less than 11.0%, or (iii) if a property manager affiliated with the borrower or non-recourse carveout guarantor becomes a debtor in any bankruptcy or insolvency proceeding that is not discharged or dismissed within 90 days of filing. “Calculation Date” means the 45th day following the end of each calendar quarter during the term of the Pacific View Whole Loan.

A Trigger Period will end: with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, when the debt yield on the Pacific View Whole Loan is at least 11.0% for two consecutive calendar quarters; and with regard to clause (iii) above, when the property manager is replaced with a replacement manager, and under a replacement management agreement, meeting criteria specified in the Pacific View Whole Loan documents or otherwise reasonably acceptable to the lender.

The borrower has the right to avoid or terminate a Trigger Period caused by a decline in debt yield by either (i) prepaying the outstanding principal balance of the Pacific View Whole Loan (without payment of any prepayment fee or yield maintenance premium but with the payment of interest shortfalls if not made on a payment date) or (ii) delivering to the lender a letter of credit, in each case, in an amount that would cause the Pacific View Whole Loan to achieve a debt yield of not less than 11.0%.

Additional Secured Indebtedness (not including trade debts). In addition to the Pacific View Mortgage Loan, the Pacific View Property also secures the Pacific View Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $30,000,000. The Pacific View Serviced Pari Passu Companion Loan bears interest at the same rate as the Pacific View Mortgage Loan. The Pacific View Mortgage Loan and the Pacific View Serviced Pari Passu Companion Loan are pari passu in right of payment. The holders of the Pacific View Mortgage Loan and the Pacific View Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Pacific View Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. The borrower has the right to request, and the lender may consent to, the release and transfer of all or a portion of any Outparcel (as defined below) (the parcel to be released, the “Release Parcel”), provided that the consent of the lender may not be unreasonably withheld, conditioned or delayed upon satisfaction of the following conditions, among others: (i) the Release Parcel is not transferred to a borrower affiliate, and the borrower prepays the net proceeds received by it (if any) from the transfer of the Release Parcel together with, if prior to the open prepayment date, payment of the greater of 1% of the amount prepaid and a yield maintenance premium, and with the payment of interest shortfalls if not made on a payment date, (ii) the remaining portion of the Pacific View Property (the “Remaining Property”) must be legally subdivided and a separate tax lot (or the borrower has filed the required information with the taxing authority to initiate a separate tax lot) from the Release Parcel, (iii) the Remaining Property will not, strictly as a result of such release and transfer, be in violation of any zoning, parking, use, building code or other legal requirements or any reciprocal easement agreement, (iv) if determined to be necessary in the borrower or lender’s commercially reasonable business judgement, appropriate reciprocal easement agreements will be entered into between the Release Parcel and Remaining Property for the use of common facilities, including but not limited to roadways, parking areas, utilities and community facilities, in form and substance reasonably acceptable to the lender, (v) the Remaining Property and the Release Parcel will be in compliance with all major leases and all leases with the City of San Buenaventura then in effect, and (vi) compliance with REMIC related conditions.

“Outparcel” means real property (i) which is non-income producing and unimproved, except for improvements related solely to surface parking, landscaping or similar non-structural improvements, and (ii) which, if released from the collateral, would not reasonably be expected to have a material adverse effect on the business operations or financial condition of the borrower or the ability of the borrower to repay the Pacific View Whole Loan.

Real Estate Substitution. None.

Letter of Credit. None. However, the borrower has the right to provide a letter of credit to avoid or terminate a Trigger Period caused by a decline in debt yield as described above under “Lockbox and Cash Management.”

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to maintain insurance for acts of terror or similar acts of sabotage (“Terrorism Coverage”) in an amount equal to the full replacement cost of the Pacific View Property, as well as 24 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same has been and may be further modified, amended or extended, “TRIPRA”), is in effect, the provisions of TRIPRA will determine what is included within the above definition of Terrorism Coverage, but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of an amount equal to 200% of the amount of the insurance premium that would then be payable in respect of the property and business interruption/rental loss insurance required under the Pacific View Whole Loan documents under a stand-alone policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$41,000,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	11.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$41,000,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	11.5%

One Campus Martius
1000 Woodward Avenue
Detroit, MI 48226
DETROIT
Downtown
Midtown
WAYNE COUNTY
Corktown
Greektown
Bricktown
West Side Industrial
Detroit Financial District
EASTERN MARKET
Lafayette Plaisance Park
Lafayette Park
Brewster Park
Brewery Park
Little Caesars Arena
Comerica Park
Ford Field
Fox Theatre
Millennium Bell
Grand Circus Park
Music Hall Ctr. for the Performing Arts
Detroit Opera House
Frank Murphy Hall of Justice
National Automotive History Collection
Wayne County Administration
DTE Energy
MGM Grand Detroit
Cadillac Tower
1001 Woodward
Campus Martius Park
Wayne County Building
Millender Center
US District Court
Penobscot Building
The Guardian Building
Detroit Police Department
Batch Brewing Company
Brew Detroit
Savage Park
Coleman A. Young Mun. Center
Monument to Joe Louis
Michigan Labor Legacy Monument
Hart Plaza
Dodge Fountain
GM Renaissance Center
600 Renaissance Center
Detroit Mercy Law
International Waterfront
Detroit Wayne County Port Authority
Huntington Place
Wayne County Community College Downtown Campus
Joe Louis Arena
DETROIT PEOPLE MOVER
DETROIT WINDSOR TUNNEL
Detroit Metro-Wayne County Airport 20 miles
West Riverfront Park
Detroit River
UNITED STATES
CANADA
Riverfront Festival Plaza
Riverside Dr.
The Colosseum at Caesars Windsor
Dieppe Gardens
Chimczuk Museum
Windsor's Community Museum
WINDSOR
Fisher Frwy
Chrysler Frwy
John C. Lodge Frwy
Grand River Ave.
Woodward Ave.
Michigan Ave.
Jefferson Ave.
Gratiot Ave.
Cass Ave.
Washington Blvd.
Lafayette Blvd.
W. Fort St.
W. Congress St.
Howard St.
Abbott St.
Bagley Ave.
Adams Ave.
Madison St.
Macomb St.
Randolph St.
E. Congress St.
Larned St.
Atwater St.
E. Lafayette St.
Brush St.
Beaubien St.
St. Antoine St.
Saint Antoine St.
John R St.
Wilkins St.
Winder St.
Rivard St.
Adelaide St.
Orleans St.
Antietam Ave.
Trumbull St.
Porter St.
6th St.
3rd St.
W. Lafayette Blvd.
W. Jefferson Ave.
75
375
12
10
85
3
1
Waterford
Pontiac
Rochester Hills
Shelby
Troy
Clinton
Sterling Heights
West Bloomfield
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
Livonia
Canton
Dearborn
Westland
Taylor
WINDSOR
ONTARIO
Lake St. Clair
OAKLAND COUNTY
MACOMB COUNTY
WAYNE COUNTY
WASHTENAW COUNTY
U.S.
CANADA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – One Campus Martius

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Detroit, MI 48226
Original Balance(1):		$41,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$41,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		4.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2003 / 2019-2020
Borrower Sponsor:		Bedrock Detroit		Size:	1,356,325 SF
Guarantor:		Rock Backer LLC		Cut-off Date Balance Per SF(1):	$161
Mortgage Rate:		6.0200%		Maturity Date Balance Per SF(1):	$161
Note Date:		6/28/2022		Property Manager(5):	Bedrock Management Services
First Payment Date:		8/1/2022			LLC (borrower-affiliated)
Maturity Date:		7/1/2032
Original Term to Maturity:		120 months		Underwriting and Financial Information(6)
Original Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		120 months		UW NOI:	$25,078,685
Seasoning:		4 months		UW NOI Debt Yield(1):	11.5%
Prepayment Provisions(2):		L(28),D(88),O(4)		UW NOI Debt Yield at Maturity(1):	11.5%
Lockbox/Cash Mgmt Status(3):		Hard/Springing		UW NCF DSCR(1):	1.74x
Additional Debt Type(1):		Pari Passu		Most Recent NOI(6):	$25,554,085 (3/31/2022 TTM)
Additional Debt Balance(1):		$177,000,000		2nd Most Recent NOI(6):	$25,025,321 (12/31/2021)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(6):	$18,537,846 (12/31/2020)
Reserves(4)				Most Recent Occupancy:	86.8% (6/27/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.0% (3/31/2022)
RE Taxes:	$3,926,163	$560,880	NAP	3rd Most Recent Occupancy:	89.3% (12/31/2021)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$362,500,000 (5/4/2022)
Replacement Reserve:	$28,230	$28,230	$677,530	Appraised Value per SF:	$267
TI/LC Reserve:	$1,500,000	$169,541	$4,000,000	Cut-off Date LTV Ratio(1):	60.1%
Outstanding TI/LC:	$3,851,373	$0	NAP	Maturity Date LTV Ratio(1):	60.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$218,000,000	100.0%	Loan Payoff:	$187,609,949	86.1%
			Reserves:	$9,305,766	4.3%
			Closing Costs:	$1,363,413	0.6%
			Return of Equity:	$19,720,871	9.0%
Total Sources:	$218,000,000	100.0%	Total Uses:	$218,000,000	100.0%

(1)	The One Campus Martius Mortgage Loan (as defined below) is part of the One Campus Martius Whole Loan (as defined below), with an aggregate original principal amount of $218,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above based on the One Campus Martius Whole Loan.

(2)	Defeasance of the One Campus Martius Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last promissory note of the One Campus Martius Whole Loan to be securitized (the “Permitted Defeasance Date”). If the Permitted Defeasance Date has not occurred by September 1, 2024, the One Campus Martius Whole Loan may be prepaid in whole at any time prior to the Permitted Defeasance Date with the payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in November 2022.

(3)	The One Campus Martius Whole Loan is structured with a hard lockbox for the One Campus Martius Property (as defined below) other than with respect to the Parking Garage Portion (as defined below), the income from which is not required to be deposited into the lockbox account until the occurrence of a Cash Sweep Event (as defined below).

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Parking Garage Portion is sub-managed by Ultimate Parking Management LLC, a third-party management company.

(6)	The increase from 2020 NOI to 2021 NOI is primarily attributable to the delivery of the 398,215 square foot expansion space, and subsequent lease up.

The Mortgage Loan. The ninth largest mortgage loan (the “One Campus Martius Mortgage Loan”) is part of a whole loan (the “One Campus Martius Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount of $218,000,000. The One Campus Martius Whole Loan was co-originated on June 28, 2022, by JPMorgan Chase Bank, National Association (“JPCMB”) and Morgan Stanley Bank, N.A. The One Campus Martius Whole Loan is secured by a first priority fee mortgage encumbering a 1,356,325 square foot office property located in Detroit, Michigan (the “One Campus Martius Property”). The One Campus Martius Mortgage Loan is evidenced by the non-controlling Notes A-7 and A-8 with an original principal balance of $41,000,000. The remaining notes comprising the One Campus Martius Whole Loan are summarized in the table below. The One Campus Martius Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B36 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$41,000,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	11.5%

One Campus Martius Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$50,000,000	$50,000,000	Benchmark 2022-B36	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2022-B37	No
A-3	$25,000,000	$25,000,000	JPMCB	No
A-4	$15,800,000	$15,800,000	JPMCB	No
A-5	$10,000,000	$10,000,000	JPMCB	No
A-6	$46,200,000	$46,200,000	BANK 2022-BNK43	No
A-7	$25,000,000	$25,000,000	BANK 2022-BNK44	No
A-8	$16,000,000	$16,000,000	BANK 2022-BNK44	No
Total	$218,000,000	$218,000,000

The Borrower and the Borrower Sponsor. The borrower for the One Campus Martius Whole Loan is 1000 Webward LLC, a Delaware limited liability company and a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Campus Martius Whole Loan. The borrower sponsor for the One Campus Martius Whole Loan is Bedrock Detroit, which is owned and controlled by Daniel (“Dan”) Gilbert and affiliated entities, and the non-recourse carveout guarantor is Rock Backer LLC, which is owned and controlled by Dan Gilbert and affiliates. Bedrock Detroit, a full service commercial real estate firm, specializing in the development of urban core areas, is one of the largest real estate companies in downtown Detroit. Since being founded in 2011, Bedrock Detroit and its affiliates have invested and committed to acquiring and developing more than 100 properties, including new construction of ground up developments in downtown Detroit and Cleveland totaling more than 20 million square feet. Bedrock Detroit’s real estate personnel provide a range of services with in-house teams for leasing, acquisition, finance, construction, architecture, historic rehabilitation, and property management. Bedrock Detroit’s tenants include technology companies and startups, restaurants, and national retailers, as well as Detroit locals. Bedrock Detroit also leases mixed-income residential properties to individuals, and acquires and renovates properties for new development. Dan Gilbert and Rocket Companies Inc. and Rock Holdings Inc, each of which is controlled by Dan Gilbert, are named defendants in a consolidated federal class action lawsuit filed in the Eastern District of Michigan in 2021, alleging, among other things, violations by the defendants of securities laws relating to alleged misstatements made during earnings calls and insider trading with respect to the sale of Rocket Companies Inc. stock in March 2021 by Rock Holdings Inc. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

The Property. The One Campus Martius Property is a Class A, 16-story, 1,356,325 square foot office building that is located in Detroit’s financial district. Built in 2003 and renovated between 2019-2020, the One Campus Martius Property contains an atrium, onsite retail and restaurants, a fitness and wellness center, a second-floor cafeteria, a day care facility led by Bright Horizons, along with a 12-story parking garage with 2,667 parking spaces, resulting in a parking ratio of approximately 2.0 spaces per 1,000 square feet of net rentable area. The One Campus Martius Property includes 40,538 square feet of ground floor retail space (approximately 3.0% of NRA and 2.8% of underwritten base rent), featuring tenants including Sugar Factory, Tohme Brothers XXXII LLC (Jimmy Johns), and Detroit Water Ice Factory, Inc. The borrower sponsor acquired the One Campus Martius Property in 2014 for approximately $142.0 million and has since invested approximately $120.5 million into capital improvements. More recently, between 2019 and 2020, the One Campus Martius Property completed a 398,215 square foot expansion at an estimated cost of approximately $93.0 million. The recent expansion added office space, event space and new amenity space to the One Campus Martius Property. From 2015 through 2019, prior to the expansion, average occupancy at the One Campus Martius Property was approximately 97.5%. As of June 27, 2022, the One Campus Martius Property was 86.8% leased, as the One Campus Martius Property continues to lease up following the addition of 398,215 square feet (approximately 29.4% of NRA) in 2020.

The One Campus Martius Property is subject to a condominium structure which is wholly owned and controlled by the borrower. Under the One Campus Martius Whole Loan documents, at all times during the term of the One Campus Martius Whole Loan, the condominium is required to be controlled by the borrower.

As of June 27, 2022, the One Campus Martius Property was 86.8% leased to 28 tenants. Approximately 22.9% of net rentable area and 27.8% of underwritten rent are attributable to investment grade rated tenants including Microsoft Corporation, Centene Management, Huntington National Bank, and BMC Software Inc. The tenant roster at the One Campus Martius Property is predominately comprised of tenants in the financial and healthcare sector. The One Campus Martius Property benefits from long-term tenancy and a weighted average remaining lease term of approximately 5.8 years as of the Cut-off Date. Borrower sponsor affiliated tenants, including Rocket Mortgage, Rock Ventures, StockX LLC, Building Amenities Wellness Center LLC, Building Amenities Cafeteria LLC, and Building Amenities Day Care LLC account for approximately 55.7% of the One Campus Martius Property’s net rentable area and 63.1% of occupied underwritten rent.

The One Campus Martius Property is one of four properties (the “Transformational Project Sites”) developed or re-developed by Bedrock Management Services, LLC (the “Developer”), a borrower sponsor affiliate, which has entered into a reimbursement agreement (the “Reimbursement Agreement”), with the City of Detroit Brownfield Redevelopment Authority, the Michigan Strategic Fund and the Michigan Department of Treasury. The Reimbursement Agreement entitles the Developer to receive reimbursements for a certain portion of the cost of the developments of the Transformational Project Sites from certain tax revenues as well as sales and use tax exemptions. The borrower does not benefit from such reimbursements. The lender’s underwriting and all metrics shown herein are exclusive of the benefits afforded to the Developer pursuant to the Reimbursement Agreement. See “Description of the Mortgage Pool — Real Estate and Other Tax Considerations” in the prospectus for additional information.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$41,000,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	11.5%

Major Tenants.

Rocket Mortgage (570,214 square feet, 42.0% of net rentable area, 47.4% of underwritten rent). Rocket Mortgage (NYSE: RKT) is a large mortgage lending company in the United States which operates its corporate headquarters out of the One Campus Martius Property. Rocket Mortgage was formerly known as Quicken Loans prior to changing its name in 2021. Rocket Mortgage was founded by Dan Gilbert in 1985 and is affiliated with the borrower sponsor. In 2010, Dan Gilbert moved Rocket Mortgage’s headquarters from Livonia, Michigan to downtown Detroit. Rocket Mortgage operates a number of subsidiary companies such as Amrock, Rocket Auto, Core Digital Media, Rock Ventures and Rock Connections, among others. In 2021, Rocket Mortgage reportedly generated approximately $12.9 billion in revenue and posted net income of approximately $6.1 billion. Rocket Mortgage has a lease expiration date occurring on December 31, 2028 with four, five-year renewal options remaining.

Centene Management (266,001 square feet, 19.6% of net rentable area, 23.5% of underwritten rent). Centene Management (NYSE: CNC) provides government-based health plans (Medicare, Medicaid and the Health Insurance Marketplace) across the United States. Centene Corporation is headquartered in St. Louis, Missouri, while its subsidiary Meridian Health had been headquartered at the One Campus Martius Property. Meridian Health has been at the One Campus Martius Property since December 2014. Centene Management is a successor-in-interest to Meridian Health, which assigned its entire interest in its lease to Centene Management on June 29, 2022, shortly after loan origination. According to the borrower sponsor, Centene Management has listed its entire leased space at the One Campus Martius Property on the market for sublease, though no prospective subtenant has been identified as of the Cut-off Date. As of the Cut-off Date, Centene Management is in occupancy and paying rent. Centene Corporation reported that in 2021 it generated over $125.9 billion in revenue and posted net income of approximately $1.3 billion. Centene Management has a lease expiration date occurring on December 31, 2024, with four, five-year renewal options remaining.

Rock Ventures (66,059 square feet, 4.9% of net rentable area, 6.0% of underwritten rent). Rock Ventures is a borrower sponsor affiliated holding company for Dan Gilbert’s portfolio of companies (which includes, but is not limited to, companies such as the Cleveland Cavaliers, Rocket Mortgage, StockX and Vroom) and operates its headquarters out of the One Campus Martius Property. The companies owned by Rock Ventures span various industries including fintech, professional services, charitable/community relations, sports/media/entertainment, hotels, and venture capital/private equity. Rock Ventures was founded in 1985 and since then has committed to over 103 investments. Rock Ventures has a lease expiration date occurring on December 31, 2028 with four, five-year renewal options remaining.

The following table presents a summary regarding the major tenants at the One Campus Martius Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
Rocket Mortgage(3)(4)	Ba1/BB+/BB+	570,214	42.0%	$16,427,828	47.4%	$28.81	12/31/2028	N	4 x 5 yr
Centene Management(5)(6)	Ba1/BBB-/BBB-	266,001	19.6%	$8,144,752	23.5%	$30.62	12/31/2024	N	4 x 5 yr
Rock Ventures(4)	NR/NR/NR	66,059	4.9%	$2,080,859	6.0%	$31.50	12/31/2028	N	4 x 5 yr
Building Amenities Wellness Center LLC(7)	NR/NR/NR	50,116	3.7%	$1,403,248	4.0%	$28.00	12/31/2035	N	None
Microsoft Corporation	Aaa/AAA/AAA	43,795	3.2%	$1,250,759	3.6%	$28.56	7/31/2025	N	2 x 5 yr
Subtotal/Wtd. Avg.		996,185	73.4%	$29,307,445	84.6%	$29.42

Other Tenants(7)(8)		181,611	13.4%	$5,355,357	15.4%	$29.49
Vacant Space		178,529	13.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,356,325	100.0%	$34,662,802	100.0%	$29.43

(1)	Information is based on the underwritten rent roll, inclusive of contractual rent steps through July 2023 and straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating.

(2)	Certain ratings are those of the parent entity or government, whether or not the parent entity or government guarantees the lease.

(3)	Rocket Mortgage currently subleases approximately 29,684 square feet of office space to StockX LLC, an affiliate, through December 31, 2024 at $27.50 per square foot. Such space was underwritten based on the prime lease rent.

(4)	Borrower sponsor affiliated.

(5)	Centene Management’s Annual UW Base Rent and U/W Base Rent PSF is inclusive of a $696,724 per year data rack usage fees.

(6)	Centene Management is a successor-in-interest to Meridian Health, which had been at the One Campus Martius Property since December 2014 and assigned its entire interest in its lease to Centene Management on June 29, 2022, shortly after loan origination. According to the borrower sponsor, Centene Management has listed its entire leased space at the One Campus Martius Property on the market for sublease, though no prospective subtenant has been identified as of the Cut-off Date. As of the Cut-off Date, Centene Management is in occupancy and paying rent.

(7)	Amenity space is associated with affiliates of the borrower sponsor.

(8)	Includes signage space leased to StockX LLC and a data rack leased to BMC Software, Inc. with no attributable net rentable area.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$41,000,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	11.5%

The following table presents certain information with respect to lease rollover at the One Campus Martius Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling(3)	% of Annual UW Rent Rolling(3)	Cumulative % of Annual UW Base Rent Rolling(2)(3)
MTM	1	0	$0.00	0.0%	0	$10,000	0.0%	0.0%
2022	3	5,853	$19.63	0.4%	5,853	$114,904	0.3%	0.4%
2023	4	33,991	$34.40	2.5%	39,844	$1,169,437	3.4%	3.7%
2024	5	272,016	$30.40	20.1%	311,860	$8,268,942	23.9%	27.6%
2025	1	43,795	$28.56	3.2%	355,655	$1,250,759	3.6%	31.2%
2026	7	25,650	$32.43	1.9%	381,305	$831,819	2.4%	33.6%
2027	1	4,189	$28.56	0.3%	385,494	$119,638	0.3%	33.9%
2028	2	636,273	$29.09	46.9%	1,021,767	$18,508,687	53.4%	87.3%
2029	0	0	$0.00	0.0%	1,021,767	$0	0.0%	87.3%
2030	0	0	$0.00	0.0%	1,021,767	$0	0.0%	87.3%
2031	0	0	$0.00	0.0%	1,021,767	$0	0.0%	87.3%
2032	1	7,617	$30.60	0.6%	1,029,384	$233,080	0.7%	88.0%
2033 & Beyond(4)	4	148,412	$28.00	10.9%	1,177,796	$4,155,536	12.0%	100.0%
Vacant	0	178,529	$0.00	13.2%	1,356,325	$0	0.0%	100.0%
Total/Wtd. Avg.	29	1,356,325	$29.43	100.0%		$34,662,802	100.0%

(1)	Information is based on the underwritten rent roll, inclusive of contractual rent steps through July 2023 and straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.

(3)	Total Annual U/W Base Rent per square foot excludes vacant space.

(4)	Includes 148,412 square feet of cafeteria, wellness, day care and event amenity space that is associated with affiliates of the borrower sponsor. All amenity space is set to expire in 2035.

The Market. The One Campus Martius Property is located in the Detroit central business district (“CBD”) submarket within the Detroit-Dearborn-Livonia metropolitan statistical area (“Detroit MSA”). The One Campus Martius Property is located in the Campus Martius Park neighborhood which is commonly considered to be the financial district of the city of Detroit. The boundaries of the immediate area are Gratiot Avenue to the north, Jefferson Avenue to the south, Randolph Street to the east and Cass Avenue to the west.

Detroit’s MSA has recovered in the months following the pandemic, restoring about 90% of jobs lost during the pandemic, compared to the overall Midwest region of the United States, which has recovered approximately 75% of jobs lost. As of November 2021, the largest employment sectors in the Detroit MSA were services (46.2%), manufacturing (18.9%) and retail trade (10.1%) and the unemployment rate in the Detroit MSA was 4.2%. The largest employers in the area include The General Motors Co. (52,113 employees), Ford Motor Co. (48,000 employees), and the University of Michigan (34,904 employees).

As of first quarter 2022, the Detroit CBD office submarket had a total office inventory of approximately 15 million square feet, with 513,000 additional square feet under construction. The Detroit CBD had an overall vacancy rate of 14.7%, which is below the Detroit suburban area vacancy rate of 19.2%. The Class A office asking rents in the Detroit CBD were $28.87 per square foot, compared to the Detroit suburban area class A office asking rents of $22.05.

Between 2011 and 2019, the Detroit CBD averaged over 370,000 square feet of net absorption per year. Despite the pandemic, absorption in 2020 was 72,000 square feet. The global internet technology and customer services company, Majorel, announced that the firm is looking for up to 50,000 square feet in the Detroit CBD, and Ally Financial Inc. recently relocated hundreds of employees into the Detroit CBD.

Furthermore, the appraisal analyzed the Detroit MSA and Detroit CBD submarket, along with a specific subset of properties in Detroit’s financial district that are comparable to the One Campus Martius Property (“Comparable Properties”) (i.e., larger properties within the financial district that have associated parking structures). In the first quarter of 2022, vacancy rates were 11.3%, 9.3% and 5.8% for the Detroit MSA, Detroit CBD and Comparable Properties, respectively, with rents per square foot of $28.31 for the Detroit CBD. Generally, properties with associated parking decks (One Campus Martius included) tend to outperform the Detroit CBD as a whole, as parking is a major consideration for businesses to locate in downtown Detroit.

The appraisal identified eight comparable office leases with rents ranging from $28.65 to $39.78 per square foot, which factor in adjustments for expense structure, location, age/condition, and parking, among other factors to normalize various lease types for a comparison under a modified gross lease basis. According to the appraisal, the concluded market rent is $33.00 per square foot on a modified gross basis, which is higher than the average underwritten base rents across the office component of the One Campus Martius Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$41,000,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Campus Martius Property:

Market Rent Summary

Category	Market Rent (PSF)	Reimbursements	Lease Term
Office:	$30.00	Modified Gross	5 Years
Retail:	$30.00	NNN	5 Years

The following table presents recent leasing data at office properties comparable to the One Campus Martius Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
One Campus Martius (subject)(1) Detroit, MI	2003 / 2019-2020	1,356,325(2)	Various	988,846(2)	Various	$28.96(2)	Various
Ally Detroit Center(3) Detroit, MI	1993 / NAP	1,000,000	Confidential	10,571	Mar. 2019	$29.00	MG
500 Woodward Avenue Detroit, MI	1911 / 2017	57,592	Confidential	7,156	Dec. 2021	$25.00	NNN
Marquette Building Detroit, MI	1899 / 2020	170,000	Confidential	138,000	Jan. 2021	$29.00	NNN
First National Building(3) Detroit, MI	1924 / 2015	840,436	Confidential	1,945	Mar. 2020	$29.50	MG
150 West Jefferson Detroit, MI	1989 / NAP	489,601	Confidential	20,465	Jul. 2017	$25.50	MG
220 Congress Detroit, MI	1920 / 2020	41,000	Confidential	22,000	May 2020	$23.50	MG
Grand Park Centre Detroit, MI	1921 / 2004	150,000	Confidential	2,438	Nov. 2019	$24.00	MG
The 607 Detroit, MI	1925 / 2018	47,500	Confidential	4,263	May 2019	$23.50	MG

Source: Appraisal, unless otherwise indicated.

(1)	Rent PSF for comparable properties has been normalized by the appraiser to represent modified gross leases due to the variety of comparable lease structures.

(2)	Based on the underwritten rent roll dated June 27, 2022, inclusive of contractual rent steps through July 2023 and straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating. Tenant Size (SF) and Rent PSF for the One Campus Martius Property are solely based on the occupied office tenants.

(3)	Ally Detroit Center and First National Building are both owned by the borrower sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$41,000,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the One Campus Martius Property:

Cash Flow Analysis
	2019	2020		2021	TTM 3/31/2022	UW		UW PSF
Base Rent(1)	$26,180,074	$25,935,421		$33,372,181	$34,425,490	$34,662,802		$25.56
Vacant Income	$0	$0		$0	$0	$5,355,870		$3.95
Gross Potential Rent	$26,180,074	$25,935,421		$33,372,181	$34,425,490	$40,018,672		$29.51
Reimbursements	$5,028,329	$3,377,400		$2,912,952	$2,944,892	$3,992,858		$2.94
Parking Income	$8,218,268	$7,604,926		$7,790,884	$8,038,187	$9,296,981		$6.85
Storage Income:	$23,255	$33,057		$33,297	$33,548	$39,680		$0.03
Other Income(2)	$80,135	$6,164		$7,646	$1,015	$16,200		$0.01
Net Rental Income	$39,530,062	$36,956,967		$44,116,961	$45,443,132	$53,364,390		$39.34
Less Vacancy & Credit Loss	($141,202)	($111,036)		$82,000	$176,768	($7,139,816)		($5.26)
Effective Gross Income	$39,388,859	$36,845,931		$44,198,961	$45,619,900	$46,224,574		$34.08

Real Estate Taxes	$4,891,776	$4,979,934		$5,014,462	$5,452,043	$6,730,563		$4.96
Insurance	$246,268	$301,191		$404,944	$495,711	$556,839		$0.41
Management Fee	$2,060,694	$1,936,199		$2,357,489	$2,551,552	$1,000,000		$0.74
Other Operating Expenses	$12,851,815	$11,090,761		$11,396,744	$11,566,510	$12,858,487		$9.48
Total Operating Expenses	$20,050,553	$18,308,085		$19,173,640	$20,065,815	$21,145,889		$15.59

Net Operating Income	$19,338,306	$18,537,846(3)		$25,025,321(3)	$25,554,085	$25,078,685		$18.49
Replacement Reserves	$0	$0		$0	$0	$188,765		$0.14
TI/LC	$0	$0		$0	$0	$1,703,467		$1.26
Net Cash Flow	$19,338,306	$18,537,846		$25,025,321	$25,554,085	$23,186,453		$17.10

Occupancy %(4)	97.4%	76.5%	(5)	89.3%	90.0%	86.8%	(6)
NOI DSCR(6)	1.45x	1.39x		1.88x	1.92x	1.88x
NCF DSCR(6)	1.45x	1.39x		1.88x	1.92x	1.74x
NOI Debt Yield(6)	8.9%	8.5%		11.5%	11.7%	11.5%
NCF Debt Yield(6)	8.9%	8.5%		11.5%	11.7%	10.6%

(1)	UW Base Rent is inclusive of (i) the underwritten rent roll dated June 27, 2022 with contractual rent steps of $586,880 through July 2023, (ii) vacant spaces underwritten to market rent and (iii) straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating.

(2)	Other Income is inclusive of miscellaneous income, tenant extras, late fees and NSF fees.

(3)	The increase from 2020 NOI to 2021 NOI is primarily attributable to the delivery of the 398,215 square foot expansion space, and subsequent lease up.

(4)	Information obtained from the borrower sponsor.

(5)	Expansion space was delivered in 2020, which increased vacancy.

(6)	Information obtained from the underwritten rent roll dated June 27, 2022.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to deposit $3,926,163 into an upfront reserve for real estate taxes, and the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the One Campus Martius Property (currently, $560,880).

Insurance – On each monthly due date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of estimated insurance premiums, unless the borrower maintains a blanket insurance policy in accordance with the One Campus Martius Whole Loan documents.

Replacement Reserve – At loan origination, the borrower deposited $28,230 into a replacement reserve. On each monthly due date, the borrower is required to deposit $28,230 into a replacement reserve, subject to a cap of $677,530.

TI/LC Reserve — At loan origination, the borrower deposited $1,500,000 into a reserve for tenant improvements and leasing commissions. On each monthly due date, the borrower is required to deposit $169,541 into such reserve, subject to a cap of $4,000,000.

Outstanding TI/LC Reserve — At loan origination, the borrower deposited $3,851,373 into a reserve for tenant improvements and leasing commissions owed to existing tenants.

Meridian/Rocket Reserve – On each monthly due date during the continuance of a Cash Sweep Event caused by a Meridian Health Trigger Event (as defined below) and/or a Rocket Mortgage Trigger Event (as defined below), all Excess Cash (as defined below) must be deposited with and held by the lender for tenant improvement and leasing commission obligations that may be incurred following the loan origination date with respect to the leases for the applicable leased space by Meridian Health and/or Rocket Mortgage.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$41,000,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	11.5%

Lockbox and Cash Management.

The One Campus Martius Whole Loan is structured with a hard lockbox for the One Campus Martius Property except with respect to the parking garage portion (the “Parking Garage Portion”), for which the borrower is required to establish and maintain a lockbox account during the continuance of a Cash Sweep Event, and springing cash management. Upon the establishment of a lockbox account, the borrower is required to, or cause the property manager to, deliver tenant direction letters to all tenants under leases (other than parking passes relating to the Parking Garage Portion) at the One Campus Martius Property to deliver all rents payable directly to the applicable lockbox account. The borrower is required to, or to cause the property manager to, (i) at all times during the term of the One Campus Martius Whole Loan, deposit all amounts received by the borrower or the property manager constituting rents (other than rents from the Parking Garage Portion) into the lockbox account within one business day after receipt thereof and (ii) during the continuance of a Cash Sweep Event, deposit all amounts received by the borrower or the property manager constituting rents from the Parking Garage Portion into the lockbox account within seven days after receipt. If no Cash Sweep Event exists, all funds in the lockbox account are required to be disbursed to the borrower. During a Cash Sweep Event, the borrower is required to establish and maintain a lender-controlled cash management account, and on each due date during the continuance of a Cash Sweep Event, all funds on deposit in the cash management account after payment of debt service on the One Campus Martius Whole Loan, required reserves, budgeted operating expenses and approved non-budgeted operating expenses (“Excess Cash”) are required to be deposited into an excess cash flow reserve account as additional collateral for the One Campus Martius Whole Loan, except that during a Cash Sweep Event caused by a Meridian Health Trigger Event and/or a Rocket Mortgage Trigger Event, Excess Cash is required to be deposited into the Meridian/Rocket Reserve and held by the lender for tenant improvement and leasing commission obligations that may be incurred following the loan origination date with respect to the leases for the applicable space leased by Meridian Health and/or Rocket Mortgage.

A “Cash Sweep Event” means the occurrence of: (a) an event of default, (b) any bankruptcy action of the borrower, (c) any bankruptcy action of the property manager, (d) the debt coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 1.15x, (e) a Meridian Health Trigger Event and/or (f) a Rocket Mortgage Trigger Event.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default (provided, however, if the lender has applied for the appointment of a receiver for the One Campus Martius Property, declared the debt to be immediately due and payable or commenced a foreclosure action, the lender is not obligated to accept such cure and may reject or accept such cure in its sole and absolute discretion), (ii) with respect to clause (b) above, if the bankruptcy action is due to a person or persons filing an involuntary petition against the borrower and the borrower has not colluded with, or otherwise assisted, such person or persons, and has not solicited creditors for any involuntary petition against the borrower from any person, the dismissal of the bankruptcy action within 90 days from the filing of such bankruptcy action, (iii) with respect to clause (c) above, the borrower replacing such property manager with a qualified manager under a replacement management agreement acceptable to the lender in accordance with the One Campus Martius Whole Loan documents, (iv) with respect to clause (d) above, the achievement of a debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination for two consecutive quarters of not less than 1.15x, (v) with respect to clause (e) above, the achievement of a Meridian Health Trigger Cure (as defined below), and (vi) with respect to clause (f) above, the achievement of a Rocket Mortgage Trigger Cure (as defined below).

“Meridian Health Trigger Event” means (i) a bankruptcy action of Meridian Health, (ii) Meridian Health failing to enter into a new lease or renew its then-existing lease, in either case, on substantially similar terms to its then-existing lease (or otherwise on market terms in accordance with the terms of the One Campus Martius Whole Loan documents) on or prior to the applicable extension deadline under the lease with the initial term of such new lease or renewal being no less than three years, or (iii) Meridian Health “goes dark” or takes a similar action as more fully described in the One Campus Martius Whole Loan documents (other than for commercially reasonable periods of time as a result of fire, casualty and/or condemnation).

“Meridian Health Trigger Cure” means either (i) the amount on deposit in the Meridian/Rocket Reserve being equal to or greater than $6,650,025, including any amounts deposited directly by the borrower from any source, or (ii) the Meridian Health leased space (or an alternative space that either (x) has substantially the same square footage as the Meridian Health leased space or (y) has sufficient square footage to provide for at a minimum, substantially similar rent as under the Meridian Health lease and that is reasonably approved by the lender) is re-leased to a replacement tenant that is reasonably acceptable to the lender, pursuant to a lease reasonably approved by the lender, and such replacement tenant delivers to the lender an estoppel certificate satisfactory to the lender in accordance with the One Campus Martius Whole Loan documents.

“Rocket Mortgage Trigger Event” means (i) a bankruptcy action of Rocket Mortgage or (ii) if the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination is less than 1.15x and (x) Rocket Mortgage has not entered into a new lease or renewal of its existing lease (a “Rocket Mortgage Lease Extension”), in either case, on substantially similar terms to its existing lease (or otherwise on market terms in accordance with the terms of the One Campus Martius Whole Loan documents) on or prior to the applicable extension deadline under the lease with the initial term of such new lease or renewal being no less than three years and/or (y) Rocket Mortgage “goes dark” or takes a similar action as more fully described in the One Campus Martius Whole Loan documents (other than for commercially reasonable periods of time as a result of fire, casualty and/or condemnation).

“Rocket Mortgage Trigger Cure” means the Rocket Mortgage leased space (or an alternative space that either (i) has substantially the same square footage as the Rocket Mortgage leased space or (ii) has sufficient square footage to provide for at a minimum, substantially similar rent as under the Rocket Mortgage lease and that is reasonably approved by the lender) is re-leased to a replacement tenant that is reasonably acceptable to the lender, pursuant to a lease reasonably approved by the lender, and such replacement tenant delivers to the lender an estoppel satisfactory to the lender in accordance with the One Campus Martius Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). None.

Real Estate Substitution. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$41,000,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	11.5%

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers acts of terrorism in an amount equal to the “full replacement cost” of the One Campus Martius Property, together with business income insurance covering the 24-month period commencing at the time of loss. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization, extension thereof (“TRIPRA”), is in effect, the lender is required to accept terrorism insurance which covers against “certified” acts within the meaning of TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. However, if TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the One Campus Martius Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and windstorm components of such property and flood loss insurance), See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,000,000
3150 Sabre Drive	Sabre Headquarters	Cut-off Date LTV:	51.7%
Southlake, TX 76092		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	12.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,000,000
3150 Sabre Drive	Sabre Headquarters	Cut-off Date LTV:	51.7%
Southlake, TX 76092		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	12.1%

Denton 11 miles
Bartonville
377
Cross Timbers Rd
35W
Northwest Regional Airport
Tour 18 Golf Course
Flower Mound
Cross Timbers Rd
Northlake
Knob Hills Park
DENTON COUNTY
Clearwater Paper
114
377
Marshall Creek Park
Roanoke
Roanoke Crossing
Trophy Club Country Club
Bryce Nelson Blvd
General Mills
General Motors
Tom Thumb Distribution Ctr.
114
Baylor Scott & White Med. Center - Trophy Club
Westlake
Walnut Grove Park
Grapevine Lake
Murrell Park
170
CK Technologies
Deloitte
Fidelity Investments Corporate Office
Verizon Westlake Labs
The Terrace
TD Ameritrade Corporate Office
AIG
Nestle
Dove Rd
Meadowmere Park
Genco
Sabre Headquarters
3150 Sabre Drive
Southlake, TX 76092
Verizon Wireless Corp. Office
Dove Rd
Northeast Park
Vaquero Country Club
N. Main St
Grapevine
114
E. Highland St
Dove Rd
377
TARRANT COUNTY
Pearson Ln
Davis Blvd
Shady Oaks Dr
White Chapel Blvd
FORT WORTH
Keller
Southlake Town Square
Park Place
Baylor Scott & White Med Center- Grapevine
Johnson Rd
Southlake Blvd
Park Village
Shops at Southlake
Gateway Plaza
Keller Pkwy
Keller Town Center
Southlake
114
Grapevine Towne Center
The Parks at Town Center
Keller Smithfield Rd
Continental Blvd
TEXRail
Sky Creek Ranch Golf Club
Timarron Country Club
26
Mustang-Panther Stadium
Dallas 20 miles
Rufe Snow Dr
Denton Hwy
Davis Blvd
Dallas - Fort Worth Intl. Airport
North Tarrant Marketplace
Colleyville
Tarrant Pkwy
North Richland Hills
Lockett Rd
Downtown Fort Worth 13 miles
Keller Place
Precinct Line Rd
Hall Johnson Rd
121
360
Bursey Rd
Watauga Towne Crossing
Cross Timbers Park
Colleyville Blvd
Town Center Colleyville
Pool Rd
Colleyville City Park
Shops at Vineyard Village
Watauga Pavilion
Starnes Rd
Davis Blvd
TEXRail
Glade Rd
Glade Parks
Watauga
Hurst
26
Colleyville Downs
Euless
Denton
Prosper
McKinney
DENTON COUNTY
WISE COUNTY
COLLIN COUNTY
Frisco
Allen
Justin
Northlake
Flower Mound
Lewisville
Carrollton
PLANO
Westlake
Richardson
Keller
Southlake
Coppell
Farmers Branch
Garland
TARRANT COUNTY
North Richland Hills
Hurst
Euless
FORT WORTH
Bedford
Irving
DALLAS
Mesquite
ARLINGTON
Grand Prairie
Benbrook
Duncanville
DeSoto
Lancaster
Mansfield
DALLAS COUNTY
Cedar Hill
Burleson
JOHNSON COUNTY
Midlothian
ELLIS COUNTY
Alvarado
Cleburne
Waxahachie

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Sabre Headquarters

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Southlake, TX 76092
Original Balance:	$40,000,000			General Property Type:	Office
Cut-off Date Balance:	$40,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2001 / 2021
Borrower Sponsors:	David Placek, BDP Holdings LLC			Size:	265,942 SF
	and Placek Enterprises LLC			Cut-off Date Balance per SF:	$150
Guarantors:	David Placek, BDP Holdings, LLC			Maturity Balance per SF:	$150
	and Placek Enterprises LLC			Property Manager:	Placek Enterprises LLC
Mortgage Rate:	7.1200%				(borrower related)
Note Date:	10/21/2022
First Payment Date:	12/11/2022
Maturity Date:	11/11/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$4,847,074
Seasoning:	0 months			UW NOI Debt Yield:	12.1%
Prepayment Provisions:	L(24),D(92),O(4)			UW NOI Debt Yield at Maturity:	12.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.56x
Additional Debt Type:	(1)			Most Recent NOI:	$4,948,581 (7/31/2022 TTM)
Additional Debt Balance:	(1)			2nd Most Recent NOI:	$4,879,010 (12/31/2021)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	NAV
Reserves(2)				Most Recent Occupancy:	100.0% (11/1/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2021)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2020)
Insurance:	$13,501	Springing	NAP	Appraised Value (as of)(4):	$77,400,000 (8/30/2022)
Replacement Reserves:	$319,130	Springing	NAP	Appraised Value per SF:	$291
TI/LC Reserve:	$2,750,000	$0	NAP	Cut-off Date LTV Ratio:	51.7%
Existing TI/LC Reserve:	$80,000	$0	NAP	Maturity Date LTV Ratio:	51.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$40,000,000	49.0%	Acquisition Price:	$76,500,000	93.8%
Borrower Equity(1):	$41,564,915	51.0%	Upfront Reserves:	$3,162,631	3.9%
			Closing Costs:	$1,902,284	2.3%
Total Sources:	$81,564,915	100.0%	Total Uses:	$81,564,915	100.0%

(1)	In connection with the acquisition of the Sabre Headquarters Property, bridge mezzanine financing in the amount of $26,775,000 was obtained from I.B.I Volcano Investments, LLC, secured by the ownership interest of the Delaware Statutory Trust depositor in the related borrower. Such funding is expressly subordinated to the mortgage loan, and the mezzanine bridge lender may not exercise any remedy that results in its control of the borrower or signatory trustee. Additionally, in connection with the acquisition of the Sabre Headquarters Property, an affiliate of the seller of the Sabre Headquarters Property acquired a 24.94% interest in the borrower for $11,800,000. The Sabre Headquarters Mortgage Loan (as defined below) non-recourse carveout guarantors are obligated to repurchase such interest for the same amount on January 23, 2023, together with accrued interest at 12% per annum and a 1% exit fee. See ”Mezzanine Loan and Preferred Equity” below for further details.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Sabre Headquarters Property (defined below) was sold in a sale-leaseback in December 2020. Historical operating information prior to 2021 is not available.

(4)	The appraisal also included a hypothetical market value “as dark” of $33,700,000 as of August 30, 2022, resulting in a loan to dark value of 119%.

The Mortgage Loan. The tenth largest mortgage loan (the “Sabre Headquarters Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $40,000,000 and secured by the fee interest in a single tenant office building located in Southlake, Texas (the “Sabre Headquarters Property”).

The Borrower and the Borrower Sponsors. The borrower is BDP Southlake DST, a Delaware statutory trust. The borrower is managed by an affiliated signatory trustee that is controlled by the non-recourse carveout guarantors, who are David Placek, BDP Holdings LLC and Placek Enterprises LLC. The signatory trustee has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sabre Headquarters Mortgage Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the prospectus.

The borrower sponsors are David Placek, BDP Holdings LLC and Placek Enterprises LLC. David Placek is the Managing Partner of BDP Holdings, LLC and has over 17 years of experience investing in more than $4.0 billion of real estate. BDP Holdings, LLC is a New Jersey based real estate investment company specializing in the acquisition, development and repositioning of real estate throughout the United States. The company’s leadership has more than 25 years of experience investing in more than $6.5 billion of real estate in more than 30 states.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,000,000
3150 Sabre Drive	Sabre Headquarters	Cut-off Date LTV:	51.7%
Southlake, TX 76092		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	12.1%

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) any event that causes the Sabre Headquarters Mortgage Loan signatory trustee to cease to be the signatory trustee of the borrower, unless the signatory trustee is replaced with a new satisfactory signatory trustee within ten business days, (ii) any event resulting in the dissolution of the borrower, (iii) an event of default which the borrower has received notice of, (iv) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the Sabre Headquarters Property, (v) 90 days prior to the maturity date of the Sabre Headquarters Mortgage Loan, if an executed commitment from an institutional lender to refinance the Sabre Headquarters Mortgage Loan is not delivered to the lender or an executed purchase and sale agreement for the Sabre Headquarters Property with a net sales price sufficient to cover the outstanding principal balance of the Sabre Headquarters Mortgage Loan, and (vi) any event which has the effect of the borrower being unable to satisfy its obligations under the loan documents (including, but not limited to, any inability of the borrower to undertake an action which is prohibited of statutory trusts) and the lender determines in good faith that an event of default is imminent and that the conversion of the borrower is necessary to avoid or cure such event of default.

The Property. The Sabre Headquarters Property is a five-story, Class A office building consisting of 265,942 rentable square feet situated on 12.6 acres. The property was originally built in 2001 and renovated in 2021, with the tenant investing $7.4 million in capital improvements between 2015 and 2020. Improvements include building out the C Suite floor, installation of a third chiller, installation of a design studio, modernization of two elevators, roof anchor installation and furniture upgrades. Amenities at the Sabre Headquarters Property include an updated cafeteria, outdoor courtyard, and a fitness center. The Sabre Headquarters Property has access to surface parking spaces, as well as an 1,800 space, 5-story parking garage, with a limited portion of spaces on levels one and two dedicated solely to each of the Sabre Headquarters Property and the adjacent office building, with the remainder open for use by either building. In December 2020, the Sabre Corporation (“Sabre”) sold the Sabre Headquarters Property and an adjacent 204,052 square foot building in a sale-leaseback transaction. Subsequently, Sabre signed a new 12-year lease and consolidated its space from the adjacent building into the Sabre Headquarters Property. As of November 1, 2022, the Sabre Headquarters Property is 100% leased to Sabre.

The Sabre Headquarters Property is one unit in a two-unit office condominium regime. The owner of each unit is generally responsible for the maintenance of its respective building and systems, while the association is responsible for maintenance for common elements serving all units such as internal roadways and sidewalks, the parking garage, security systems and cooling-related and other energy management systems. Each unit owner maintains separate property and liability insurance for its building unit, but the association controls the disbursement of proceeds as an insurance trustee for the respective owners for any casualty affecting the related condominium units and common elements. The borrower has a 56% voting interest in the condominium association, and, with respect to day-to-day operations, a controlling voting rights interest in the condominium association’s board. An amendment to the condominium’s declaration requires a 67% vote, and a termination of the condominium regime requires an 80% vote.

Major Tenant.

Sabre (NR/Ba3/B: F/M/S&P; 265,942 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; December 31, 2032 lease expiration): Sabre is a software and technology company that serves the global travel industry. Founded in 1960, the company provides retailing, distribution and fulfilment solutions with the purpose of helping customers operate more efficiently, drive revenue and offer personalized traveler experiences. Saber connects travel suppliers with buyers from around the world and serves customers in more than 160 countries. The company’s platform manages more than $260 billion worth of global travel spending annually. The tenant has been located at the Sabre Headquarters Property for 20 years.

Sabre is headquartered at the Sabre Headquarters Property and signed a new 12-year lease in January 2021. The tenant has two, 5-year or one, 10-year extension options with 12 months’ notice at fair market rent or 2% above the base rent for the last year of the lease term, at tenant’s election. The lease includes 2% annual rent increases and no termination or contraction options.

The following table presents certain information relating to the tenancy at the Sabre Headquarters Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(1)	Termination Option (Y/N)	Lease Expiration	Renewal Option
Sabre	NR/Ba3/B	265,942	100.0%	$5,257,673	100.0%	$19.77	N	12/31/2032	2 x 5 yr(2)
Subtotal/Wtd. Avg.		265,942	100.0%	$5,257,673	100.0%	$19.77

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		265,942	100.0%	$5,257,673	100.0%	$19.77

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above represent the January 1, 2023 rent step.

(2)	The tenant has two, 5-year or one, 10-year extension options with 12 months’ notice at fair market rent or 2% above the base rent for the last year of the lease term, at tenant’s election.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,000,000
3150 Sabre Drive	Sabre Headquarters	Cut-off Date LTV:	51.7%
Southlake, TX 76092		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the Sabre Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	1	265,942	$19.77	100.0%	100.0%	$5,257,673	100.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	265,942	$19.77	100.0%		$5,257,673	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Sabre Headquarters Property is located in Southlake, Texas, approximately 29.3 miles northwest of Dallas. The Sabre Headquarters Property has access throughout the region via Texas State Highway 114, which is located approximately 0.6 miles to the west. Additionally, the Dallas/Fort Worth International Airport is located 11.1 miles southeast of the Sabre Headquarters Property. Office is the primary use in the area, followed by retail. The Solana Business Park, which is a 233-acre master-planned 1.9 million square foot business park, is located 1.1 miles to the north of the property and includes a Marriott hotel as well as tenants including Fidelity Investments, Deloitte, Core Logic, TD Ameritrade, and Charles Schwab. Southlake Town Square, located 3.8 miles to the east, includes an outdoor mall with retailers including The Container Store, Apple, Oakley, Tesla, Banana Republic, as well as several restaurants and a Hilton luxury boutique. Additionally, the town square comprises a park, pond, and the Southlake Municipal Court, public library, post office, and Southland DPS Headquarters. According to the appraisal, the estimated 2022 population within a one, three and five-mile radius was approximately 2,994, 30,548 and 102,350, respectively and the estimated 2022 average household income within the same radii was approximately $237,167, $242,781 and $215,375, respectively.

According to a third party market research report, the property is situated within in the Westlake/Grapevine office submarket within the greater Dallas/Fort Worth office market. As of October 13, 2022, the submarket reported a total inventory of approximately 14.7 million square feet with a 14.9% vacancy rate and an average asking rent of $30.57 per square foot. Vacancy for 4 and 5 star properties is 10.3%, with asking rents of $36.37 per square foot. The submarket has 267,163 square feet under construction. The appraisal identified five comparable single-tenant leases ranging from $18.08 to $25.60 per square foot, NNN. The appraisal concluded a market rent for the Sabre Headquarters Property of $20.00 per square foot, NNN.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Sabre Headquarters Property:

Market Rent Summary(1)
Office
Market Rent (PSF)	$20.00
Lease Term (Years)	10
Lease Type	NNN
Rent Increase Projection	3.0% / year
Tenant Improvements (New)	$40.00
Leasing Commissions (New/Renewal)	6.75% / 6.75%
Free Rent	5 months

(1)	Information obtained from the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,000,000
3150 Sabre Drive	Sabre Headquarters	Cut-off Date LTV:	51.7%
Southlake, TX 76092		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	12.1%

The table below presents certain information relating to comparable sales pertaining to the Sabre Headquarters Property identified by the appraisal:

Comparable Sales
Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Sabre Headquarters (Subject) 3150 Sabre Drive	Southlake, TX	2001/2021	265,942(1)	100%(1)	Oct-2022	$288
Vistra Energy 1925 West John Carpenter Freeway	Irving, TX	1987/2021	403,150	100%	Jun-2022	$356
Sierra at Los Colinas III 6555 Sierra Drive	Irving, TX	1999/NAP	247,254	100%	Mar-2022	$263
Heritage Commons 14372 Heritage Parkway	Fort Worth, TX	2019/NAP	200,351	100%	Nov-2021	$356
USAA Plano 5543 Legacy Drive	Plano, TX	2013/NAP	230,621	100%	Aug-2020	$520
Varsity Brands 14460 Varsity Brands Way	Farmers Branch, TX	2012/2018	135,999	100%	Jun-2020	$257

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

The following table presents certain information relating to comparable office leases for the Sabre Headquarters Property:

Comparable Building Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Lease Date	Term	Annual Base Rent PSF	Lease Type
Sabre Headquarters (Subject) 3150 Sabre Drive Southlake, TX	2001/2021	265,942(2)	100%(2)	Jan-2021(2)	12 Yrs. (2)	$19.77(3)	NNN
Vistra Energy 1925 West John Carpenter Freeway Irving, TX	1987/2021	403,150	100%	Sep-2022	15 yrs.	$18.08	Net
Apex Office 3033 West President George Plano, TX	2007/2019	186,247	100%	Jul-2022	8.5 Yrs.	$20.12	NNN
USAA Plano 5543 Legacy Drive Plano, TX	2013/NAP	230,621	100%	Jan-2020	10.8 Yrs.	$25.60	NNN
Bell Helicopter 4151 Amon Center Fort Worth, TX	2001/NAP	109,187	100%	Nov-2020	7.3 Yrs.	$18.50	NNN
Samsung Office Building 6625 Excellence Way Plano, TX	1986/2018	216,000	100%	Feb-2020	10 Yrs.	$21.50	NNN

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

(3)	Represents the underwritten base rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,000,000
3150 Sabre Drive	Sabre Headquarters	Cut-off Date LTV:	51.7%
Southlake, TX 76092		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sabre Headquarters Property:

Cash Flow Analysis
	2021	TTM (7/31/2022)	UW	UW PSF
Gross Potential Base Rent	$5,052,898	$5,111,848	$5,257,673(1)	$19.77
Total Recoveries	$2,466,402	$2,694,580	$2,806,599	$10.55
Other Income	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$(262,884)	($0.99)
Effective Gross Income	$7,519,300	$7,806,428	$7,801,389	$29.33

Real Estate Taxes	$901,223	$883,040	$894,442	$3.36
Insurance	$121,603	$161,056	$161,056	$0.61
Other Operating Expenses	$1,617,464	$1,813,751	$1,898,817	$7.14
Total Expenses	$2,640,290	$2,857,847	$2,954,315	$11.11

Net Operating Income	$4,879,010	$4,948,581	$4,847,074	$18.23
CapEx	$0	$0	$74,464	$0.28
TI/LC	$0	$0	$265,942	$1.00(2)
Net Cash Flow	$4,879,010	$4,948,581	$4,506,668	$16.95

Occupancy %(3)	100.0%	100.0%	95.0%
NOI DSCR	1.69x	1.71x	1.68x
NCF DSCR	1.69x	1.71x	1.56x
NOI Debt Yield	12.2%	12.4%	12.1%
NCF Debt Yield	12.2%	12.4%	11.3%

(1)	The UW Base Rent represents the January 1, 2023 rent step.

(2)	Represents combined TI/LC, net of an adjustment for the $2.75 million upfront general TI/LC reserve.

(3)	The Sabre Headquarters Property is 100% leased and is underwritten with 5% vacancy.

Escrows and Reserves.

Real Estate Taxes – The loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Notwithstanding the above, the borrower is not required to make monthly tax reserve payments as long as (i) no event of default is continuing, (ii) the borrower or tenant provides proof of payment directly to the taxing authority on or before 15 days prior to the delinquency date of the tax, and (iii) the tenant’s lease continues to be in full force and effect and is not subject to default beyond the applicable cure period.

Insurance – The loan documents require an upfront reserve of $13,501 and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the borrower’s obligation to make monthly insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the borrower or tenant provides proof of payment of the insurance premiums no later than 15 days prior to the expiration of the policies, (iii) the tenant’s lease continues to be in full force and effect and is not subject to default beyond the applicable cure period. For avoidance of doubt, the waiver of monthly insurance deposits is only applicable to the portion of insurance coverage that is actually maintained by the tenant.

Replacement Reserve – The loan documents require an upfront reserve of $319,130. Beginning on the monthly payment date in December 2025, the loan documents require ongoing monthly replacement reserve deposits of $4,432.

TI/LC Reserve – The loan documents require an upfront reserve of $2,750,000, to be used for general re-tenanting costs.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $80,000 which represents tenant improvements and leasing commissions that are payable by the borrower under existing leases at the Sabre Headquarters Property.

Lockbox and Cash Management. The Sabre Headquarters Mortgage Loan is structured with a hard lockbox and in-place cash management. The borrower and property manager are required to direct the tenant to pay rent directly into the deposit account, and to deposit any rents otherwise received in such account within one business day after receipt. Funds in the deposit account will be periodically swept into a lender controlled cash management account, and applied in accordance with the cash flow waterfall in the cash management agreement. If no Cash Trap Event Period (as defined below) exists, all excess cash flow available after the cash flow waterfall will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,000,000
3150 Sabre Drive	Sabre Headquarters	Cut-off Date LTV:	51.7%
Southlake, TX 76092		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	12.1%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents; or
(ii)	the occurrence of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), a Major Tenant Event Period ends.

A “Major Tenant Event Period” will commence upon the occurrence of any of the following:

(i)	The tenant fails to renew or extend its lease on or prior to the date that is 24 months prior to the earliest of (a) the expiration of the lease, (b) the deadline to renew the lease, and (c) November 11, 2032;
(ii)	An event of default occurs under the tenant’s lease and continues beyond any notice or grace period;
(iii)	The tenant (a) goes dark, vacates, or otherwise fails to occupy more than 50% of the Sabre Headquarters Property or has an employee utilization rate that is less than 50% (as evidenced by a quarterly borrower attestation), or (b) in the last 36 months of the lease, the tenant goes dark, vacates or otherwise fails to occupy more than 25% of its space and such space is being marketed for sublease, or (c) the tenant gives notice of its intent to commence any of the foregoing, in all cases excluding temporary pandemic-related closures, or if such closure is less than 90 days and related to renovations following a casualty or condemnation; or
(iv)	The credit rating of the tenant is equal to or less than CCC+ by S&P or Caa1 by Moody’s.

Notwithstanding the foregoing, if within five days after the lender notifies the borrower in writing of the occurrence of a Major Tenant Event Period, borrower delivers cash or a letter of credit in an amount determined by the lender, then no Major Tenant Event Period will be deemed to have occurred.

A “Major Tenant Event Period” will end upon the occurrence of any of the following:

●	with regard to clause (i), either a Major Tenant Re-Tenanting Event (as defined below), or lender has received satisfactory evidence that the tenant has extended the term of its lease pursuant to its lease, that all tenant improvements and leasing commissions have been paid in full, and that tenant is paying full, unabated rent;
●	if caused solely by clause (ii), either a Major Tenant Re-Tenanting Event or the event of default is cured and no other event of default has occurred;
●	if caused solely by clause (iii), either a Major Tenant Re-Tenanting Event or the applicable tenant has resumed its normal business operations in at least 50% of its space and has reached an employee utilization rate of at least 50%, or in the last 36 months of the term, the tenant has resumed its normal business operations in at least 75% of the space (or the applicable space has been subleased pursuant to leases reasonably satisfactory to the lender), and is open during customary hours for a period of two consecutive calendar quarters, or if it is caused solely by notice, the tenant has rescinded such notice; or
●	if caused solely by clause (iv), either a Major Tenant Re-Tenanting Event or the tenant’s credit rating is equal to or greater than B by S&P and Ba3 by Moody’s.

“Major Tenant Re-Tenanting Event” means the lender has received reasonably satisfactory evidence that the Sabre Headquarters Property has been leased to one or more satisfactory replacement tenants, and that each tenant is in occupancy of its premises, operating during normal business hours, and is paying full, unabated rent, as evidenced by a satisfactory estoppel from each tenant.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. In connection with the acquisition of the Sabre Headquarters Property, bridge mezzanine financing in the amount of $26,775,000 was obtained from I.B.I Volcano Investments, LLC, (“Volcano”), a fund specializing in short bridge financing to real estate companies in the United States, secured by the ownership interest of the Delaware Statutory Trust depositor in the related borrower. The bridge mezzanine financing matures October 21, 2023 (including a 6-month extension exercisable by the mezzanine borrower) and has an interest rate of 12% per annum. Volcano has entered into an intercreditor agreement acceptable to the lender. Such funding is expressly subordinated to the mortgage loan, and Volcano may not exercise any remedy that results in its control of the borrower or signatory trustee. Additionally, in connection with closing of the acquisition of the Sabre Headquarters Property, an affiliate of the seller of the Sabre Headquarters Property acquired a 24.94% interest in the borrower for $11,800,000. The Sabre Headquarters Mortgage Loan’s non-recourse carveout guarantors are obligated to repurchase such interest for the same amount on January 23, 2023, together with accrued interest at 12% per annum and a 1% exit fee. If the interest is not repurchased, the seller affiliate may transfer interests to other investors, and the guarantors are liable for any shortfall. See “Description of the Mortgage Pool–Additional Indebtedness–Mezzanine Indebtedness” in the prospectus.

Release of Property. Not permitted.

Letter of Credit. None.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – Potomac Festival I

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			WFB	Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):			NR/NR/NR	Location:	Woodbridge, VA 22192
Original Balance:			$40,000,000	General Property Type:	Retail
Cut-off Date Balance:			$40,000,000	Detailed Property Type:	Anchored
% of Initial Pool Balance:			3.9%	Title Vesting:	Fee
Loan Purpose:			Recapitalization	Year Built/Renovated:	1990 / NAP
Borrower Sponsor:			Gary D. Rappaport	Size:	249,445 SF
Guarantors:			Gary D. Rappaport and The Gary	Cut-off Date Balance PSF:	$160
			D. Rappaport Revocable Trust	Maturity Date Balance PSF:	$160
Mortgage Rate:			5.3160%	Property Manager:	Rappaport Management Company
Note Date:			7/28/2022		(borrower-related)
First Payment Date:			9/11/2022
Maturity Date:			8/11/2032
Original Term to Maturity:			120 months
Original Amortization Term:			0 months
IO Period:			120 months	Underwriting and Financial Information
Seasoning:			3 months	UW NOI(5):	$4,351,477
Prepayment Provisions:			L(3),YM1(24),D(89),O(4)	UW NOI Debt Yield:	10.9%
Lockbox/Cash Mgmt Status:			Soft/Springing	UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:			No	UW NCF DSCR:	1.92x
Additional Debt Balance:			NAP	Most Recent NOI(5)(6):	$3,823,417 (9/30/2022 TTM)
Future Debt Permitted (Type):			No (NAP)	2nd Most Recent NOI(6)(7):	$4,421,759 (12/31/2021)
Reserves				3rd Most Recent NOI(7):	$2,450,286 (12/31/2020)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.3% (6/15/2022)
Taxes:	$114,525	$42,193	NAP	2nd Most Recent Occupancy:	88.1% (12/31/2021)
Insurance(1):	$0	Springing	NAP	3rd Most Recent Occupancy:	88.4% (12/31/2020)
Replacement Reserves:	$600,000	$3,277	NAP	Appraised Value (as of):	$60,500,000 (7/12/2022)
Leasing Reserve(2):	$1,189,712	Springing	$1,000,000	Appraised Value PSF:	$243
Existing TI/LC Obligations(3):	$2,099,848	$0	NAP	Cut-off Date LTV Ratio:	66.1%
Gap Rent Reserve(4):	$530,397	$0	NAP	Maturity Date LTV Ratio:	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$40,000,000	96.6%	Existing Debt:	$23,570,488	56.9%
Cash Equity:	$1,420,312	3.4%	Closing Costs:	$437,723	1.1%
			Upfront Reserves:	$4,534,483	10.9%
			Partner Buyout(8):	$12,877,618	31.1%
Total Sources:	$41,420,312	100.0%	Total Uses:	$41,420,312	100.0%

(1)	The loan documents do not require monthly insurance reserves as long as (i) no event of default is continuing, (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration of the policies.
(2)	The loan documents require an upfront reserve of $1,189,712 and ongoing monthly reserves of $15,590 for tenant improvements and leasing commissions. Notwithstanding the foregoing, no ongoing deposits are required if the balance in the reserve is equal to, or greater than, $750,000 (the “Leasing Reserve Floor”). If at any time the balance of the reserve is less than the Leasing Reserve Floor, the borrower is required to make monthly deposits until the balance of the leasing reserve is equal to or greater than $1,000,000.
(3)	The loan documents require an upfront deposit of $2,099,848 for outstanding tenant improvements and leasing commissions related to Charbroil Grill ($60,000), Lifetime Dental Care ($104,262), Chase Bank ($454,203), Noah’s Ark Veterinary Hospital ($264,811), and The Consulate of El Salvador ($1,216,572).
(4)	The loan documents require an upfront deposit of $530,397 for the tenants Chase Bank (6 months of rent), Noah’s Ark Veterinary Hospital (12 months of rent), and The Consulate of El Salvador (12 months of rent).
(5)	The increase in NOI from 9/30/2022 TTM to UW is driven primarily by three new leases (Consulate of El Salvador, Noah’s Ark Veterinary Hospital and Chase Bank) totaling 7.7% of NRA and 13.7% of underwritten rent that are expected to commence between November 2022 and May 2023.
(6)	The decrease in NOI from 2021 to 9/30/2022 TTM is based primarily on repayment of deferred rent and recoveries burning off.
(7)	The increase in NOI from 2020 to 2021 was driven by several factors: (i) three new leases totaling 18.1% of NRA and 18.1% of underwritten rent, signed in 2020, with rent starting in 2021, (ii) the Free Rent Adjustment decreased by $145,489 and total recoveries increased by $688,981, and (iii) deferred rent and recoveries from 2020 being collected in 2021.
(8)	Represents the buyout of the borrower’s 50% institutional joint venture partner.

The Mortgage Loan. The eleventh largest mortgage loan (the “Potomac Festival I Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $40,000,000 and secured by the fee interest in an anchored retail property located in Woodbridge, Virginia (the “Potomac Festival I Property”).

The Borrower and the Borrower Sponsor. The borrower is Potomac Festival, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Potomac Festival I Mortgage Loan. The borrower sponsor is Gary D. Rappaport and the non-recourse carveout guarantors are Gary D. Rappaport and The Gary D. Rappaport Revocable Trust. Gary D. Rappaport is the CEO and founder of the Rappaport Companies. Founded in 1984, the company manages and leases more than 160 retail and shopping center properties in Washington D.C., Maryland and Virginia.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$40,000,000
14651 Potomac Mills Road	Potomac Festival 1	Cut-off Date LTV:	66.1%
Woodbridge, VA 22192		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	10.9%

The Property. The Potomac Festival I Property is an anchored retail center located in Woodbridge, Virginia totaling 249,445 SF. Built in 1990, the property is situated on a 22.0-acre site and is anchored by Sky Zone, Savers, and Staples. Other tenants include Chase Bank, Pure Barre, Swimkids Swim School, Mattress Firm, and several restaurant and service tenants. The Potomac Festival I Property consists of five, 1-story buildings and contains 1,166 parking spaces resulting in a parking ratio of 4.7 spaces per 1,000 SF. As of June 15, 2022, the Potomac Festival I Property was 91.3% leased to 38 tenants, including three tenants totaling 7.7% of NRA that have not yet taken occupancy.

Major Tenants.

Sky Zone (35,402 SF; 14.2% of NRA; 12.6% of underwritten base rent). Sky Zone is a collection of indoor activity centers with attractions including wall-to-wall trampolines, foam zone, ultimate dodgeball, sky hoops, and sky slam. Sky Zone includes over 200 parks in more than 90 markets and has more than 350,000 members across its brands. Sky Zone is a part of CircusTrix, the largest developer, operator, and franchisor of trampoline parks, with more than 300 global locations. Sky Zone has been a tenant since 2020, with a lease expiration in April 2030 and two, 5-year renewal options remaining. The tenant reported trailing twelve-month sales as of August 30, 2022 of $2.6 million ($74 PSF).

Savers (29,761 SF; 11.9% of NRA; 8.0% of underwritten base rent). Savers is a chain of second-hand stores with 300 locations throughout the United States, Canada, and Australia. Founded in 1954, the company partners with local nonprofit organizations and has created a recycling and reuse program that keeps an average of 700 million pounds of reusable items out of the landfill every year. Savers has been a tenant since 2012 and most recently extended its lease in November 2021, with a lease expiration date of December 1, 2032. The tenant has no remaining renewal options and is not required to report sales.

Staples (NR/B3/B: F/M/S&P; 26,288 SF; 10.5% of NRA; 5.7% of underwritten base rent). Staples has been a tenant at the Potomac Festival I Property since 1998, and most recently renewed its lease in May 2020 with a lease expiration of April 30, 2025. The tenant has one, 5-year renewal option remaining. Staples is required to report sales and reported 2021 sales of $3.2 million ($123 PSF).

The following table presents certain information relating to the tenancy at the Potomac Festival I Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Major Tenants
Sky Zone	NR/NR/NR	35,402	14.2%	$563,533	12.6%	$15.92	N	4/30/2030	2 x 5 yr
Savers	NR/NR/NR	29,761	11.9%	$357,132	8.0%	$12.00	N	12/1/2032	None
Staples	NR/B3/B	26,288	10.5%	$257,622	5.7%	$9.80	N	4/30/2025	1 x 5 yr
Swimkids Swim School	NR/NR/NR	10,200	4.1%	$138,822	3.1%	$13.61	N	5/31/2032	1 x 5 yr
David’s Bridal	NR/NR/NR	10,012	4.0%	$132,158	2.9%	$13.20	N	4/30/2029	2 x 5 yr
Consulate of El Salvador(3)	NR/NR/NR	8,640	3.5%	$324,173	7.2%	$37.52	N	4/30/2033	1 x 5 yr
Sakura Japanese Steak	NR/NR/NR	7,650	3.1%	$185,054	4.1%	$24.19	N	7/31/2027	1 x 5 yr
Total/Wtd. Avg.		127,953	51.3%	$1,958,494	43.7%	$15.31

Non-Major Tenants(4)		99,673	40.0%	$2,526,247	56.3%	$25.35
Occupied Collateral Total		227,626	91.3%	$4,484,742	100.0%	$19.70
Vacant Space		21,819	8.7%	$0	0.00%	$0.00
Total		249,445	100.0%	$4,484,742	100.0%	$19.70

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through October 2023 totaling $58,990 as well as straight-line rent averaging credit over the remaining lease term for Chase Bank due to the investment grade nature of the tenant.
(3)	The Consulate of El Salvador is not yet in occupancy of its space. The lease is expected to start in May 2023, with all leasing costs, including 12 months of gap rent, reserved upfront, and there are no outs in the lease. Additionally, if, one year after the closing of the Potomac Festival I Mortgage Loan, the tenant is not in occupancy, open for business, and paying full unabated rent, the borrower has recourse liability in an amount of $365,100.

(4)	Non-Major Tenants includes two tenants (Noah’s Ark Veterinary Hospital and Chase Bank) totaling 4.2% of NRA and 6.5% of underwritten rent, that are not yet in occupancy. Chase Bank is expected to open in November 2022 and Noah’s Ark Veterinary Hospital is expected to open in the first quarter of 2023. Neither tenant has an out in its lease and all leasing costs were reserved upfront. Additionally, Non-Major Tenants includes OohSoo Korea, which is taking over Bonchon’s space (3,100 square feet / 1.2% NRA), on a new 10-year lease, expected to open in mid-December, with no tenant improvements and 50% free rent for the first four months.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$40,000,000
14651 Potomac Mills Road	Potomac Festival 1	Cut-off Date LTV:	66.1%
Woodbridge, VA 22192		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	10.9%

The following table presents a summary of sales and occupancy costs for certain tenants at the Potomac Festival I Property.

Tenant Sales(1)(2)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	Occupancy Cost(3)
Sky Zone	NAV	NAV	$74(4)	28.0%
Staples	$131	$130	$123	10.4%
Swimkids Swim School	$289	$183	$251	7.3%
Sakura Japanese Steak	$348	$260	$252	11.5%

(1)	Information obtained from the borrower.
(2)	Tenants shown on the Tenant Summary table above and not included on the Tenant Sales table are not required to report sales.
(3)	Occupancy cost based on underwritten base rent and reimbursements divided by most recent reported sales.
(4)	Represents TTM as of 8/30/2022.

The following table presents certain information relating to the lease rollover schedule at the Potomac Festival I Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	3	8,000	$21.30	3.2%	3.2%	$170,410	3.8%	3.8%
2025	2	27,363	$10.56	11.0%	14.2%	$289,088	6.4%	10.2%
2026	5	20,396	$22.67	8.2%	22.4%	$462,322	10.3%	20.6%
2027	7	25,650	$22.40	10.3%	32.6%	$574,651	12.8%	33.4%
2028	6	12,523	$37.15	5.0%	37.7%	$465,223	10.4%	43.7%
2029	2	12,805	$14.03	5.1%	42.8%	$179,639	4.0%	47.7%
2030	5	51,515	$18.74	20.7%	63.4%	$965,184	21.5%	69.3%
2031	2	7,200	$23.11	2.9%	66.3%	$166,425	3.7%	73.0%
2032	5	53,534	$16.58	21.5%	87.8%	$887,627	19.8%	92.8%
2033 & Beyond	1	8,640	$37.52	3.5%	91.3%	$324,173	7.2%	100.0%
Vacant	0	21,819	$0.00	8.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	38	249,445	$19.70	100.0%		$4,484,742	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Potomac Festival I Property is located in Woodbridge, Virginia, approximately 26.6 miles southwest of Washington, D.C. The property is located parallel to Interstate 95, with the closest on ramp located 0.9 miles away, which provides north/south access to Washington D.C. Additionally, the Potomac Festival I Property is located approximately 3.9 miles from the Woodbridge VRE station, which connects the Virginia suburbs to Washington D.C. The surrounding neighborhood consists primarily of residential and commercial uses. The Potomac Festival I Property is located 0.4 miles from the ring road to Potomac Mills, a 1.6 million square foot mall featuring 19 anchors, over 200 specialty stores, and various restaurants and entertainment. Additionally, the Potomac Festival I Property is located 1.0 mile from Sentara Northern Virginia Medical Center, a 183-bed hospital. According to the appraisal, the estimated 2022 population within a three- and five-mile radius was approximately 125,497 and 254,680, respectively, and the average household income within the same radii was $125,727 and $136,833, respectively.

According to the appraisal, the Potomac Festival I Property is located within the Woodbridge/I-95 corridor submarket of the Washington, DC retail market. As of the first quarter of 2022, the submarket reported total inventory of approximately 12.8 million SF with a 3.3% vacancy rate and average asking rent of $23.27 PSF, NNN. The appraisal concluded to market rents for the Potomac Festival I Property ranging from $15.75 PSF for anchor space to $44.00 PSF for Bank Space (see table below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$40,000,000
14651 Potomac Mills Road	Potomac Festival 1	Cut-off Date LTV:	66.1%
Woodbridge, VA 22192		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	10.9%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Potomac Festival I Property:

Market Rent Summary
	Anchor	Junior Anchor	Large Inline	Inline	End Cap	Bank Space
Market Rent (PSF)	$15.75	$12.00	$15.00	$25.00	$35.00	$44.00
Lease Term (Years)	10	10	10	10	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Tenant Improvements (New/Renewal)	$10 / $5	$10 / $5	$10 / $5	$25 / $5	$20 / $5	$20 / $5
Leasing Commissions (New/Renewal)	6% / 4%	6% / 4%	6% / 4%	6% / 4%	6% / 4%	6% / 4%
Rent Increase Projection	10.0% in Year 6	10.0% in Year 6	3% / year	3% / year	3% / year	3% / year

Source: Appraisal.

The table below presents certain information relating to comparable sales pertaining to the Potomac Festival I Property identified by the appraisal:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Occupancy	Anchors	Sale Date	Sale Price (PSF)	Appraiser’s Adjusted Sale Price (PSF)
Pasadena Crossroads	8070 Governor Ritchie Highway Pasadena, MD 21122	310,827	97%	Sprouts, Home Goods, TJ Maxx, Ashley Furniture, Hobby Lobby	10/2021	$221.99	$233.09
Columbia East Marketplace	7351-7361 Assateague Drive Jessup, MD 20794	172,676	99%	My Organic Market, Ollie’s Bargain Outlet, Goodwill, Dollar Tree	8/2021	$224.41	$258.07
Ridgeview Plaza	2633-2659 Annapolis Road Hanover, MD 21076	168,306	97%	Food Lion, Big Lots, Dollar Tree, Planet Fitness	6/2021	$207.36	$217.73
Mitchellville Plaza	12100 Central Avenue Mitchellville, MD 20721	156,414	93%	Weis Markets, MedStar Health, UPS, Sherwin Williams	1/2020	$223.77	$234.96
Prince William Square	14200-14250 Smoketown Road Woodbridge, VA 22192	232,957	89%	Ross Dress For Less, MOM’s Organic, Ashley Furniture, Joan Fabrics and dd’s Discount	1/2020	$162.48	$219.35
The Shops at Stonewall	8297 Stonewall Shops Square Gainesville, VA 20155	322,355	100%	Wegmans, Dick’s Sporting Goods, Bed Bath & Beyond, Ross, Michaels, Staples	1/2020	$256.32	$243.50

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$40,000,000
14651 Potomac Mills Road	Potomac Festival 1	Cut-off Date LTV:	66.1%
Woodbridge, VA 22192		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Potomac Festival I Property:

Cash Flow Analysis
	2019	2020	2021	9/30/2022 TTM	UW	UW PSF
Base Rent	$4,165,150	$3,175,719	$4,364,925	$4,084,907	$4,484,742(1)	$17.98
Grossed Up Vacant Space	0	0	0	0	545,475	2.19
Gross Potential Rent	$4,165,150	$3,175,719	$4,364,925	$4,084,907	$5,030,217	$20.17

(Free Rent Adjustment)	(44,253)	(360,641)	(215,152)	(20,833)	0	0.00
Other Income	11,753	4,152	1,542	10,465	10,465	0.04
Percentage Rent	0	0	2,187	0	0	0.00
Total Recoveries	1,221,656	823,613	1,512,594	997,033	1,175,758	4.71
Net Rental Income	$5,354,307	$3,642,843	$5,666,095	$5,071,572	$6,216,440	$24.92
(Vacancy & Credit Loss)	0	0	0	0	(545,475)(2)	(2.19)
Effective Gross Income	$5,354,307	$3,642,843	$5,666,095	$5,071,572	$5,670,965	$22.73

Real Estate Taxes	519,265	519,630	404,743	418,116	482,209	1.93
Insurance	28,735	32,120	40,612	38,281	27,540	0.11
Management Fee	160,629	109,285	169,983	152,147	170,129	0.68
Other Operating Expenses	682,041	531,522	628,998	639,610	639,610	2.56
Total Operating Expenses	$1,390,671	$1,192,557	$1,244,336	$1,248,154	$1,319,488	$5.29

Net Operating Income	$3,963,636(3)	$2,450,286(3)	$4,421,759(3)	$3,823,417(4)	$4,351,477(5)	$17.44
Replacement Reserves	0	0	0	0	49,328	0.20
TI/LC	0	0	0	0	162,933	0.65
Net Cash Flow	$3,963,636	$2,450,286	$4,421,759	$3,823,417	$4,139,216	$16.59

Occupancy %	74.3%(6)	88.4%(6)	88.1%(6)	91.3%(2)	89.2%(2)
NOI DSCR	1.84x	1.14x	2.05x	1.77x	2.02x
NCF DSCR	1.84x	1.14x	2.05x	1.77x	1.92x
NOI Debt Yield	9.9%	6.1%	11.1%	9.6%	10.9%
NCF Debt Yield	9.9%	6.1%	11.1%	9.6%	10.3%

(1)	UW Rent includes contractual rent steps through October 2023 totaling $58,990, as well as straight-line rent averaging credit over the remaining lease term for Chase Bank due to the investment grade nature of the tenant. UW Rent includes three tenants (Consulate of El Salvador, Noah’s Ark Veterinary Hospital and Chase Bank) totaling 7.7% of NRA and 13.7% of underwritten rent, that are not yet in occupancy. The Consulate of El Salvador lease is expected to start in May 2023, with all leasing costs, including 12 months of gap rent, reserved up front. Additionally, if, one year after the closing of the Potomac Festival I Mortgage Loan, the tenant is not in occupancy, open for business, and paying full unabated rent, the borrower has recourse liability in an amount of $365,100. Chase Bank is expected to open in November 2022 and Noah’s Ark Veterinary Hospital is expected to open in the first quarter of 2023. Neither tenant has an out in its lease and all leasing costs were reserved upfront. Additionally, UW rent includes Ooh Soo Korea, which is taking over Bonchon’s space (3,100 square feet / 1.2% NRA), on a new 10-year lease, expected to open in mid-December, with no tenant improvements and 50% free rent for the first four months.
(2)	The underwritten economic vacancy is 10.8%. The Potomac Festival I Property was 91.3% occupied as of June 15, 2022.
(3)	The decrease in NOI from 2019 to 2020 is based on a decrease in base rent and total recoveries due to the effects of COVID-19. Thirteen tenants, totaling 27.1% of NRA received a rent deferral in 2020 ranging from one to three months. All tenants that received a deferral are now current. The subsequent increase in NOI from 2020 to 2021 was driven by several factors: (i) three new leases totaling 18.1% of NRA and 18.1% of underwritten rent, signed in 2020, with rent starting in 2021, (ii), the Free Rent Adjustment decreased by $145,489 and total recoveries increased by $688,981, and (iii) deferred rent and recoveries from 2020 being collected in 2021.
(4)	The decrease in NOI from 2021 to 9/30/2022 TTM is based primarily on a repayment of deferred rent and recoveries burning off.
(5)	The increase in NOI from 9/30/2022 TTM to UW is driven primarily by three new leases (Consulate of El Salvador, Noah’s Ark Veterinary Hospital and Chase Bank) totaling 7.7% of NRA and 12.3% of underwritten rent that are expected to commence between November 2022 and May 2023.
(6)	Represents occupancy as of December 2019, 2020, and 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – Tanger Outlets Columbus

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Sunbury, OH 43074
Original Balance(1):	$39,050,000			General Property Type:	Retail
Cut-off Date Balance(1):	$39,050,000			Detailed Property Type:	Outlet
% of Initial Pool Balance:	3.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2016 / NAP
Borrower Sponsors:	Simon Property Group, L.P. and Tanger			Size:	355,245 SF
	Properties Limited Partnership			Cut-off Date Balance PSF(1):	$200
Guarantors(2):	Simon Property Group, L.P. and Tanger			Maturity Date Balance PSF(1):	$200
	Properties Limited Partnership			Property Manager:	Tanger Management, LLC and
Mortgage Rate:	6.2515%				Simon Management
Note Date:	9/22/2022				Associates II LLC (borrower
First Payment Date:	11/1/2022				related)
Maturity Date:	10/1/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$9,310,852
IO Period:	120 months			UW NOI Debt Yield(1):	13.1%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	13.1%
Prepayment Provisions:	L(25),D(89),O(6)			UW NCF DSCR(1):	1.90x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$9,645,291 (6/30/2022 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI(6):	$9,736,154 (12/31/2021)
Additional Debt Balance(1):	$31,950,000			3rd Most Recent NOI(6):	$8,050,090 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	97.2% (9/6/2022)
Reserves				2nd Most Recent Occupancy:	96.1% (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	94.2% (12/31/2020)
RE Taxes(3):	$0	Springing	NAP	Appraised Value (as of):	$121,300,000 (8/1/2022)
Insurance(4):	$0	Springing	NAP	Appraised Value PSF:	$341
Replacement Reserve(5):	$0	Springing	$177,623	Cut-off Date LTV Ratio(1):	58.5%
Leasing Reserve:	$0	$59,208	$2,841,960	Maturity Date LTV Ratio(1):	58.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$71,000,000	99.0%	Loan Payoff:	$71,183,233	99.2%
Borrower Sponsor Equity:	$733,943	1.0%	Closing Costs:	$550,710	0.8%

Total Sources:	$71,733,943	100.0%	Total Uses:	$71,733,943	100.0%

(1)	The Tanger Outlets Columbus Mortgage Loan (as defined below) is a part of the Tanger Outlets Columbus Whole Loan (as defined below) with an original aggregate principal balance of $71,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Tanger Outlets Columbus Whole Loan.
(2)	Pursuant to the Tanger Outlets Columbus Whole Loan documents, so long as one or more of Simon Property Group, Inc. or an affiliate of Simon is a non-recourse carveout guarantor, the non-recourse carveout guarantors’ liability is limited to $14,200,000, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.
(3)	During a lockbox event period or at any time (x) any taxes are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the terms of the Tanger Outlets Columbus Whole Loan documents), or (y) upon request of the lender, the borrower fails to promptly provide evidence reasonably satisfactory to the lender that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the terms of the Tanger Outlets Columbus Whole Loan documents), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated annual real estate taxes; provided, however, that so long as no Tanger Outlets Columbus Control Event (as defined below) or event of default is continuing, in lieu of remitting such amounts for deposit, the borrower may fund the tax reserve by delivering to the lender (i) a qualifying letter of credit in such amount or (ii) a qualifying guaranty in such amount, in each case in accordance with the Tanger Outlets Columbus Whole Loan documents. A “Tanger Outlets Columbus Control Event” will occur if one or more of Simon (as defined below) and Simon Property Group, Inc. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.
(4)	In the event that during a lockbox event period the borrower has not provided satisfactory evidence to the lender that the Tanger Outlets Columbus Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy in accordance with the Tanger Outlets Columbus Whole Loan documents, the borrower is required to deposit into an insurance reserve, 1/12 of reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the Tanger Outlets Columbus Whole Loan documents; provided, however, that so long as no Tanger Outlets Columbus Control Event or event of default is continuing, in lieu of remitting such amounts for deposit, the borrower may fund the insurance reserve by delivering to the lender (i) a qualifying letter of credit in such amount or (ii) a qualifying guaranty in such amount, in each case in accordance with the Tanger Outlets Columbus Whole Loan documents.
(5)	On each monthly payment date during a lockbox event period, the borrower is required to deposit into a replacement reserve, an amount equal to $7,401 if the balance on deposit in the replacement reserve account is less than $177,623 for reasonably estimated replacements and repairs required to be made to the Tanger Outlets Columbus Property during each calendar year; provided, however, that so long as no Tanger Outlets Columbus Control Event or event of default is continuing, in lieu of remitting such amounts for deposit, the borrower may fund the replacement reserve by delivering to the lender (i) a qualifying letter of credit in such amount or (ii) a qualifying guaranty in such amount, in each case in accordance with the Tanger Outlets Columbus Whole Loan documents.
(6)	The increase in Net Operating Income between 2020 and 2021 was primarily due to percentage rent increasing 158.3%, from $622,220 to $1,606,942. Due to the novel coronavirus pandemic, the Tanger Outlets Columbus property was closed from March 23, 2020 to May 12, 2020.

The Mortgage Loan. The twelfth largest mortgage loan (the “Tanger Outlets Columbus Mortgage Loan”) is part of a whole loan consisting of two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $71,000,000 (the “Tanger Outlets Columbus Whole Loan”) secured by a first mortgage encumbering the borrower’s fee interest in a regional outlet center located in Sunbury, Ohio (the “Tanger Outlets Columbus Property”). The Tanger Outlets Columbus Whole Loan was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association on September

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet	Loan #12	Cut-off Date Balance:	$39,050,000
400 South Wilson Road	Tanger Outlets Columbus	Cut-off Date LTV:	58.5%
Sunbury, OH 43074		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	13.1%

22, 2022. The Tanger Outlets Columbus Loan is evidenced by the controlling note A-1, which had an original balance and has an outstanding balance as of the Cut-off Date of $39,050,000. The non-controlling note A-2 had an original balance and has an outstanding balance as of the Cut-off Date of $31,950,000 and was contributed to the Benchmark 2022-B37 securitization trust. The Tanger Outlets Mortgage Loan will be serviced under the BANK 2022-BNK44 pooling and servicing agreement. See Description of the Mortgage Pool-The Whole Loans-The Serviced Pari Passu Whole Loans, and “Pooling and Servicing Agreement” in the prospectus.

Note Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$39,050,000	$39,050,000	BANK 2022-BNK44	Yes
A-2	$31,950,000	$31,950,000	Benchmark 2022-B37	No
Total	$71,000,000	$71,000,000

The Borrower and the Borrower Sponsors. The borrower is Columbus Outlets, LLC, a Delaware limited liability company. The borrower is a single purpose bankruptcy-remote entity with two independent managers in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tanger Outlets Columbus Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Simon Property Group, L.P. (“Simon”) and Tanger Properties Limited Partnership (“Tanger”). Simon Property Group (NYSE: SPG) (“SPG”) develops and manages premier shopping, dining, entertainment and mixed-use destinations. As of June 30, 2022, SPG owned or held an interest in 198 income-producing properties in the United States. SPG also owns an 80% non-controlling interest in the Taubman Realty Group, LLC, which has an interest in 24 regional, super-regional and outlet malls in the U.S. and Asia. Internationally, as of June 30, 2022, SPG had ownership in 33 Premium Outlets and Designer Outlet properties primarily located in Asia, Europe and Canada as well as a 22.4% equity stake in Klépierre SA, a publicly traded Paris-based real estate company which owns or has an interest in shopping centers located in 14 countries throughout Europe. Tanger is a real estate investment trust founded in 1981. As of December 31, 2021, Tanger owned 36 centers in 20 major U.S. states and Canadian Metros.

Pursuant to the Tanger Outlets Columbus Whole Loan documents, so long as one or more of Simon Property Group, Inc. or an affiliate of Simon is a non-recourse carveout guarantor, the non-recourse carveout guarantors’ liability is limited to $14,200,000, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. Simon is also a borrower sponsor for the Concord Mills Mortgage Loan as described in the prospectus.

The Property. The Tanger Outlets Columbus Property is a 355,245 SF outlet center located in the north portion of the Columbus, Ohio metropolitan statistical area (the “Columbus MSA”). The property, which was built in 2016, has 1,999 parking spaces, which equates to a parking ratio of 5.6 spaces per 1,000 square feet of net rentable area. As of September 6, 2022, the property was 97.2% occupied by 79 tenants. The Tanger Outlets Columbus Property is situated at the intersection of Interstate 71 and State Route 36 and includes over 70 shops, serving as the only outlet center within 50 miles. The Tanger Outlets Columbus Property is positioned in the western part of Sunbury, Ohio, a suburb in proximity to several golf clubs and east of the Alum Creek Lake. The Tanger Outlets Columbus Property is approximately 23.6 miles north of Columbus, which holds several demand drivers, including Ohio State University, JP Morgan Chase & Co., and Nationwide Mutual Insurance Company. The Tanger Outlets Columbus Property is located next to Interstate 71, which has a daily traffic count of roughly 75,000. The Tanger Outlets Columbus Property also stands to benefit from the planned development of the Big Walnut Interchange, a second highway interchange directly south of the Tanger Outlets Columbus Property that is anticipated to help relieve congestion at I-71 and improve regional access for southern Delaware County.

Major Tenants.

Under Armour (12,000 SF; 3.4% of NRA; 3.9% of underwritten base rent). Under Armour is a sports equipment and apparel manufacturer founded in 1996 by Kevin Plank, who currently serves as Executive Chairman. The company is headquartered in Baltimore, Maryland. The tenant has been in occupancy since June 2016 and is on a 10-year lease expiring in June 2026 with no renewal or termination options.

Nike (14,953 SF; 4.2% of NRA; 3.7% of underwritten base rent). Nike is a multinational sports equipment and apparel manufacturer founded by Phil Knight in 1964. The company is headquartered in Beaverton, Oregon. The tenant has been in occupancy since June 2016 and is on a 10-year lease expiring in June 2026 with one, 5-year renewal option and no termination options.

North Face (8,800 SF; 2.5% of NRA; 3.3% of underwritten base rent). North Face is an outdoor recreation products company that was founded by Douglas Tompkins and Susie Tompkins Buell. The company is headquartered in Denver, Colorado and is a subsidiary of VF Corporation. The tenant has been in occupancy since June 2016 and is on a 10-year lease expiring in June 2026 with no renewal or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet	Loan #12	Cut-off Date Balance:	$39,050,000
400 South Wilson Road	Tanger Outlets Columbus	Cut-off Date LTV:	58.5%
Sunbury, OH 43074		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	13.1%

The following table presents certain information relating to the tenancy at the Tanger Outlets Columbus Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Major Tenants
Under Armour	NR/Ba3/BB	12,000	3.4%	$324,600	3.9%	$27.05	6/30/2026	N	None
Nike	NR/A1/AA-	14,953	4.2%	$309,228	3.7%	$20.68	6/30/2026	N	1 x 5 yr
North Face	NR/Baa1/A-	8,800	2.5%	$270,600	3.3%	$30.75	6/30/2026	N	None
Old Navy	NR/Ba3/BB	15,000	4.2%	$249,696	3.0%	$16.65	6/30/2026	N	1 x 5 yr
Express Factory	NR/NR/NR	7,460	2.1%	$240,506	2.9%	$32.24	1/31/2027	N	None
Columbia Sportswear	NR/NR/NR	8,139	2.3%	$238,101	2.9%	$29.25	1/31/2027	N	None
J. Crew	NR/NR/NR	6,507	1.8%	$230,803	2.8%	$35.47	3/31/2024	N	1 x 5 yr
American Eagle Off Campus	NR/NR/NR	8,506	2.4%	$230,179	2.8%	$27.06	1/31/2029	Y(4)	None
Victoria’s Secret	NR/B1/BB-	8,000	2.3%	$224,000	2.7%	$28.00	1/31/2027	N	None
Tommy Hilfiger	NR/NR/NR	8,000	2.3%	$211,538	2.6%	$26.44	6/30/2026	N	None
Total/Wtd. Avg.		97,365	27.4%	$2,529,251	30.5%	$25.98

Non-Major Tenants		247,828	69.8%	$5,750,673	69.5%	$23.20
Occupied Collateral Total		345,193	97.2%	$8,279,924	100.0%	$23.99
Vacant Space		10,052	2.8%	$0	0.0%	$0.00
Total		355,245	100.0%	$8,279,924	100.0%	$23.99

(1)	Information based on underwritten rent roll dated September 6, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps of $112,045 underwritten for various tenants through September 2023.

(4)	American Eagle Off Campus has the right to terminate its lease if gross sales are not at least $325 per square foot during the period beginning January 1, 2023 through and including December 31, 2024 (“Sales Period”), by providing 120 days’ written notice following expiration of the Sales Period and by paying a fee equal to 50% of the unamortized portion of the expansion interior allowance.

The following table presents a summary of sales and occupancy costs for certain tenants at the Tanger Outlets Columbus Property:

Tenant Sales(1)(2)
	2020 Sales (PSF)	2021 Sales (PSF)	8/31/2022 TTM Sales (PSF)	Occupancy Cost(3)
Under Armour	$560	$791	$712	7.2%
Nike	$645	$907	$1,027	4.1%
North Face	$456	$505	$513	10.8%
Old Navy	$313	$412	$359	10.4%
Express Factory	$304	$408	$398	14.4%
Columbia Sportswear	$283	$436	$445	9.7%
J. Crew	$160	$282	$324	11.6%
American Eagle Off Campus	$520	$757	$651	7.8%
Victoria’s Secret	$388	$550	$507	9.9%
Tommy Hilfiger	$274	$322	$290	18.2%

(1)	Information obtained from the borrower.
(2)	Represents tenant sales for the ten largest tenants at the property.

(3)	Occupancy Cost based on underwritten rent and reimbursements divided by most recent reported sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet	Loan #12	Cut-off Date Balance:	$39,050,000
400 South Wilson Road	Tanger Outlets Columbus	Cut-off Date LTV:	58.5%
Sunbury, OH 43074		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	13.1%

The following table presents certain information relating to the lease rollover schedule at the Tanger Outlets Columbus Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)(4)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling(3)	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
MTM	1	4,999	$29.26	1.4%	1.4%	$146,287	1.8%	1.8%
2022	6	21,980	$22.57	6.2%	7.6%	$496,111	6.0%	7.8%
2023	13	43,761	$11.02	12.3%	19.9%	$482,376	5.8%	13.6%
2024	6	30,605	$28.01	8.6%	28.5%	$857,139	10.4%	23.9%
2025	0	0	$0.00	0.0%	28.5%	$0	0.0%	23.9%
2026	34	162,240	$26.17	45.7%	74.2%	$4,245,850	51.3%	75.2%
2027	14	54,452	$27.09	15.3%	89.5%	$1,474,875	17.8%	93.0%
2028	0	0	$0.00	0.0%	89.5%	$0	0.0%	93.0%
2029	3	13,256	$20.87	3.7%	93.3%	$276,691	3.3%	96.4%
2030	1	8,900	$21.85	2.5%	95.8%	$194,505	2.3%	98.7%
2031	1	5,000	$21.22	1.4%	97.2%	$106,090	1.3%	100.0%
2032	0	0	$0.00	0.0%	97.2%	$0	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	97.2%	$0	0.0%	100.0%
Vacant	0	10,052	$0.00	2.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	79	355,245	$23.99	100.0%		$8,279,924	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	UW Rent PSF Rolling and Annual UW Rent Rolling include contractual rent steps of $112,045 underwritten for various tenants through September 2023.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Tanger Outlets Columbus Property is located in Delaware County, Ohio, one of 10 counties within the Columbus MSA. The Tanger Outlets Columbus Property is 23.6 miles north of the city of Columbus, the largest city in the state with an estimated population of 2.1 million residents. Columbus is home to a number of Fortune 500 companies, including Cardinal Health, Nationwide, American Electric Power and Big Lots. The market is also supported by the corporate headquarters of retailers such as Limited Brands, Abercrombie & Fitch and Tween Brands. The Columbus annualized population growth over the last decade was nearly double the rate of the nation, averaging 1.2% annually from 2011 through 2021. Of the 10 counties within the Columbus MSA, Delaware County was the fastest growing county over the last decade. Columbus has a younger and more educated population when compared to the rest of the nation, with median age of 36 years and 36.2% of residents having a bachelor’s degree or higher. According to a government bureau, Delaware County’s average household income was $152,291 in 2021. According to the appraisal, the estimated 2021 population within a three-, five-, and ten-mile radius was approximately 10,544, 22,664, and 182,255, respectively, and the average household income within the same radii was $145,459, $140,593 and $137,895, respectively.

According to a third party market research report, the Tanger Outlets Columbus Property is located within the Outlying Delaware County submarket of the Columbus retail market. As of October 2022, the submarket reported total inventory of approximately 6.8 million SF with a 2.6% vacancy rate and average asking rent of $20.25 PSF. The appraisal concluded to market rents ranging from $15.00 to $36.00 per square foot at the Tanger Outlets Columbus Property (see table below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet	Loan #12	Cut-off Date Balance:	$39,050,000
400 South Wilson Road	Tanger Outlets Columbus	Cut-off Date LTV:	58.5%
Sunbury, OH 43074		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	13.1%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Tanger Outlets Columbus Property:

Market Rent Summary
	>12,000 SF	>5,000 SF	<5,000 SF	<2,000 SF
Market Rent (PSF)	$15.00	$20.00	$22.00	$36.00
Lease Term (Years)	10	5	5	5
Lease Type (Reimbursements)	Net Plus	Net Plus	Net Plus	Net Plus
Rent Increase Projection	2% per year	2% per year	2% per year	2% per year

Source: Appraisal.

The table below presents certain information relating to comparable retail property sales pertaining to the Tanger Outlets Columbus Property:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)	Appraiser’s Adjusted Sale Price (PSF)
Tanger Outlets Columbus (subject)	400 South Wilson Road Sunbury, OH	355,245(1)	97.2%(1)	NAP	NAP	NAP
Gloucester Premium Outlets	100 Premium Outlets Drive Gloucester Township, NJ	369,686	85.0%	6/2022	$383.03	$363.88
The Outlet Shoppes at Atlanta	915 Ridgewalk Parkway Woodstock, GA	404,906	90.0%	12/2019	$342.47	$332.26
The Outlet Shoppes at El Paso	7051 South Desert Boulevard Canutillo, TX	433,046	93.0%	8/2019	$256.09	$323.57
Outlets at Park City	6699 North Landmark Drive Park City, UT	319,661	90.0%	4/2019	$244.95	$327.96

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet	Loan #12	Cut-off Date Balance:	$39,050,000
400 South Wilson Road	Tanger Outlets Columbus	Cut-off Date LTV:	58.5%
Sunbury, OH 43074		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	13.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tanger Outlets Columbus Property:

Cash Flow Analysis
	2019	2020	2021	6/30/2022 TTM	UW		UW PSF
Base Rent	$7,900,598	$6,620,296	$7,818,319	$8,142,490	$8,167,879		$22.99
Contractual Rent Steps	$0	$0	$0	$0	$112,045	(1)	$0.32
Grossed Up Vacant Space	$0	$0	$0	$0	$289,734		$0.82
Gross Potential Rent	$7,900,598	$6,620,296	$7,818,319	$8,142,490	$8,569,658		$24.12

Other Income(2)	$374,090	$327,139	$539,126	$604,545	$686,004		$1.93
Percentage Rent	$1,015,048	$622,220	$1,606,942	$1,427,038	$1,035,964		$2.92
Total Recoveries	$7,347,479	$6,403,646	$5,949,679	$5,824,816	$5,523,891		$15.55
Net Rental Income	$16,637,215	$13,973,301	$15,914,066	$15,998,889	$15,815,517		$44.52
(Bad Debt)	($0)	($0)	($0)	($6,618)	($0)		($0.00)
(Vacancy & Credit Loss)	($0)	($0)	($0)	($0)	($289,734)	(3)	($0.82)
Effective Gross Income	$16,637,215	$13,973,301	$15,914,066	$16,005,507	$15,525,783		$43.70

Real Estate Taxes	$2,354,512	$2,498,311	$2,246,311	$2,344,390	$2,341,483		$6.59
Insurance	$100,250	$108,768	$121,640	$163,955	$134,631		$0.38
Repairs & Maintenance	$1,892,482	$1,414,458	$1,725,976	$1,718,545	$1,889,876		$5.32
Management Fee	$696,014	$594,709	$753,227	$769,337	$621,031		$1.75
Other Operating Expenses	$1,488,838	$1,306,965	$1,330,758	$1,363,989	$1,227,910		$3.46
Total Operating Expenses	$6,532,096	$5,923,211	$6,177,912	$6,360,216	$6,214,931		$17.49

Net Operating Income	$10,105,119(4)	$8,050,090(4)	$9,736,154(4)	$9,645,291	$9,310,852		$26.21
Replacement Reserves	$0	$0	$0	$0	$88,811		$0.25
TI/LC	$0	$0	$0	$0	$670,347		$1.89
Net Cash Flow	$10,105,119	$8,050,090	$9,736,154	$9,645,291	$8,551,694		$24.07

Occupancy %	96.8%	94.2%	96.1%	97.2%(3)	97.0%(3)
NOI DSCR(5)	2.25x	1.79x	2.16x	2.14x	2.07x
NCF DSCR(5)	2.25x	1.79x	2.16x	2.14x	1.90x
NOI Debt Yield(5)	14.2%	11.3%	13.7%	13.6%	13.1%
NCF Debt Yield(5)	14.2%	11.3%	13.7%	13.6%	12.0%

(1)	Represents contractual rent steps of $112,045 for various tenants through September 2023
(2)	Other Income consists of specialty leasing and income derived from storage rents, signage, Tanger Club (membership program) and marketing partnerships.

(3)	The underwritten economic vacancy is 3.0%. The Tanger Outlets Columbus Property was 97.2% occupied as of September 6, 2022.

(4)	The decrease in Net Operating Income between 2019 and 2020 was primarily due to base rent decreasing 16.2% and percentage rent decreasing 38.7% . The increase in Net Operating Income between 2020 and 2021 was primarily due to base rent increasing 18.1% and percentage rent increasing 158.3%. Due to the novel coronavirus pandemic, the Tanger Outlets Columbus Property was closed from March 23, 2020 to May 12, 2020.

(5)	The debt service coverage ratios and debt yields are based on the Tanger Outlets Columbus Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 13 – High Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Phoenix, AZ 85054
Original Balance(1):	$38,395,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$38,395,000			Detailed Property Type:	Office/Retail/Multifamily
% of Initial Pool Balance:	3.7%			Title Vesting:	Leasehold
Loan Purpose:	Acquisition			Year Built/Renovated:	2008 / NAP
Borrower Sponsor:	(2)			Size:	630,083 SF
Guarantors:	(2)			Cut-off Date Balance PSF(1):	$220
Mortgage Rate:	5.3520%			Maturity Date Balance PSF(1):	$220
Note Date:	6/17/2022			Property Manager:	SKB PM I, LLC and GREP Southwest,
First Payment Date:	8/11/2022				LLC (borrower-related)
Maturity Date:	7/11/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	4 months			Underwriting and Financial Information
Prepayment Provisions:	L(28),D(88),O(4)			UW NOI(6):	$12,216,625
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	8.8%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	8.8%
Additional Debt Balance(1):	$100,000,000			UW NCF DSCR(1):	1.61x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(6):	$9,301,715 (5/31/2022 TTM)
Reserves				2nd Most Recent NOI(7):	$9,224,773 (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	$7,760,559 (12/31/2020)
RE Taxes:	$436,773	$145,591	NAP	Most Recent Occupancy(8):	90.4% (6/8/2022 TTM)
Insurance(3):	$0	Springing	NAP	2nd Most Recent Occupancy(8):	85.1% (12/31//2021)
Replacement Reserve(4):	$5,905,000	Springing	$302,262	3rd Most Recent Occupancy(8):	85.3% (12/31/2020)
TI/LC Reserve(5):	$8,992,000	Springing	$1,520,073	Appraised Value (as of)(9):	$193,600,000 (5/10/2022) / $210,000,000 (6/1/2023)
Ground Rent Reserve	$30,583	$30,583	NAP
Rent Concession Reserve	$708,593	$0	NAP	Appraised Value PSF(9):	$307 / $333
Existing TI/LC Reserve	$1,873,516	$0	NAP	As-Is/As-Stabilized Cut-off Date LTV Ratio(1)(9):	71.5% / 65.9%
Prepaid Rent Reserve	$73,762	$0	NAP	As-Is/As-Stabilized Maturity Date LTV Ratio(1)(9):	71.5% / 65.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$138,395,000	65.4%	Purchase Price(10):	$192,103,940	90.7%
Sponsor Equity:	$70,165,912	33.1%	Upfront Reserves:	$18,020,228	8.5%
Seller Credits(11):	$3,140,548	1.5%	Closing Costs:	$1,577,292	0.7%
Total Sources:	$211,701,459	100.0%	Total Uses:	$211,701,459	100.0%

(1)	The High Street Mortgage Loan (as defined below) is part of the High Street Whole Loan (as defined below) with an original aggregate principal balance of $138,395,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, As-Is/As Stabilized Cut-off Date LTV Ratio and As-Is/As Stabilized Maturity Date LTV Ratio numbers presented above are based on the High Street Whole Loan.

(2)	The Borrower Sponsors and Guarantors are ScanlanKemperBard Companies, LLC, Todd M. Gooding, James V. Paul, Gary J. Rood, and Gary J. Rood and Christine C. Rood as co-trustees of the Rood Family Trust U/T/A dated September 8, 2005.

(3)	The High Street Whole Loan documents do not require monthly insurance reserve deposits provided that no event of default is continuing, the borrower maintains insurance coverage for the High Street Property (defined below) as part of blanket or umbrella coverage reasonably approved by the lender and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

(4)	The loan documents require springing monthly deposits of $8,396 for replacements if the balance in the reserve falls below the cap of $302,262.

(5)	The loan documents require springing monthly deposits of $21,112 for tenant improvements and leasing commissions if the balance in the reserve falls below the cap of $1,520,073.

(6)	The increase in Net Operating Income between 5/31/2022 TTM and UW is primarily due to (i) 15 new and renewal leases (23.5% of Commercial Component SF and 30.2% of Commercial Component underwritten base rent) commencing between January 2022 and June 2023 and (ii) Commercial Base Rent includes contractual rent steps through August 2023 totaling $290,878.

(7)	The increase in Net Operating Income between 2019 and 2020 and, subsequently, between 2020 and 2021 was primarily due to 35 new and renewal leases (28.7% of Commercial Component SF and 33.7% of Commercial Component underwritten base rent) commencing between January 2019 and December 2021.

(8)	Occupancy is based on the total SF of 630,083 comprising both the Commercial Component and Multifamily Component of the High Street Property (as defined below).

(9)	The appraisal also concluded to an “As stabilized” appraised value of $210,000,000 ($333.29 per SF, 65.9% Cut-off Date LTV Ratio and 65.9% LTV Ratio at Maturity) as of June 1, 2023, which assumes the retail space is 90.0% occupied and that there is an approximately 20.7% increase in post renovation multifamily market rent. At origination, the lender reserved $8,992,000 for TI/LCs and $5,905,000 for replacements.

(10)	SKB (as defined below) previously owned 15% of the High Street Property and, at origination, retained 10% ownership in the High Street Property.

(11)	Includes seller credits for outstanding TI/LCs and rent concessions.

The Mortgage Loan. The thirteenth largest mortgage loan (the “High Street Mortgage Loan”) is part of a whole loan (the “High Street Whole Loan”) secured by the leasehold interests in a 630,083 square foot mixed use property comprising office, retail, and multifamily components located in Phoenix,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail/Multifamily	Loan # 13	Cut-off Date Balance:	$38,395,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.8%

Arizona (the “High Street Property”). The High Street Whole Loan has an original aggregate principal balance of $138,395,000 and is comprised of two pari passu notes. The High Street Mortgage Loan, with an original principal balance of $38,395,000 is evidenced by the non-controlling Note A-2. The controlling Note A-1, with an original principal balance of $100,000,000, was contributed to the BANK 2022-BNK43 securitization trust. The High Street Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK43 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

High Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$100,000,000	$100,000,000	BANK 2022-BNK43	Yes
A-2	$38,395,000	$38,395,000	BANK 2022-BNK44	No
Total (Whole Loan)	$138,395,000	$138,395,000

The Borrowers and the Borrower Sponsor. The borrowers comprise four tenants in common, RI East County HS Owner, LLC, RI Glenwood Lofts HS Owner, LLC, RI Glenwood Place HS Owner, LLC, and SKB-HS Owner LLC, each a Delaware limited liability company and single-purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are ScanlanKemperBard Companies, LLC, Todd M. Gooding, James V. Paul, Gary J. Rood, and Gary J. Rood and Christine C. Rood as co-trustees of the Rood Family Trust U/T/A Dated September 8, 2005.

ScanlanKemperBard Companies, LLC (“SKB”) is a real estate investor, operator, and developer specializing in urban industrial and suburban mixed use commercial properties. SKB has over 25 years of experience and currently has a team of over 80 professionals. Headquartered in Portland, Oregon, SKB’s portfolio comprises 5.5 million SF valued at approximately $1.4 billion. For additional information on the borrower sponsor and guarantors please see “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Gary Rood and Christine Rood are CEO and President, respectively, and co-owners of Rood Investments. Founded in 2007, Rood Investments is a privately held asset management and real estate investment company located in Vancouver, Washington. Today, Rood Investments oversees the management of a 25 property portfolio of senior housing, retail, industrial, and multifamily holdings located across nine states valued at approximately $640 million.

The Property. The High Street Property is comprised of the borrowers’ leasehold interests in a 630,038 square foot mixed use office, retail and multifamily development as well as a six- and a three-level parking garage located in Phoenix, Arizona. Built in 2008 and situated on a 20.0-acre site, the High Street Property includes nine, three- and four-story buildings. The property features 506,691 SF of commercial space (333,128 SF of office and 173,563 SF of retail) and 99 multifamily units (123,392 SF). The property contains 2,090 garage and surface parking spaces, resulting in a parking ratio of 3.32 spaces per 1,000 SF of rentable area. As of June 8, 2022, the property was 90.4% leased.

Office

The High Street Property includes 333,128 SF of office space (the “Office Component”) comprising 52.9% of NRA and 62.9% of underwritten base rent. Tenant suites range in size from 225 SF to 89,220 SF. As of June 8, 2022, the Office Component is 93.2% leased to 27 tenants and has averaged 86.6% occupancy since 2016. Since January 2020, there have been 19 new and renewal leases comprising 28.5% of commercial NRA and 38.2% of underwritten commercial base rent.

Retail

The High Street Property includes 173,563 SF of retail space (the “Retail Component” and, together with the Office Component, the “Commercial Component”) comprising 27.5% of NRA and 19.7% of underwritten base rent. The largest tenants include Sprouts Farmers Market (“Sprouts”), Desert Ridge Pediatric Dentist, Ocean Prime, Nori Sushi, and Mellow Mushroom. As of June 8, 2022, the Retail Component is 80.1% leased to 39 tenants and has averaged 71.5% occupancy since 2016. The as-stabilized appraised value as of June 1, 2023 assumes the retail space is 90.0% occupied. At origination, the lender reserved $8,992,000 for TI/LCs.

Multifamily

The High Street Property includes 99 multifamily units totaling 123,392 SF (the “Multifamily Component”) comprising 19.6% of NRA and 17.4% of underwritten base rent. The Multifamily Component amenities include a courtyard with a heated pool, two areas with gas BBQs with adjacent granite countertops, outdoor gas fireplace, pet area, fitness center, and EV charging stations. Units feature a private patio or balcony, granite countertops, stainless steel appliances, inclusive of GE refrigerator, range, microwave and dishwasher. In total, there are 24 one-bedrooms, 66 two-bedrooms and 9 three-bedrooms, with unit sizes ranging from 753 SF to 1,855 SF. There are 188 parking spaces designated to the Multifamily Component (this equates to a parking ratio of 1.90 per unit). As of June 8, 2022, the Multifamily Component was 97.0% leased (by units) and has averaged 96.1% occupancy since 2014.

According to the appraisal, the borrowers plan to renovate certain portions of the Multifamily Component, including unit interiors and portions on the common areas, between 2022 and 2023 (as units turn) for an approximate cost of $2,500,000. At origination, the lender reserved $5,905,000 for replacements.

Ground Lease. The High Street Property is subject to two long-term ground leases with the State of Arizona. The ground leases have 70 years remaining and both expire in July 2092 with one, 10-year renewal option. The ground lease payment is equal to the greater of: (i) the stipulated base rent per acre (currently $156,573 ($8,100 per acre)) increasing at an average rate of 7.4% every five years as outlined in the ground lease documents and (ii) 0.35% of the full cash value of the improvements as assessed annually by the Maricopa County Assessor (the “Alternative Rent”). For the lease period beginning in July 2022 and ending in July 2023, the Alternative Rent is $344,682, which is higher than the base rent per acre and used for underwriting purposes.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail/Multifamily	Loan # 13	Cut-off Date Balance:	$38,395,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.8%

Major Tenants.

Sprouts (95,832 SF, 18.9% commercial NRA, 19.6% underwritten commercial base rent, 4/30/2029 lease expiration). Sprouts, which currently has more than 370 stores, was founded in 2002 and focuses on farm fresh produce and other healthy, affordable items. Sprouts occupies 89,220 SF of office space and 6,612 SF of retail space at the property, which serves as its headquarters. Sprouts has been a tenant at the property since 2015 and has a lease expiring in April 2029 with two, 5-year renewal options remaining. Sprouts has the option to terminate its lease on April 30, 2024 and April 30, 2027 with 12 months’ notice and by paying a termination fee (for the first option only) equal to unamortized TI/LCs and free rent plus two months’ of rent and CAM reimbursements. Sprouts is not required to report sales.

Life Insurance Company of North America (23,562 SF, 4.7% of commercial NRA; 6.4% of underwritten commercial base rent, 7/31/2023 lease expiration). Life Insurance Company of North America was acquired by New York Life in December 2020. New York Life is a top five insurer across group life, accident and disability insurance. Life Insurance Company of North America has been an office tenant at the property since 2012 and is on a lease expiring on July 31, 2023 with one, 5-year renewal option and no termination options.

Navitus Health Solutions, LLC (22,405 SF; 4.4% of commercial NRA; 6.0% of underwritten commercial base rent, 10/31/2023 lease expiration). Navitus Health Solutions, LLC (“Navitus”), which is a subsidiary of SSM Health and Costco Wholesale Corporation (Fitch/Moody’s/S&P: NR/Aa3/NR), is a pass-through pharmacy benefit manager and industry alternative to traditional models. Navitus is focused on making prescriptions more affordable for plan sponsors and members. Navitus has been an office tenant at the property since 2015 and is on a lease expiring on October 31, 2023 with one, 5-year renewal option and no termination options.

The following table presents certain information relating to the tenancy of the Commercial Component at the High Street Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF(2)	Annual UW Rent(3)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(3)	Termination Option (Y/N)	Lease Expiration	Renewal Options
Major Tenants
Sprouts	NR/NR/NR	95,832	18.9%	$2,746,026	19.6%	$28.65(4)	Y(5)	4/30/2029	2 x 5 yr
Life Insurance Company of North America	AAA/Aaa/NR	23,562	4.7%	$895,356	6.4%	$38.00	N	7/31/2023	1 x 5 yr
Navitus	NR/Aa3/NR	22,405	4.4%	$834,586	6.0%	$37.25	N	10/31/2023	1 x 5 yr
RT Specialty	NR/NR/NR	20,946	4.1%	$769,766	5.5%	$36.75	N	10/31/2027	2 x 5 yr
Healthiest You Teledoc	NR/NR/NR	19,179	3.8%	$658,799	4.7%	$34.35	N	9/30/2023	1 x 5 yr
Total/Wtd. Avg.		181,924	35.9%	$5,904,532	42.2%	$32.46

Non-Major Tenants		267,533	52.8%	$8,090,008	57.8%	$30.24
Occupied Collateral Total		449,457	88.7%	$13,994,540	100.0%	$31.14
Vacant Space		57,234	11.3%
Total/Wtd. Avg.		506,691	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Represents the % of SF based on the total net rental area for the Commercial Component of 506,691 and the % of Total Annual UW Base Rent for the Commercial Component of $13,994,540.

(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through August 2023 totaling $290,878.

(4)	Sprouts pays $27.50 PSF on 77,391 SF of space and $33.50 PSF on 18,441 SF of space.

(5)	Sprouts may terminate its lease on April 30, 2024 and April 30, 2027 with 12 months’ notice and by paying a termination fee (for the first option only) equal to unamortized TI/LCs and free rent plus two months’ of rent and CAM reimbursements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail/Multifamily	Loan # 13	Cut-off Date Balance:	$38,395,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.8%

The following table presents certain information relating to the lease rollover schedule of the Commercial Component at the High Street Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	829	$25.50	0.2%	0.2%	$21,140	0.2%	0.2%
2023	11	107,736	$32.82	21.3%	21.4%	$3,536,117	25.3%	25.4%
2024	9	28,682	$33.92	5.7%	27.1%	$972,855	7.0%	32.4%
2025	9	30,116	$31.18	5.9%	33.0%	$938,926	6.7%	39.1%
2026	10	45,817	$35.51	9.0%	42.1%	$1,627,033	11.6%	50.7%
2027	5	41,551	$35.41	8.2%	50.3%	$1,471,173	10.5%	61.2%
2028	4	26,028	$31.50	5.1%	55.4%	$819,956	5.9%	67.1%
2029	7	98,813	$28.76	19.5%	74.9%	$2,842,189	20.3%	87.4%
2030	5	24,290	$31.64	4.8%	79.7%	$768,471	5.5%	92.9%
2031	4	15,338	$26.22	3.0%	82.7%	$402,238	2.9%	95.8%
2032	5	17,593	$26.63	3.5%	86.2%	$468,507	3.3%	99.1%
2033 & Beyond	4	12,664(4)	$9.94	2.5%(4)	88.7%	$125,936	0.9%	100.0%
Vacant	0	57,234	$0.00	11.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	74	506,691	$31.14(5)	100.0%		$13,994,540	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Expiration Schedule.

(3)	Represents lease expiration information related to the Commercial Component at the High Street Property and excludes the Multifamily Component, which comprises 123,392 SF and $2,952,497 of Total UW Rolling Base Rent.

(4)	Includes 7,339 SF of space occupied by management with no rent attributed to the space.

(5)	Total/Wtd. Avg. Annual UW Rollover Base Rent PSF excludes vacant space.

The following table presents certain information relating to the unit mix of the Multifamily Component at the High Street Property:

Unit Mix Summary
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom, 1 Bathroom	24	23	24.2%	95.8%	876	$1,951
2 Bedrooms, 2 Bathrooms	60	58	60.6%	96.7%	1,263	$2,570
2 Bedrooms, 2.5 Bathrooms	6	6	6.1%	100.0%	1,696	$3,374
3 Bedrooms, 2.5 Bathrooms	9	9	9.1%	100.0%	1,822	$3,540
Total/Weighted Average	99	96	100.0%	97.0%	1,246	$2,563

The Market. The High Street Property is located in the Desert Ridge master-planned community in northeast Phoenix, approximately 17 miles from the central business district. Desert Ridge is a 5,700 acre master-planned community located to both the north and south of the Loop 101. Development of Desert Ridge began in 1997 and now includes the 1.1 million square foot Desert Ridge Marketplace power retail center, the 950-room JW Marriott Desert Ridge Resort and Spa, two 18-hole golf courses, and three schools. Desert Ridge is home to Mayo Clinic Hospital and an American Express regional office. According to the appraisal, the population’s average annual growth rate between 2010 and 2022 within a one-, three, and five-mile radius was 6.2%, 2.7%, and 2.0%, respectively. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was approximately 5,882, 65,634, and 199,129, respectively, and the average household income within the same radii was $120,361, $126,319 and $115,545, respectively.

According to a third party market research report, the Office Component is situated within the Paradise Valley submarket of the Phoenix office market. As of July 2022, the Paradise Valley submarket reported inventory of approximately 5.4 million SF with an 11.0% vacancy rate (and a 12.2% availability rate) and average asking rents of $27.75 PSF. The appraisal concluded to market rents ranging from $36.00 to $37.00 per square foot, modified gross, for the various floors of office space at the High Street Property (see the following table).

According to a third party market research report, the Retail Component is located within the North Scottsdale submarket of the Phoenix retail market. As of July 2022, the North Scottsdale submarket reported total inventory of approximately 13.9 million SF with a 4.6% vacancy rate and average asking rent of $26.22 PSF. The appraisal concluded to market rents ranging from $21.00 to $29.00 per square foot, triple net, for the retail spaces at the High Street Property (see the following table).

According to a third party market research report, the Multifamily Component is located within the North Phoenix submarket of the Phoenix multifamily market. As of July 2022, the North Phoenix multifamily submarket reported total inventory of 41,441 units with a 5.6% vacancy rate and average asking

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail/Multifamily	Loan # 13	Cut-off Date Balance:	$38,395,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.8%

rents of $1,404 per unit (per month). The appraisal concluded to market rents ranging from $1,941 per unit (per month) to $3,625 per unit (per month) for various multifamily unit types at the High Street Property (see the following table).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Office Component at the High Street Property:

Office Component Market Rent Summary
	>5,000 SF	<5,000 SF	Sprouts
Market Rent (PSF)	$36.50	$37.00	$36.00
Lease Term (Years)	5.4	5.4	5.4
Lease Type (Reimbursements)	BY Stop	BY Stop	BY Stop
Rent Increase Projection	$0.75 PSF annually	$0.75 PSF annually	$0.75 PSF annually
Tenant Improvement (New/Renewal)	$50/$20	$50/$20	$50/$20
Leasing Commissions (New/Renewal)	8.5%/5.5%	8.5%/5.5%	8.5%/5.5%

Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Retail Component at the High Street Property:

Retail Component Market Rent Summary
	Large Restaurants	Small Restaurants	Other
Market Rent (PSF)(1)	$25.00	$25.00	$25.00
Lease Term (Years)	10	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projections	3.0% annually	3.0% annually	3.0% annually
Tenant Improvement (New/Renewal)	$60/$20	$60/$20	$40/$10
Leasing Commissions (New/Renewal)	8.5%/5.5%	8.5%/5.5%	8.5%/5.5%

Source: Appraisal.

(1)	The appraiser did not include market rents for the market rent categories above but concluded to market rents ranging from $21.00 to $29.00 for the individual tenant suites at the property with an average of $25.00 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Multifamily Component at the High Street Property:

Multifamily Component Market Rent Summary
Unit Mix / Type	Units(1)	Average Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF (1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF	Avg. Monthly Market Rent per Unit (Renovated)	Avg. Monthly Market Rent PSF(Renovated)
1 Bedroom, 1 Bathroom	24	876	$1,951	$2.23	$1,941	$2.22	$2,410	$2.75
2 Bedrooms, 2 Bathrooms	60	1,263	$2,570	$2.03	$2,462	$1.95	$2,987	$2.36
2 Bedrooms, 2.5 Bathrooms	6	1,696	$3,374	$1.99	$3,555	$2.10	$4,131	$2.44
3 Bedrooms, 2.5 Bathrooms	9	1,822	$3,540	$1.94	$3,625	$1.99	$4,207	$2.31

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail/Multifamily	Loan # 13	Cut-off Date Balance:	$38,395,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.8%

The table below presents certain information relating to comparable office sales pertaining to the Office Component at the High Street Property identified by the appraisal:

Comparable Office Sales
Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Office Component (Subject) High Street	Phoenix, AZ	2008/NAP	333,128(1)	93.2%(1)
Camelback Esplanade	Phoenix, AZ	1989-2002/NAP	980,041	86.0%	Mar-22	$393
Block 23 at Cityscape	Phoenix, AZ	2019/NAP	307,030	94.0%	Dec-21	$489
Kierland Corporate Center	Scottsdale, AZ	2000/NAP	109,811	93.0%	Dec-21	$344
Allred Park Place (1650 & 1700)	Chandler, AZ	2020/NAP	271,359	100.0%	Dec-21	$391
CASA	Phoenix, AZ	1990/2019	181,142	92.0%	Aug-21	$312
Anchor Centre	Phoenix, AZ	1984-1986/NAP	333,014	95.0%	Jan-21	$311

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

The table below presents certain information relating to comparable retail sales pertaining to the Retail Component at the High Street Property identified by the appraisal:

Comparable Retail Sales
Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Retail Component (Subject) High Street	Phoenix, AZ	2008/NAP	173,563(1)	80.1%(1)
Mountain Vista Marketplace	Mesa, AZ	2019/NAP	52,807	93.0%	Feb-22	$376
Arcadia Crossing	Phoenix, AZ	1995/NAP	454,389	85.0%	Nov-21	$145
Gilbert Gateway Towne Center	Gilbert, AZ	2005/NAP	265,878	85.0%	Nov-21	$189
Camelback Colonnade	Phoenix, AZ	1993-2005/NAP	643,000	99.0%	Jun-21	$258
Longbow Marketplace	Mesa, AZ	2017-2020/NAP	58,507	100.0%	May-21	$444

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail/Multifamily	Loan # 13	Cut-off Date Balance:	$38,395,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.8%

The table below presents certain information relating to comparable multifamily sales pertaining to the Multifamily Component at the High Street Property identified by the appraisal:

Comparable Multifamily Sales
Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Multifamily Component (Subject) High Street	Phoenix, AZ	2008/NAP	123,392(1)	97.0%(1)
Ascent at Papago	Phoenix, AZ	2007/NAP	247,052	95.0%	Mar-22	$435
Roadrunner on McDowell	Scottsdale, AZ	2021/NAP	296,904	95.0%	Feb-22	$652
Slate Scottsdale	Scottsdale, AZ	2016/NAP	256,016	96.0%	Dec-21	$445
Scottsdale Grand	Scottsdale, AZ	2021/NAP	251,737	NAV	Dec-21	$516
District at Scottsdale	Scottsdale, AZ	2018/NAP	307,123	94.0%	Jul-21	$490

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail/Multifamily	Loan # 13	Cut-off Date Balance:	$38,395,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the High Street Property:

Cash Flow Analysis
	2019	2020	2021	5/31/2022 TTM	UW	UW PSF(1)
Commercial Base Rent	$10,313,704	$10,866,962	$11,799,778	$12,346,127	$13,994,540(2)	$27.62
Percentage Rent	$455,003	$335,077	$673,113	$750,934	$518,745	$1.02
Grossed Up Vacant Space	$0	$0	$0	$0	$1,698,796	$3.35
Commercial Gross Potential Rent	$10,768,707	$11,202,039	$12,472,891	$13,097,061	$16,212,081	$32.00
Multifamily Base Rent	$2,355,590	$2,344,540	$2,616,933	$2,800,614	$2,952,497	$23.93
Grossed Up Vacant Space	$283,584	$371,976	$215,444	$26,327	$78,396	$0.64
Multifamily Gross Potential Rent	$2,639,174	$2,716,516	$2,832,376	$2,826,941	$3,030,893	$24.56
Gross Potential Rent	$13,407,881	$13,918,554	$15,305,268	$15,924,002	$19,242,974	$30.54
Other Income	$592,043	$486,163	$521,636	$499,675	$499,675	$0.79
Parking Income	$590,017	$579,291	$616,455	$626,442	$626,442	$0.99
Expense Reimbursements	$915,410	$954,847	$1,031,677	$1,006,902	$1,340,934	$2.13
Net Rental Income	$15,505,351	$15,938,856	$17,475,035	$18,057,021	$21,710,025	100.0%
Less Commercial Vacancy	$0	$0	$0	$0	($1,698,796)(3)	($3.35)
Less Multifamily Vacancy	($283,584)	($371,976)	($215,444)	($26,327)	($78,396)(4)	($0.64)
Less Concessions & Collection Loss	($1,586,084)	($1,016,644)	($949,605)	($1,344,475)	$0	($0.00)
Effective Gross Income	$13,635,683	$14,550,236	$16,309,986	$16,686,219	$19,932,833	$31.64

Real Estate Taxes	$1,617,241	$1,613,128	$1,664,368	$1,695,466	$1,762,950	$2.80
Insurance	$128,281	$161,446	$179,204	$194,752	$250,444	$0.40
Ground Rent	$297,976	$330,728	$346,383	$348,418	$439,267	$0.70
Management Fee	$521,734	$532,425	$606,601	$637,870	$755,550	$1.20
Other Operating Expenses	$4,282,096	$4,151,949	$4,288,658	$4,507,998	$4,507,998	$7.15
Total Expenses	$6,847,328	$6,789,677	$7,085,214	$7,384,504	$7,716,208	$12.25

Net Operating Income	$6,788,355(5)	$7,760,559(5)	$9,224,773(5)	$9,301,715(6)	$12,216,625(6)	$19.39
CapEx	$0	$0	$0	$0	$100,754	$0.16
TI/LC	$0	$0	$0	$0	$21,529(7)	$0.03
Net Cash Flow	$6,788,355	$7,760,559	$9,224,773	$9,301,715	$12,094,342	$19.19

Occupancy %	84.1%	85.3%	85.1%	90.4%(8)	90.5%(9)
NOI DSCR(10)	0.90x	1.03x	1.23x	1.24x	1.63x
NCF DSCR(10)	0.90x	1.03x	1.23x	1.24x	1.61x
NOI Debt Yield(10)	4.9%	5.6%	6.7%	6.7%	8.8%
NCF Debt Yield(10)	4.9%	5.6%	6.7%	6.7%	8.7%

(1)	Represents (i) UW $ PSF based on the commercial NRSF for commercial revenue and vacancy fields, (ii) UW $ PSF based on the multifamily NRSF for multifamily revenue and vacancy fields, and (iii) UW $ PSF based on the total NRSF for all other fields.

(2)	Includes contractual rent steps through August 2023 totaling $290,878.

(3)	The underwritten economic vacancy is 10.5%. The Commercial Component of the High Street Property was 88.7% leased as of June 8, 2022.

(4)	The underwritten economic vacancy is 2.6%. The Multifamily Component of the High Street Property was 97.0% leased as of June 8, 2022.

(5)	The increase in Net Operating Income between 2019 and 2020 and 2020 and 2021 was primarily due to 35 new and renewal leases (28.7% of Commercial Component NRA and 33.7% of Commercial Component underwritten base rent) commencing between January 2019 and December 2021.

(6)	The increase in Net Operating Income between 5/31/2022 TTM and UW is primarily due to (i) 15 new and renewal leases (23.5% of Commercial Component NRA and 30.2% of Commercial Component underwritten base rent) commencing between January 2022 and June 2023, (ii) 5/31/2022 TTM includes rent concessions totaling $1,086,530, and (iii) UW Commercial Base Rent includes contractual rent steps through August 2023 totaling $290,878.

(7)	Includes a credit totaling $899,200, which represents 10% of the upfront TI/LC reserve.

(8)	The High Street Property was 90.4% leased as of June 8, 2022.

(9)	The underwritten economic vacancy is 9.5%.

(10)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the High Street Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 14 – ExchangeRight 59

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/KBRA/Fitch):	A1/BBB+/NR			Location(5):	Various
Original Balance:	$36,000,000			General Property Type(5):	Various
Cut-off Date Balance:	$36,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(5):	Various / Various
Borrower Sponsors:	David Fisher, Joshua Ungerecht and			Size:	256,336 SF
	Warren Thomas			Cut-off Date Balance Per SF:	$140
Guarantors:	David Fisher, Joshua Ungerecht and			Maturity Date Balance Per SF:	$140
	Warren Thomas			Property Manager:	NLP Management, LLC
Mortgage Rate:	5.5730%				(borrower-related)
Note Date:	10/13/2022
First Payment Date:	12/11/2022
Maturity Date:	11/11/2027
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$4,718,744
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield:	13.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.1%
Additional Debt Type:	No			UW NCF DSCR:	2.25x
Additional Debt Balance:	NAP			Most Recent NOI(6):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(6):	NAV
Reserves				3rd Most Recent NOI(6):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (11/1/2022)
RE Taxes:	$113,304	23,493(1)	NAP	2nd Most Recent Occupancy(6):	NAV
Insurance:	$0	Springing(2)	NAP	3rd Most Recent Occupancy(6):	NAV
Replacement Reserve:	$58,436	Springing(3)	NAP	Appraised Value (as of):	$88,180,000 (Various)
TI/LC Reserve:	$500,000	Springing(4)	NAP	Appraised Value Per SF:	$344
Environmental Reserve:	$5,000	$0	NAP	Cut-off Date LTV Ratio:	40.8%
Immediate Repairs:	$32,885	$0	NAP	Maturity Date LTV Ratio:	40.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$36,000,000	40.3%	Net Purchase Price:	$85,959,453	96.3%
Borrower Equity:	$53,244,800	59.7%	Closing Costs:	$2,575,722	2.9%
			Reserves:	$709,625	0.8%
Total Sources:	$89,244,800	100.0%	Total Uses:	$89,244,800	100.0%

(1)	Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material adverse change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently are at Mariano’s - Northbrook (Capital), IL, Walgreens - Durham (Holloway), NC, Walgreens - Eagle Pass (Main), TX, CVS - Greenville (Main), OH and Dollar Tree - El Paso (Yarbrough), TX.

(2)	Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight Properties (as defined below) are part of a blanket or umbrella policy reasonably approved by the lender; (iii) the borrower provides the lender with evidence of renewal of insurance policies; and (iv) the borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates. In addition, the borrower is not required to deposit ongoing monthly insurance reserves related to any tenant that pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment by the applicable Insurance Paying Tenant (or the borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material adverse change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, materially jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently are at Mariano’s - Northbrook (Capital), IL, Walgreens - Durham (Holloway), NC, Walgreens - Eagle Pass (Main), TX, CVS - Greenville (Main), OH, CVS Pharmacy- Robinson (Steubenville), PA, Dollar General - Addis (6th), LA, Dollar General - Baltimore (Greenmount), MD, Dollar General- Denham Springs (Lockhart), LA, Dollar General - Gary (Ridge), IN, Dollar General - Richmond (H), IN, Tractor Supply Company - Carrollton (Park), GA and Dollar Tree - El Paso (Yarbrough), TX.

(3)	The borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay for replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment for replacements by all Replacement Reserve Paying Tenants; (iii) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material adverse change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, materially jeopardize such tenant’s ability to timely pay the replacements for its premises. Replacement Reserve Paying Tenants currently are at Walgreens - Durham (Holloway), NC, Walgreens - Eagle Pass (Main), TX, CVS - Greenville (Main), OH, CVS Pharmacy- Robinson (Steubenville), PA, Tractor Supply Company - Carrollton (Park), GA and Dollar Tree - El Paso (Yarbrough), TX, Dollar General - Addis (6th), LA, Dollar General- Denham Springs (Lockhart), LA and Dollar General - Richmond (H), IN.

(4)	Springing monthly deposit of $10,681 during the continuance of an event of default.

(5)	See “The Properties” section below.

(6)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties were acquired by the borrower sponsor between August 10, 2022 and October 13, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #14	Cut-off Date Balance:	$36,000,000
Various	ExchangeRight 59	Cut-off Date LTV:	40.8%
Various		UW NCF DSCR:	2.25x
		UW NOI Debt Yield:	13.1%

The Mortgage Loan. The fourteenth largest mortgage loan (the “ExchangeRight 59 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $36,000,000 and secured by the fee interests in 14 retail and one medical office property in 11 states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsor. The borrower is ExchangeRight Net-Leased Portfolio 59 DST, a Delaware statutory trust. The borrower sponsors and non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas (collectively, the “Guarantors”), all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 21 million square feet under management across over 1,100 properties in 47 states with a focus on investment grade, necessity-based retail and healthcare.

The borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangRight Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 59 Mortgage Loan and, upon an event of default under the ExchangeRight 59 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 59 Mortgage Loan and gives rise to recourse liability to the Guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 59 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight Property, (iii) 90 days prior to the maturity date of the ExchangeRight 59 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 59 Mortgage Loan is not delivered to the lender and (iv) an event resulting in the dissolution of the borrower.

A “Qualified Transfer” means any time following October 13, 2023, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 59 Mortgage Loan; (ii) the Approved Transferee (or acceptable replacement guarantors) executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iii) immediately following a transfer, the Approved Transferee is in control of the borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the borrower; and (iv) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity,

A “Qualified REIT Transfer” means any time following October 13, 2023, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower to an Approved REIT (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the borrower with such Approved REIT (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 59 Mortgage Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight 59 Mortgage Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the borrower and any special purpose entity (“SPE”) component entity of the borrower, (b) control the borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the transfer would cause the transferee to acquire or to increase its direct or indirect interest in the borrower to an amount equal to or greater than 20% (or 10% if such person is not formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the borrower are required to be a Qualified Transferee; (v) the Approved REIT (or other approved replacement guarantor) executes a non-recourse carveout guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the borrower and SPE component entity.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Guarantors in an amount that is not less than 1% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the Guarantors in an amount not less than 51% of all equity interests, and controlled by the Guarantors; and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, (A) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (B) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (C) either a real estate investment trust or the operating

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #14	Cut-off Date Balance:	$36,000,000
Various	ExchangeRight 59	Cut-off Date LTV:	40.8%
Various		UW NCF DSCR:	2.25x
		UW NOI Debt Yield:	13.1%

partnership that is controlled by such a real estate investment trust, shall each be deemed to have satisfied clause (iii) above provided that such entity, (x) immediately upon the consummation of the applicable permitted transfer, has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and a minimum net worth of at least $200,000,000, and (y) is controlled by the Guarantors.

The Properties. The ExchangeRight Properties comprise 14 single-tenant retail properties and 1 medical office property totaling 256,336 SF and located across 11 states. Each tenant or its parent company (whether or not said parent guarantees said lease) is rated investment grade by at least two of Fitch, S&P or Moody’s (see the Tenant Summary table below). The largest state concentrations by underwritten base rent are Illinois (49.9%), Texas (9.1%), and North Carolina (8.7%). The properties were built between 1920 and 2022 (with all properties built on or prior to 1972 having been renovated between 2001 and 2022) and range in size from 7,626 SF to 90,000 SF. The ExchangeRight Properties are net leased to Mariano’s grocery store and to the following six nationally recognized tenants operating in diverse segments: CVS, Dollar General, Dollar Tree, Fresenius Medical, Tractor Supply Company and Walgreens. The ExchangeRight Properties have a weighted average remaining lease term of approximately 10.7 years based on square footage and 11.4 years based on underwritten base rent. No lease is slated to expire until at least March 31, 2028, which is 4 months after the maturity date of the ExchangeRight 59 Mortgage Loan. Leases accounting for 93.0% of NRA and 96.1% of the underwritten base rent expire on or after March 31, 2030. As of November 1, 2022, the ExchangeRight 59 Properties were 100.0% occupied.

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of appraised value.

ExchangeRight Properties Summary
Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Termination Option (Y/N)	Renewal Options
Mariano’s - Northbrook (Capital), IL	2014/NAP	90,000	35.1%	6/30/2035	$43,360,000	49.2%	$2,385,000	$26.50	47.2%	N	3 x 5 yr
Walgreens - Durham (Holloway), NC	2006/NAP	11,481	4.5%	4/23/2031	$6,850,000	7.8%	$438,593	$38.20	8.7%	N	4 x 5 yr
CVS Pharmacy- Robinson (Steubenville), PA	2008/NAP	12,900	5.0%	1/31/2034	$6,630,000	7.5%	$381,433	$29.57	7.6%	N	6 x 5 yr
Walgreens - Eagle Pass ( Main), TX	2014/NAP	14,820	5.8%	10/31/2034	$5,430,000	6.2%	$326,000	$22.00	6.5%	N	11 x 5 yr
CVS - Greenville (Main), OH	1999/NAP	10,293	4.0%	9/30/2039	$4,350,000	4.9%	$239,100	$23.23	4.7%	N	6 x 5 yr
Tractor Supply Company - Carrollton (Park), GA	1972/2001	29,780	11.6%	6/30/2031	$3,970,000	4.5%	$228,000	$7.66	4.5%	N	3 x 5 yr
Fresenius - Dover (6th), NH	2012/NAP	7,626	3.0%	8/31/2031	$3,100,000	3.5%	$167,977	$22.03	3.3%	N	3 x 5 yr
Dollar Tree - Forest Park (Roosevelt), IL	1970/2016	14,100	5.5%	3/31/2030	$2,230,000	2.5%	$133,950	$9.50	2.7%	N	3 x 5 yr
Dollar Tree - El Paso (Yarbrough), TX	2015/2019	8,353	3.3%	3/31/2030	$2,170,000	2.5%	$133,950	$16.04	2.7%	N	6 x 5 yr
Dollar Tree - Owensboro (Parrish), KY	2022/NAP	10,132	4.0%	4/30/2032	$1,990,000	2.3%	$121,295	$11.97	2.4%	N	5 x 5 yr
Dollar General- Denham Springs (Lockhart), LA	2021/NAP	9,100	3.6%	3/31/2036	$1,690,000	1.9%	$99,500	$10.93	2.0%	N	3 x 5 yr
Dollar General - Gary (Ridge), IN	2010/NAP	9,345	3.6%	12/31/2031	$1,680,000	1.9%	$99,978	$10.70	2.0%	N	3 x 5 yr
Dollar General - Baltimore (Greenmount), MD	1920/2022	10,354	4.0%	3/31/2032	$1,670,000	1.9%	$96,000	$9.27	1.9%	N	3 x 5 yr
Dollar General - Addis (6th), LA	2013/NAP	9,026	3.5%	3/31/2028	$1,540,000	1.7%	$97,538	$10.81	1.9%	N	3 x 5 yr
Dollar General - Richmond (H), IN	2013/NAP	9,026	3.5%	10/31/2028	$1,520,000	1.7%	$101,260	$11.22	2.0%	N	4 x 5 yr
Total/Weighted Average		256,336	100.0%		$88,180,000	100.0%	$5,049,574	$19.70	100.0%

Source: Appraisal and underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #14	Cut-off Date Balance:	$36,000,000
Various	ExchangeRight 59	Cut-off Date LTV:	40.8%
Various		UW NCF DSCR:	2.25x
		UW NOI Debt Yield:	13.1%

The following table presents a summary regarding the tenants at the ExchangeRight Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	No. of Properties	Tenant SF	Approx.% of SF	Annual UW Base Rent(3)	Annual UW Base Rent PSF	App. % of Total Annual UW base Rent
Mariano’s	BBB/Baa1/NR	1	90,000	35.1%	$2,385,000	$26.50	47.2%
Dollar General	BBB/Baa2/NR	5	46,851	18.3%	$494,276	$10.55	9.8%
Dollar Tree	BBB/Baa2/NR	3	32,585	12.7%	$389,195	$11.94	7.7%
Tractor Supply	BBB/Baa1/NR	1	29,780	11.6%	$228,000	$7.66	4.5%
Walgreens	BBB/Baa2/NR	2	26,301	10.3%	$764,593	$29.07	15.1%
CVS	BBB/Baa2/NR	2	23,193	9.0%	$620,533	$26.76	12.3%
Fresenius Medical	BBB/Baa3/BBB-	1	7,626	3.0%	$167,977	$22.03	3.3%
Subtotal/Wtd. Avg.		15	256,336	100.0%	$5,049,574	$19.70	100.0%

Vacant Space		0	0	0.00%	$0	$0.00	0.0%
Total/Wtd. Avg.		15	256,336	100.0%	$5,049,574	$19.70	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent includes credit totaling $6,316 for rent bumps and/or straight line rent averaging due to the investment grade nature of the tenants.

The following table presents certain information relating to the lease rollover at the ExchangeRight Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	2	18,052	$11.01	7.0%	7.0%	$198,798	3.9%	3.9%
2029	0	0	$0.00	0.0%	7.0%	$0	0.0%	3.9%
2030	2	22,453	$11.93	8.8%	15.8%	$267,900	5.3%	9.2%
2031	4	58,232	$16.05	22.7%	38.5%	$934,548	18.5%	27.7%
2032	2	20,486	$10.61	8.0%	46.5%	$217,295	4.3%	32.1%
2033 & Beyond	5	137,113	$25.02	53.5%	100.0%	$3,431,033	67.9%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	15	256,336	$19.70	100.0%		$5,049,574	100.0%

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #14	Cut-off Date Balance:	$36,000,000
Various	ExchangeRight 59	Cut-off Date LTV:	40.8%
Various		UW NCF DSCR:	2.25x
		UW NOI Debt Yield:	13.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Properties:

Cash Flow Analysis
	UW(1)(2)	UW PSF
Gross Potential Rent	$5,049,574	$19.70
Total Recoveries	240,973	0.94
Net Rental Income	$5,290,547	$20.64
(Vacancy & Credit Loss)	(175,379)	(0.68)
Effective Gross Income	$5,115,168	$19.95

Real Estate Taxes	$235,815	$0.92
Insurance	7,154	0.03
Management Fee	153,455	0.60
Total Operating Expenses	$396,424	$1.55

Net Operating Income	$4,718,744	$18.41
Replacement Reserves	21,234	0.08
TI/LC	128,664	0.50
Net Cash Flow	$4,568,846	$17.82

Occupancy %(3)	96.5%
NOI DSCR	2.32x
NCF DSCR	2.25x
NOI Debt Yield	13.1%
NCF Debt Yield	12.7%

(1)	Historical financial information is not available because the ExchangeRight Properties were acquired by the borrower sponsor between August 10, 2022 and October 13, 2022.

(2)	The lender’s underwriting includes credit totaling $6,316 for rent increases and/or straight line rent averaging due to the investment grade nature of the tenants.

(3)	Occupancy % represents the economic occupancy of the ExchangeRight Properties. As of November 1, 2022, the ExchangeRight Properties were 100.0% physically occupied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 15 – Traverse City Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Traverse City, MI 49686
Original Balance:		$23,500,000		General Property Type:	Hospitality
Cut-off Date Balance:		$23,500,000		Detailed Property Type:	Limited Service
% of Initial Pool Balance:		2.3%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated(4):	Various
Borrower Sponsors:		Alexander G. Mowczan and Frederick		Size(4):	204 Rooms
		A. Hackl		Cut-off Date Balance per Room:	$115,196
Guarantors:		Alexander G. Mowczan and Frederick		Maturity Date Balance per Room:	$115,196
		A. Hackl		Property Manager:	Summerside Properties, LLC
Mortgage Rate:		7.1600%			(borrower-related)
Note Date:		10/14/2022
First Payment Date:		12/1/2022
Maturity Date:		11/1/2032
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$3,755,811
IO Period:		120 months		UW NOI Debt Yield:	16.0%
Seasoning:		0 months		UW NOI Debt Yield at Maturity:	16.0%
Prepayment Provisions:		L(24),D(92),O(4)		UW NCF DSCR:	1.93x
Lockbox/Cash Mgmt Status(1):		Springing		Most Recent NOI:	$3,420,216 (8/31/2022 TTM)
Additional Debt Type:		No		2nd Most Recent NOI:	$3,445,896 (12/31/2021)
Additional Debt Balance:		NAP		3rd Most Recent NOI:	$1,972,780 (12/31/2020)
Future Debt Permitted (Type):		No (NAP)		Most Recent Occupancy:	70.4% (8/31/2022)
Reserves				2nd Most Recent Occupancy:	69.8% (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	56.5% (12/31/2020)
RE Tax:	$176,094	$32,283	NAP	Appraised Value (as of)(4):	$42,300,000 (8/31/2022)
Insurance:	$7,130	$7,130	NAP	Appraised Value per Room:	$207,353
FF&E:	$0	(2)	NAP	Cut-off Date LTV Ratio:	55.6%
Seasonality Reserve(3):	$1,040,000	Springing	NAP	Maturity Date LTV Ratio:	55.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,500,000	100.0%	Loan Payoff:	$14,577,940	62.0%
			Return of Equity:	$6,894,920	29.3%
			Reserves:	$1,223,224	5.2%
			Closing Costs:	$803,916	3.4%
Total Sources:	$23,500,000	100.0%	Total Uses:	$23,500,000	100.0%

(1)	The Traverse City Hotel Portfolio Mortgage Loan (as defined below) is structured with a cash flow sweep beginning 24 months prior to the expiration of the Comfort Inn Property (as defined below) franchise agreement and continuing until both the Comfort Inn Property and Cambria Property (as defined below) franchise agreements are extended.

(2)	Monthly furniture, fixtures and equipment (“FF&E”) reserve equals 4% of room revenue for the calendar month that is two months prior to the monthly payment date.

(3)	At loan origination, the borrower deposited $1,040,000 into the seasonality reserve account. On the loan payments dates occurring each July, August, September, October and November annually, commencing on the payment date in July 2023, the borrower is required to deposit an amount estimated in June of each year equal to 1/5th of the sum necessary to maintain a minimum DSCR of 1.10x during the seasonality disbursement period minus the amount anticipated to be on deposit in the reserve as of June 30th of each year. During the months of December, January, February, March, April and May, the borrower may request a disbursement of funds on deposit to cover any shortfall in net cash flow.

(4)	See the “Traverse City Hotel Portfolio Property Schedule” table below for details regarding the individual properties.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Traverse City Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,500,000 secured by fee mortgages encumbering three limited service hospitality properties located in Traverse City, Michigan (collectively, the “Traverse City Hotel Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are Near the Bay, LLC, TC 61 Suites, LLC and TC 92 Suites, LLC, each a Michigan limited liability company. Each individual borrower is a single-purpose entity with one independent director.

The borrower sponsors and non-recourse carve-out guarantors of the Traverse City Hotel Portfolio Mortgage Loan are Alexander G. Mowczan and Frederick A. Hackl. Alexander G. Mowczan has 30 years of industry experience with previous leadership roles at Marriott and Motel 6. Mr. Mowczan has owned the Best Western Plus Property (as defined below) since 2001 and the Comfort Inn Property since 2008, in addition to developing the Cambria Property in 2009. Frederick Hackl is an investor in Mr. Mowczan’s hotel properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$23,500,000
Various	Traverse City Hotel Portfolio	Cut-off Date LTV:	55.6%
Traverse City, MI 49686		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	16.0%

The Properties. The Traverse City Hotel Portfolio Properties are comprised of three hotels located in Traverse City, Michigan totaling 204 rooms: the Cambria (the “Cambria Property”), Comfort Inn (the “Comfort Inn Property”) and Best Western Plus (the “Best Western Plus Property”). The Traverse City Hotel Portfolio Properties represent three different brands, offering limited service accommodations for corporate, leisure and group guests. The Traverse City Hotel Portfolio Mortgage Loan is full recourse to the Traverse City Hotel Portfolio Mortgage Loan guarantor if any franchise agreement is terminated, surrendered, expires or is otherwise cancelled, in each case without the lender’s prior written consent, until such time as the Traverse City Hotel Portfolio Borrower has entered into a replacement franchise agreement. The Traverse City Hotel Portfolio Mortgage Loan documents do not permit any individual property releases.

The following table presents certain information relating to the Traverse City Hotel Portfolio Properties:

Traverse City Hotel Portfolio Property Schedule

Property Name Address	Property Sub-Type	Allocated Cut-Off Date Balance(1)	% of Portfolio Cut-Off Date Balance	Year Built/ Renovated	Rooms	8/31/2022 TTM NCF	% NCF	Appraised Value	% of Appraised Value
Cambria 255 Munson Avenue Traverse City, MI 49686	Limited Service	$11,500,000	48.9%	2009/NAP	92	$1,759,481	51.4%	$20,700,000	48.9%
Comfort Inn 460 Munson Avenue Traverse City, MI 49686	Limited Service	$6,555,556	27.9%	1963/2008	62	$942,886	27.6%	$11,800,000	27.9%
Best Western Plus 305 Munson Avenue Traverse City, MI 49686	Limited Service	$5,444,444	23.2%	1959/2015	50	$717,849	21.0%	$9,800,000	23.2%
Total		$23,500,000			204	$3,420,216		$42,300,000

(1)	The Allocated Cut-Off Date Balance for each of the Traverse City Hotel Portfolio Properties was allocated using the appraised values.

Cambria Property

The Cambria Property is a three-story, 92-room, limited service hotel built on a 1.97-acre site along the north side of Munson Avenue, in Traverse City, Michigan. The Cambria Property was constructed in 2009 and features an indoor swimming pool, fitness center, business center, airport shuttle, guest laundry room, sundries shop, vending and ice machines, whirlpool, approximately 1,064 SF of meeting space and 84 surface parking spaces.

The guestroom mix at the Cambria Property is comprised of 61 king rooms, 28 double queen rooms and three suites. Rooms are accessed via two passenger elevators, and room amenities feature furniture and fixtures that are typical of a hotel in this service scale. The food and beverage operation at the Cambria Property is the Reflect Bistro, which is open daily and available to guests and the public.

The borrower developed the Cambria Property in 2009, at a cost of approximately $15.4 million, by reducing the size of the Best Western Plus Property on the adjacent site. The Cambria Property is subject to a franchise agreement with Choice Hotels International, Inc. through June 1, 2029. The borrower sponsor has invested capital since opening, with $374,749 ($4,073/room) having been spent on renovations and repairs since 2016.

According to the appraisal, the property segmentation at the Cambria Property is estimated at 52% leisure, 38% commercial and 10% group. According to the borrower sponsor, the top three corporate accounts are United Airlines, Choice Privileges and Republic Airlines – Hotel Connections.

The Cambria Property was selected as Hotel of the Year eight years running 2011 through 2018, by Choice Hotels International.

Comfort Inn Property

The Comfort Inn Property is a two-story, 62-room, limited service hotel built on a 1.63-acre site along the south side of Munson Avenue, in Traverse City, Michigan. The Comfort Inn Property was constructed in 1963 as a lodging facility and was converted to the Comfort Inn brand in 2008. The Comfort Inn Property features an indoor swimming pool, fitness center, business center, whirlpool, guest laundry room, game room, sundries shop, vending and ice machines, an airport shuttle, approximately 432 SF of meeting space and 66 surface parking spaces.

The guestroom mix at the Comfort Inn Property is comprised of 15 king rooms, 42 double queen rooms and five suites. Rooms are accessed via a passenger elevator, and room amenities feature furniture and fixtures that are typical of a hotel in this service scale.

The Comfort Inn Property is subject to a franchise agreement with Choice Hotels International, Inc. through December 26, 2027. The borrower sponsor has invested capital since opening, with $245,285 ($3,956 per room) having been spent on renovations and repairs since 2016.

According to the appraisal, the property segmentation at the Comfort Inn Property is estimated at 56% leisure, 40% commercial and 4% group. According to the borrower sponsor, the top three corporate accounts are Choice Privileges, Moeller Construction and University of Michigan-NW Health Services.

The Comfort Inn Property is a six-time Platinum Award Winner from Choice Hotels International and the 2018 Owner’s Excellence Award Winner as the # 1 Comfort Inn in the system.

Best Western Plus Property

The Best Western Plus Property is a two-story, 50-room, limited service hotel built on a 1.45-acre site along the north side of Munson Avenue, in Traverse City, Michigan. The Best Western Plus Property was constructed in 1959 and underwent a major renovation in 2015. The Best Western Plus Property features an indoor swimming pool, fitness center, business center, guest laundry room, sundries shop, vending and ice machines, free breakfast, an airport shuttle and 50 surface parking spaces.

The guestroom mix at the Best Western Plus Property is comprised of 13 king rooms, 18 double queen rooms and 19 single queen rooms. Rooms are accessed via one passenger elevator, and room amenities feature furniture and fixtures that are typical of a hotel in this service scale.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$23,500,000
Various	Traverse City Hotel Portfolio	Cut-off Date LTV:	55.6%
Traverse City, MI 49686		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	16.0%

The Best Western Plus Property is subject to a franchise agreement with Best Western International, Inc. through November 30, 2023, with automatic one-year renewals if there are no defaults and dues have been paid. The borrower sponsor has invested capital since opening, with $730,784 ($14,616 per room) having been spent on renovations and repairs since 2016.

According to the appraisal, the property segmentation at the Best Western Plus Property is estimated at 58% leisure, 40% commercial and 2% group. According to the borrower sponsor, the top three corporate accounts are Expedia Partner Solution, Radius and BCD Travel.

The Best Western Plus Property has been the winner of the brand’s highest honor, the MK Guertin Award, five years running 2016 through 2020. Additionally, the Best Western Plus Property has been the winner of sixteen consecutive Chairman’s Awards from Best Western International.

The Market. The Traverse City Hotel Portfolio Properties are located in Traverse City, Grand Traverse County, Michigan. The Cambria and Best Western Plus Properties are situated adjacent to one another along the north side of Munson Avenue (US Highway 31) and the Comfort Inn Property is situated 0.3 miles away along the south side of Munson Avenue. The Cherry Capital Airport is located four miles south of the Traverse City Hotel Portfolio Properties. Traverse City is one of the largest cities in the 21-county Northern Michigan region and is one of the most visited tourist destinations in the Midwest. There are 17 direct flights to Traverse City including major markets such as Chicago, New York City, Dallas, Denver, Phoenix, Atlanta, Boston and Charlotte as well as three airports in Florida. Leisure demand is driven by annual events including The National Cherry Festival and The Traverse City Film Festival. Additionally, local attractions including Sleeping Bear Dunes National Lakeshore, wineries, microbreweries, dining and outdoor recreation draw visitors to the area.

The Traverse City Hotel Portfolio Properties are located in the eastern portion of Traverse City. According to the appraisal, the estimated 2022 population of Traverse City is 16,110, an increase of 10.4% since 2010. Population growth is expected to be 2.2% over the next five years. The competitive market area is characterized as a commercial, retail and industrial support district.

According to the appraisal, one new hotel, a 32-room Alexandra Inn, which is located approximately three miles southeast of the Cambria Property is scheduled to open in May of 2023 and is expected to be directly competitive to all Traverse City Hotel Portfolio Properties. The hotel will be a boutique hotel with a rooftop restaurant and direct beach access.

The following table presents the primary competitive properties to the Cambria Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2021 Occupancy	2021 ADR	2021 RevPAR
Cambria Property	2009	92	38%	10%	52%	67%	$183.66	$123.94
Delamar Traverse City	1968	173	25%	25%	50%	50-55%	$230-235	$120-125
Park Place Hotel	1930	140	25%	30%	45%	45-50%	$180-185	$80-85
Hampton Inn Traverse City	1987	120	40%	5%	55%	65-70%	$180-185	$120-125
Courtyard Traverse City	2000	83	42%	8%	50%	60-65%	$215-220	$130-135
Holiday Inn Express & Suites Acme Traverse City	2001	81	40%	5%	55%	55-60%	$180-185	$105-110
Hotel Indigo Traverse City	2016	107	35%	25%	40%	55-60%	$230-235	$135-140
Total/Average		796	34%	16%	50%	57%	$203	$117

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

The following table presents certain information relating to the Occupancy, ADR and RevPar of the Cambria Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Cambria Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	63.0%	$164.17	$103.37	73.2%	$155.26	$113.70	116.3%	94.6%	110.0%
2020	46.2%	$169.91	$78.47	55.6%	$154.98	$86.20	120.4%	91.2%	109.9%
2021	56.2%	$205.37	$115.46	67.5%	$183.66	$123.95	120.0%	89.4%	107.4%
6/30/2022 TTM	56.6%	$212.78	$120.42	70.6%	$189.99	$134.20	124.8%	89.3%	111.4%

Source: Third party hospitality research reports.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes Delamar Traverse City, Park Place Hotel, Hampton Inn Traverse City, Courtyard Traverse City, Holiday Inn Express & Suites Acme Traverse City and Hotel Indigo Traverse City.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$23,500,000
Various	Traverse City Hotel Portfolio	Cut-off Date LTV:	55.6%
Traverse City, MI 49686		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	16.0%

The following table presents the primary competitive properties to the Comfort Inn Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2021 Occupancy	2021 ADR	2021 RevPAR
Comfort Inn Property	1963	62	40%	4%	56%	72%	$153.40	$110.13
Country Inn & Suites Traverse City	1976	107	38%	3%	59%	60-65%	$125-130	$75-80
Hampton Inn Traverse City	1987	120	40%	5%	55%	70-75%	$180-185	$130-135
Fairfield Inn & Suites Traverse City	1999	85	40%	5%	55%	55-60%	$140-145	$75-80
Sleep Inn & Suites Acme Traverse City	2000	74	38%	3%	59%	50-55%	$125-130	$65-70
Holiday Inn Express & Suites Acme Traverse City	2001	81	40%	5%	55%	70-75%	$160-165	$115-120
Total/Average		529	39%	4%	56%	64%	$152	$97

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

The following table presents certain information relating to the Occupancy, ADR and RevPar of the Comfort Inn Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Comfort Inn Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	61.2%	$135.34	$82.85	64.8%	$135.65	$87.94	105.9%	100.2%	106.2%
2020	47.1%	$130.59	$61.47	53.9%	$138.65	$74.79	114.6%	106.2%	121.7%
2021	63.0%	$151.78	$95.58	71.8%	$153.40	$110.13	114.0%	101.1%	115.2%
6/30/2022 TTM	64.8%	$158.77	$102.89	70.5%	$162.88	$114.82	108.8%	102.6%	111.6%

Source: Third party hospitality research reports.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes Country Inn & Suites Traverse City, Hampton Inn Traverse City, Fairfield Inn & Suites Traverse City, Sleep Inn & Suites Acme Traverse City and Holiday Inn Express & Suites Acme Traverse City.

The following table presents the primary competitive properties to the Best Western Plus Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2021 Occupancy	2021 ADR	2021 RevPAR
Best Western Plus Property	1959	50	40%	2%	58%	70%	$165.89	$116.18
Country Inn & Suites Traverse City	1976	107	38%	3%	59%	65-70%	$125-130	$80-85
Hampton Inn Traverse City	1987	120	40%	5%	55%	70-75%	$180-185	$125-130
Baymont Inn & Suites Traverse City	1995	119	38%	3%	59%	50-55%	$115-120	$60-65
Fairfield Inn & Suites Traverse City	1999	85	40%	5%	55%	60-65%	$140-145	$85-90
Sleep Inn & Suites Acme Traverse City	2000	74	38%	3%	59%	50-55%	$130-135	$70-75
Holiday Inn Express & Suites Acme Traverse City	2001	81	40%	5%	55%	70-75%	$165-170	$115-120
Subtotal/Average		636	39%	4%	57%	63%	$147	$93

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$23,500,000
Various	Traverse City Hotel Portfolio	Cut-off Date LTV:	55.6%
Traverse City, MI 49686		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	16.0%

The following table presents certain information relating to the Occupancy, ADR and RevPar of the Best Western Plus Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Best Western Plus Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	58.8%	$131.72	$77.41	80.5%	$134.93	$108.65	137.0%	102.4%	140.4%
2020	46.5%	$126.95	$59.05	60.1%	$142.82	$85.83	129.2%	112.5%	145.3%
2021	62.4%	$145.47	$90.77	70.0%	$166.29	$116.47	112.2%	114.3%	128.3%
6/30/2022 TTM	64.7%	$150.54	$97.44	73.5%	$170.48	$125.23	113.5%	113.2%	128.5%

Source: Third party hospitality research reports.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes Country Inn & Suites Traverse City, Hampton Inn Traverse City, Baymont Inn & Suites Traverse City, Fairfield Inn & Suites Traverse City, Sleep Inn & Suites Acme Traverse City and Holiday Inn Express & Suites Acme Traverse City.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Traverse City Hotel Portfolio Properties:

Cash Flow Analysis
	2018	2019	2020	2021	8/31/2022 TTM	UW	UW per Room
Rooms Revenue	$7,147,415	$7,799,014	$6,154,942	$8,774,563	$9,224,095	$9,224,095	$45,216
Food & Beverage(1)	$1,191,768	$1,442,429	$1,144,313	$2,079,386	$2,400,831	$2,400,831	$11,769
Other Income(2)	$80,643	$113,019	$123,102	$152,608	$155,696	$155,696	$763
Effective Gross Income	$8,419,826	$9,354,462	$7,422,357	$11,006,557	$11,780,622	$11,780,622	$57,748

Real Estate Taxes	$353,233	$361,442	$362,415	$365,257	$365,897	$372,491	$1,826
Insurance	$65,983	$66,450	$63,641	$65,686	$67,760	$67,760	$332
Other Operating expenses	$5,881,482	$6,474,044	$5,023,521	$7,129,718	$7,926,749	$7,584,560	$37,179
Total Expenses	$6,300,698	$6,901,936	$5,449,577	$7,560,661	$8,360,406	$8,024,811	$39,337

Net Operating Income	$2,119,128	$2,452,526	$1,972,780	$3,445,896	$3,420,216	$3,755,811	$18,411
FF&E	$0	$0	$0	$0	$0	$471,225	$2,310
Net Cash Flow	$2,119,128	$2,452,526	$1,972,780	$3,445,896	$3,420,216	$3,284,586	$16,101

Occupancy %	67.4%	72.8%	56.5%	69.8%	70.4%	70.4%
NOI DSCR	1.24x	1.44x	1.16x	2.02x	2.00x	2.20x
NCF DSCR	1.24x	1.44x	1.16x	2.02x	2.00x	1.93x
NOI Debt Yield	9.0%	10.4%	8.4%	14.7%	14.6%	16.0%
NCF Debt Yield	9.0%	10.4%	8.4%	14.7%	14.6%	14.0%

(1)	Food & Beverage revenue is from the Reflect Bistro at the Cambria Property which is open daily and serves both the guests and public.

(2)	Other Income includes vending, laundry, pet fees and income from the sundry shop.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK44

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with Morgan Stanley, BofA Securities, Wells Fargo and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR, (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF MORGAN STANLEY & CO. LLC, BOFA SECURITIES, INC., WELLS FARGO SECURITIES, LLC, Academy Securities, Inc. AND Drexel Hamilton, LLC HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

© 2022 Morgan Stanley